APRIL 29, 2011
SUN LIFE FINANCIAL MASTERS® ACCESS PROSPECTUS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F previously offered the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals. The contracts and certificates described in this Prospectus are no longer available for sale. You may choose among a number of variable investment options and, when available, fixed interest options. Currently no fixed interest options are available other than those included in our dollar-cost averaging program. (See “Other Programs.”) The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the “Funds”):

Large-Cap Equity Funds	Emerging Markets Equity Funds
Columbia Variable Portfolio - Marsico 21st Century Fund, Class 2[4]	Lazard Retirement Emerging Markets Equity Portfolio, Service Class
Columbia Variable Portfolio - Marsico Growth Fund, Class 2[5]	MFS® Emerging Markets Equity Portfolio, Service Class
Fidelity® Variable Insurance Products Fund II - Contrafund®	Specialty Sector Equity Fund
Portfolio, Service Class 2	MFS® Utilities Portfolio, Service Class
Huntington VA Dividend Capture Fund	Specialty Sector Commodity Funds
Huntington VA Growth Fund	Huntington VA Real Strategies Fund
Huntington VA Income Equity Fund	PIMCO CommodityRealReturn® Strategy Portfolio,
Huntington VA Macro 100 Fund	Administrative Class
Invesco Van Kampen V.I. Comstock Fund, Series II	Real Estate Equity Fund
Lord Abbett Series Fund - Fundamental Equity Portfolio, Class VC	Sun Capital Global Real Estate Fund, Service Class
MFS® Core Equity Portfolio, Service Class	Asset Allocation Funds
MFS® Value Portfolio, Service Class	AllianceBernstein Balanced Wealth Strategy Portfolio, Class B
Mutual Shares Securities Fund, Class 2	AllianceBernstein Dynamic Asset Allocation Portfolio, Class B
Oppenheimer Capital Appreciation Fund/VA, Service Shares	BlackRock Global Allocation V.I. Fund, Class III
SCSM BlackRock Large Cap Index Fund, Service Class[1]	Fidelity® Variable Insurance Products III - Balanced Portfolio,
SCSM Davis Venture Value Fund, Service Class	Service Class 2
SCSM Lord Abbett Growth & Income Fund, Service Class	Franklin Income Securities Fund, Class 2
SCSM WMC Large Cap Growth Fund, Service Class	Huntington VA Balanced Fund
Mid-Cap Equity Funds	Invesco Van Kampen V.I. Equity and Income Fund, Series II
Fidelity® Variable Insurance Products III - Mid Cap Portfolio,	MFS® Global Tactical Allocation Portfolio, Service Class
Service Class 2	MFS® Total Return Portfolio, Service Class
Huntington VA Mid Corp America Fund	PIMCO Global Multi-Asset Portfolio, Advisor Class
Huntington VA New Economy Fund	SCSM Ibbotson Balanced Fund, Service Class
Invesco Van Kampen V.I. Mid Cap Value Fund, Series II	SCSM Ibbotson Conservative Fund, Service Class[3]
Lord Abbett Series Fund - Growth Opportunities Portfolio, Class VC	SCSM Ibbotson Growth Fund, Service Class
SCSM Goldman Sachs Mid Cap Value Fund, Service Class	Target Date Funds
SCSM WMC Blue Chip Mid Cap Fund, Service Class	Fidelity® Variable Insurance Products Fund IV - Freedom 2015
Universal Institutional Funds, Inc. - Mid Cap Growth Portfolio, Class II	Portfolio, Service Class 2
Small-Cap Equity Funds	Fidelity® Variable Insurance Products Fund IV - Freedom 2020
Franklin Small Cap Value Securities Fund, Class 2	Portfolio, Service Class 2
Huntington VA Situs Fund	Money Market Fund
SCSM BlackRock Small Cap Index Fund, Service Class[2]	Sun Capital Money Market Fund®, Service Class
SCSM Columbia Small Cap Value Fund, Service Class	Short-Term Bond Fund
SCSM Invesco Small Cap Growth Fund, Service Class	SCSM Goldman Sachs Short Duration Fund, Service Class
International/Global Equity Funds	Intermediate-Term Bond Funds
AllianceBernstein International Growth Portfolio, Class B	Huntington VA Mortgage Securities Fund
Columbia Variable Portfolio - Marsico International Opportunities	MFS® Bond Portfolio, Service Class
Fund, Class 2[6]	MFS® Government Securities Portfolio, Service Class
Huntington VA International Equity Fund	SCSM PIMCO Total Return Fund, Service Class
Huntington VA Rotating Markets Fund	Sun Capital Investment Grade Bond Fund®, Service Class
MFS® International Growth Portfolio, Service Class	Wells Fargo Variable Trust - VT Total Return Bond Fund, Class 2
MFS® International Value Portfolio, Service Class	Inflation Protected Bond Fund
MFS® Research International Portfolio, Service Class	SCSM BlackRock Inflation Protected Bond Fund, Service Class
Oppenheimer Global Securities Fund/VA, Service Shares	Multi-Sector Bond Fund
SCSM AllianceBernstein International Value Fund, Service Class	Franklin Strategic Income Securities Fund, Class 2
SCSM BlackRock International Index Fund, Service Class	High Yield Bond Fund
Templeton Growth Securities Fund, Class 2	SCSM PIMCO High Yield Fund, Service Class
International/Global Small/Mid-Cap Equity Fund	Emerging Markets Bond Fund
First Eagle Overseas Variable Fund	PIMCO Emerging Markets Bond Portfolio, Administrative Class

1 Formerly SCSM Oppenheimer Large Cap Core Fund - S Class.
2 Formerly SCSM Oppenheimer Main Street Small Cap Fund - S Class.
3 Formerly SCSM Ibbotson Moderate Fund - S Class.
4 Name change effective May 2, 2011. Formerly Columbia Marsico 21st Century Fund, Variable Series, Class B.
5 Name change effective May 2, 2011. Formerly Columbia Marsico Growth Fund, Variable Series, Class B.
6 Name change effective May 2, 2011. Formerly Columbia Marsico International Opportunities Fund, Variable Series, Class B.

Not all of these Funds may be available to you as an investment option under your Contract. Please see “Variable Account Options: The Funds.”

We have filed a Statement of Additional Information dated April 29, 2011 (the “SAI”) with the Securities and Exchange Commission (the “SEC”), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 59 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below or by telephoning (800) 752-7216. In addition, you can inspect and copy all of our filings at the SEC’s public reference facilities at: 100 F Street, N.E., Washington, D.C. 20549-0102, telephone (202) 551-8090. The SEC will provide copies by mail for a fee. The SEC also has a website (www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

Any reference in this Prospectus to receipt by us means receipt at the following address: SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

TABLE OF CONTENTS

SPECIAL TERMS [INSERT PAGE NUMBER]
PRODUCT HIGHLIGHTS [INSERT PAGE NUMBER]
FEES AND EXPENSES [INSERT PAGE NUMBER]
EXAMPLE [INSERT PAGE NUMBER]
CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]
THE ANNUITY CONTRACT [INSERT PAGE NUMBER]
COMMUNICATING TO US ABOUT YOUR CONTRACT [INSERT PAGE NUMBER]
Electronic Account Information [INSERT PAGE NUMBER]
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) [INSERT PAGE NUMBER]
THE VARIABLE ACCOUNT [INSERT PAGE NUMBER]
VARIABLE ACCOUNT OPTIONS: THE FUNDS [INSERT PAGE NUMBER]
THE FIXED ACCOUNT [INSERT PAGE NUMBER]
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS [INSERT PAGE NUMBER]
Guarantee Periods [INSERT PAGE NUMBER]
Guaranteed Interest Rates [INSERT PAGE NUMBER]
Early Withdrawals [INSERT PAGE NUMBER]
THE ACCUMULATION PHASE [INSERT PAGE NUMBER]
Issuing Your Contract [INSERT PAGE NUMBER]
Amount and Frequency of Purchase Payments [INSERT PAGE NUMBER]
Allocation of Net Purchase Payments [INSERT PAGE NUMBER]
Your Account [INSERT PAGE NUMBER]
Your Account Value [INSERT PAGE NUMBER]
Variable Account Value [INSERT PAGE NUMBER]
Fixed Account Value [INSERT PAGE NUMBER]
Transfer Privilege [INSERT PAGE NUMBER]
Waivers; Reduced Charges; Special Guaranteed Interest Rates [INSERT PAGE NUMBER]
Other Programs [INSERT PAGE NUMBER]
WITHDRAWALS AND MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
Cash Withdrawals [INSERT PAGE NUMBER]
Market Value Adjustment [INSERT PAGE NUMBER]
CONTRACT CHARGES [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Administrative Expense Charge and Distribution Fee [INSERT PAGE NUMBER]
Mortality and Expense Risk Charge [INSERT PAGE NUMBER]
Charges for Optional Benefits [INSERT PAGE NUMBER]
Premium Taxes [INSERT PAGE NUMBER]
Fund Expenses [INSERT PAGE NUMBER]
Modification in the Case of Group Contracts [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT: SUN INCOME RISER®[INSERT PAGE NUMBER]
Determining Your Withdrawal Benefit Base [INSERT PAGE NUMBER]
Determining Your Annual Withdrawal Amount [INSERT PAGE NUMBER]
How SIR Works [INSERT PAGE NUMBER]
Withdrawals Under SIR [INSERT PAGE NUMBER]
Cost of SIR [INSERT PAGE NUMBER]
Step-Up Under SIR [INSERT PAGE NUMBER]
Joint-Life Coverage [INSERT PAGE NUMBER]
Cancellation of SIR [INSERT PAGE NUMBER]
Death of Participant Under SIR with Single-Life Coverage [INSERT PAGE NUMBER]
Death of Participant Under SIR with Joint-Life Coverage [INSERT PAGE NUMBER]
Annuitization Under SIR [INSERT PAGE NUMBER]
Tax Issues Under SIR [INSERT PAGE NUMBER]
DESIGNATED FUNDS [INSERT PAGE NUMBER]
BUILD YOUR OWN PORTFOLIO [INSERT PAGE NUMBER]
DEATH BENEFIT [INSERT PAGE NUMBER]
Amount of Death Benefit [INSERT PAGE NUMBER]
The Basic Death Benefit [INSERT PAGE NUMBER]
Optional Death Benefit [INSERT PAGE NUMBER]
Spousal Continuance [INSERT PAGE NUMBER]
Calculating the Death Benefit [INSERT PAGE NUMBER]
Method of Paying Death Benefit [INSERT PAGE NUMBER]
Non-Qualified Contracts [INSERT PAGE NUMBER]
Selection and Change of Beneficiary [INSERT PAGE NUMBER]
Payment of Death Benefit [INSERT PAGE NUMBER]
THE INCOME PHASE - ANNUITY PROVISIONS [INSERT PAGE NUMBER]
Selection of Annuitant(s) [INSERT PAGE NUMBER]
Selection of the Annuity Commencement Date [INSERT PAGE NUMBER]
Annuity Options [INSERT PAGE NUMBER]
Selection of Annuity Option [INSERT PAGE NUMBER]
Amount of Annuity Payments [INSERT PAGE NUMBER]
Transfer of Variable Annuity Units [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Annuity Payment Rates [INSERT PAGE NUMBER]
Annuity Options as Method of Payment for Death Benefit [INSERT PAGE NUMBER]
OTHER CONTRACT PROVISIONS [INSERT PAGE NUMBER]
Exercise of Contract Rights [INSERT PAGE NUMBER]
Change of Ownership [INSERT PAGE NUMBER]
Voting of Fund Shares [INSERT PAGE NUMBER]
Reports to Owners [INSERT PAGE NUMBER]
Substitution of Securities [INSERT PAGE NUMBER]
Change in Operation of Variable Account [INSERT PAGE NUMBER]
Splitting Units [INSERT PAGE NUMBER]
Modification [INSERT PAGE NUMBER]
Discontinuance of New Participants [INSERT PAGE NUMBER]
Reservation of Rights [INSERT PAGE NUMBER]
Right to Return [INSERT PAGE NUMBER]
TAX PROVISIONS [INSERT PAGE NUMBER]
U.S. Federal Income Tax Provisions [INSERT PAGE NUMBER]
Puerto Rico Tax Provisions [INSERT PAGE NUMBER]
ADMINISTRATION OF THE CONTRACT [INSERT PAGE NUMBER]
DISTRIBUTION OF THE CONTRACT [INSERT PAGE NUMBER]
AVAILABLE INFORMATION [INSERT PAGE NUMBER]
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE [INSERT PAGE NUMBER]
STATE REGULATION [INSERT PAGE NUMBER]
LEGAL PROCEEDINGS [INSERT PAGE NUMBER]
FINANCIAL STATEMENTS [INSERT PAGE NUMBER]
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION [INSERT PAGE NUMBER]
APPENDIX A - GLOSSARY [INSERT PAGE NUMBER]
APPENDIX B - MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
APPENDIX C - PREVIOUSLY AVAILABLE OPTIONAL DEATH BENEFITS AND EXAMPLES [INSERT PAGE NUMBER]
APPENDIX D - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS [INSERT PAGE NUMBER]
APPENDIX E - SECURED RETURNS FOR LIFE PLUSSM[INSERT PAGE NUMBER]
APPENDIX F - RETIREMENT INCOME ESCALATORSM[INSERT PAGE NUMBER]
APPENDIX G - Income ON Demand®[INSERT PAGE NUMBER]
APPENDIX H - Income On Demand® II [INSERT PAGE NUMBER]
APPENDIX I - Income ON Demand® II Plus [INSERT PAGE NUMBER]
APPENDIX J - RETIREMENT INCOME ESCALATORSM II [INSERT PAGE NUMBER]
APPENDIX K - Income ON Demand® II Escalator [INSERT PAGE NUMBER]
APPENDIX L - RETIREMENT ASSET PROTECTORSM[INSERT PAGE NUMBER]
APPENDIX M - Income ON Demand® III Escalator [INSERT PAGE NUMBER]
APPENDIX N - BUILD YOUR OWN PORTFOLIO [INSERT PAGE NUMBER]
APPENDIX O - CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the capitalized terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these capitalized terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a capitalized term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

Sun Life Financial Masters® Access provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Purchase Payments under the Contract and allocate them to one or more of the Variable Account options or, if available, the Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing the optional death benefit, at an additional cost.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or the maximum annual Individual Retirement Annuity contribution, unless we waive these limits. You can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to require that each additional Purchase Payment be at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. These general requirements for Purchase Payments apply even if you elect an optional living benefit. In addition, if you are participating in an optional living benefit, you may make Purchase Payments only during your first Account Year. Under the optional living benefits, any Purchase Payments received after your first Account Anniversary will be deemed “not in good order” and returned to you.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. You may also transfer among the Funds and, if available, the Fixed Account Options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money.

The Fixed Account Options: The Guarantee Periods

From time to time, we make Fixed Account options available. When we do, you can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the available Guarantee Periods. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate required by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted. On May 4, 2009, we stopped accepting any investments (Purchase Payments, transfers, renewals) into any Guarantee Periods, other than in connection with our dollar-cost averaging program.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year, or if your Account Value is $100,000 or more on your Account Anniversary.

During the Accumulation Phase, we deduct a mortality and expense risk charge at an annual rate of 1.35% of the average daily value of the Contract invested in the Variable Account. If you purchased your Contract prior to March 5, 2007 and you were 76 years or older on the Open Date, we deduct this charge at an annual rate of 1.55% of the average daily value of the Contract invested in the Variable Account.

We also deduct an administrative charge at an annual rate of 0.15% of the average daily value and a distribution fee at an annual rate of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year. However, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account at an annual rate of 0.40% of the average daily value of your Contract.

If you elect the optional living benefit, we will assess a periodic charge. The annual amount of the charge in no case exceeds 1.30% of the highest benefit base during the Account Year.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefits

At issue, you may choose to participate in the optional living benefit available under your Contract. Sun Income Riser offers a guaranteed withdrawal benefit with an opportunity for a bonus to be added to your benefit base if you defer taking withdrawals during a specified time period under your Contract.

Sun Income Riser is available only if you are age 85 or younger on the Open Date. If you purchase Sun Income Riser, your investment choices are limited to the Designated Funds. Sun Income Riser® terminates if you annuitize or if you transfer any portion of your Account Value to an investment option other than one of the Designated Funds. In addition, a change of ownership may also terminate Sun Income Riser. Under Sun Income Riser, you may make Purchase Payments only during your first Account Year. Any Purchase Payments received after your first Account Anniversary will be deemed “not in good order” and returned to you. Withdrawals taken in excess of prescribed amounts, or withdrawals taken prior to prescribed dates, may severely decrease your Account Value or cause your Contract to terminate without value. Sun Income Riser allows you to “step-up” your guaranteed amount on an annual basis, if eligible. Sun Income Riser may not be available in all states.

In addition to the currently available optional living benefit listed above, nine other optional living benefits were previously available. Although these optional living benefits are no longer being issued, they are still in force under many Contracts that are already outstanding. Each of these optional living benefits is discussed in a separate Appendix at the end of this prospectus:

Appendix E - Secured Returns for Life Plus	Appendix J - Retirement Income Escalator II
Appendix F - Retirement Income Escalator	Appendix K - Income ON Demand II Escalator
Appendix G - Income ON Demand	Appendix L - Retirement Asset Protector
Appendix H - Income ON Demand II	Appendix M - Income ON Demand III Escalator
Appendix I - Income ON Demand II Plus

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments on a fixed or variable basis. If you choose to receive any part of your annuity payments on a variable basis, the dollar amount of the payments may fluctuate with the performance of the underlying Funds. Subject to the Maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment option.

During the Income Phase, we will deduct total insurance charges at an annual rate of 1.70% of your average daily Annuity Unit values. We will not deduct the mortality and expense risk charge; nor will we deduct the charges for any optional living benefit or optional death benefit. The 1.70% insurance charge, which includes an administrative expense charge and a distribution fee, compensates us for the risks and expenses associated with providing annuity payments during the Income Phase.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, the optional death benefit. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. If you are younger than age 75 on the Open Date, you may purchase the Maximum Anniversary Account Value (“MAV”) optional death benefit which pays the greater of the basic death benefit and the highest Account Value on any Account Anniversary (adjusted for withdrawals) prior to age 81. You must make your election before your Issue Date. Your optional death benefit election may not be changed after your Issue Date.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under “Market Value Adjustment”). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a “free look” provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request in good order. (This amount may be more or less than the original Purchase Payment.) In states requiring return of Purchase Payments, you will receive the greater of (1) your Surrender Value as of the day we receive your cancellation request or (2) your total Purchase Payments made as of that date. We will only deduct a Market Value Adjustment when the returned amount is based on Surrender Value.

Tax Provisions

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59½ when you take money out, you may be charged a 10% federal tax penalty on taxable amounts.

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contracts, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at a lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

Sun Life Assurance Company of Canada (U.S.)
P. O. Box 9133
Wellesley Hills, Massachusetts  02481
Toll Free (800) 752-7216
www.sunlife.com/us

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.1

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Maximum Withdrawal Charge (as a percentage of Purchase Payments):	0%

Maximum Fee Per Transfer (currently $0):	$15

Premium Taxes (as a percentage of Account Value or total Purchase Payments):	0% - 3.5%[2]

The tables below describe the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 50[3]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets)4

Mortality and Expense Risk Charge:	1.35%[5]
Administrative Expense Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.70%

Charges for Optional Death Benefits

Death Benefit Currently Available[6]	Fee as a % of Variable Account Value
Maximum Anniversary Account Value	0.40%

Death Benefits Previously Available[7]	Fee as a % of Variable Account Value
5% Premium Roll-Up	0.20%
Earnings Enhancement Benefit Premier	0.25%
Earnings Enhancement Benefit Premier with MAV	0.40%
Earnings Enhancement Benefit Premier with 5% Roll-Up	0.40%
Earnings Enhancement Benefit Premier Plus	0.40%

Maximum Annual Charge for an Optional Death Benefit (as a percentage of Variable Account Value):	0.40%

Charges for Optional Living Benefits

Living Benefits Currently Available[8]	Maximum Annual Fee
Sun Income Riser Living Benefit (as a percentage of the highest Withdrawal Benefit Base[10] during the Account Year):	1.30%[9]

Previously Available Living Benefits[12]	Maximum Annual Fee
Secured Returns for Life Plus Living Benefit (as a percentage of the highest Account Value during the Account Year):	0.50%[13]
Retirement Income Escalator Living Benefit (as a percentage of the highest Withdrawal Benefit Base[10] during the Account Year):	0.95%[13]
Income ON Demand Living Benefit (as a percentage of the highest Income Benefit Base[14] during the Account Year):	0.85%[13]
Income ON Demand II Living Benefit (as a percentage of the highest Fee Base[11] during the Account Year):	0.85%[13]

Income ON Demand II Plus Living Benefit (as a percentage of the highest Fee Base[11] during the Account Year):	1.15%[13]
Retirement Income Escalator II Living Benefit (as a percentage of the highest Withdrawal Benefit Base[10] during the Account Year):	1.15%[13]
Income ON Demand II Escalator Living Benefit (as a percentage of the highest Fee Base[11] during the Account Year):	1.15%[13]
Income ON Demand III Escalator Living Benefit (as a percentage of the highest Fee Base[11] during the Account Year):	1.30%[13]
Retirement Asset Protector Living Benefit (as a percentage of the highest Retirement Asset Protector Benefit Base[15] during the Account Year):	0.75%[13]

Maximum Annual Charge for an Optional Living Benefit (as a percentage of highest applicable fee base during the Account Year):	1.30%

Total Variable Account Annual Expenses (1.70%) plus Maximum Charges for an Optional Death Benefit (0.40%) and an Optional Living Benefit (1.30%):	3.40%[16]

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.65%	1.88%

The expenses shown, which include any acquired fund fees and expenses, are those incurred for the year ended December 31, 2010, and were provided by the Funds. We have not independently verified the accuracy of the Fund expense information. Current or future expenses may be greater or less than those shown. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the Fund prospectuses.

[1]
The fee tables apply to the Accumulation Phase of the Contract and reflect the maximum charges unless otherwise noted. (See “Contract Charges.”) During the Income Phase, the fees will be different than the Total Variable Account Annual Expenses described in the fee table. After you annuitize, we will deduct total insurance charges at an annual rate of 1.70% of your average daily Annuity Unit values; we will no longer deduct a mortality and expense risk charge or the charges for any optional living benefit or any optional death benefit. The 1.70% insurance charge, which includes the administrative expense charge and a distribution fee, compensates us for the risks and expenses associated with providing annuity payments during the Income Phase.

[2]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we may deduct premium taxes from Account Value upon full surrender (including a surrender for the death benefit) or annuitization. (See “Premium Taxes.”)

[3]
The Annual Account Fee is waived if 100% of your Account Value has been allocated to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See “Account Fee.”)

[4]
All of the Variable Account Annual Expenses, except for the charges for optional living benefits, are assessed as a percentage of average daily net Variable Account assets. The charge for each optional living benefit is assessed on a quarterly basis.

[5]
For Contracts purchased prior to March 5, 2007, the rate of this charge is 1.55% if you were age 76 or older on the Contract’s Open Date. In that case, the rate for “Total Variable Account Annual Expenses (without optional benefits)” would be 1.90%.

[6]
The MAV optional death benefit is described under “Death Benefit.” It is currently available only if you are younger than age 75 on the Open Date. For Contracts purchased prior to August 17, 2009, the MAV death benefit was available to Owners younger than age 80 on the Open Date, at a cost of 0.20% of average daily net assets of the Variable Account Value.

[7]	The previously available death benefits are described in “APPENDIX C- PREVIOUSLY AVAILABLE OPTIONAL DEATH BENEFITS AND EXAMPLES.”

[8]
As discussed under “OPTIONAL LIVING BENEFIT: SUN INCOME RISER,” if you elect to increase or renew certain benefits under Sun Income Riser, we have the right to increase the rate of the charge to what we are then charging on newly issued riders of the same type or to a rate based on then-current market conditions.

[9]
The charges shown are assessed and deducted quarterly based upon the applicable fee base, taken on the last day of each Account Quarter. Your actual charges may be less than the maximum stated above. (See “Cost of SIR.”)

[10]
The Withdrawal Benefit Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments. (See “OPTIONAL LIVING BENEFIT: SUN INCOME RISER,” “APPENDIX F - RETIREMENT INCOME ESCALATOR,” and “APPENDIX J - RETIREMENT INCOME ESCALATOR II.”)

[11]
The Fee Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments. (See “APPENDIX H - Income ON Demand II,” “APPENDIX I - Income ON Demand II Plus,” “APPENDIX K - Income ON Demand II Escalator,” and “APPENDIX M- Income ON Demand III Escalator.”)

[12]
The previously available optional living benefits are described in Appendices E through M. If you elect to increase certain benefits under any of these living benefits, we have the right to increase the rate of the charge based on then-current market conditions. (See “Step-Up” sections in Appendices E through M.) Under these outstanding Contracts, you were permitted to select only one optional living benefit.

[13]
The charges shown are assessed and deducted quarterly based upon the applicable fee base, taken on the last day of each Account Quarter. Your actual charges may be less than the maximum stated above. (See Appendices E through M.) For Contracts purchased prior to February 17, 2009, the Maximum Annual Fees for Retirement Income Escalator II, Income ON Demand II Escalator, and Retirement Asset Protector were initially set at 1.00%, 1.00%, and 0.35%, respectively. Those fees will not change on those earlier Contracts, unless the Owner consents in writing to the higher fees as described under “Step-Up” section in Appendices J through L.

[14]	The Income Benefit Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments. (See “APPENDIX G – Income ON Demand.”)

[15]	The Retirement Asset Protector Benefit Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments. (See “APPENDIX L - RETIREMENT ASSET PROTECTOR.”)

[16]
This amount assumes that MAV (0.40%) was selected and that the Sun Income Riser Optional Living Benefit with joint-life coverage (1.30%) was also selected (in addition to the 1.35% Mortality and Expense Risk Charge, the 0.15% Administrative Expense Charge, and the 0.20% Distribution Fee). It also assumes that the living benefit’s initial fee base is equal to the initial Purchase Payment. If the fee base changes, the charge for your optional living benefit and your Total Variable Account Annual Expenses would be higher or lower.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract combines the features producing the highest maximum charges, including the MAV optional death benefit and the optional living benefit with joint-life coverage. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the Annual Account Fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$537	$1,633	$2,756	$5,655

(2)	If you annuitize your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$537	$1,633	$2,756	$5,655

(3)	If you do not surrender your Contract:

1 year	3 years	5 years	10 years

$537	$1,633	$2,756	$5,655

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

For information concerning compensation paid for the sale of the Contracts, see “Distribution of the Contract.”

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (“Variable Accumulation Units”) is included in the back of this Prospectus as Appendix O.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the “Variable Account”) offer the Contract to groups and individuals for use in connection with their retirement plans. Annuities are long-term investment vehicles designed for retirement planning, and are not suitable for short-term investing or speculation. Persons wishing to employ such strategies should not purchase a Contract. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Participant of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as “Participants” and we address all Participants as “you”; we use the term “Contracts” to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as “your” Account or a “Participant Account.”

Your Contract provides a number of important benefits for your retirement planning.

•
It has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you make Purchase Payments under the Contract and allocate them to one or more of the Variable Account options or, if available, the Fixed Account options. During the Income Phase, we make annuity payments based on the amount you have accumulated. Annuity payments can be fixed or variable. When you choose variable options, you assume the investment risk. When you choose fixed options, we assume the investment risk.

•
It also has tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

•	It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing the optional death benefit for an additional charge.

•	If you so elect, during the Income Phase, it provides annuity payments to you or someone else for life or for another period that you choose.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as “Qualified Contracts,” and all other Contracts as “Non-Qualified Contracts.” A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

You may submit transaction requests or otherwise communicate with us in writing or by telephone. All materials mailed to us, including Purchase Payments, must be sent to our mailing address as set forth at the beginning of this Prospectus. For all telephone communications, you must call (800) 752-7216. In addition, the authorized registered representative of the broker-dealer of record may submit transfer requests on your behalf in writing, by telephone, or over the Internet on our broker website. To use the broker website, the registered representative must first consent to our online terms of use. (See “Requests for Transfers” under “Transfer Privilege.”)

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our mailing address or at (800) 752-7216. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after the close of regular trading on the New York Stock Exchange, which is normally 4:00 p.m., Eastern Time. In some cases, receipt of requests for financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us. This would include only cases where we have a specific agreement with the broker-dealer that provides for this treatment and the broker-dealer electronically forwards to us the request promptly after the end of the Business Day on which it receives the request in good order. In such cases, financial transactions received by us in good order will be priced that Business Day, provided the broker-dealer received the request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. For information about whether we have this type of arrangement with your broker-dealer, you may call us at the above number.

Certain methods of contacting us, such as by telephone or over the Internet, may be unavailable or delayed. Any computer or telephone system (including yours, ours, and your registered representative’s) can experience delays or outages that may delay or prevent us from processing your request. While we have taken reasonable precautions to allow our systems to accommodate heavy usage, we do not guarantee access or reliability under all circumstances. If you experience delays or an outage, you may submit your request to us in writing to our mailing address, as set forth at the beginning of this Prospectus.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

Electronic Account Information

Contract Owners may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents. To enroll in this optional electronic delivery service Contract Owners must register and log on to our Internet customer website at https://customerlink.sunlife-usa.com. First-time users of this website can enroll in this electronic delivery service by selecting “eDeliver Documents” when registering to use the website. If you are already a registered user of this website, you can enroll in the electronic delivery service by logging on to your account and selecting “eDeliver Documents” on the “Update Profile” page.  The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may obtain more information and assistance at the above-mentioned internet location or by writing us at our mailing address or by telephone at (800) 752-7216.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. The address for our Executive Office is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. (“Sun Life Financial”). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity contracts that we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. The assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct. All obligations arising under a Contract, including the promise to make annuity payments, and the optional living benefit and death benefit guarantees, are general corporate obligations of the Company and, as such, are subject to the claims of the Company’s creditors.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefits, and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund. Not all investment options are available under all Contracts. Please refer to “Appendix D - Previously Available Investment Options” for more information. Currently, you may select from the following investment options:

Large-Cap Equity Funds	Emerging Markets Equity Funds
Columbia Variable Portfolio - Marsico 21st Century Fund, Class 2[9]	Lazard Retirement Emerging Markets Equity Portfolio,
Columbia Variable Portfolio - Marsico Growth Fund, Class 2[10]	Service Class
Fidelity® Variable Insurance Products Fund II - Contrafund®	MFS® Emerging Markets Equity Portfolio, Service Class
Portfolio, Service Class 2[4]	Specialty Sector Equity Fund
Huntington VA Dividend Capture Fund[2]	MFS® Utilities Portfolio, Service Class
Huntington VA Growth Fund[2]	Specialty Sector Commodity Funds
Huntington VA Income Equity Fund[2]	Huntington VA Real Strategies Fund[2]
Huntington VA Macro 100 Fund[2]	PIMCO CommodityRealReturn® Strategy Portfolio,
Invesco Van Kampen V.I. Comstock Fund, Series II	Administrative Class
Lord Abbett Series Fund - Fundamental Equity Portfolio, Class VC	Real Estate Equity Fund
MFS® Core Equity Portfolio, Service Class	Sun Capital Global Real Estate Fund, Service Class
MFS® Value Portfolio, Service Class	Asset Allocation Funds
Mutual Shares Securities Fund, Class 2	AllianceBernstein Balanced Wealth Strategy Portfolio, Class B
Oppenheimer Capital Appreciation Fund/VA, Service Shares	AllianceBernstein Dynamic Asset Allocation Portfolio, Class B
SCSM BlackRock Large Cap Index Fund, Service Class[6]	BlackRock Global Allocation V.I. Fund, Class III
SCSM Davis Venture Value Fund, Service Class	Fidelity® Variable Insurance Products III - Balanced Portfolio,
SCSM Lord Abbett Growth & Income Fund, Service Class	Service Class 2[4]
SCSM WMC Large Cap Growth Fund, Service Class	Franklin Income Securities Fund, Class 2
Mid-Cap Equity Funds	Huntington VA Balanced Fund[1,2]
Fidelity® Variable Insurance Products III - Mid Cap Portfolio,	Invesco Van Kampen V.I. Equity and Income Fund, Series II
Service Class 2[4]	MFS® Global Tactical Allocation Portfolio, Service Class
Huntington VA Mid Corp America Fund[2]	MFS® Total Return Portfolio, Service Class
Huntington VA New Economy Fund[2]	PIMCO Global Multi-Asset Portfolio, Advisor Class[1]
Invesco Van Kampen V.I. Mid Cap Value Fund, Series II	SCSM Ibbotson Balanced Fund, Service Class[1]
Lord Abbett Series Fund - Growth Opportunities Portfolio, Class VC	SCSM Ibbotson Conservative Fund, Service Class[1,8]
SCSM Goldman Sachs Mid Cap Value Fund, Service Class	SCSM Ibbotson Growth Fund, Service Class[1]
SCSM WMC Blue Chip Mid Cap Fund, Service Class	Target Date Funds
Universal Institutional Funds, Inc. - Mid Cap Growth	Fidelity® Variable Insurance Products Fund IV - Freedom 2015
Portfolio, Class II5	Portfolio, Service Class 2[1,4]
Small-Cap Equity Funds	Fidelity® Variable Insurance Products Fund IV - Freedom 2020
Franklin Small Cap Value Securities Fund, Class 2	Portfolio, Service Class 2[1,4]
Huntington VA Situs Fund[2]	Money Market Fund
SCSM BlackRock Small Cap Index Fund, Service Class[7]	Sun Capital Money Market Fund®, Service Class
SCSM Columbia Small Cap Value Fund, Service Class	Short-Term Bond Fund
SCSM Invesco Small Cap Growth Fund, Service Class	SCSM Goldman Sachs Short Duration Fund, Service Class
International/Global Equity Funds	Intermediate-Term Bond Funds
AllianceBernstein International Growth Portfolio, Class B	Huntington VA Mortgage Securities Fund[2]
Columbia Variable Portfolio - Marsico International Opportunities	MFS® Bond Portfolio, Service Class
Fund, Class 2[11]	MFS® Government Securities Portfolio, Service Class
Huntington VA International Equity Fund[2]	SCSM PIMCO Total Return Fund, Service Class
Huntington VA Rotating Markets Fund[2]	Sun Capital Investment Grade Bond Fund®, Service Class
MFS® International Growth Portfolio, Service Class	Wells Fargo Variable Trust - VT Total Return Bond Fund, Class 2[12]
MFS® International Value Portfolio, Service Class	Inflation Protected Bond Fund
MFS® Research International Portfolio, Service Class	SCSM BlackRock Inflation Protected Bond Fund, Service Class
Oppenheimer Global Securities Fund/VA, Service Shares	Multi-Sector Bond Fund
SCSM AllianceBernstein International Value Fund, Service Class	Franklin Strategic Income Securities Fund, Class 2
SCSM BlackRock International Index Fund, Service Class	High Yield Bond Fund
Templeton Growth Securities Fund, Class 2	SCSM PIMCO High Yield Fund, Serivce Class
International/Global Small/Mid-Cap Equity Fund	Emerging Markets Bond Fund
First Eagle Overseas Variable Fund[3]	PIMCO Emerging Markets Bond Portfolio, Administrative Class

[1]
These are Fund of Funds options and expenses of the Fund include the Fund level expenses of the underlying Funds as well. These Funds may be more expensive than Funds that do not invest in other Funds.

[2]	Only available if you purchase your Contract through a Huntington Bank representative. These Funds do not have different share classes.
[3]	First Eagle Overseas Variable Fund does not have different share classes.
[4]
In marketing materials and other documents, the Fidelity® funds may be referred to as follows: Fidelity® VIP Contrafund® Portfolio, Fidelity® VIP Mid Cap Portfolio, Fidelity® VIP Balanced Portfolio, Fidelity® VIP Freedom 2015 Portfolio, and Fidelity® VIP Freedom 2020 Portfolio.

[5]	In marketing materials and other documents, the Universal Institutional Fund may be referred to as Morgan Stanley UIF Mid Cap Growth Portfolio.
[6]	Formerly SCSM Oppenheimer Large Cap Core Fund - S Class.
[7]	Formerly SCSM Oppenheimer Main Street Small Cap Value Fund - S Class.
[8]	Formerly SCSM Ibbotson Moderate Fund - S Class.
[9]	Name change effective May 2, 2011. Formerly Columbia Marsico 21st Century Fund, Variable Series, Class B.
[10]	Name change effective May 2, 2011. Formerly Columbia Marsico Growth Fund, Variable Series, Class B.
[11]	Name change effective May 2, 2011. Formerly Columbia Marsico International Opportunities Fund, Variable Series, Class B.
[12]	In marketing materials and other documents, the Wells Fargo Variable Trust - VT Total Return Bond Fund may be referred to as Wells Fargo Advantage VT Total Return Bond Fund.

AllianceBernstein L.P. advises the AllianceBernstein Portfolios. BlackRock Advisors, LLC advises BlackRock Global Allocation V.I. Fund (sub-advised by BlackRock Investment Management, LLC and BlackRock International Limited). Columbia Management Investment Advisers, LLC advises the Columbia Variable Portfolios (sub-advised by Marsico Capital Management, LLC). Fidelity® Management & Research Company advises the Fidelity® VIP Portfolios; Fidelity® VIP Contrafund® Portfolio and Fidelity® VIP Mid Cap Portfolio (sub-advised by FMR Co. Inc., Fidelity Management & Research (U.K.) Inc., Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Inc.); and Fidelity® VIP Balanced Portfolio (sub-advised by Fidelity Investments Money Management, Inc., FMR Co. Inc., Fidelity Management & Research (U.K.) Inc., Fidelity Management & Research (Japan) Inc., and Fidelity Management & Research (Hong Kong) Limited). First Eagle Investment Management, LLC advises First Eagle Overseas Variable Fund. Franklin Advisers, Inc. advises Franklin Income Securities Fund and Franklin Strategic Income Securities Fund. Franklin Advisory Services, LLC advises Franklin Small Cap Value Securities Fund. Franklin Mutual Advisers LLC advises Mutual Shares Securities Fund. Huntington Asset Advisors, Inc., advises the Huntington VA Funds. Invesco Advisers, Inc. advises the Invesco Funds. Lazard Asset Management LLC advises Lazard Retirement Portfolio. Lord, Abbett & Co. LLC advises the Lord Abbett Portfolios. Massachusetts Financial Services Company, our affiliate, advises the MFS® Portfolios. Morgan Stanley Investment Management Inc. advises The Universal Institutional Funds, Inc. Portfolio. Pacific Investment Management Company LLC advises the PIMCO Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers, Inc. advises the Fidelity® VIP Freedom Portfolios. Sun Capital Advisers LLC, our affiliate, advises the Sun Capital Advisers Trust Funds; SCSM AllianceBernstein International Value Fund (sub-advised by AllianceBernstein L.P.); SCSM BlackRock Inflation Protected Bond Fund (sub-advised by BlackRock Financial Management, Inc.); SCSM BlackRock International Index Fund, SCSM BlackRock Large Cap Index Fund, and SCSM BlackRock Small Cap Index Fund (sub-advised by BlackRock Investment Management, LLC); SCSM Columbia Small Cap Value Fund (sub-advised by Columbia Management Investment Advisers, LLC); SCSM Davis Venture Value Fund (sub-advised by Davis Selected Advisers, L.P.); SCSM Goldman Sachs Mid Cap Value Fund and SCSM Goldman Sachs Short Duration Fund (sub-advised by Goldman Sachs Asset Management, L.P.); SCSM Ibbotson Balanced Fund, SCSM Ibbotson Conservative Fund, and SCSM Ibbotson Growth Fund (sub-advised by Ibbotson Associates, Inc.); SCSM Invesco Small Cap Growth Fund (sub-advised by Invesco Advisers, Inc.); SCSM Lord Abbett Growth & Income Fund (sub-advised by Lord, Abbett & Co. LLC); SCSM PIMCO High Yield Fund and SCSM PIMCO Total Return Fund (sub-advised by Pacific Investment Management Company LLC); SCSM WMC Blue Chip Mid Cap Fund and SCSM WMC Large Cap Growth Fund (sub-advised by Wellington Management Company, LLP) ; and Sun Capital Global Real Estate Fund (sub-advised by Massachusetts Financial Services Company). Templeton Global Advisors Limited advises Templeton Growth Securities Fund. Wells Fargo Funds Management, LLC advises the Wells Fargo Variable Trust Fund (sub-advised by Wells Capital Management Incorporated).

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the “Fund Prospectuses”). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as each Fund’s Statement of Additional Information, may be obtained without charge by calling us at (800) 752-7216 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund’s portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company (referred to as the “general account”) other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account. These general account assets are available to support our insurance and annuity obligations other than those funded by the Variable Account. Any guarantees under the Contract that exceed your Variable Account Value, such as those with any optional living benefit and any death benefit, are paid from our general account (and not the Variable Account). Therefore, any amounts that we may be obligated to pay under the Contract in excess of Variable Account Value are subject to our financial strength and claims-paying ability and our long-term ability to make such payments. We issue other types of insurance policies and financial products as well, and we pay our obligations under those products from our assets in the general account. The general account is subject to claims of creditors made on the assets of the Company.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

Guarantee Periods

You may elect one or more Guarantee Periods from those we make available from time to time. When available, we may offer Guarantee Periods of different durations; however, we may stop offering some or all Guarantee Periods at any time. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, Guarantee Periods already in existence will be unaffected, although any renewals thereof will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

Effective May 4, 2009, we stopped accepting any additional amounts for allocation to certain Guarantee Periods, regardless of when the Contract was issued. Under this change, all Guarantee Periods were closed to new amounts from:

●	initial or subsequent Purchase Payments you may make, except for Purchase Payments that you allocate to our dollar-cost averaging program;

●	transfers of Account Value into a Guarantee Period from any other Guarantee Period or Sub-Account;

●	renewals at the end of an existing Guarantee Period; and

●	any other source.

Any of your Account Value held in a Guarantee Period on May 4, 2009 was not immediately affected by our closing the Guarantee Periods to new amounts. However, at the end of such Guarantee Period, we automatically transfer all of your Account Value remaining therein to the Money Market Sub-Account, if you have not by that time requested that we transfer all of such amounts to any other Sub-Account(s).

Because we are not currently offering new Guarantee Periods in connection with our Secured Future Program, that program is no longer available to those who are not already participating in it. (See “Secured Future Program” under “Other Programs.”)

Guaranteed Interest Rates

We determine Guaranteed Interest Rates at our discretion. Our determination will be influenced by the interest rates we earn on our fixed income investments as well as other factors, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. You can find out about our current Guaranteed Interest Rates by calling us at (800) 752-7216.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early Withdrawals

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See “Withdrawals and Market Value Adjustment.”

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Purchase Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

We “open” the Contract on the Business Daywhen we receive your Application at our mailing address shown on the first page of this Prospectus. We refer to this date as the “Open Date.” We “issue” your Contract on the day we apply your initial Purchase Payment, when your Application is “in good order.” Your Application is in good order when we have received all the information necessary to complete it. We refer to this date as the “Issue Date.”

We determine your eligibility for purchasing a Contract and your eligibility for electing the optional death benefit and the optional living benefit based upon the ages of all Owners and Annuitants on the Open Date.

We will credit your initial Purchase Payment to your Account within two Business Days of receiving your completed Application, in good order. If your Application is not in good order, we will notify you. If we do not have the necessary information to complete the Application within five Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is in good order. Once the Application is in good order, we will then apply the Purchase Payment within two Business Days.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary. However, we will not accept an initial Purchase Payment of less than $20,000 or the maximum annual Individual Retirement Annuity (“IRA”) contribution, unless we waive these limits. Although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, unless we have given our approval in advance, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million. We reserve the right to refuse Purchase Payments received more than five years after your Issue Date or after your 70th birthday, whichever is later. We will notify you of any change in writing prior to its effectiveness. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase. Additional restrictions may apply if you purchased an optional living benefit. If you are participating in an optional living benefit, you may make Purchase Payments only during your first Account Year.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available. However, we reserve the right to limit any allocation to a Guarantee Period to at least $1,000. We will notify you of any change in writing prior to its effectiveness.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Purchase Payments by sending us notice of the change as required. We will use your new allocation factors for Purchase Payments we receive with or after we have received notice of the change until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see “Contract Charges - Premium Taxes”). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the two components of your Contract: the Variable Account portion of your Contract (“Variable Account Value”) and the Fixed Account portion of your Contract (“Fixed Account Value”). These two components are calculated separately, as described under “Variable Account Value” and “Fixed Account Value.”

Variable Account Value

Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is generally 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) Each day we make a valuation is called a “Business Day.” The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a “Valuation Period.” On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor, which we call the Net Investment Factor, which represents the net return on the Sub-Account’s assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account’s Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charge, the administrative expense charge, and the distribution fee) plus any applicable asset-based charge for certain optional benefits.

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates. Guarantee Periods may not always be available for allocation. (See “Fixed Account Options: The Guarantee Periods.”)

Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis. You can find out about our current Guaranteed Interest Rates by calling us at (800) 752-7216.

Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your Maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. Renewals are only available if we are currently offering Fixed Account options on the Renewal Date. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see “Transfer Privilege”).

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under “Transfer Privilege.”

Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. See “WITHDRAWALS AND MARKET VALUE ADJUSTMENT.”

Transfer Privilege

Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below. (See “Short-Term Trading.”)

These restrictions do not apply to transfers made under any optional programs. (See “Other Programs.”) Additional restrictions apply to transfers made under any of the Optional Living Benefits.

We reserve the right to waive these restrictions and exceptions at any time, as discussed under “Short-Term Trading,” or to change them. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described under “WITHDRAWALS AND MARKET VALUE ADJUSTMENT.” We will notify you of any change in writing prior to its effectiveness. Under current law, there is no tax liability for transfers.

Requests for Transfers

You, your authorized registered representative of the broker-dealer of record, or another authorized third party may request transfers in writing or by telephone. Registered representatives of broker-dealer firms that have entered into selling agreements with us may, on behalf of their clients, submit transfer requests electronically over the Internet on our broker website. To use this electronic transfer service, a registered representative must agree to our online terms of use. You can contact us by telephone at (800) 752-7216 to identify broker-dealers with registered representatives that use this service.

If a written, telephone or electronic transfer request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be priced that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We have established procedures reasonably designed to confirm that instructions communicated to us by telephone or electronically are genuine. These procedures may require any person requesting a transfer made by telephone or electronically to provide personal identifying information. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

We reserve the right to deny any and all transfer requests made by telephone or electronically and to require that certain transfer requests be submitted in writing. A transfer request may be denied if it is not in good order or if it does not comply with the terms of our short-term trading policy or the trading policy of a fund involved in the transfer. If an electronic or a telephone transfer request is denied, we will immediately notify you and your authorized registered representative.

We also reserve the right to suspend, modify, restrict, or terminate the telephone or electronic transfer privilege at any time. Your ability (or the ability of your authorized registered representative or another authorized third party) to request transfers by telephone and/or electronically may also be limited due to circumstances beyond our control, such as during system outages or periods of high volume.

A transfer request will be priced at the Variable Accumulation Unit value next determined at the close of the Business Day if we receive your transfer request, in good order, before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be priced on the next Business Day.

Certain transfer requests may result in the modification or cancellation of one or more of the Contract’s optional programs or features that require, or are based on, specific allocations among the available Sub-Accounts or Guarantee Periods as described more particularly elsewhere in this Prospectus (and in the Appendices hereto).

No more than one transfer request of Account Values may be made on the same Business Day regardless of whether the request is made by you, your authorized registered representative, or another authorized third party, and regardless of whether the request is submitted in writing, by telephone, or electronically. The Company has established reasonable procedures for handling multiple transfer requests received on the same Business Day, including processing the first transfer request received in good order on a Business Day (unless otherwise cancelled in accordance with the cancellation procedures described in the next paragraph).

You, your authorized registered representative, or another authorized third party may cancel a transfer request by contacting us by telephone at (800) 752-7216 before the end of the Business Day during which the transfer request was submitted. We may also permit your authorized registered representative to request cancellation of a transfer request electronically over the Internet, provided we receive the electronic request before the end of the Business Day during which the transfer request was submitted.

Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Participants and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Participants or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Participants. Short-term trading can increase costs for all Participants as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies.

The Company has policies and procedures to limit the number and frequency of transfers of Account Value. The Company also reserves the right to charge a fee for transfers to discourage frequent trading. In no event will the total charge assessed in connection with a transfer, that includes this fee as well as any charge that we may assess on a permitted transfer of Account Value among Sub-Accounts (see “Permitted Transfers,” above), exceed the maximum fee per transfer presented in the table of “Fees and Expenses” in this Prospectus.

Short-term trading activities whether by the Participant or a third party authorized to initiate transfer requests on behalf of Participant(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges (including transfers to and from the Fixed Account) more narrowly than the policies described under “Permitted Transfers,” such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g., no overnight, priority or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Account Values on behalf of multiple Participants at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Participant be equal to 100% of that Participant’s value in the Sub-Account. In the last situation, we will not transfer any of the Sub-Account value. Instead, we will deem the request not in good order and immediately notify you.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved, merged, or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Participants to certain risks. The short-term trading could increase costs for all Participants as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Participants could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Funds’ Shareholder Trading Policies

In addition to the restrictions that we impose (as described under “Permitted Transfers” and “Short-Term Trading”), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund’s shares. These policies (the “Funds’ Shareholder Trading Policies”) are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds’ Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds’ request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund’s Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund’s Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund’s Shareholder Trading Policies, which are disclosed in the Funds’ current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under “Permitted Transfers” and under “Short-Term Trading.” Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund. For these and other reasons, we may disagree with the timing or substance of a Fund’s requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers. If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, certain sales of larger-sized Contracts (generally, Contracts that have our approval to exceed $2 million in Account Value), and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions (“Eligible Employees”) and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled “Transfer Privilege.”

Dollar-Cost Averaging

You may elect to participate in dollar-cost averaging when you make any Purchase Payment to your Account prior to your Maximum Annuity Commencement Date. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.)

Dollar-cost averaging allows you to invest gradually over time. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. If you elected to participate in dollar-cost averaging when you purchased your Contract, then all future Purchase Payments will be allocated to dollar-cost averaging, unless you specify otherwise.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any allocation of a new Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum investment limit.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods pursuant to the dollar-cost averaging program.

Asset Allocation

One or more asset allocation models may be available in connection with the Contract, at no extra charge. You may elect to participate in an asset allocation model at any time prior to your Maximum Annuity Commencement Date as long as we are still offering asset allocation models. Asset allocation is the process of investing in different asset classes, such as equity funds, fixed income funds, and money market funds, depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

We have no discretionary authority or control over your investment decisions. We do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.

Our asset allocation program consists of one or more asset allocation models that we may make available from time to time. You may participate in only one model at a time. Each such asset allocation model represents a combination of Sub-Accounts with a different level of risk. Any asset allocation models, as well as the terms and conditions of this asset allocation program, are fully described in a separate brochure. You may request a copy of this brochure by calling us at (800) 752-7216. We may add or delete such models in the future.

Our asset allocation models are “static.” That is to say, if you elect an asset allocation model, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose. While we will not alter the Sub-Account allocation percentages used in any asset allocation model, your asset allocation model and allocation weightings could be affected by mergers, liquidations, fund substitutions or closures.

You will not be provided with information regarding the periodic updates to models that we may offer to new Contract purchasers. Any new models will only be offered to Contracts opened on or after the date the new model goes into effect or to Participants who elect an asset allocation model on or after that date. Participants of any existing asset allocation model will remain in that existing model and we will continue to rebalance their percentage allocations among the Sub-Accounts in that existing model. However, such Participants may make an independent decision to change their asset allocations at any time. Investment alternatives, other than these asset allocation models, are available that may enable you to invest your Account Value with similar risk and return characteristics. You should consult your financial adviser periodically to consider whether any model you have selected is still appropriate for you.

Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program at any time prior to your Maximum Annuity Commencement Date. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will process them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $20,000. Limits on your systematic withdrawal may apply if you purchased an optional living benefit rider.

You may change or stop either program at any time, by written notice to us or other means approved by us.

Portfolio Rebalancing Program

You may select our Portfolio Rebalancing Program at any time prior to your Maximum Annuity Commencement Date. Under this program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

No transfers to or from any Guarantee Period are permitted while this program is in effect.

Secured Future Program

You may only elect to participate in the Secured Future Program on or before your Issue Date. We divide your initial Purchase Payment between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your initial Purchase Payment, less the amount of any Contract charges that have been deducted from the Fixed Account. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen. Your Secured Future Program terminates at the end of the Guarantee Period and is not renewable into a new Guarantee Period. The Secured Future Program is not available when Guarantee Periods are not being offered. (See “The Fixed Account Options: The Guarantee Periods.”)

Travel Assistance Program

On January 11, 2010, we exercised our right to discontinue offering this program to new Contract purchasers. We sent Owners written notice of our decision to discontinue offering the program. If your Contract had an Open Date before January 11, 2010, you were automatically enrolled in this program on your Open Date, if it had been approved in your state and by the firm through whom you purchased your Contract, unless you instructed us otherwise. The program will remain in effect for you, unless your Contract terminates, you change ownership of your Contract, or you instruct us to cancel your participation in the program. There is no charge for this program.

This program may provide some or all of the following services, provided by a third party we designate, when the person covered is 100 miles or more away from home:

●	Referral to an English-speaking doctor or hospital for medical consultation and evaluation
●	Hospital admission guarantee, assuming the covered person has applicable health coverage
●	Emergency evacuation, if necessary
●	Critical care monitoring of attending doctor/hospital
●	Medically supervised repatriation, if the person covered requires assistance returning home after hospitalization
●	Assistance in filling prescriptions, if required
●	Receipt and transmission of necessary emergency messages
●	Telephone counseling and referrals if the person covered experiences emotional trauma
●	Transportation to join a covered person who was traveling alone and will be hospitalized more than seven days
●	Transportation home for minor children left unattended by the covered person’s illness or injury
●	Legal and interpreter referrals
●	Return of mortal remains

The “person covered” is:

●	The Owner as identified in the Contract, if the Contract is owned by one or more individuals; or
●	The Annuitant as identified in the Contract, if the Contract is owned by a non-natural entity.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our mailing address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a “contingent deferred sales charge”) on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see “Market Value Adjustment”). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse federal income tax consequences including a 10% penalty tax (see “Tax Provisions”). You should carefully consider these tax consequences before requesting a cash withdrawal.

Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with your Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract, except as may be otherwise provided under the terms of any optional living benefit that you have elected.

Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or Market Value Adjustment and then reduce the value of your Account by the gross amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro-rata, based on your Account Value at the end of the Valuation Period during which we receive your request. If you have elected “Build Your Own Portfolio,” withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds.

Withdrawals may significantly reduce any death benefit and/or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit by an amount that is greater than the amount of the withdrawal, depending on the circumstances. Accordingly, you should refer to the more detailed discussions of the optional living benefits and optional death benefits that appear elsewhere in this Prospectus (and the Appendices hereto) for information about the effects that withdrawals will have on those benefits.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal (i.e., a surrender of your Contract).

Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within seven days after we receive your withdrawal request in good order, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when the SEC determines trading on the New York Stock Exchange is restricted;

●
when the SEC determines that an emergency exists and that it is not reasonably practical (i) to dispose of securities held in the Variable Account or (ii) to determine the value of the net assets of the Variable Account; or

●	when an SEC order permits us to defer payment for the protection of Participants.

If, pursuant to SEC rules, the Money Market Fund suspends payment of redemption proceeds in connection with a liquidation of the Fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or death benefit from the Money Market Sub-Account until the Fund is liquidated. We also may defer payment of amounts you withdraw from the Fixed Account for up to six months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See “Tax Provisions - Tax-Sheltered Annuities.”)

Market Value Adjustment

Market Value Adjustments only apply to Contracts investing in the Fixed Account and are only applicable to Contracts that have allocated money to the Fixed Account Guarantee Period options that we make available from time to time.

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal in duration to the number of complete years remaining in your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

(1 + I	)	N/12	- 1
1 + J + b

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The “b” factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable on the amount withdrawn. For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro-rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro-rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account during both the Accumulation Phase and the Income Phase. During the Accumulation Phase, this charge is deducted at an annual effective rate equal to 0.15% of your average daily Variable Account Value. During the Income Phase, this charge is included as part of the total insurance charges deducted from Annuity Unit values. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account during both the Accumulation Phase and the Income Phase. During the Accumulation Phase, this fee is deducted at an annual effective rate equal to 0.20% of your average daily Variable Account Value. During the Income Phase, this fee is included as part of the total insurance charges deducted from Annuity Unit values. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from these charges. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35% of your average daily Variable Account Value. If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings that we expect on larger-sized Contracts.)

We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live: (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract’s Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefits and any optional living benefits will exceed the amount of the charges we deduct for those optional benefits; and (4) the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover such costs, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

For Contracts purchased prior to March 5, 2007, the rate of the mortality and expense risk charge is 1.55% (rather than 1.35%), if you were age 76 or older on the Contract’s Open Date. Also, during the Income Phase, we will deduct total insurance charges at an annual rate of 1.70% of your average daily Annuity Unit values, regardless of your age on the Open Date. We will not deduct the mortality and expense risk charge; nor will we deduct the charges for any optional living benefit or optional death benefit. The 1.70% charge, which includes an administrative expense charge and a distribution fee, compensates us for the risks and expenses associated with providing annuity payments during the Income Phase.

Charges for Optional Benefits

You may only elect the currently available optional living benefit. If you elect the optional living benefit, we will deduct a charge from your Account Value on the last valuation day of each Account Quarter during the Accumulation Phase. The maximum amount of the charge is shown in the following chart. (The chart shows the charge for the optional living benefit that is currently being offered. For more information about this charge, as well as the charges for forms of optional living benefits that are no longer being offered but remain in force under currently outstanding Contracts, please see “FEES AND EXPENSES.”)

Living Benefits Currently Available	Maximum Charge per Account Year

Sun Income Riser	1.30% of the highest Withdrawal Benefit Base during the Account Year[1]

[1] The Withdrawal Benefit Base is initially equal to your initial Purchase Payment, and thereafter is subject to certain adjustments.

If you elect the MAV optional death benefit, during the Accumulation Phase, we will deduct a daily charge at an effective annual rate of 0.40% of your average daily Variable Account Value. For more information about this charge, as well as the charges for optional death benefits that are no longer being offered but remain in force under currently outstanding Contracts, please see “FEES AND EXPENSES.” For more information about the calculation of this charge, please see “Variable Accumulation Unit Value” under “Variable Account Value.”

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and expenses deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Participants. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT: SUN INCOME RISER®

Currently, you may elect to participate in Sun Income Riser (“SIR”) on or before your Issue Date. SIR provides an annual income guarantee for life. You can withdraw up to a guaranteed amount each year and, provided you meet certain requirements, we will continue to send you the guaranteed amount even if your Account Value should go to zero. Your income amount will not decrease, provided that your withdrawals do not exceed the guaranteed amount in any year. In general, the longer you wait for your first withdrawal under SIR, the larger the guaranteed Annual Withdrawal Amount. To describe how SIR works, we use the following definitions:

Annual Withdrawal Amount:
The total guaranteed amount available for withdrawal each Account Year during your life, provided that you comply with certain conditions. The Annual Withdrawal Amount is equal to your current Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. (You should be aware that certain actions you take could significantly reduce the amount of your Annual Withdrawal Amount.)

Early Withdrawal:	Any withdrawal taken prior to your SIR Coverage Date.

Excess Withdrawal:	Any withdrawal taken after your SIR Coverage Date that exceeds your Annual Withdrawal Amount (or your Yearly Required Minimum Distribution Amount, if greater).

Lifetime Withdrawal Percentage:	The percentage used to calculate your Annual Withdrawal Amount.

SIR Bonus Base:
The amount on which bonuses are calculated. The SIR Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced proportionately by any withdrawal taken prior to your SIR Coverage Date or any Excess Withdrawals (see “Excess Withdrawals” under “Withdrawals Under SIR”).

SIR Bonus Period:
A ten-year period commencing on the Issue Date and ending on your tenth Account Anniversary. If you “step up” SIR (described below) during the SIR Bonus Period, the SIR Bonus Period is extended to ten years from the date of the step-up.

SIR Coverage Date:	Your Issue Date if you are at least age 59 at issue; otherwise, the first Account Anniversary after you attain age 59.

Withdrawal Benefit Base:	The amount used to calculate (1) your Annual Withdrawal Amount and (2) your “SIR Fee” (see “Cost of SIR”).

You and Your:
The terms “you” and “your” refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under “Death of Participant Under SIR with Single-Life Coverage” and “Death of Participant Under SIR with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

SIR may not be appropriate for all investors. Before purchasing SIR, you should carefully consider the following:

SIR may be appropriate for you if you are an investor who:

●	wants an opportunity for annual income to increase as you grow older.
●	wants a guaranteed stream of income for life without annuitizing, beginning on or after your SIR Coverage Date.
●	wants the option of joint-life coverage.
●	can defer withdrawals during your early Account Years to increase your benefit in later years.

SIR may be inappropriate for you if you are an investor who:

●	anticipates the need for Excess Withdrawals or Early Withdrawals.
●	wants to invest in funds other than a Designated Fund.
●	wants single-life coverage on a co-owned Contract.

SIR is inappropriate if you are an investor who:

●	wants to make additional Purchase Payments after the first Account Year.
●	is actively invested in contributory plans, because SIR prohibits any Purchase Payments after the first Account Anniversary.

You may combine SIR with the MAV optional death benefit. Upon annuitization, SIR and the MAV optional death benefit, if elected, automatically terminate.

You may elect to participate in SIR, provided that:

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the Designated Funds that we make available with SIR; and

●	you do not elect any other optional living benefit available under your Contract.

SIR allows you to withdraw a guaranteed amount of money each year, beginning on your SIR Coverage Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected). Your right to take withdrawals under SIR continues regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. After your SIR Coverage Date, the amount you can withdraw, in any one year, can be 4%, 5%, or 6% of your Withdrawal Benefit Base, depending upon your age (or the younger spouse’s age in case of joint-life coverage) on the date of your first withdrawal.

In addition, if you make no withdrawals in an Account Year during your SIR Bonus Period, we will increase your Withdrawal Benefit Base by an amount equal to 7% of your SIR Bonus Base (6% if you purchased your Contract prior to February 8, 2010, or the date SIR with a 7% bonus became available in your state). The SIR Bonus Period is a 10-year period commencing on your Issue Date. The period will be extended for an additional 10 years commencing on each step-up of the Withdrawal Benefit Base (see “Step-Up Under SIR”), provided that the step-up occurs during the SIR Bonus Period.

If you are participating in SIR, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

To participate in SIR, all of your Account Value must be invested in one or more of the Designated Funds at all times during the term of SIR. (The “term” of SIR is for life, unless your Withdrawal Benefit Base is reduced to zero or SIR is terminated or cancelled as described under “Cancellation of SIR,” “Depleting Your Account Value,” and “Annuitization Under SIR.”) The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled “Designated Funds.”

Under SIR, you have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under “Joint-Life Coverage,” “Death of Participant Under SIR with Single-Life Coverage,” and “Death of Participant Under SIR with Joint-Life Coverage.”

Determining Your Withdrawal Benefit Base

On the Issue Date, we set your Withdrawal Benefit Base equal to your initial Purchase Payment. Thereafter, your Withdrawal Benefit Base is:

●	increased by any applicable bonuses;

●	increased by any step-ups as described under “Step-Up Under SIR”;

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

●	decreased following any Early Withdrawals you take as described under “Early Withdrawals”; and

●	decreased following any Excess Withdrawals you take as described under “Excess Withdrawals”.

Determining Your Annual Withdrawal Amount

Your Annual Withdrawal Amount is first determined when you make your first withdrawal after your SIR Coverage Date and then on each subsequent Account Anniversary. Your Annual Withdrawal Amount is equal to your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. The Lifetime Withdrawal Percentage depends upon your age at the time you make your first withdrawal after your SIR Coverage Date as shown in the table below.

Your Age on the Date of the First Withdrawal After Your SIR Coverage Date*	Lifetime Withdrawal Percentage
59-64	4%
65 - 79	5%
80 or older	6%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage.”

Your Lifetime Withdrawal Percentage will only increase if your age at the time of step-up coincides with a higher percentage as shown in the table above. (See “Step-Up Under SIR.”). An increase in the Lifetime Withdrawal Percentage will increase your Annual Withdrawal Amount.

Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. If your Withdrawal Benefit Base changes after your Annual Withdrawal Amount is determined, your Annual Withdrawal Amount will also change. The new Annual Withdrawal Amount will be effective on the next Account Anniversary and, at that time, will reflect any increases caused by a step-up or a bonus that took place during the prior Account Year and any decreases caused by Excess Withdrawals (described below) that were taken during the prior Account Year. The new Annual Withdrawal Amount will be in effect for all subsequent Account Years, unless and until there is a further change in your Withdrawal Benefit Base.

How SIR Works

Each Account Year, beginning on your SIR Coverage Date, you can take withdrawals totaling up to the amount of your Annual Withdrawal Amount, subject to the terms and conditions discussed below. Even if your Account Value is reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), as long as your Withdrawal Benefit Base is greater than zero, you will receive your full Annual Withdrawal Amount every year until you die.

If you defer taking any withdrawals in an Account Year during the SIR Bonus Period, your Withdrawal Benefit Base will be increased by an amount equal to 7% of your SIR Bonus Base (6% if you purchased your Contract prior to February 8, 2010, or the date SIR with a 7% bonus became available in your state). However, if this amount is less than the amount you will receive under a step-up, the Withdrawal Benefit Base will instead be increased by the step-up amount, unless there is a fee increase as described under “Step-Up Under SIR.” In the case of a fee increase, we will notify you in writing, in advance of your Account Anniversary, and seek your written consent to the step-up and fee increase. If you do take a withdrawal, you are still eligible for step-up. (See “Step-Up under SIR.”) In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative: any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

Note that the timing and amount of your withdrawals may significantly decrease, and even terminate, your total benefits under SIR, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further under “Withdrawals Under SIR.” Note also that investing in any Fund, other than a Designated Fund, will cancel SIR, as described under “Cancellation of SIR.”

Here is an example of how SIR works.

Assume that you purchased a Contract with an initial Purchase Payment of $100,000. Assume also that you are age 65 when your Contract is issued and that you elected to participate in SIR with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.) Your Withdrawal Benefit Base and your SIR Bonus Base are each set equal to your initial Purchase Payment on your Issue Date. Because you reached age 59 prior to your Issue Date, your SIR Coverage Date is your Issue Date. You can begin at any time to withdraw up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base. During the SIR Bonus Period, your Withdrawal Benefit Base will increase by 7% of your SIR Bonus Base each Account Year in which you do not take a withdrawal. By deferring your withdrawals during a SIR Bonus Period you will increase your Withdrawal Benefit Base, which in turn may maximize your Annual Withdrawal Amount. After the SIR Bonus period is over, you will no longer be eligible for the 7% bonus each year and it may be in your interest to take the full Annual Withdrawal Amount each year. However, any withdrawal will reduce your Account Value as well as your chances of a higher Annual Withdrawal Amount through step-up. When to take withdrawals will depend upon your own situation. You should discuss your living benefit options with your financial advisor. (For convenience, assume that because of the investment performance of your underlying investments, your Account Value remains neutral throughout the life of your Contract, except for Account Year 2.)

Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3. Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and SIR Bonus Base. Assume that we have not increased the percentage used to calculate the SIR Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your SIR Bonus Base to $125,000. Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250. Going forward, your new SIR Bonus Base will be $125,000, unless increased by another step-up or reduced by an Excess Withdrawal, and your SIR Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up). All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	SIR Bonus Base	Annual Withdrawal Amount	Withdrawals
1	$100,000	$100,000	$100,000	$5,000	$0
2	$100,000	$107,000	$100,000	$5,350	$0
3	$125,000	$125,000	$125,000	$6,250	$0

Assume you take your first withdrawal when you are age 71 in Account Year 7. Using the above chart, we set your Lifetime Withdrawal Percentage at 5%. Your Annual Withdrawal Amount will be equal to 5% of your Withdrawal Benefit Base. You can begin withdrawing up to $8,000 each Account Year without reducing your Withdrawal Benefit Base, as shown in the following table:

4	$125,000	$133,750	$125,000	$6,688	$0
5	$125,000	$142,500	$125,000	$7,125	$0
6	$125,000	$151,250	$125,000	$7,563	$0
7	$125,000	$160,000	$125,000	$8,000	$8,000
8	$117,000	$160,000	$125,000	$8,000	$8,000

Assume in Account Year 9, you defer taking a withdrawal. Your Withdrawal Benefit Base will increase by $8,750 which is 7% of your SIR Bonus Base ($125,000). Your new Annual Withdrawal Amount will be set equal to $8,438, which is 5% of your new Withdrawal Benefit Base ($168,750), as shown below:

9	$109,000	$160,000	$125,000	$8,000	$0
10	$109,000	$168,750	$125,000	$8,438	$8,438

Assume that in Account Year 14, you again decide to defer taking a withdrawal. Your Withdrawal Benefit Base will not be increased because you are no longer in the SIR Bonus Period, as your SIR Bonus Period ends 10 years after the previous step-up.

11	$100,562	$168,750	$125,000	$8,438	$8,438
12	$ 92,124	$168,750	$125,000	$8,438	$8,438
13	$ 83,686	$168,750	$125,000	$8,438	$8,438
14	$ 75,248	$168,750	$125,000	$8,438	$0
15	$ 75,248	$168,750	$125,000	$8,438	$8,438

If you have SIR with a 6% bonus, the numbers shown in the above example would be different.

There is no way to know for certain whether forgoing income in one or more years will increase or decrease the total income paid to the Participant over the life of the annuity. Generally speaking, not taking income in a year will increase the Annual Withdrawal Amount during the SIR Bonus Period due to the bonus and the potential for step-ups. In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative: any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

The total lifetime payments to the Participant could be more or less depending upon investment performance over the life of the Contract and the age to which the Participant lives. Better investment performance and a longer life span generally make it advantageous to forgo the Annual Withdrawal Amount in a limited number of years.

Withdrawals Under SIR

Withdrawals After the SIR Coverage Date

Starting on your SIR Coverage Date and continuing to your Annuity Commencement Date, you may take withdrawals totaling up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base. These withdrawals will reduce your Account Value by the amount of the withdrawal, but will not change your Withdrawal Benefit Base.

The previous example shows withdrawals taken after your SIR Coverage Date. Because they do not exceed your Annual Withdrawal Amount (or your Required Minimum Distribution amount, if higher), the withdrawals do not reduce your Withdrawal Benefit Base or your Annual Withdrawal Amount.

If a withdrawal exceeds your Annual Withdrawal Amount, then the withdrawal would be considered an Excess Withdrawal.

Excess Withdrawals

If you take an Excess Withdrawal, your SIR Bonus Base and your Withdrawal Benefit Base will be reduced according to the following formulae:

Your new SIR Bonus Base =	BB x	(	AV - WD	)
AV - AWA

Your new Withdrawal Benefit Base =	WBB x	(	AV - WD	)
AV - AWA

Where:
	BB =	Your SIR Bonus Base immediately prior to the Excess Withdrawal.

	WBB =	Your Withdrawal Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

	AWA =	Your Annual Withdrawal Amount minus any prior partial withdrawals taken during the current Account Year.

Using the facts of the above example, assume that in Account Year 7, you take two withdrawals: a $4,000 withdrawal followed by a $6,000 withdrawal. Your first withdrawal reduces your Account Value to $121,000 but does not affect your SIR Bonus Base or Withdrawal Benefit Base because it is not in excess of your Annual Withdrawal Amount. Your second withdrawal (when combined with the first) is in excess of your $8,000 Annual Withdrawal Amount. After your second withdrawal, your SIR Bonus Base and your Withdrawal Benefit Base will be reduced as follows:

Your new SIR Bonus Base	=	$125,000	x	$121,000 – $6,000
				$121,000 – ($8,000 – $4,000)

	=	$125,000	x	$115,000
				$117,000

	=	$125,000	x	0.982906

	=	$122,863

Your new Withdrawal Benefit Base	=	$160,000	x	$121,000 – $6,000
				$121,000 – ($8,000 – $4,000)

	=	$160,000	x	$115,000
				$117,000

	=	$160,000	x	0.982906

	=	$157,265

Beginning on your Account Anniversary and going forward, your new Annual Withdrawal Amount will be reduced to 5% of your new Withdrawal Benefit Base, or $7,863.

If you have SIR with a 6% bonus, the numbers shown in the above example would be different.

You should be aware that, if your Account Value is less than the Withdrawal Benefit Base at the time an Excess Withdrawal is taken (as in the above example), then your Withdrawal Benefit Base and your SIR Bonus Base will be reduced by an amount equal to or more than the excess amount withdrawn. Thus, Excess Withdrawals taken in a down market could severely reduce, and even terminate, your benefits under SIR, including reducing your Account Value to zero and thereby terminating your Contract without value.

Early Withdrawals

All withdrawals taken before your SIR Coverage Date will be considered Early Withdrawals and your SIR Bonus Base and your Withdrawal Benefit Base will be reduced using the following formulae:

Your new SIR Bonus Base	=	BB x	(	AV – WD	)
AV

Your new Withdrawal Benefit Base	=	WBB x	(	AV – WD	)
AV

Where:
	BB =	Your SIR Bonus Base immediately prior to the Early Withdrawal.

	WBB =	Your Withdrawal Benefit Base immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Assume that you purchase a Contract with an initial Purchase Payment of $100,000. Assume also that you are age 45 when your Contract is issued and that you elected to participate in SIR with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Withdrawal Benefit Base and your SIR Bonus Base are each set equal to your initial Purchase Payment on your Issue Date. Your Withdrawal Benefit Base will increase by 7% of your SIR Bonus Base each year in which you do not take a withdrawal. Your SIR Coverage Date will not occur until your 15th Account Anniversary (the first Account Anniversary after you reach age 59). Any withdrawals you take prior to that time will be Early Withdrawals.

Assume that because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 on your second Account Anniversary. Your Contract is therefore eligible for an automatic step-up of its Withdrawal Benefit Base and SIR Bonus Base. Assume that we have not increased the percentage used to calculate the SIR Fee on newly issued Contracts; therefore, we will step-up your Withdrawal Benefit Base and your SIR Bonus Base to $125,000.

Assume that, in Account Year 7, your Account Value has grown to $130,000 and you withdraw $10,000. Because you are age 51 (and younger than age 59), this is an Early Withdrawal. All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	SIR Bonus Base	Annual Withdrawal Amount		Withdrawals
1	$100,000	$100,000	$100,000	$0		$0
2	$100,000	$107,000	$100,000	$0		$0
3	$125,000	$125,000	$125,000	$0		$0
4	$125,000	$133,750	$125,000	$0		$0
5	$125,000	$142,500	$125,000	$0		$0
6	$125,000	$151,250	$125,000	$0		$0
7	$130,000	$160,000	$125,000	$0		$10,000

At this point, your SIR Bonus Base and your Withdrawal Benefit Base will be recalculated as follows:

Your new SIR Bonus Base			=	$125,000	x	$130,000 – $10,000
						$130,000

			=	$125,000	x	$120,000
						$130,000

			=	$125,000	x	0.92308

			=	$115,385

Your new Withdrawal Benefit Base			=	$160,000	x	$130,000 – $10,000
						$130,000

			=	$160,000	x	$120,000
						$130,000

			=	$160,000	x	0.92308

			=	$147,693

Your Annual Withdrawal Amount will still be $0 because you have not reached your SIR Coverage Date.

If you have SIR with a 6% bonus, the numbers shown in the above example would be different.

You should be aware that Early Withdrawals could severely reduce, and even terminate, your benefits under SIR, including reducing your Account Value to zero and thereby terminating your Contract without value.

In addition to reducing your benefits under SIR, any withdrawal before you reach age 59½ could have adverse state and federal tax liabilities. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an Excess Withdrawal or an Early Withdrawal, then your Withdrawal Benefit Base and the SIR Bonus Base will each also be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as any benefits available with SIR, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Withdrawal Benefit Base will not be reduced. Your Contract will end, but your right to receive an annual withdrawal amount will continue. That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive your Annual Withdrawal Amount each year for as long as you live.

Cost of SIR

If you elect SIR, we will deduct a quarterly fee from your Account Value (“SIR Fee”). The SIR Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The SIR Fee will be a percentage of your Withdrawal Benefit Base. This percentage will equal 0.2750% of your Withdrawal Benefit Base on the last day of the Account Quarter if you elected single-life coverage (0.3250% for joint-life coverage). The maximum SIR Fee you can pay in any one Account Year is equal to 1.10% of the highest Withdrawal Benefit Base at any point in that Account Year if you elected single-life coverage (1.30% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the SIR Fee on newly issued Contracts.

Your SIR Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Withdrawal Benefit Base and thus your SIR Fee.

●	If you make a withdrawal before your SIR Coverage Date or a withdrawal in excess of your Annual Withdrawal Amount, you will decrease your Withdrawal Benefit Base and thus your SIR Fee.

However, on each Account Anniversary, we determine whether favorable investment performance of the Designated Funds may cause the Withdrawal Benefit Base to increase as described under “Step-Up Under SIR.” If your Withdrawal Benefit Base increases because of favorable investment performance, your SIR fee will also increase because it is recalculated on each Account Anniversary based upon your highest Withdrawal Benefit Base during that Account Year.

We will continue to deduct the SIR Fee until you annuitize your Contract, your Account Value reduces to zero, or your SIR is terminated or cancelled as described under “Cancellation of SIR”.

We reserve the right to make special offers from time to time. Specifically, we reserve the right to waive the SIR Fee for a limited period on newly issued Contracts. The same waiver would apply to all Contracts issued while we are making the special offer.

Step-Up Under SIR

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Withdrawal Benefit Base and your SIR Bonus Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●	Your Account Value must be greater than your current Withdrawal Benefit Base (increased by any applicable 7% or 6% bonus during the SIR Bonus Period).

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the SIR Fee on newly issued Contracts. If we are no longer issuing Contracts with SIR, then the percentage rate we use to calculate your SIR Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your SIR Fee will remain unchanged and we will automatically step-up your Withdrawal Benefit Base and your SIR Bonus Base

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your SIR Fee and step-up your Withdrawal Benefit Base and SIR Bonus Base. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Withdrawal Benefit Base and SIR Bonus Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Withdrawal Benefit Base and SIR Bonus Base to an amount equal to the Account Value, if such amount exceeds your current Withdrawal Benefit Base (adjusted for any applicable 7% bonus increases). If the step-up occurs during the SIR Bonus Period, your SIR Bonus Period will renew for another 10-year period commencing at the time of step-up.

If your Lifetime Withdrawal Percentage has already been determined and your age at the time of step-up coincides with a higher percentage as shown in the table below, your Lifetime Withdrawal Percentage will increase. After the step-up, your Annual Withdrawal Amount will be your Lifetime Withdrawal Percentage multiplied by your new Withdrawal Benefit Base as follows:

Your Age at Step-up*	Lifetime Withdrawal Percentage
59 - 64	4%
65 - 79	5%
80 or older	6%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage.”

After a step-up, your Annual Withdrawal Amount will be equal to your new Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. Here is an example of how we calculate a step-up under SIR:

Assume that you purchased a Contract with an initial Purchase Payment of $100,000. Assume also that you are age 65 when your Contract is issued and that you elected to participate in SIR with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.) Assume that no withdrawals are taken and, therefore, your Withdrawal Benefit Base will increase annually by 7% of your SIR Bonus Base during your SIR Bonus Period. Assume further that no additional Purchase Payments are made, and, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3. Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and SIR Bonus Base. Assume that we have not increased the percentage used to calculate the SIR Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your SIR Bonus Base to $125,000. Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250. All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	SIR Bonus Base	Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000	$5,000	0
2	$100,000	$107,000	$100,000	$5,350	0
3	$125,000	$125,000	$125,000	$6,250	0
4	$125,000	$133,750	$125,000	$6,688	0
5	$125,000	$142,500	$125,000	$7,125	0
6	$125,000	$151,250	$125,000	$7,563	0
7	$125,000	$160,000	$125,000	$8,000	0

Going forward, your new SIR Bonus Base will be $125,000, unless increased by another step-up or reduced by an Excess Withdrawal, and your SIR Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up).

If you have SIR with a 6% bonus, the numbers shown in the above example would be different.

The above examples assume that you are age 65 at issue, so that your Lifetime Withdrawal Percentage is 5%. Assume instead you are age 79 at issue and have attained age 80 on your first Account Anniversary. When your Withdrawal Benefit Base steps-up to $125,000, your new Lifetime Withdrawal Percentage is 6% since you had attained age 80 by your first Account Anniversary. Your Annual Withdrawal Amount is now $7,500.

Joint-Life Coverage

On the Issue Date, you have the option of electing SIR with single-life coverage or, for a higher SIR Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while SIR is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while SIR is in effect. Whereas single-life coverage provides annual withdrawals under SIR only until any Participant dies, joint-life coverage provides annual withdrawals under SIR for as long as either you or your spouse is alive. (Note, however, upon the death of a spouse, the Contract, including SIR, ends. To take annual withdrawals under SIR’s joint-life feature after the death of a spouse, the surviving spouse must first elect to continue the Contract through the “Spousal Continuance” provision.) See also “Death of Participant Under SIR with Joint-Life Coverage.”

If you have elected joint-life coverage, the SIR Coverage Date will be your Issue Date if the younger spouse is at least age 59 on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59 if the younger spouse is less than age 59 on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) Thus, Early Withdrawals will be determined based upon this definition of your SIR Coverage Date. Your Lifetime Withdrawal Percentage will be determined based on the age that the younger spouse is (or would have been) on the date of the first withdrawal under the Contract after the SIR Coverage Date, as shown in the table below.

Age of Younger Spouse on Date of the First Withdrawal After Your SIR Coverage Date	Lifetime Withdrawal Percentage
59 - 64	4%
65 - 79	5%
80 or older	6%

Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. Once your Annual Withdrawal Amount is calculated, the Lifetime Withdrawal Percentage will not change except if a step-up occurs as described under “Step-Up Under SIR.” The Lifetime Withdrawal Percentage will then be reset, if higher, to the percentage for then attained age of the younger spouse.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, SIR benefits continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. That fee will not change as long as SIR is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibility of a longer waiting period before withdrawals under SIR can be made and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of SIR

Should you decide that SIR is no longer appropriate for you, you may cancel SIR at any time. Upon cancellation, all benefits and charges under SIR shall cease. Once cancelled, SIR cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege,” SIR will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

SIR will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Withdrawal Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the Maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday. See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS.”

A change of ownership of the Contract may also cancel your benefits under SIR.

Death of Participant Under SIR with Single-Life Coverage

If you selected single-life coverage, SIR terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new SIR benefit on the original Contract (assuming that your surviving spouse meets certain eligibility requirements). If the surviving spouse makes such election:

●	the new Account Value and the new Withdrawal Benefit Base will both be set equal to the Death Benefit amount;

●	the new percentage rate used to calculate the SIR Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the SIR Fee;

●	the new Withdrawal Benefit Base and the new SIR Bonus Base will each be equal to the Account Value after any Death Benefit has been credited;

●	the new Lifetime Withdrawal Percentage will be based on the age of the surviving spouse; and

●	a new SIR Bonus Period begins.

Note that single-life coverage may be inappropriate on a co-owned Contract, because the living benefit will end on the death of any Participant. Note also that Beneficiaries who are not spouses cannot continue the Contract (see “Spousal Continuance”) or any living benefit under the Contract. Co-owners who are not spouses should, therefore, discuss with their financial advisor whether a living benefit is appropriate for them.

Death of Participant Under SIR with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in SIR, the provisions of the section titled “Death of Participant Under SIR with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, SIR will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the SIR Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant;

●	the Withdrawal Benefit Base and the SIR Bonus Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see “Step-Up Under SIR”);

●
if withdrawals under SIR have not yet begun, the Lifetime Withdrawal Percentage will be based on the age the younger spouse attains (or would have attained) on the date of the first withdrawal after the SIR Coverage Date;

●	if withdrawals under SIR have already begun, the Lifetime Withdrawal Percentage will be the Lifetime Withdrawal Percentage that applied to the Contract prior to the death of the Participant; and

●	the SIR Bonus Period will continue unchanged from the original contract.

At the death of the surviving spouse, the Contract, including SIR, will terminate.

If you purchased joint-life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under SIR

Under the terms of SIR, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value,

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and is still eligible) with an annualized annuity payment of not less than your then current Annual Withdrawal Amount.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Withdrawal Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Withdrawal Amount until you die. For a more complete discussion of this, see “Depleting Your Account Value.”

Tax Issues Under SIR

Certain state and federal income tax provisions may be important to you in connection with a living benefit. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit, such as SIR, might increase the taxable portion of any withdrawal you make from the Contract. It is not clear whether withdrawals after the Coverage Date while the Contract Value is greater than zero will be taxed as withdrawals or as annuity payments. This is significant for Non-Qualified Contracts because withdrawals are taxed less favorably than are annuity payments. In view of this uncertainty, we intend to adopt a conservative approach and treat such payments as withdrawals for tax purposes. We intend to treat payments pursuant to SIR after the Contract Value becomes zero as annuity payments for tax purposes.

You may not elect a Living Benefit with an inherited Non-Qualified Contract or beneficiary IRA Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contract may be subject to certain Required Minimum Distribution (“RMD”) provisions imposed by the Internal Revenue Code (the “Code”) and IRS regulations (collectively, the “Federal Tax Laws”). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year in which you attain age 70½. Your failure to withdraw your yearly RMD amount from your retirement plan could result in adverse tax treatment. Because for certain retirement plans we do not know what assets are held by the plan, we assume for all plans that the Qualified Contract is the only asset and we determine a yearly RMD amount for only this Contract (“Yearly RMD Amount”).

When you elect to participate in SIR, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under SIR, we are currently waiving withdrawal provisions as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in SIR, we reduce your Account Value dollar for dollar by the amount of the withdrawal. In addition, for that year only, your Annual Withdrawal Amount under SIR will be reduced, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Annual Withdrawal Amount. In other words, we will not reduce your Annual Withdrawal Amount for future years (or your Withdrawal Benefit Base or SIR Bonus Base), if a Yearly RMD Amount exceeds your Annual Withdrawal Amount, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Withdrawal Amount that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Withdrawal Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Withdrawal Amount as an Excess Withdrawal which may significantly reduce the Withdrawal Benefit Base.

For a further discussion of some of these provisions, please refer to “Impact of Optional Death Benefit and Optional Living Benefits” under “TAX PROVISIONS.”

DESIGNATED FUNDS

To participate in an optional living benefit, all of your Account Value must be invested only in Designated Funds at all times during the term of your optional living benefit.

For Contracts participating in SIR with a 7% bonus, the only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are as follows:

Asset Allocation Models	Funds
Build Your Own Portfolio	AllianceBernstein Dynamic Asset Allocation Portfolio, Class B
Blended Model	MFS® Global Tactical Allocation Portfolio, Service Class
PIMCO Global Multi-Asset Portfolio, Advisor Class
Dollar-Cost Averaging Program Options	SCSM Ibbotson Balanced Fund, Service Class
6-Month DCA Guarantee Option	SCSM Ibbotson Conservative Fund, Service Class
12-Month DCA Guarantee Option

For all other Contracts participating in a living benefit including SIR with a 6% bonus, the only Funds, dollar-cost averaging programs, and asset allocation models that are deemed to be Designated Funds are:

Asset Allocation Models	Funds (continued)
90/10 Masters Model[1]	Fidelity® Variable Insurance Products Fund IV - Freedom 2015
80/20 Masters Model[2]	Portfolio, Service Class 2
Build Your Own Portfolio	Fidelity® Variable Insurance Products Fund IV - Freedom 2020
Blended Model	Portfolio, Service Class 2
Fidelity® Variable Insurance Products III - Balanced Portfolio,
Dollar-Cost Averaging Program Options	Service Class 2
6-Month DCA Guarantee Option	MFS® Total Return Portfolio, Service Class
12-Month DCA Guarantee Option	PIMCO Global Multi-Asset Portfolio, Advisor Class
AllianceBernstein Balanced Wealth Strategy Fund, Class B
Funds	AllianceBernstein Dynamic Asset Allocation Portfolio, Class B
SCSM Ibbotson Growth Fund, Service Class	Invesco Van Kampen V.I. Equity and Income Portfolio, Series II
SCSM Ibbotson Balanced Fund, Service Class	BlackRock Global Allocation V.I. Fund, Class III
SCSM Ibbotson Conservative Fund, Service Class	MFS® Global Tactical Allocation Portfolio, Service Class
Huntington VA Balanced Fund[3]
1 Not available to Contracts purchased on or after February 17, 2009.
2 Not available for investment to Contracts purchased on or after August 17, 2009.
3 Only available for investment to Contracts purchased through a Huntington Bank representative.

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our “build your own portfolio” program. That portfolio model and the “build your own portfolio” program are described in “BUILD YOUR OWN PORTFOLIO” and in “APPENDIX N - BUILD YOUR OWN PORTFOLIO.”

If you elected to participate in Income ON Demand II (“IOD II”), Income ON Demand II Escalator (“IOD II Escalator”), Income ON Demand II Plus (“IOD II PLUS”), Retirement Income Escalator II (“RIE II”), Income ON Demand III Escalator (“IOD III Escalator”), or Sun Income Riser (“SIR”), and are invested in more than one Designated Fund, we will automatically transfer assets among your Designated Funds to maintain the percentage allocation you selected. We will make these transfers on a quarterly basis.

If you purchased Secured Returns for Life Plus, Income ON Demand (“IOD”), Retirement Income Escalator (“RIE”), or Retirement Asset Protector, and you are invested in more than one Designated Fund, we will not automatically transfer your assets among your Designated Funds to maintain the percentage allocation you selected, unless you have instructed us to do so.

We reserve the right to declare that a particular Fund no longer qualifies as a Designated Fund. Written notice will be provided to Contract Owners whenever a fund is no longer considered to be a Designated Fund. If you are invested in a Designated Fund at the time we declare the Fund to no longer be a Designated Fund, your Account Value can remain in that Fund without canceling your participation in a living benefit. However, any transfers or future Purchase Payments may only be allocated to a Fund that is declared by us to be a Designated Fund at the time of the transaction. If you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you must first transfer your Account Value from that Fund into one or more of the current Designated Fund(s) if you want to make subsequent Purchase Payments or any additional transfers. (Note that this restriction does not apply to automatic portfolio rebalancing.) We also reserve the right to close Funds only to new Contracts. We will, however, revise the prospectus to give notice to prospective investors of the closing of any Fund. If a Designated Fund is closed only to new Contracts, any current Account Value may remain in that Fund and future transfers and Purchase Payments to that Fund are permissible, as long as the Fund is still declared by us to be a Designated Fund.

Note that, on IOD, IOD II, IOD II Plus, IOD II Escalator, RIE, RIE II, IOD III Escalator, and SIR, we have reserved the right to allow step-ups only if your Account Value is invested in a Fund that has been declared by us to be a Designated Fund. In such case, if you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you may have to transfer into a current Designated Fund before a step-up can occur. If you decide not to transfer into a current Designated Fund and forgo step-up, then your living benefit will continue with all of the benefits except for step-up.

BUILD YOUR OWN PORTFOLIO

Among the choices of Designated Funds is a selection of funds (“portfolio model”) that you design yourself using certain broad guidelines that we provide. To “build your own portfolio,” you pick funds from the asset classes available at that time. Altogether you may not choose more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the asset classes altogether must total 100%. A chart showing the Funds available in each asset class and the percentage range assigned to each asset class is included in Appendix M.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See “Transfer Privilege,” “Short-Term Trading,” and “Funds’ Shareholder Trading Policies.”) Withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds. Any additional Purchase Payments will be allocated proportionally to your current Fund selection. At any time you can change your Fund selection by providing new allocation instructions. (Under the terms of the living benefits, however, there are certain limits on the times when you can make additional Purchase Payments.) Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the Funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted. However, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a “Death Benefit Date.” The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary’s election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary’s election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)
your total Adjusted Purchase Payments (Purchase Payments x (Account Value after withdrawal ÷ Account Value before withdrawal)) as of the Death Benefit Date. See “Calculating the Death Benefit.” Because of the way that Adjusted Purchase Payments are computed, when the Account Value is less than the Adjusted Purchase Payments, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit

You may enhance the “basic death benefit” by electing the following optional death benefit. You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit. (For a description of this charge, see “Charges for Optional Benefits.”) The optional death benefit is available only if you are younger than age 75 on the Open Date. The optional death benefit election may not be changed after the Contract’s Issue Date. The optional death benefit will be adjusted for all partial withdrawals as described in this Prospectus under the heading “Calculating the Death Benefit.”

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional death benefit to you. Please refer to “Impact of Optional Death Benefits and Optional Living Benefits” under “TAX PROVISIONS” for more information regarding tax issues that you should consider before electing these optional benefits.

Maximum Anniversary Account Value (“MAV”)

Under MAV, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●
your highest Account Value on any Account Anniversary before the Covered Person’s 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted highest Account Value, the current Account Value will become the new highest Anniversary Account Value.

Spousal Continuance

Under an individually-owned Contract, if you are the Covered Person and your spouse is the sole Beneficiary, upon your death, your spouse may elect to continue the Contract by becoming the new Participant and new Covered Person, rather than receive the death benefit amount. Under a co-owned Contract, if you and your spouse are the Covered Persons and sole Beneficiaries, upon the death of either you or your spouse, the surviving spouse may continue the Contract as the sole Participant and sole Covered Person. In either case, we will not pay a death benefit, but the Contract’s Account Value will be set to equal the death benefit amount. (See “The Basic Death Benefit” or, if applicable, the “Optional Death Benefit.”)

All Contract provisions, including, if elected, the optional death benefit (subject to the optional death benefit age restriction), will continue as if your surviving spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your surviving spouse’s age on the original effective date of the Contract will be used. Upon surrender or annuitization, this increased amount to the surviving spouse will not be treated as premium, but will be treated as income. If you are in a same-sex marriage, see “Federal Defense of Marriage Act and Same-Sex Marriages” under “TAX PROVISIONS.”

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of “The Basic Death Benefit” or the optional death benefit, each partial withdrawal will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See “The Basic Death Benefit.”) A withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

Rather than receiving the death benefit, the Beneficiary may elect to annuitize, to defer annuitization, or to continue the Contract. In such case, if the death benefit amount payable under the Contract is greater than your Account Value, we will increase the Account Value to equal the death benefit amount. Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If a surviving spouse, as the named Beneficiary, elects to continue the Contract after the Covered Person’s death, the surviving spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period, if we are then currently offering Fixed Account Options.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under “The Income Phase - Annuity Provisions.”

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our mailing address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your surviving spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us written notice in a form acceptable to us. If we do not receive the Beneficiary’s election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law. We can defer payment of the death benefit to the extent permitted under the Investment Company Act of 1940. (See “Payment of Death Benefit.”)

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within five years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the “designated beneficiary” within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the “designated beneficiary.” If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see “Spousal Continuance.” If you are in a same-sex marriage, see “Federal Defense of Marriage Act and Same-Sex Marriages” under “TAX PROVISIONS.”

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within seven days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described under the Annuity Option you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described under “Annuity Options,” and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant’s death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under “Annuity Options.”) You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See “Withdrawals and Market Value Adjustment.”)

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the “Payee.” If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first Account Anniversary.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant’s 95th birthday (“Maximum Annuity Commencement Date”). If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date by sending us written notice in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary. Note that if the Annuitant dies prior to the end of the first month after the Annuity Commencement Date, only one annuity payment will be made.

Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant’s estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate of 3%; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate of 3%. If the Annuitant dies during the period selected, the remaining income payments are made as described above for the payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You must specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Option may not be changed once annuity payments begin.

Amount of Annuity Payments

Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account’s Variable Accumulation Units for Annuity Units upon which we will assess annual insurance charges of 1.70% of your average daily Annuity Unit values. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the “annuity payment rates” in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See “Annuity Payment Rates.”

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests a transfer among Sub-Accounts). However, the dollar amount of the next Variable Annuity payment, which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment, will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

After you annuitize, we will deduct total insurance charges at an annual rate of 1.70% of your average daily Annuity Unit values. We will no longer deduct the mortality and expense risk charge or the charges for any optional living benefit or optional death benefit. The 1.70% charge, which includes an administrative expense charge and a distribution fee, compensates us for the risks and expenses associated with providing annuity payments during the Income Phase.

Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable annuity payment rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. (See “Annuity Payment Rates.”)

Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment, except as otherwise provided under your applicable living benefit.

Transfer of Variable Annuity Units

During the Income Phase, the Annuitant may transfer Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. Any such transfers may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the “Funds’ Shareholder Trading Policies”). The applicability of the Funds’ Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this Prospectus under “Funds’ Shareholder Trading Policies.” For the reasons discussed there, you should review and comply with each Fund’s Shareholder Trading Policies, which are disclosed in the Funds’ current prospectuses.

To make a transfer, the Annuitant sends us, at our mailing address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to transfer and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the transfer would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the transfer request.

Before transferring Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only transfers among Sub-Accounts. No transfers to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account fee from Fixed Annuity payments.

Annuity Payment Rates

Annuity payment rates are the rates we use to determine the dollar amount of an annuity payment under each Annuity Option. The Contract contains annuity payment rate schedules for each Annuity Option described in this Prospectus. These schedules show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see “Other Contract Provisions - Modification”).

The annuity payment rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the annuity payment rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person’s death before the Income Phase, as described under the “Death Benefit” section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification, in good order. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits will continue to be based on the Covered Person and not the Participant. The amount payable on the death of the new Participant will be the Surrender Value.

Voting of Fund Shares

To the extent required by law, we will vote all shares held in the Variable Account in accordance with instructions we receive from persons with voting interests in the Funds. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract in which the Owner has reserved this right. During the Income Phase, the Payee (that is, the Annuitant or Beneficiary entitled to receive benefits) is the person having the right to give voting instructions.

Before a vote of the shareholders of a Fund occurs, each person with voting interests in the Fund will receive voting materials from us. We will ask those persons to instruct us on how to vote and to return their respective voting instructions to us in a timely manner. Each such person is permitted to cast votes based on the dollar value of the shares of each Fund that we hold for your Contract in the corresponding Sub-Account. We calculate this value based on the number of Variable Accumulation Units or Variable Annuity Units allocated to your Contract as of the date set by the Fund and the value of each Variable Accumulation Unit or Variable Annuity Unit on that date. We count fractional votes.

We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from person(s) with voting interests in the Fund. Because of this method of proportional voting, a small number of persons with voting interests in the Fund may determine the outcome of a shareholder vote. If, however, we determine that we are permitted to vote the Fund shares in our own right, then we may do so.

Note: Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular retirement plan and under the Investment Company Act of 1940. Employees who contribute to retirement plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such retirement plans may also provide the additional extent, if any, to which an Owner shall follow voting instructions of persons with rights under those plans. If no voting instructions are received from any such person with respect to a particular Contract, the Owner may instruct us as to how to vote the number of Fund shares for which instructions may be given.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any negative market value adjustments and federal taxes on withdrawals), minimum distributions, death benefit payments, transfers (excluding dollar-cost averaging transfers) and living benefit credits or refunds. Such confirmations will be sent within two business days after the transaction occurs.

In addition, within five business days after each calendar quarter, we will send you, by regular U.S. mail, a statement showing your current Account Value, death benefit value, and investment allocation by asset class. Each quarterly statement will detail transactions that occurred during the last calendar quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, step-ups credited on living benefits, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the Funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

If you have enrolled in the electronic delivery service and consented to receive documents electronically, we will send you an email at the address you provided notifying you when we have posted your confirmations, statements, and reports on our website.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. You will receive notice of any such Fund changes that affect your Contract by a supplement to this Prospectus.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may supplement this Prospectus to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract. Any changes we make by splitting or combining Variable Accumulation Unit values must comply with federal securities laws and regulations.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification is consistent with federal securities laws and regulations and: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see “Change in Operation of Variable Account”); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may supplement this Prospectus to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any two or more variable accounts or Sub-Accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may supplement this Prospectus and make appropriate endorsement to the Contract as necessary to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our mailing address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. (Information about your right to return period can be found on the first page of your Contract or prominently displayed in an endorsement to your Contract. You can also obtain information about your right to return period by contacting your sales representative.) When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires return of Purchase Payments, we will return the greater of (1) your Surrender Value or (2) the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity (“IRA”), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within seven days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a “ten day free-look,” notwithstanding the provisions of the Internal Revenue Code.

TAX PROVISIONS

This section provides general information on the federal income tax consequences of ownership of a Contract and is not intended as tax advice. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money – generally for retirement purposes. If you invest in a variable annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your Contract is called a “Qualified Contract.” If your annuity is independent of any formal retirement or pension plan, it is termed a “Non-Qualified Contract.” The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

U.S. Federal Income Tax Provisions

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax provisions affecting Contracts issued in Puerto Rico, see “Puerto Rico Tax Provisions.”

Taxation of Non-Qualified Contracts

Deductibility of Purchase Payments. For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the “investment in the contract” for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

Pre-Distribution Taxation of Contracts. Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an “immediate annuity”, which the Internal Revenue Code (the “Code”) defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase an annuity should be based on the assumption that the purchase of an annuity is necessary to obtain tax deferral under a qualified plan.

Distributions and Withdrawals from Non-Qualified Contracts. The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a “full surrender”), the taxable portion will equal the amount you receive less the “investment in the contract” (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

Annuity Payments. A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee’s expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

Penalty Tax on Certain Withdrawals. A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the Owner, to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above). Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a qualified tax professional with regard to exceptions from the penalty tax.

Taxation of Death Benefit Proceeds. Death benefits paid upon the death of a Participant are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the investment in the contract is not affected by the Participant’s or annuitant’s death, i.e., the investment in the contract must still be determined by reference to the Participant’s investment in the Contract. Special mandatory distribution rules also apply after the death of the Participant when the beneficiary is not the surviving spouse of the Participant.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the designation of an Annuitant other than the Owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange should consult a qualified tax professional as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability.  Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner’s income when a taxable distribution occurs.

Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. None of the payment options under the Contract is intended to qualify for this “partial annuitization” treatment.

Taxation of Qualified Contracts

“Qualified Contracts” are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax- deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan’s specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

Pension and Profit-Sharing Plans. Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self- employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans. Adverse tax consequences to the retirement plan, the participant or both may result if the Contract is transferred to any individual as a means to provide benefit payments, unless the plan complies with all the requirements applicable to such benefits prior to transferring the Contract.

Tax-Sheltered Annuities. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities (“TSA”).

Effective October 1, 2008, we stopped issuing any new TSAs, including Texas Optional Retirement Program annuities. We no longer accept any additional Purchase Payments to any previously issued TSAs.

The Internal Revenue Service’s (“IRS”) comprehensive TSA regulations are generally effective January 1, 2009, and these regulations, subsequent IRS guidance, and/or the terms of an employer’s TSA plan impose new restrictions on TSAs, including restrictions on (1) the availability of hardship distributions and loans, (2) TSA exchanges within the same employer’s TSA plan, and (3) TSA transfers to another employer’s TSA plan. You should consult with a qualified tax professional about how the regulations affect you and your TSA.

If TSAs are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when you attain age 59½, have a severance from employment with the employer, die or become disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. Financial hardship withdrawals (as well as certain other premature withdrawals) are fully taxable and will be subject to a 10% federal income tax penalty, in addition to any applicable Contract withdrawal charge. Under certain circumstances the 10% federal income tax penalty will not apply if the withdrawal is for medical expenses. A financial hardship withdrawal may not be repaid once it is taken.

The IRS’s TSA regulations provide that TSA financial hardship withdrawals will be subject to the IRS rules applicable to hardship distributions from 401(k) plans. Specifically, if you have not terminated your employment or reached age 59½, you may be able to withdraw a limited amount of monies if you have an immediate and heavy financial need and the withdrawal amount is necessary to satisfy such financial need. An immediate and heavy financial need may arise only from:

●	deductible medical expenses incurred by you, your spouse, or your dependents;
●	payments of tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, or your dependents;
●	costs related to the purchase of your principal residence (not including mortgage payments);
●	payment necessary to prevent eviction from your principal residence or foreclosure of the mortgage on your principal residence;
●	payments for burial or funeral expenses for your parent, spouse, children, or dependents; or
●	expenses for the repair of damage to your principal residence that would qualify for the federal income tax casualty deduction.

You will be required to represent in writing to us (1) that your specified immediate and heavy financial need cannot reasonably be relieved through insurance or otherwise, by liquidation of your assets, by ending any contributions you are making under your TSA plan, by other distributions and nontaxable loans under any of your qualified plans, or by borrowing from commercial sources and (2) that your requested withdrawal amount complies with applicable law, including the federal tax law limit. And, unless your TSA was issued prior to September 25, 2007 and the only payments you made to such TSA were TSA funds you transferred directly to us from another TSA carrier (a “90-24 Transfer TSA”), your TSA employer also may need to agree in writing to your hardship request.

If your TSA contains a provision that permits loans, you may request a loan but you will be required to represent in writing to us that your requested loan amount complies with applicable law, including the federal tax law limit. And, unless your TSA is a 90-24 Transfer TSA, your TSA employer also may need to agree in writing to your loan request.

TSAs, like IRAs, are subject to required minimum distributions under the Code. TSAs are unique, however, in that any account balance accruing before January 1, 1987 (the “pre-1987 balance”) needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular TSA plan, you may be entitled to transfer or exchange all or a portion of your TSA to one or more alternative funding options within the same or different TSA plan. You should consult the documents governing your TSA plan and your plan administrator for information as to such investment alternatives. If you wish to transfer/exchange your TSA, you will be able to do so only if the issuer of the new TSA certifies to us that the transfer/exchange is permissible under the TSA regulations and the applicable TSA plan. Your TSA employer also may need to agree in writing to your transfer/exchange request.

Individual Retirement Accounts and Annuities. Individual Retirement Accounts and Annuities (“IRAs”), as defined in Section 408 of the Code, permit eligible individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. In addition, certain distributions from some other types of retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled “Right to Return.” If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

Roth Individual Retirement Arrangements. Section 408A of the Code permits certain eligible individuals to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you roll over from or convert a traditional IRA Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract’s account balance. Thus, you should consult with a qualified tax professional prior to any conversion.  Distributions from a Roth IRA are generally not taxed, except that once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.  A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

Distributions and Withdrawals from Qualified Contracts. In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59½, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an IRA and roll over some or all of that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may be able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

Withholding. In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, a non-surviving-spouse Beneficiary may elect a direct rollover only to a so-called inherited IRA. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

In certain circumstances, owners of variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of our Contracts, such as the flexibility of an owner to allocate premium payments and transfer amounts among the investment divisions of the separate account, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over separate account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

Impact of Optional Death Benefits and Optional Living Benefits

For a further discussion, please refer to “Tax Issues Under SIR”

Qualified Contracts. If your Contract is a Qualified Contract other than a Roth IRA, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70½ or, for non-IRAs, the date of retirement instead of age 70½ if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract’s value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations.

The IRS’s RMD regulations provide that the annual RMD amount is to be calculated based on the Contract’s Account Value as of 12/31 plus “the actuarial present value of any additional benefits” that are provided under your Contract (such as optional death and living benefits) which is also calculated as of 12/31. When we notify you yearly of the RMD amount, we will inform you if the calculation included the actuarial present value of any additional benefits since such inclusion would have increased your RMD amount. Because of the above actuarial present value requirements, your election of a Contract’s optional benefit could cause your RMD amount to be higher than it would be without such an election. Additionally, if your RMD amount exceeds your guaranteed withdrawal amount under an optional living benefit, you will have to withdraw more than the guaranteed withdrawal amount to avoid the imposition of a 50% excise tax, causing a reset of your guaranteed withdrawal benefit. Prior to electing to participate in any optional benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on your yearly RMD amounts.

You may take an RMD amount calculated for a particular Individual Retirement Annuity from that Annuity or from another IRA of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under any optional living benefit, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under any optional living benefit, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59½, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59½.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under any optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you convert such a traditional Annuity or Account to a Roth IRA (see “Roth Individual Retirement Arrangements”), the IRS’s rules for determining the amount of your taxable income at the time of conversion include an amount based on the RMD actuarial present value requirements discussed above. Thus, your initial or renewal election of an optional benefit could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

For Qualified Contracts issued other than as Individual Retirement Annuities, (1) we do not calculate your annual RMD amount nor do we notify you of such amount and (2) you should contact the Account’s trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract’s value (including any actuarial present value of additional benefits discussed below) so that it can be used by the trustee or custodian in the Account’s RMD calculations.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and your information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity’s cash value exceeds the investment in the contract. There is no definition of “cash value” in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional benefit. If this were to occur, election of an optional benefit could cause any withdrawal, including a withdrawal under the withdrawal benefit of any optional living benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional benefit (or, if applicable, prior to renewing your participation in any optional living benefit), you should consult with a qualified tax professional as to the meaning of “cash value.”

Treatment as Withdrawals or Annuity Payments. It is not clear whether payments made during the Income Phase will be taxed as withdrawals or as annuity payments. This is significant for Non-Qualified Contracts because withdrawals are taxed less favorably than are annuity payments. In view of this uncertainty, we intend to adopt a conservative approach and treat payments during the settlement phase under non-qualified contracts as withdrawals. Similarly for Qualified Contracts, we will apply the non-annuity rules for determining minimum required distributions, meaning that a percentage of the value of all benefits under the contract will need to be withdrawn each year. The value may have to include the value of enhanced death benefits and other optional contract provisions. Consult a qualified tax professional.

Federal Defense of Marriage Act and Same-Sex Marriages

The Contract provides that upon your death a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. Because of the Federal Defense of Marriage Act, all such Contract continuation rights are available only to a person who is defined as a “spouse” under such Act and that definition does not include a same-sex spouse. Thus, under current Federal law, if you are in a same-sex marriage, your spouse would not be able to exercise any of the Contract’s spousal continuation rights. You should consult a qualified tax professional for advice before purchasing a Contract and/or joint-life coverage under an optional living benefit.

Federal Estate Taxes

While no attempt is being made to discuss the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Generation-skipping Transfer Tax

Under certain circumstances, the Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010

The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the “2010 Act”) increases the federal estate tax exemption to $5,000,000 and reduces the federal estate tax rate to 35%; increases the Federal gift tax exemption to $5,000,000 and retains the federal gift tax rate at 35%; and increases the generation-skipping transfer (“GST”) tax exemption to $5,000,000 and reduces the GST tax rate to 35%.  Commencing in 2012, these exemption amounts will be indexed for inflation.

The estate, gift, and GST provisions of the 2010 Act are only effective until December 31, 2012, after which the provisions will sunset, and the federal estate, gift and GST taxes will return to their pre-2001 levels, resulting in significantly lower exemptions and significantly higher tax rates.  Between now and the end of 2012, Congress may make these provisions of the 2010 Act permanent, or they may do nothing and allow these 2010 Act provisions to sunset, or they may alter the exemptions and/or applicable tax rates.

The uncertainty as to how the current law might be modified in coming years underscores the importance of seeking guidance from a qualified professional to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

Medicare Tax

Beginning in 2013, distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

Annuity Purchases by Residents of Puerto Rico

The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax professional regarding U.S. state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a qualified tax professional with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

Puerto Rico Tax Provisions

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended and Section 1031.01 of the 2011 Internal Revenue Code for a New Puerto Rico, as amended (collectively the “Puerto Rico Code”). Under the current provisions of the Puerto Rico Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant’s aggregate premiums or other consideration paid.

The provisions of the Puerto Rico Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico Code. See the applicable text of this Prospectus under the heading “Federal Tax Status” dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S. source income that is subject to U.S. income tax withholding and reporting. Under “TAX PROVISIONS,” see “Pre-Distribution Taxation of Contracts,” “Distributions and Withdrawals from Non-Qualified Contracts,” “Withholding” and “Non-Qualified Contracts.” You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

Contracts are sold by licensed insurance agents (“the Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms (“the Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934 who are members of the Financial Industry Regulatory Authority (“FINRA”) and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. (“Clarendon”), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of FINRA.

The Company (or its affiliate, for purposes of this section only, collectively, “the Company”), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract.  The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Participant or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 2.00% of Purchase Payments, and 1.25% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations, and this compensation may be significant in amount.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. This compensation may be significant in amount and may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as “override” compensation, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of the Company’s products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent. The prospect of receiving, or the receipt of additional compensation as described above may provide Selling Broker-Dealers with an incentive to favor sales of the Contracts over other variable annuity contracts (or other investments) with respect to which the Selling Broker-Dealer does not receive additional compensation, or lower levels of additional compensation. You should take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Contracts or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliates (including its registered representatives) associated with such reinsurance arrangements could be significant in amount and could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

As discussed in the preceding paragraphs, the Selling Broker-Dealer may receive numerous forms of payments that, directly or indirectly, provide incentives to, and otherwise facilitate and encourage the offer and sale of the Contracts by Selling Broker-Dealers and their registered representatives. Such payments may be greater or less in connection with the Contracts than in connection with other products offered and sold by the Company or by others. Accordingly, the payments described above may create a potential conflict of interest, as they may influence your Selling Broker-Dealer or registered representative to present a Contract to you instead of (or more favorably than) another product or products that might be preferable to you.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading “Waivers; Reduced Charges; Special Guaranteed Interest Rates.” During 2008, 2009, and 2010, approximately $772,651, $2,519,171, and $1,506,424,  respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts described in this Prospectus.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC’s public reference facilities at the following location: 100 F Street, N.E., Washington, D.C. 20549-0102, telephone (202) 551-8090. The SEC’s public reference room will also provide copies by mail for a fee. You may also find these materials on the SEC’s website (www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Such insurance holding company legislation protects the Company’s ability to pay all guaranteed contract benefits, including any optional living benefits and death benefits. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer’s own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable. A state’s assessment on insurers in connection with the state guaranty fund would not affect Sun Life’s obligation to pay guaranteed contract benefits, including any optional living benefits and death benefits. If an assessment were so large as to affect Sun Life’s own ability to meet its obligations, then the provisions to excuse, defer, or offset such assessment would allow Sun Life to pay guaranteed contract benefits.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

Sun Life (U.S.), like other insurance companies, is involved in lawsuits, including class action lawsuits. Although the outcome of any litigation cannot be predicted with certainty, Sun Life (U.S.) believes that, at the present time, there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Variable Account, on the ability of Clarendon Insurance Agency, Inc. to perform under its principal underwriting agreement, or on our ability to meet our obligations under the Contract.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company’s assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2010 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)	2
Advertising and Sales Literature	2
Tax - Deferred Accumulation	3
Calculations	4
Example of Variable Accumulation Unit Value Calculation	4
Example of Variable Annuity Unit Calculation	4
Example of Variable Annuity Payment Calculation	4
Distribution of the Contracts	4
Custodian	4
Independent Registered Public Accounting Firm	5
Financial Statements	5

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT QUARTER: A three-month period, with the first Account Quarter beginning on your Issue Date.

ACCOUNT VALUE: The Variable Account Value, if any, plus the Fixed Account Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the “Accumulation Period” in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in “Calculating the Death Benefit.”

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant. The Annuitant becomes the Payee on the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the “designated beneficiary” for purposes of Section 72(s) of the Code in the event of the Participant’s death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant on or after the Annuity Commencement Date.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY (“WE,” “US,” “SUN LIFE (U.S.)”): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. The Participant/Owner is the Covered Person unless there is a non-natural Owner, such as a trust, in which case the Annuitant is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person’s death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary’s election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary’s election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DESIGNATED FUNDS: The limited investment options you can choose if you are participating in a living benefit.

DUE PROOF OF DEATH: Receipt by the Company of (1) an original certified copy of an official death certificate or an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, and (2) any other information or documentation required by the Company that is necessary to make payment (e.g., taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the “Date of Coverage” in the Contract.

MAXIMUM ANNUITY COMMENCEMENT DATE: The first day of the month following the youngest Annuitant’s 95th birthday.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than, or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant’s interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The Business Day your Application is received by the Company at its mailing address. The ages of all Owners and Annuitants on the Open Date determines your eligibility for purchasing a Contract and for electing the optional death benefit and the optional living benefit.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term “Owner,” as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes (1) an Annuitant or (2) a Beneficiary who becomes entitled to benefits upon the death of the Participant, or upon the death of the Annuitant on or after the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full withdrawal (or surrender) of your Contract. Your age on the Open Date determines your eligibility for purchasing a Contract and for electing the optional death benefit and the optional living benefit.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms “you” and “your” refer to “Owner,” “Participant,” and/or “Covered Person” as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment (“MVA”)

The MVA Factor is:

(1 + I	)	N/12	- 1
1 + J + b

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	(1 + I )	N/12	- 1
	1 + J + b

=	(1 + .06)	24/12	- 1
	1 + .08

=	(.981) [2]	- 1

=	.963 - 1

=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73.

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount. For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	(1 + I )	N/12	- 1
	1 + J + b

=	(1 + .06)	24/12	- 1
	1 + .05

=	(1.010) [2]	- 1

=	1.019 - 1

=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48.

$213.48 represents the MVA that would be added to the value of the Guarantee Amount. For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount.

APPENDIX C -
PREVIOUSLY AVAILABLE OPTIONAL DEATH BENEFITS AND EXAMPLES

5% PREMIUM ROLL-UP (“5% ROLL-UP”) DEATH BENEFIT

Under the 5% Roll-Up, the death benefit will be the greater of:

●	the amount payable under the basic death benefit, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this death benefit, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this death benefit equals twice the sum of your Adjusted Purchase Payments.

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value*	=	$ 89,950
Total of Adjusted Purchase Payments**	=	$ 80,000
5% Premium Roll-Up Value***	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($120,000 ÷ $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

EARNINGS ENHANCEMENT BENEFIT PREMIER (“EEB PREMIER”) DEATH BENEFIT

If you elected EEB Premier, your death benefit will be the amount payable under the basic death benefit, PLUS the “EEB Premier amount.” Calculated as of the Death Benefit Date, the “EEB Premier amount” is determined as follows:

●
If you are 69 or younger on your Open Date, the “EEB Premier amount” will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the “EEB Premier amount” will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the “EEB Premier amount” will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the “EEB Premier amount.”

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner’s 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner’s 70th birthday and death occurs in year 9.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier Amount	=	$ 13,417

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($115,000 ÷ $135,000) = $85,185

EARNINGS ENHANCEMENT BENEFIT PREMIER PLUS (“EEB PREMIER PLUS”) DEATH BENEFIT

If you elected EEB Premier Plus, your death benefit will be the amount payable under the basic death benefit, PLUS the “EEB Premier Plus amount.” Calculated as of the Death Benefit Date, the “EEB Premier Plus amount” is determined as follows:

●
If you are 69 or younger on your Open Date, the “EEB Premier Plus amount” will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 150% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the 12 months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the “EEB Premier Plus amount” will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 60% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the “EEB Premier Plus amount” will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the “EEB Premier Plus amount.”

Example:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner’s 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus with 5% Roll-up amount	=	$ 26,250

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

EARNINGS ENHANCEMENT BENEFIT PREMIER WITH MAV (“EEB PREMIER WITH MAV”) DEATH BENEFIT

If you elected EEB Premier with MAV, your death benefit will be the amount payable under the MAV death benefit PLUS the “EEB Premier amount.” Calculated as of your Death Benefit Date, the “EEB Premier amount” is as follows:

●
If you are 69 or younger on your Open Date, the “EEB Premier amount” will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the “EEB Premier amount” will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the “EEB Premier amount” will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the “EEB Premier amount.”

Example:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner’s 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the MAV death benefit plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

EARNINGS ENHANCEMENT BENEFIT PREMIER WITH 5% ROLL-UP (“EEB PREMIER WITH 5% ROLL-UP”) DEATH BENEFIT

If you elected EEB Premier with 5% Roll-Up, your death benefit will be the amount payable under the 5% Roll-Up death benefit PLUS the “EEB Premier amount.” Calculated as of your Death Benefit Date, the “EEB Premier amount” is determined as follows:

●
If you are 69 or younger on your Open Date, the “EEB Premier amount” will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the “EEB Premier amount” will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the “EEB Premier amount” will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the “EEB Premier amount.”

Example:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner’s 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up death benefit plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

APPENDIX D -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

International/Global Equity Fund	Real Estate Equity Fund
MFS® Global Growth Portfolio, Service Class	Sun Capital Global Real Estate Fund, Initial Class
Mid-Cap Equity Fund	Multi- Sector Bond Fund
MFS® Mid Cap Growth Portfolio, Service Class	MFS® Strategic Income Portfolio, Service Class

Massachusetts Financial Services Company advises the MFS® Funds.  Sun Capital Advisers LLC advises Sun Capital Global Real Estate Fund (sub-advised by Massachusetts Financial Services Company).

If you purchased your Contract before March 5, 2007, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	International/Global Equity Fund
MFS® Growth Portfolio, Service Class	MFS® Global Research Portfolio - S Class
MFS® Massachusetts Investors Growth Stock Portfolio,	Small-Cap Equity Funds
Service Class	MFS® New Discovery Portfolio, Service Class
MFS® Blended Research® Core Equity Portfolio, Service Class	Oppenheimer Main Street Small- & Mid-Cap Fund®/VA
Service Shares[1]

1 Formerly Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

Massachusetts Financial Services Company advises the MFS® Funds. OppenheimerFunds, Inc. advises Oppenheimer Main Street Small- & Mid-Cap Fund®/VA.

If you purchased your Contract before March 10, 2008, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Mid-Cap Equity Funds
SCSM Lord Abbett Growth and Income Fund, Initial Class	SCSM Goldman Sachs Mid Cap Value Fund, Initial Class
Asset Allocation Fund	Short-Term Bond Funds
PIMCO All Asset Portfolio, Administrative Class	SCSM Goldman Sachs Short Duration Fund, Initial Class
International/Global Equity Fund	High Yield Bond Fund
Templeton Foreign Securities Fund, Class 2	MFS® High Yield Portfolio, Service Class
Emerging Markets Equity Fund	Money Market Fund
Templeton Developing Markets Securities Fund, Class 2	MFS® Money Market Portfolio, Service Class

Massachusetts Financial Services Company, our affiliate, advises the MFS® Funds. Pacific Investment Management Company LLC advises PIMCO All Asset Portfolio. Sun Capital Advisers, LLC advises the Sun Capital Funds: SCSM Goldman Sachs Mid Cap Value Fund and SCSM Goldman Sachs Short Duration (sub-advised by Goldman Sachs Asset Management, L.P.) and SCSM Lord Abbett Growth and Income Fund (sub-advised by Lord, Abbett & Co. LLC). Templeton Asset Management Ltd. advises Templeton Developing Markets Securities Fund. Templeton Investment Counsel, LLC advises Templeton Foreign Securities Fund.

If you purchased your Contract before October 20, 2008, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Fund	Target Date Fund
Oppenheimer Main Street Fund®/VA, Service Shares	Fidelity® Variable Insurance Products Fund IV - Freedom
International/Global Equity Fund	2010 Portfolio, Service Class 2[2]
AllianceBernstein International Value Portfolio,	Intermediate-Term Bond Fund
Class B	PIMCO Total Return Portfolio, Administrative Class
Inflation-Protected Bond Fund
PIMCO Real Return Portfolio, Administrative Class

2 This is a Fund of Funds option and expenses of the Fund include the Fund level expenses of the underlying Funds as well. The Fund may be more expensive than Funds that do not invest in other Funds.

AllianceBernstein L.P. advises AllianceBernstein International Value Portfolio. Pacific Investment Management Company LLC advises the PIMCO Portfolios. OppenheimerFunds, Inc. advises Oppenheimer Main Street Fund®/VA. Strategic Advisers, Inc. advises Fidelity® Variable Insurance Products Fund IV - Freedom 2010 Portfolio.

If you purchased your Contract before February 17, 2009, you may make subsequent Purchase Payments and transfers into the following investment option that was available for investment prior to that date:

Asset Allocation Fund
Franklin Templeton VIP Founding Funds Allocation
Fund, Class 2[3]

3 This is a Fund of Funds option and expenses of the Fund include the Fund level expenses of the underlying Funds as well. The Fund may be more expensive than Funds that do not invest in other Funds.

Franklin Templeton Services, LLC administers Franklin Templeton Founding Funds Allocation Fund (with the following advising the underlying portfolios of the fund: Franklin Advisers, Inc. advising Franklin Income Securities Fund, Franklin Mutual Advisers LLC advising Mutual Shares Securities Fund and Templeton Global Advisers Limited advising Templeton Growth Securities Fund).

If you purchased your Contract before August 17, 2009, you may make subsequent Purchase Payments and transfers into the following investment option that was available for investment prior to that date:

Asset Allocation Fund
Oppenheimer Balanced Fund/VA, Service Shares

OppenheimerFunds, Inc. advises Oppenheimer Balanced Fund/VA.

APPENDIX E -
SECURED RETURNS FOR LIFE PLUSSM

The optional living benefit known as Secured Returns for Life Plus (“Secured Returns for Life Plus,” “Benefit,” or “the rider”) was available for Contracts purchased on or after May 5, 2008, and prior to February 17, 2009. The following information applies to your Contract if you elected to participate in Secured Returns for Life Plus. Secured Returns for Life Plus is no longer available for sale on new Contracts. Since we are no longer offering Secured Returns for Life Plus to new Owners, renewals are no longer available.

Secured Returns for Life Plus provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit (“AB”) Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit (“WB”) Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.(You should note that the Benefit does not, in all cases, guarantee payments “for Life.” Certain actions you take may reduce, and even terminate, your Benefit including reducing your Account Value to zero and thereby terminating your Contract without value.)

In addition, Secured Returns for Life Plus includes a bonus feature (called the “Plus 5 Program”) that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Account Year. These bonuses will not increase your guaranteed amount under the AB Plan. We will, however, keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan. The bonuses under the Plus 5 Program are discussed further in this Appendix under “Plus 5 Program.”

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date:
The date when the AB Plan matures. If you are younger than 85 on the Issue Date, your AB Plan Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your last step-up. (See “Step-Up.”) If you are 85 on the Issue Date, your AB Plan Maturity Date is your Maximum Annuity Commencement Date.

Plus 5 Period:	The period of time equal in length to the first 10 Account Years; or, if less than 10 years, the period of time up to the Account Year in which the oldest Participant attains age 80.

Bonus Base:
An amount that is equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the “GLB amount”):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit Amount (the “RGLB amount”):
The minimum amount guaranteed if you elected the WB Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the “GLB Base”):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Account Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Participant on the date of the first withdrawal under the WB Plan or most recent Step-Up Date. If your Contract is co-owned, the age of the oldest Participant will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit, the terms “you” and “your” refer to the oldest Participant or the surviving spouse of the oldest Participant as described under “Death of Participant Under the AB Plan” and “Death of Participant Under the WB Plan.” In the case of a non-natural Participant, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in a Designated Fund at all times during the term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled “Designated Funds” in the prospectus to which this Appendix is attached.

When you elected to participate in Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefits under the WB Plan, provided that you make the election prior to the earliest of the date your AB Plan matures, the Contract’s Maximum Annuity Commencement Date, and the date you annuitize. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit (“AB”) Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated to the Designated Fund in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described in this Appendix under “Step -Up”) and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Account Anniversary will be reduced depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit. In particular, Purchase Payments made after the second Account Year may significantly reduce the value of this Benefit to you.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See “Refund of Secured Returns for Life Plus Charges Under the AB Plan” in this Appendix) For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in this Appendix.

Guaranteed Minimum Withdrawal Benefit (“WB”) Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Account Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Account Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described in this Appendix under “Withdrawals Under Secured Returns for Life Plus.”

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your Maximum WB for Life Amount every Account Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Account Year after your first Account Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Account Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed in this Appendix under “Withdrawals Under Secured Returns for Life Plus.”

Your Guaranteed Living Benefit Base is also set equal to the RGLB amount on the date you elect to participate in the Guaranteed Minimum Withdrawal Benefit Plan. Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described above under “Guaranteed Minimum Accumulation Benefit (“AB”) Plan” plus any accrued bonuses. This value is used to determine your Maximum WB for Life Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Account Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount
65 or older	5% of the Lifetime Income Base
64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Account Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See “Withdrawals Under Secured Returns for Life Plus” in this Appendix.)

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawal under the WB Plan as shown in the above chart or your most recent “Step-Up Date,” described in this Appendix under “Step-Up.” Under the WB Plan, after your fourth Account Anniversary, you may not make any additional Purchase Payments unless your Benefit under the rider has been cancelled, terminated, or revoked. After the fourth Account Anniversary, any Purchase Payments you submit while participating in the WB Plan will be returned to you.

For examples of how we calculate benefits under the WB Plan, see Examples 5 and 6 in this Appendix.

Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your Secured Returns for Life Plus Benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Account Years, you will be able to take larger withdrawals in the later Account Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Account Years (the “Plus 5 Period”). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Account Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the “Bonus Base”) and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Account Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Account Anniversary (prior to calculating your new GLB Base or Lifetime Income Base). In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Account Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount. Before taking a withdrawal during the Plus 5 Period, you should carefully consider the negative effect this will have on your Plus 5 bonuses.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Program do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

Cost of Secured Returns for Life Plus

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under “Variable Accumulation Unit Value” in the prospectus to which this Appendix is attached. Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year for Secured Returns for Life Plus is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.125%. (See Example 18 in this Appendix.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. The maximum charge you can pay for Secured Returns for Life Plus in any one Account Year is equal to 0.50% of the highest Account Value at any point in that Account Year.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus:

●	your Benefit matures;

●	your Benefit is revoked (see “Revocation of Secured Returns for Life Plus” in this Appendix); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Fund, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Account Anniversary. (See “Cancellation of Secured Returns for Life Plus” in this Appendix.)

Withdrawals Under Secured Returns for Life Plus
Any withdrawals you take under Secured Returns for Life Plus may reduce the value of your Benefit under the rider. Such withdrawals affect your Benefit differently depending upon whether you are participating in the AB Plan or the WB Plan. In either case, however, a withdrawal may reduce the value of the Benefit by an amount greater than the amount of the withdrawal.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your Benefit under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your Benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

You should be aware that, if your Account Value is less than the amount of your Benefit at the time a withdrawal is taken, your GLB amount will be reduced by an amount equal to or more than the amount withdrawn. Thus, withdrawals taken in a down market could severely reduce, and even terminate, your benefits under Secured Returns for Life Plus, including reducing your Account Value to zero and thereby terminating your Contract without value.

We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See Example 3 in this Appendix.) However, as discussed in detail under “Plus 5 Program,” even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced by the amount of the withdrawal, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Account Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. You should be aware that, if you withdraw more than your Maximum WB Amount at time when your Account Value is less than the amount of your Benefit, your RGLB amount will be reduced by an amount equal to or more than the excess amount withdrawn. Thus, withdrawals taken in a down market could severely reduce, and even terminate, your benefits under Secured Returns for Life Plus, including reducing your Account Value to zero and thereby terminating your Contract without value.

Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced by the amount of the withdrawal, and

●	your Account Value after the withdrawal.

Your new GLB Base will be the lesser of:

●	your previous GLB Base reduced by the amount of the withdrawal in excess of the Maximum WB Amount, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced by the amount of the withdrawal in excess of the Maximum WB Amount, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of your new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your Benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced by the amount of such withdrawals, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive, subject to the other terms and conditions described herein.

If, however, in any one Account Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced by the amount of the withdrawal in excess of the Maximum WB for Life Amount, and

●	the Account Value after the withdrawal.

Your new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the most recent “Step-Up Date,” if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Most Recent Step-Up Date	New Maximum WB for Life Amount
65 or older	5% of the new Lifetime Income Base
64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Account Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

●
A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce and even terminate your Secured Returns for Life Plus Benefits, including reducing your Account Value to zero and thereby terminating your Contract without value.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate and your Contract will terminate without value.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until you die. In that case, after your death, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2)	You (or your beneficiary if you have died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 5 through 7 and Examples 11 and 12 in this Appendix.

Annuitization Under the WB Plan

Under the WB Plan, if your Account Value is greater than zero on the Maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the Maximum Annuity Commencement Date you may elect to:

●	annuitize the Contract as described under “THE INCOME PHASE - ANNUITY PROVISIONS” in the prospectus to which this Appendix is attached;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until a Participant dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the death benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we may automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain. Note that the Maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday. See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS” in the prospectus to which this Appendix is attached.

Cancellation of Secured Returns for Life Plus

Transfers among the Designated Funds are permitted as described in the prospectus to which this Appendix is attached under “Transfer Privilege.” If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

A change of ownership of the Contract may also cancel Secured Returns for Life Plus.

Once Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for Secured Returns for Life Plus until your 7th Account Anniversary.

Revocation of Secured Returns for Life Plus

Anytime after your 7th Account Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your first Account Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your first Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the first or any subsequent Account Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the “Step-Up Date”), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least one full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least one full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and greater than the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the above $5,000,000 limits, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your Maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the Maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefits under the AB Plan will “mature” on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus charge, i.e. the “AB Plan Maturity Date”). If you elect to step-up your GLB amount, the term of your benefits under the AB Plan will change. After you make a step-up election, your benefits under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Example 4 in this Appendix.) Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step-up, and

●	zero.

Thus, a step-up while the AB Plan is in effect will cause a reduction in the amount of any accrued bonuses.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth in this Appendix under “Cost of Secured Returns for Life Plus.” If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up. Significant changes in stock market prices, interest rate fluctuations, and competitive industry trends are among the market conditions we consider in whether to change the fee.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your Maximum Annuity Commencement Date. After the step-up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 8 in this Appendix.)

If your Benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described in this Appendix under “Guaranteed Minimum Withdrawal Benefit (‘WB’) Plan”. (See Example 16 in this Appendix.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, any subsequent Purchase Payment will increase, by the full amount of the payment, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Account Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon the “Step-Up Year” in which the Payment was made. (A “Step-Up Year” is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2010, and elected to step-up your Contract on October 1, 2015. Under the AB Plan that you have elected, your Benefit matures on October 1, 2025. For any subsequent Purchase Payments you make into this Contract, your GLB amount and your Bonus Base would increase by the following percentages of such Purchase Payments:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/15 – 10/01/16	100%
2	10/02/16 – 10/01/17	100%
3	10/02/17 – 10/01/18	85%
4	10/02/18 – 10/01/19	85%
5	10/02/19 – 10/01/20	85%
6	10/02/20 – 10/01/21	70%
7	10/02/21 – 10/01/22	70%
8	10/02/22 – 10/01/23	70%
9	10/02/23 – 10/01/24	60%
10	10/02/24 – 10/01/25	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2020 would be guaranteed, whereas 85% of a subsequent Purchase Payment made on October 1, 2020 would be guaranteed. It may be to your disadvantage to make any such Purchase Payments that increase the GLB amount by less that 100% of the payment.

Refund of Secured Returns for Life Plus Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life Plus (“Refund Amount”) by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated to the Designated Fund in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life Plus charges will be made if you change from the AB Plan to the WB Plan.

Death of Participant Under the AB Plan

If any Participant dies while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless the surviving spouse is the sole Beneficiary and elects to continue the Contract. In that case, the surviving spouse has three options under the Contract.

(1)
The spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See “Spousal Continuance” under “DEATH BENEFIT” in the prospectus to which this Appendix is attached.) The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
The surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the Maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
The surviving spouse can elect to participate in a new Secured Returns for Life Plus rider on the original Contract (assuming that the rider is available to new Participants at the time of election and the surviving spouse meets certain eligibility requirements) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Account Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan election.

If the Contract is not continued by the surviving spouse following a Participant’s death while participating in the AB Plan, the Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Death of Participant Under the WB Plan

If any Participant dies while participating in the WB Plan, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If the surviving spouse is the sole Beneficiary and elects to continue the Contract, the spouse has two additional options under the Contract:

(1)
The surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to the spouse. All other benefits under the WB Plan will continue, for the surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See “Spousal Continuance” under “DEATH BENEFIT” in the prospectus to which this Appendix is attached.) The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
The surviving spouse can elect to participate in a new Secured Returns for Life Plus benefit on the original contract (subject to the terms and conditions described above under “Death of Participant Under the AB Plan”) and, thus, be eligible to receive lifetime withdrawal benefits.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as Secured Returns for Life Plus. When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce the GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the rider regarding Excess Withdrawals, when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount. Notice will be given to Contract Owners before we exercise this right.

If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see “Withdrawals Under Secured Returns for Life Plus” in this Appendix).

For a further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the prospectus to which this Appendix is attached.

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU ELECTED SECURED RETURNS FOR LIFE PLUS ON JANUARY 1, 2009 WITH AN INITIAL PURCHASE PAYMENT OF $100,000. YOUR INITIAL GLB AMOUNT EQUALS YOUR PURCHASE PAYMENT AMOUNT OF $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it “matures” on January 1, 2019. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has “matured” in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2019 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2011, you make a Purchase Payment of $80,000. Since you are in your third Account Year, your GLB amount is increased by 85% of this Purchase Payment. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it “matures” on January 1, 2019. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider “matured” in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2019 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2011 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2011 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third Account Year. Therefore, on January 1, 2012, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third Account Year, you do not accrue a bonus amount in that Account Year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it “matures” on January 1, 2019. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has “matured” in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2019 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

EXAMPLE 4: Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2012 your Account Value is $118,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan “maturity date” is now January 1, 2022. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it “matures” on January 1, 2022. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $41,300 ($5,900 per year for seven years). Since your rider has “matured” in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2022 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2009, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2011, you celebrate your 59th birthday. On January 1, 2012:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Account Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2031:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 – ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2009, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Account Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2012:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your Bonus Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2032:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 – ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $7,500 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2009. Assume that your Designated Fund had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Fund, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

●	Assume your fund earns -2% in Account Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 – ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new GLB Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2009, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Fund had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2011:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2012*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2012 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2012 without exceeding your maximum amounts.

EXAMPLE 9: WB election at issue; withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB election at issue; subsequent Purchase Payments made; withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you make a Purchase Payment of $60,000 in your second Account Year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the Purchase Payment. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of:
(i)	your old LIB of $165,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650. Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB election at issue; withdrawals taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2013. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB election at issue; Excess Withdrawal taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal of $6,000 in your second Account Year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of:

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of:
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of:
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of:
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of:
(i)	your old LIB of $90,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725. Your Bonus Base remains at $90,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of:
(i)	your old LIB of $94,500, and
(ii)	the lesser of:
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950. Your Bonus Base remains at $90,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2013. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB election at issue; withdrawals not taken immediately; Step-up elected.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of:
(i)	your old LIB of $115,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750. Your Bonus Base remains at $100,000.

●
Assume that on January 2, 2012 your Account Value is $118,000. Since you have have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of:
(i)	your old LIB of $118,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that while you are in your fourth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of:
(i)	your old LIB of $115,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on March 10, 2011 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2011 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750

●
Assume that while you are in your fourth Account Year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of:
(i)	your old LIB of $96,250, and
(ii)	the lesser of:
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2012 your Account Value is $118,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan “maturity date” is now January 2, 2022. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2014, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of:
(i)	your old LIB of $123,900, and
(ii)	the lesser of:
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2033. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2012 your Account Value is $112,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan “maturity date” is now January 2, 2022. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

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Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

●
Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2014, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of:
(i)	your old LIB of $120,600, and
(ii)	the lesser of:
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2033. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges.

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Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2009, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2009 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2009 is $101,070.29 ($101,196.79 - $126.50).

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On June 30, 2009, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2009 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2009 is $102,179.35 ($102,307.23 - $127.88).

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On September 30, 2009, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2009 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2009 is $103,314.39 ($103,443.69 - $129.30).

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This pattern continues until the maturity date for your Benefit of January 1, 2019. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2019, then no Secured Returns for Life Plus credit will be made to your Account.

EXAMPLE 19: One Year Step-up elected under AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your Guaranteed Living Benefit amount (“GLB amount”) at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on January 1, 2010 your Account Value is $118,000. Since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan Maturity Date is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $5,000, your new accrued bonus amount is set equal to $0.

●
Assume that you remain in the AB plan until it “matures” on January 1, 2020. Assume that you have taken no withdrawals since your Contract was issued. Your accrued bonus amount is $53,100 ($5,900 per year for nine years). Since your rider has “matured” in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

APPENDIX F -
RETIREMENT INCOME ESCALATORSM

The optional living benefit known as Retirement Income Escalator (“RIE” or “the rider”) was available for purchased on or after May 5, 2008 prior to October 20, 2008 and certain contracts purchased on or after October 20, 2008. The following information applies to your Contract if you elected to participate in RIE. RIE is no longer available for sale on new Contracts.

RIE provides an annual income guarantee for life. You can withdraw up to a guaranteed amount each year and, provided you meet certain requirements, we will continue to send you the guaranteed amount even if your Account Value should go to zero. Your income amount will not decrease, provided that your withdrawals do not exceed the guaranteed amount in any year. In general, the longer you wait for your first withdrawal under RIE, the larger the guaranteed annual income amount. To describe how RIE works, we use the following definitions:

RIE Coverage Date:	Your Issue Date if you are at least age 59½ at issue; otherwise, the first Account Anniversary after you attain age 59½.

Annual Withdrawal Amount:
The total guaranteed amount available for withdrawal each Account Year during your life, provided that you comply with certain conditions. The Annual Withdrawal Amount is equal to your current Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. (You should be aware that certain actions you take could significantly reduce the amount of your Annual Withdrawal Amount.)

Lifetime Withdrawal Percentage:
The percentage used to calculate your Annual Withdrawal Amount. The percentage will be 5%, 6%, or 7% depending upon your age on your first withdrawal under the Contract after your RIE Coverage Date. Once determined, the percentage is set for the life of your RIE.

Withdrawal Benefit Base:	The amount used to calculate (1) your Annual Withdrawal Amount and (2) your “RIE Fee” (see “Cost of RIE”).

RIE Bonus Period:
A ten-year period commencing on the Issue Date and ending on your tenth Account Anniversary. If you “step up” your RIE (described below) during the RIE Bonus Period, the RIE Bonus Period is extended to ten years from the date of the step-up.

Bonus Base:
The amount on which bonuses are calculated. The Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced proportionately by any withdrawal taken prior to your RIE Coverage Date or any excess withdrawals (see “Excess Withdrawals” under “Withdrawals Under RIE”).

You and Your:
The terms “you” and “your” refer to the oldest Participant or the surviving spouse of the oldest Participant, as described under “Death of Participant Under RIE with Single-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest annuitant.

Upon annuitization, RIE and any elected optional death benefit automatically terminate.

RIE allows you to withdraw a guaranteed amount of money each year, beginning on your RIE Coverage Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected). Your right to take withdrawals under RIE continues regardless of the investment performance of a Designated Fund, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is 5%, 6% or 7% of your Withdrawal Benefit Base, depending upon your age on the date of your first withdrawal after your RIE Coverage Date.

In addition, if you make no withdrawals in an Account Year during your RIE Bonus Period, we will increase your Withdrawal Benefit Base by an amount equal to 7% of your Bonus Base. The RIE Bonus Period is a 10-year period commencing on your Issue Date. The period will be extended for an additional 10 years commencing on each step-up of the Withdrawal Benefit Base (see “Step-Up Under RIE” in this Appendix), provided that the step up occurs prior to the conclusion of the current 10-year period.

If you are participating in RIE, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

To participate in RIE, all of your Account Value must be invested in a Designated Fund at all times during the term of RIE. (The “term” of RIE is for life, unless your Withdrawal Benefit Base is reduced to zero or your RIE is terminated or cancelled as described in this Appendix under “Cancellation of RIE,” “Depleting Your Account Value,” and “Annuitization Under RIE.”) See “Designated Funds” in the prospectus to which this Appendix is attached.

Under RIE, you have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under “Joint-Life Coverage,” “Death of Participant Under RIE with Single-Life Coverage,” and “Death of Participant Under RIE with Joint-Life Coverage” in this Appendix.

Determining Your Withdrawal Benefit Base

On the Issue Date, we set your Withdrawal Benefit Base equal to your initial Purchase Payment. Thereafter, your Withdrawal Benefit Base is:

●	decreased following any withdrawals you take prior to your RIE Coverage Date;

●	decreased following any withdrawals you take after your RIE Coverage Date, if such withdrawal is in excess of the Annual Withdrawal Amount at the time of the withdrawal;

●	increased by any applicable bonuses;

●	increased by any step-ups as described under “Step-Up Under RIE”; and

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

Determining Your Annual Withdrawal Amount

Your Annual Withdrawal Amount is calculated when you make your first withdrawal after your RIE Coverage Date. It is a set percentage of your Withdrawal Benefit Base. This percentage, known as the Lifetime Withdrawal Percentage, is determined based upon your age at that time, as follows:

Your Age on the Date of the First Withdrawal After Your RIE Coverage Date*	Lifetime Withdrawal Percentage
59½ - 69	5%
70 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

Once set, your Lifetime Withdrawal Percentage will remain the same for the life of your RIE. Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. Therefore, if your Withdrawal Benefit Base changes after your Annual Withdrawal Amount is determined, your Annual Withdrawal Amount will also change. The new Annual Withdrawal Amount will be effective on the next Account Anniversary and, at that time, will reflect any increases caused by a step-up or a bonus that took place during the prior Account Year and any decreases caused by excess withdrawals (described below) that were taken during the prior Account Year. The new Annual Withdrawal Amount will be in effect for all subsequent Account Years, unless and until there is a further change in your Withdrawal Benefit Base.

How RIE Works

Each Account Year, beginning on your RIE Coverage Date, you can take withdrawals totaling up to the amount of your Annual Withdrawal Amount, subject to the terms and conditions discussed below. Even if your Account Value is reduced to zero (other than as a result of an “early withdrawal” or an “excess withdrawal”), as long as your Withdrawal Benefit Base is greater than zero, you will receive your full Annual Withdrawal Amount every year until you die.

If you defer taking any withdrawals in an Account Year during the RIE Bonus Period, your Withdrawal Benefit Base will be increased by an amount equal to 7% of your Bonus Base, thereby increasing your Annual Withdrawal Amount. In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative: any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

Note that the timing and amount of your withdrawals may significantly decrease, and even terminate, your total RIE Benefit, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further in this Appendix under “Withdrawals Under RIE.” Note also that investing in any Fund, other than a Designated Fund, will cancel RIE, as described in this Appendix under “Cancellation of RIE.”

Here is an example of how RIE works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.) Your Withdrawal Benefit Base and your Bonus Base are each set equal to your initial Purchase Payment on your Issue Date. Because you reached age 59½ prior to your Issue Date, your RIE Coverage Date is your Issue Date. You can begin at any time to withdraw up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base. During the RIE Bonus Period, your Withdrawal Benefit Base will increase by 7% of your Bonus Base each Account Year in which you do not take a withdrawal. By deferring your withdrawals during a RIE Bonus Period you will increase your Withdrawal Benefit Base, which in turn may maximize your Annual Withdrawal Amount. After the RIE Bonus Period, you will still be eligible to take your Annual Withdrawal Amount each year and to step-up your Withdrawal Benefit Base. However, you will no longer be eligible for the 7% bonus each year. (For convenience, assume that the investment performance on your underlying investments remains neutral throughout the life of your Contract, except for Account Year 2.)

Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3. Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base. Assume that we have not increased the percentage used to calculate the RIE Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your Bonus Base to $125,000. Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250. Going forward, your new Bonus Base will be $125,000, unless increased by another step-up or reduced by an excess withdrawal, and your RIE Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up). All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base	Annual Withdrawal Amount	Withdrawals
1	$100,000	$100,000	$100,000	$5,000	0
2	$100,000	$107,000	$100,000	$5,350	0
3	$125,000	$125,000	$125,000	$6,250	0

Assume you take your first withdrawal when you are age 66 in Account Year 7. Using the above chart, we set your Lifetime Withdrawal Percentage at 5%. Your Annual Withdrawal Amount will be equal to 5% of your Withdrawal Benefit Base. You can begin withdrawing up to $8,000 each Account Year without reducing your Withdrawal Benefit Base, as shown in the following table:

4	$125,000	$133,750	$125,000	$6,688	0
5	$125,000	$142,500	$125,000	$7,125	0
6	$125,000	$151,250	$125,000	$7,563	0
7	$125,000	$160,000	$125,000	$8,000	$8,000
8	$117,000	$160,000	$125,000	$8,000	$8,000

Assume in Account Year 9, you decide to defer taking a withdrawal. Your Withdrawal Benefit Base will increase by 7% of your Bonus Base. Your new Annual Withdrawal Amount will be set equal to 5% of your new Withdrawal Benefit Base, as shown below:

9	$109,000	$160,000	$125,000	$8,000	$0
10	$109,000	$168,750	$125,000	$8,438	$8,438

Assume that in Account Year 14, you again decide to defer taking a withdrawal. Your Withdrawal Benefit Base will not be increased because you are no longer in the Bonus Period, as your RIE Bonus Period ends 10 years after the previous step-up.

11	$100,563	$168,750	$125,000	$8,438	$8,438
12	$92,125	$168,750	$125,000	$8,438	$8,438
13	$83,688	$168,750	$125,000	$8,438	$8,438
14	$75,250	$168,750	$125,000	$8,438	$0
15	$75,250	$168,750	$125,000	$8,438	$8,438

There is no way to know for certain whether forgoing income in one or more years will increase or decrease the total income paid to the Participant over the life of the annuity. Generally speaking, not taking income in a year will increase the Annual Withdrawal Amount due to the bonus and the potential for step-ups. Therefore, not taking income in one or more years will mean that the Participant will take income in fewer years, but will be entitled to more income in those years.

The total lifetime payments to the Participant could be more or less depending upon investment performance over the life of the Contract and the age to which the Participant lives. Better investment performance and a longer life span generally make it advantageous to forgo the Annual Withdrawal Amount in a limited number of years.

In general the Company’s risk is greater when the Participant takes the Annual Withdrawal Amount each year beginning on the RIE Coverage Date.

Withdrawals Under RIE

Withdrawals After the RIE Coverage Date

Starting on your RIE Coverage Date, you may take withdrawals totaling up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base. These withdrawals will reduce your Account Value by the amount of the withdrawal, but will not change your Withdrawal Benefit Base.

Above is an example of withdrawals taken after your RIE Coverage Date. Because they do not exceed your Annual Withdrawal Amount, the withdrawals do not reduce your Withdrawal Benefit Base or your Annual Withdrawal Amount.

Excess Withdrawals

If you take a withdrawal that exceeds your Annual Withdrawal Amount (or your Required Minimum Distribution Amount, if higher), your Withdrawal Benefit Base and your Bonus Base will be reduced proportionately by the excess amount of the withdrawal. In other words, after an “excess withdrawal,” your Bonus Base and your Withdrawal Benefit Base will be reduced according to the following formulae:

Your new Bonus Base =	A x	(	C	)
D - E

Your new Withdrawal Benefit Base =	B x	(	C	)
D - E

Where:
	A =	Your Bonus Base immediately prior to the excess withdrawal.

	B =	Your Withdrawal Benefit Base immediately prior to the excess withdrawal.

	C =	Your Account Value immediately after the excess withdrawal.

	D =	Your Account Value immediately prior to the excess withdrawal.

	E =	Your Annual Withdrawal Amount minus any prior partial withdrawals taken during the current Account Year.

Using the facts of the above example, assume that in Account Year 7, you take two withdrawals: a $4,000 withdrawal followed by a $6,000 withdrawal. Your first withdrawal reduces your Account Value to $121,000 but does not affect your Bonus Base or Withdrawal Benefit Base because it is not in excess of your Annual Withdrawal Amount. Your second withdrawal (when combined with the first) is in excess of your $8,000 Annual Withdrawal Amount. After your second withdrawal, your Bonus Base and your Withdrawal Benefit Base will be reduced as follows:

Your new Bonus Base	=	125,000	x	121,000 – 6,000
				121,000 – (8,000 – 4,000)

	=	125,000	x	115,000
				117,000

	=	125,000	x	0.98291

	=	122,863

Your new Withdrawal
Benefit Base	=	160,000	x	121,000 – 6,000
				121,000 – (8,000 – 4,000)

	=	160,000	x	115,000
				117,000

	=	160,000	x	0.98291

	=	157,265

Going forward, your new Annual Withdrawal Amount will be reduced to 5% of your new Withdrawal Benefit Base or $7,863.

You should be aware that, if your Account Value is less than the Withdrawal Benefit Base at the time an excess withdrawal is taken (as in the above example), then your Withdrawal Benefit Base and your Bonus Benefit Base will be reduced by an amount equal to or more than the excess amount withdrawn. Thus, excess withdrawals taken in a down market could severely reduce, and even terminate, your RIE Benefit, including reducing your Account Value to zero and thereby terminating your Contract without value.

Withdrawals Prior to the RIE Coverage Date (Early Withdrawals)

All withdrawals taken prior to your RIE Coverage Date will be treated as “early withdrawals” and your Bonus Base and your Withdrawal Benefit Base will be reduced proportionately to the amount of the withdrawal. In other words, your Bonus Base and your Withdrawal Benefit Base will be reduced by the following formulae:

Your new Bonus Base =	W x	(	Y	)
Z

Your new Withdrawal Benefit Base =	X x	(	Y	)
Z

Where:
	W =	Your Bonus Base immediately prior to the early withdrawal.

	X =	Your Withdrawal Benefit Base immediately prior to the early withdrawal.

	Y =	Your Account Value immediately after the early withdrawal.

	Z =	Your Account Value immediately prior to the early withdrawal.

Assume that you are age 45 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE with single-life coverage. (If you selected joint-life coverage the number shown in the example could be different.) Your Withdrawal Benefit Base and your Bonus Base are each set equal to your initial Purchase Payment on your Issue Date. Your Withdrawal Benefit Base will increase by 7% of your Bonus Base each year in which you do not take a withdrawal. Your RIE Coverage Date will not occur until your 15th Account Anniversary (the first Account Anniversary after you reach age 59½). Any withdrawals you take prior to that time will be “early withdrawals.”

Assume that because of good investment performance of the Designated Fund during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3. Your Contract is therefore eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base. Assume that we have not increased the percentage used to calculate the RIE Fee on newly issued Contracts; therefore we will step-up your Withdrawal Benefit Base and your Bonus Base to $125,000.

Assume that, in your Account Year 7, you withdraw $10,000. Because you are age 51 (and younger than age 59½), this is an early withdrawal. All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base		Annual Withdrawal Amount	Withdrawals
1	$100,000	$100,000	$100,000		$0	0
2	$100,000	$107,000	$100,000		$0	0
3	$125,000	$125,000	$125,000		$0	0
4	$125,000	$133,750	$125,000		$0	0
5	$125,000	$142,500	$125,000		$0	0
6	$125,000	$151,250	$125,000		$0	0
7	$125,000	$160,000	$125,000		$0	$10,000

At this point, your Bonus Base and your Withdrawal Benefit Base will be recalculated as follows:

Your new Bonus Base		=	125,000	x	125,000 – 10,000
					125,000

		=	125,000	x	115,000
					125,000

		=	125,000	x	0.92000

		=	115,000

Your new Withdrawal
Benefit Base		=	160,000	x	125,000 –10,000
					125,000

		=	160,000	x	115,000
					125,000

		=	160,000	x	0.92000

		=	147,200

Your Annual Withdrawal Amount will still be $0 because your have not reached your RIE Coverage Date.

You should be aware that early withdrawals could severely reduce, and even terminate, your RIE Benefit, including reducing your Account Value to zero and thereby terminating your Contract without value.

In addition to reducing your RIE, any withdrawal before you reach age 59½ could have adverse state and federal tax liabilities. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an “excess withdrawal” or an “early withdrawal” (as described above), then your Withdrawal Benefit Base will also be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as any benefits available with RIE, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than excess or early withdrawals, your Withdrawal Benefit Base will not be reduced. Your Contract will therefore end, but your RIE will continue. That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive your Annual Withdrawal Amount each year for as long as you live.

Cost of RIE

If you elected RIE, we deduct a quarterly fee from your Account Value (“RIE Fee”). The RIE Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The RIE Fee will be a percentage of your Withdrawal Benefit Base. This percentage will equal 0.1875% of your Withdrawal Benefit Base on the last day of the Account Quarter, if you elected single-life coverage (0.2375% for joint-life coverage). The maximum RIE Fee you can pay in any one Account Year is equal to 0.75% of the highest Withdrawal Benefit Base at any point in that Account Year, if you elected single-life coverage (0.95% for joint-life coverage).

Your RIE Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Withdrawal Benefit Base and thus your RIE Fee.

●	If you make a withdrawal before your RIE Coverage Date or a withdrawal in excess of your Annual Withdrawal Amount, you will decrease your Withdrawal Benefit Base and thus your RIE Fee.

The investment performance of the Designated Funds will not affect your RIE Fee during an Account Year. However, as explained in this Appendix under “Step-Up Under RIE,” favorable investment performance may cause the Withdrawal Benefit Base to increase on an Account Anniversary. That would also increase your RIE Fee.

We will continue to deduct the RIE Fee until you annuitize your Contract, your Account Value reduces to zero, or your RIE is terminated or cancelled as described under “Cancellation of RIE” in this Appendix.

We reserve the right to make special offers from time to time. Specifically, we reserve the right to waive the RIE Fee for a limited period on newly issued Contracts. The same waiver would apply to all Contracts issued while we are making the special offer.

Step-Up Under RIE

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Maximum Annuity Commencement Date, we will automatically step-up your Withdrawal Benefit Base and your Bonus Base each to equal your Account Value, provided that certain requirements are satisfied. First, you must meet certain eligibility requirements:

●
Your Account Value must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●	Your Account Value must be greater than your current Withdrawal Benefit Base, adjusted for any 7% bonus increases.

Note that we have reserved the right to add another requirement for eligibility. We have reserved the right to only allow step-ups if your money is invested in a Fund that is a Designated Fund for newly issued contracts. (See “Designated Funds” in the prospectus to which this Appendix is attached)

If you satisfy the eligibility requirements, then we consider whether market conditions have caused us to increase the percentage used to calculate the RIE Fee on newly issued Contracts. If we are no longer issuing Contracts with the RIE rider then the percentage we use to calculate your RIE Fee will be set based upon current market conditions at that time. Significant changes in stock market prices, interest rate fluctuations, and competitive industry trends are among the market conditions we consider in whether to change the fee.

●	If we have not had to increase the percentage as described above, the percentage we use to calculate your RIE fee will remain unchanged and we will automatically step-up your Withdrawal Benefit Base.

●
If we have had to increase the percentage as described above, we offer you the opportunity to step-up at the higher percentage. In this case, your prior written consent is required to accept the higher percentage used to calculate your RIE Fee and step-up your Withdrawal Benefit Base. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups under your RIE will also be suspended. You may thereafter submit an election form to us, however, to consent to the higher percentage and reactivate subsequent automatic step-ups.

After a step-up, your Annual Withdrawal Amount will be equal to your new Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. Here is an example of how we calculate a step-up under RIE:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.) Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3. Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base. Assume that we have not increased the percentage used to calculate the RIE Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your Bonus Base to $125,000. Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250. All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base	Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000	$5,000	0
2	$100,000	$107,000	$100,000	$5,350	0
3	$125,000	$125,000	$125,000	$6,250	0
4	$125,000	$133,750	$125,000	$6,688	0
5	$125,000	$142,500	$125,000	$7,125	0
6	$125,000	$151,250	$125,000	$7,563	0
7	$125,000	$160,000	$125,000	$8,000	0

Going forward, your new Bonus Base will be $125,000, unless increased by another step-up or reduced by an excess withdrawal, and your RIE Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up).

Joint-Life Coverage

On the Issue Date, you had the option of electing RIE with single-life coverage or, for a higher RIE Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole beneficiary on the Issue Date and remains the sole beneficiary while RIE is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while RIE is in effect. Whereas single-life coverage provides annual withdrawals under RIE only until any Participant dies, joint-life coverage provides annual withdrawals under RIE for as long as either you or your spouse is alive. (Note, however, upon the death of a spouse, the Contract, (including RIE) ends. To take annual withdrawals under RIE’s joint-life feature after the death of a spouse, the surviving spouse must first elect to continue the Contract through the “Spousal Continuance” provision.) See also “Death of Participant Under RIE with Joint-Life Coverage” in this Appendix.

If you elected joint-life coverage, the RIE Coverage Date will be your Issue Date if the younger spouse is at least age 59½ on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59½ if the younger spouse is less than age 59½ on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) Thus, “early withdrawals” will be determined based upon this definition of your RIE Coverage Date. Your Lifetime Withdrawal Percentage will be determined based on the age that the younger spouse is (or would have been) on the date of the first withdrawal under the Contract after the RIE Coverage Date, as follows:

Age of Younger Spouse on Date of the First Withdrawal After Your RIE Coverage Date	Lifetime Withdrawal Percentage
59½ - 69	5%
70 - 79	6%
80 or older	7%

Once set, your Lifetime Withdrawal Percentage will remain the same for the life of your RIE. Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, RIE benefits continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. That fee will not change as long as RIE is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibility of a longer waiting period before withdrawals under RIE can be made and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of RIE

Should you decide that RIE is no longer appropriate for you, you may cancel RIE at any time. Upon cancellation, all benefits and charges under RIE shall cease. Once cancelled, RIE cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege,” RIE will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel your benefits under RIE.

Death of Participant Under RIE with Single-Life Coverage

If you selected single-life coverage, RIE terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new RIE rider on the original Contract (assuming that at the time of election RIE is available to new Participants and your surviving spouse meets certain eligibility requirements). If the surviving spouse makes such election:

●	the new Account Value and the new Withdrawal Benefit Base will both be set equal to the Death Benefit amount; and

●	the new RIE Fee will be set by us based on market conditions at the time and may be higher than the current RIE Fee.

Death of Participant Under RIE with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in RIE, the provisions of the section in this Appendix titled “Death of Participant Under RIE with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, RIE will continue, provided that the surviving spouse, as the sole beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the RIE Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant;

●	the Withdrawal Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see “Step-Up Under RIE” in this Appendix);

●
if withdrawals under RIE have not yet begun, the Lifetime Withdrawal Percentage will be based on the age the younger spouse attains (or would have attained) on the date of the first withdrawal after the RIE Coverage Date;

●	if withdrawals under RIE have already begun, the Lifetime Withdrawal Percentage will be the Lifetime Withdrawal Percentage that applied to the Contract prior to the death of the Participant; and

●	the RIE Bonus Period will continue unchanged from the original contract.

At the death of the surviving spouse, the Contract, including RIE, will terminate.

If you purchased joint-life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under RIE

Under the terms of RIE, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value,

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and is still eligible) with an annualized annuity payment of not less than your then current Annual Withdrawal Amount.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an “early withdrawal” or an “excess withdrawal”), and your Withdrawal Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Withdrawal Amount until you die. For a more complete discussion of this, see “Depleting Your Account Value” in this Appendix.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as RIE. When you elect to participate in the Retirement Income Escalator Benefit, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the RIE Benefit, we are currently waiving withdrawal provisions as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in the RIE Benefit, we reduce your Account Value dollar for dollar by the amount of the withdrawal. In addition, for that year only, your Annual Withdrawal Amount under the RIE Benefit will be reduced, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Annual Withdrawal Amount. In other words, we will not reduce your Annual Withdrawal Amount for future years (or your Withdrawal Benefit Base or Bonus Base), if a Yearly RMD Amount exceeds your Annual Withdrawal Amount, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce the Annual Withdrawal Amount, Withdrawal Benefit Base or Bonus Base per the terms of the rider regarding excess withdrawals, when a Yearly RMD Amount withdrawn from your Contract exceeds your Annual Withdrawal Amount. (See “Withdrawals under RIE.”) Notice will be given to Contract Owners before we exercise this right.

For further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the Prospectus to which this Appendix is attached.

APPENDIX G -
Income ON Demand®

The optional living benefit known as Income ON Demand (“Income ON Demand,” “Benefit,” or “the rider”) was available for Contracts purchased on or after May 5, 2008 and prior to October 20, 2008 and certain contracts purchased on or after October 20, 2008. The following information applies to your Contract if you elected to participate in Income ON Demand. Income ON Demand is no longer available for sale on new Contracts.

To describe how Income ON Demand works, we use the following definitions:

Income ON Demand Coverage Date:	Your Issue Date if you are at least age 55 at issue, otherwise the first Account Anniversary following your 55th birthday.

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary beginning on the Income ON Demand Coverage Date; it is equal to 5% of your Income Benefit Base on the date of crediting.

Stored Income Balance:	The amount you may withdraw at any time after age 59½ without reducing the Benefit.

Income Benefit Base:	The amount used to calculate your Annual Income Amount and your “Income ON Demand Fee (see “Cost of Income ON Demand”).

You and Your:
The terms “you” and “your” refer to the oldest Participant or the surviving spouse of the oldest Participant, as described under the sections entitled “Death of Participant Under Income ON Demand with Single-Life Coverage” and “Death of Participant Under Income ON Demand with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest annuitant.

Upon annuitization, Income ON Demand and any elected optional death benefit automatically terminate.

Income ON Demand allows you to withdraw a guaranteed amount each year, beginning at age 59½, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. Any amount that you do not withdraw in a given year will be stored in the Stored Income Balance and can be withdrawn at any time in the future. The amount you can withdraw each year can be increased or decreased as described below under “Determining Your Stored Income Balance.”

In addition, if you make no withdrawals during the first 10 Account Years, regardless of your age on the Issue Date, we will credit to your Account Value an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. If you are participating in Income ON Demand, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail in this Appendix under “Joint-Life Coverage” and the sections entitled “Death of Participant Under Income ON Demand with Single-Life Coverage” and “Death of Participant Under Income ON Demand with Joint-Life Coverage.”

To participate in Income ON Demand, all of your Account Value must be invested in a Designated Fund at all times during the term of Income ON Demand. (The term of Income ON Demand is for life, unless your Income Benefit Base is reduced to zero or Income ON Demand is terminated or cancelled as described in this Appendix under “Cancellation of Income ON Demand,” “Depleting Your Account Value,” and “Annuitization Under Income ON Demand.”) See “Designated Funds” in the prospectus to which this Appendix is attached.

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	decreased following any withdrawals you take prior to becoming age 59½;

●	decreased following any withdrawals you take after becoming age 59½, if such withdrawal is in excess of the Stored Income Balance at the time of the withdrawal;

●	increased by any step-ups as described under “Step-Up Under Income ON Demand” in this Appendix;

●
increased to the extent you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described in this Appendix under “How Income ON Demand Works”; and

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

Determining Your Stored Income Balance

On the Income ON Demand Coverage Date, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). After the initial Stored Income Balance has been set, your Stored Income Balance:

●	increases by 5% of any subsequent Purchase Payments you make during the first year following the Issue Date,

●	increases on each Account Anniversary by the amount of your Annual Income Amount determined on that Anniversary,

●	decreases by the amount of any withdrawals you take, and

●	decreases by the amount you use in exercising your “one-time” option to increase your Income Benefit Base (described below under “How Income ON Demand Works”).

How Income ON Demand Works

Under the terms of Income ON Demand, you can take withdrawals up to the amount of your Stored Income Balance at any time, subject to the terms and conditions discussed below. If your Account Value is reduced to zero (other than as a result of an “early withdrawal” or an “excess withdrawal”), as long as your Income Benefit Base is greater than zero, you will receive your full Annual Income Amount every year until you die. Although your Stored Income Balance will begin accumulating on the Income ON Demand Coverage Date, you may not begin withdrawing your Stored Income Balance until you are (or, for joint-life coverage, the younger spouse is) at least age 59½ without reducing your Income Benefit Base. You can continue to withdraw your Stored Income Balance until your Annuity Commencement Date.

Note that the timing and amount of your withdrawals may significantly decrease, and even terminate, your total Income ON Demand Benefit, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further in this Appendix under “Withdrawals Under Income ON Demand” and “Tenth-Year Credit.” Note also that investing in any Fund, other than a Designated Fund, will cancel Income ON Demand as described under “Cancellation of Income ON Demand” in this Appendix.

Your Stored Income Balance can be used in two ways. You can withdraw all or a portion of your Stored Income Balance through partial withdrawals, or you can use all or a portion of your Stored Income Balance to effect a “one-time” increase of your Income Benefit Base.

Withdrawals from your Stored Income Balance can be taken at any time after age 59½ without affecting your Income Benefit Base. If, at any time after age 59½ and prior to your Annuity Commencement Date, you make a withdrawal that does not exceed your Stored Income Balance your Stored Income Balance will be decreased by the amount withdrawn.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. This option may be exercised only once and must occur prior to your Annuity Commencement Date and prior to the later of your tenth Account Anniversary and the Account Anniversary following your 65th birthday. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of Stored Income Balance used will be added to your Income Benefit Base; and

●	your Annual Income Amount will be reset on your next Account Anniversary to equal 5% of the then Income Benefit Base.

After you exercise this “one-time” option, your new Annual Income Amount will be added to your Stored Income Balance on each Account Anniversary, unless and until there is another occurrence (as noted in this section) that changes your Annual Income Amount.

Here is an example of how Income ON Demand works.

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in Income ON Demand. Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)
1	$5,000	→	$5,000
2	$5,000	→	$10,000
3	$5,000	→	$15,000
4	$5,000	→	$20,000
5	$5,000	→	$25,000
6	$5,000	→	$30,000
7	$5,000	→	$35,000
8	$5,000	→	$40,000
9	$5,000	→	$45,000
10	$5,000	→	$50,000

Assume that, immediately prior to your tenth Account Anniversary, you decide to use the full amount of your Stored Income Balance ($50,000) to increase your Income Benefit Base. Your Income Benefit Base will be increased to $150,000. Your Annual Income Amount will be $7,500 (5% of your Income Benefit Base). Therefore $7,500 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)
11	$7,500	→	$7,500
12	$7,500	→	$15,000
13	$7,500	→	$22,500
14	$7,500	→	$30,000
15	$7,500	→	$37,500

Assume instead that you decide to take a lump sum withdrawal of $50,000, thus depleting your Stored Income Balance. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount remains at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)
11	$5,000	→	$5,000
12	$5,000	→	$10,000
13	$5,000	→	$15,000
14	$5,000	→	$20,000
15	$5,000	→	$25,000

Withdrawals Under Income ON Demand

Withdrawals After Age 59½

Starting at age 59½, you may take annual withdrawals up to your Stored Income Balance without reducing your future Annual Income Amount. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base.

Here is an example of a partial withdrawal that does not exceed your Stored Income Balance.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum withdrawal of $30,000 from the $50,000 in your Stored Income Balance, thus reducing your Stored Income Balance to $20,000. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount will remain at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)
11	$5,000	→	$25,000
12	$5,000	→	$30,000
13	$5,000	→	$35,000
14	$5,000	→	$40,000
15	$5,000	→	$45,000

Excess Withdrawals

If you take a withdrawal that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if higher), your Income Benefit Base will be reset to equal the lesser of:

●	the Income Benefit Base prior to the withdrawal reduced by the amount of the withdrawal in excess of the Stored Income Balance (or your yearly Required Minimum Distribution Amount, if higher), and

●	the Account Value after the withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of a withdrawal that exceeds your Stored Income Balance, thus reducing future Annual Income Amounts even if the market has performed well.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum payment of $60,000 thus exceeding your Stored Income Balance of $50,000. Assume also that your Account Value immediately prior to the withdrawal is $120,000. Your Income Benefit Base will be reset to the lesser of (a) your old Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 – ($60,000 - $50,000) = $90,000)] or (b) your new Account Value after the withdrawal ($120,000 - $60,000 = $60,000) or $60,000. Your new Annual Income Amount will be $3,000 (5% of your Income Benefit Base). Therefore $3,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)
11	$3,000	→	$3,000
12	$3,000	→	$6,000
13	$3,000	→	$9,000
14	$3,000	→	$12,000
15	$3,000	→	$15,000

Excess withdrawals taken in a down market could even more severely reduce, and even terminate, your benefits under Income ON Demand, including reducing your Account Value to zero and thereby terminating your Contract without value. Here is an example of an excess withdrawal taken after the investment performance of the Designated Funds has reduced your Account Value:

Using the facts of the preceding example, assume that your Account Value immediately prior to the withdrawal is $80,000. Your Income Benefit Base will be reset to equal the lesser of (a) your previous Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 – ($60,000 - $50,000) = $90,000)] and (b) your Account Value immediately after the withdrawal ($80,000 - $60,000 = $20,000) or $20,000. Your new Annual Income Amount will be $1,000 (5% of your Income Benefit Base). Therefore, only $1,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$1,000	→	$1,000
12	$1,000	→	$2,000
13	$1,000	→	$3,000
14	$1,000	→	$4,000
15	$1,000	→	$5,000

Withdrawals Prior to Age 59½ (Early Withdrawals)

All withdrawals taken before age 59½ will be considered “early withdrawals” and the Income Benefit Base will be reset to equal the lesser of:

●	the Income Benefit Base prior to the withdrawal reduced by the amount of the withdrawal in excess of the Stored Income Balance (or your yearly Required Minimum Distribution Amount, if higher), and

●	the Account Value after the withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base.

Early withdrawals could severely reduce, and even terminate, your benefits under Income ON Demand, including reducing your Account Value to zero and thereby terminating your Contract without value. Here is an example of an early withdrawal taken after the investment performance of the Designated Funds has reduced your Account Value.

Assume that you are age 50 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in Income ON Demand. Your Income Benefit Base is set equal to your initial Purchase Payment on your Issue Date ($100,000), but benefits under Income ON Demand do not begin to accrue until the first Account Anniversary after your 55th birthday (your Income ON Demand Coverage Date). Assume also that poor investment performance of your underlying funds has reduced your Account Value to $85,000 by the end of your second Account Year. At that time, you decide to withdraw $5,000, further reducing your Account Value to $80,000. Your Income Benefit Base will be reset to $80,000 which is the lesser of (1) your previous Income Benefit Base reduced by the amount of the withdrawal in excess of the Stored Income Balance ($100,000 - $5,000 = $95,000) and (2) your Account Value immediately after the withdrawal ($85,000 - $5,000 = $80,000). Assuming you take no additional withdrawals prior to your Income ON Demand Coverage Date, your Annual Income Amount will be $4,000 (5% of your Income Benefit Base.)

Year	Income Benefit Base	Annual Income Amount		Stored Income Balance
	(beginning of Account Year)	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

1	$100,000	$0	→	$0
2	$100,000	$0	→	$0
3	$80,000	$0	→	$0
4	$80,000	$0	→	$0
5	$80,000	$0	→	$0
6	$80,000	$4,000	→	$4,000
7	$80,000	$4,000	→	$8,000
8	$80,000	$4,000	→	$12,000
9	$80,000	$4,000	→	$16,000
10	$80,000	$4,000	→	$20,000

In addition to reducing your benefits under Income ON Demand, any withdrawal before age 59½ could have adverse state and federal tax liabilities. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an “excess withdrawal” or an “early withdrawal” (as described above), then your Stored Income Balance and your Income Benefit Base will both be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as any benefits available with Income ON Demand, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than excess or early withdrawals, your Income Benefit Base will not be reduced. Your Contract will therefore end, but Income ON Demand will continue. That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive annual payments. These payments will be equal to 5% of the amount of your Income Benefit Base, as determined on that day and increased (if you choose) by any remaining Stored Income Balance as described below. These payments will begin on the first Account Anniversary after your Account Value goes to zero and continue for as long as you live. If you elected joint-life coverage, the payments will continue until the death of both you and your spouse as described in this Appendix under “Death of Participant Under Income ON Demand with Joint-Life Coverage.” If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your “annual lifetime payments,” you must deplete your Stored Income Balance by:

(a)	taking a lump sum withdrawal of your remaining Stored Income Balance,

(b)
using the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your “annual lifetime payments”), if you have not already exercised this one-time option as described in this Appendix under “How Income ON Demand Works,” or

(c)	using a combination of (a) and (b).

You should be aware, however, that a lump sum withdrawal could be subject to state and federal income tax liability. You should consult a qualified tax professional for more information.

Cost of Income ON Demand

If you elected Income ON Demand, we will deduct a quarterly fee from your Account Value (“Income ON Demand Fee”). The Income ON Demand Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Income Benefit Base. This percentage rate will equal 0.1625% of your Income Benefit Base on the last day of the Account Quarter, if you elected single-life coverage (0.2125% for joint-life coverage). The maximum Income ON Demand Fee you can pay in any one Account Year is equal to 0.65% of the highest Income Benefit Base at any point in that Account Year, if you elected single-life coverage (0.85% for joint-life coverage).

Your Income ON Demand Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you take advantage of the one-time option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you make a withdrawal prior to age 59½ or a withdrawal in excess of your Stored Income Balance, you will decrease your Income Benefit Base and thus your Income ON Demand Fee.

The investment performance of the Designated Funds will not affect your Income ON Demand Fee during an Account Year. However, as stated in this Appendix under “Step-Up Under Income ON Demand,” favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary. That would also increase your Income ON Demand Fee.

We will continue to deduct the Income ON Demand Fee until you annuitize your Contract, your Account Value reduces to zero, or your Income ON Demand Benefit is cancelled as described under “Cancellation of Income ON Demand” in this Appendix.

Tenth-Year Credit

If you make no withdrawals during your first ten Account Years, on your tenth Account Anniversary, we will credit your Account Value with an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. Your Income Benefit Base will not change. This tenth-year credit will be allocated to the Designated Fund in which you are invested at the time.

Step-Up Under Income ON Demand

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Maximum Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your Account Value less your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Income ON Demand Coverage Date and therefore do not yet have a Stored Income Balance, your Account Value must only be greater than your current Income Benefit Base.)

If you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the Income ON Demand Fee on newly issued Contracts. If we are no longer issuing Contracts with the Income ON Demand rider then the percentage rate we use to calculate your Income ON Demand Fee will be set based upon current market conditions at that time. Significant changes in stock market prices, interest rate fluctuations, and competitive industry trends are among the market conditions we consider in whether to change the fee.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your Income ON Demand Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your Income ON Demand Fee and step-up Income ON Demand. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups under Income ON Demand will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, the step-up will increase your Income Benefit Base to an amount equal to your Account Value less your Stored Income Balance. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Joint-Life Coverage

On the Issue Date, you had the option of electing Income ON Demand with single-life coverage or, for a higher Income ON Demand Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole beneficiary on the Issue Date and remains the sole beneficiary while Income ON Demand is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while Income ON Demand is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision. See also “Death of Participant Under Income ON Demand with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the Income On Demand Coverage Date will be your Issue Date if the younger spouse is at least age 55 on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 55 if the younger spouse is less than age 55 on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) On the Income On Demand Coverage Date, your Annual Income Amount will be calculated and begin accumulating. If withdrawals of the Stored Income Balance are taken before the date the younger spouse attains (or would have attained) age 59½, the withdrawal will be considered an “early withdrawal,” and the Income Benefit Base will be reduced.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, the Income ON Demand benefits continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. That fee will not change as long as Income ON Demand is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of Income ON Demand

Should you decide that Income ON Demand is no longer appropriate for you, you may cancel it at any time. Upon cancellation, all benefits and charges under Income ON Demand shall cease. Once cancelled, the Rider cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege,” Income ON Demand will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel Income ON Demand.

Death of Participant Under Income ON Demand with Single-Life Coverage

If you selected single-life coverage, Income ON Demand terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new Income ON Demand Rider on the original Contract (assuming that, at the time of such election, Income ON Demand is available to new Participants and your surviving spouse meets certain eligibility requirements). If the surviving spouse makes such election:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●	the new Income ON Demand Fee will be set by us based on market conditions at the time and may be higher than the current Income ON Demand Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited; and

●	the new Stored Income Balance will be reset to zero.

Death of Participant Under Income ON Demand with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in Income ON Demand, the provisions of the section in this Appendix titled “Death of Participant Under Income ON Demand with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, Income ON Demand will continue, provided that the surviving spouse, as the sole beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●	the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see “Step-Up Under Income ON Demand” in this Appendix);

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by 5%; and

●	the Income ON Demand fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including Income ON Demand, terminates.

If you purchased joint life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under Income ON Demand

Under the terms of Income ON Demand, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater),

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an “early withdrawal” or an “excess withdrawal”), and your Income Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see “Depleting Your Account Value” in this Appendix.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as Income ON Demand. When you elect to participate in Income ON Demand, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your benefits under Income ON Demand, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under Income ON Demand as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in Income ON Demand, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD Amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), we reserve the right, in our sole discretion, to reduce your Stored Income Balance and your Income Benefit Base, or both of these amounts, per the terms of the Income ON Demand Rider regarding excess withdrawals (see “Withdrawals Under Income ON Demand”), when a Yearly RMD Amount withdrawn from your Contract exceeds your Stored Income Balance. Notice will be given to Contract Owners before we exercise this right.

For further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the Prospectus to which this Appendix is attached.

APPENDIX H -
Income On Demand® II

The optional living benefit known as Income ON Demand II (“IOD II” or “the rider”) was available for Contracts purchased on or after October 20, 2008 and prior to February 17, 2009. The following information applies to your Contract if you elected to participate in IOD II. IOD II is no longer available for sale on new Contracts.

To describe how IOD II works, we use the following definitions:

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary during your Stored Income Period. It is equal to 5% of your Income Benefit Base on the date of crediting.

Early Withdrawal:	Any withdrawal taken prior to your First Withdrawal Date.

Excess Withdrawal:	Any withdrawal taken after your First Withdrawal Date that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if greater).

Fee Base:	The amount used to calculate your “IOD II Fee” (see “Cost of IOD II”).

First Withdrawal Date:	Your Issue Date if you are at least age 59 at issue, otherwise the first Account Anniversary after you attain age 59.

Income Benefit Base:	The amount used to calculate your Annual Income Amount for IOD II.

Stored Income Balance:	The amount you may withdraw at any time after your First Withdrawal Date without reducing your benefits under IOD II.

Stored Income Period:	A period beginning on your Issue Date if you are at least age 50 at issue, otherwise the first Account Anniversary following your 50th birthday, ending on your Annuity Commencement Date.

You and Your:
The terms “you” and “your” refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under the sections entitled “Death of Participant Under IOD II with Single-Life Coverage” and “Death of Participant Under IOD II with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

Upon annuitization, IOD II and any elected optional death benefit automatically terminate.

IOD II allows you to withdraw a guaranteed amount each year, beginning after your First Withdrawal Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. Any amount that you do not withdraw in a given Account Year will remain in the Stored Income Balance and can be withdrawn at any time in the future.

If you are participating in IOD II, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

To participate in IOD II, all of your Account Value must be invested only in Designated Funds at all times during the term of IOD II. (The term of IOD II is for life, unless your Income Benefit Base is reduced to zero or your benefits under IOD II are terminated or cancelled as described in this Appendix under “Cancellation of IOD II,” “Depleting Your Account Value,” and “Annuitization Under IOD II.”) The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are shown in the section entitled “Designated Funds” in the prospectus to which this Appendix is attached.

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail in this Appendix under “Joint-Life Coverage” and the sections entitled “Death of Participant Under IOD II with Single-Life Coverage” and “Death of Participant Under IOD II with Joint-Life Coverage.”

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	increased on each Account Anniversary by any step-ups as described under “Step-Up Under IOD II” in this Appendix;

●
increased to the extent that you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under “How IOD II Works” in this Appendix;

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	decreased following any Early Withdrawals you take, as described under “Early Withdrawals” in this Appendix; and

●	decreased following any Excess Withdrawals you take, as described under “Excess Withdrawals” in this Appendix.

Determining Your Stored Income Balance

At the beginning of the Stored Income Period, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). Thereafter, your Stored Income Balance is:

●	increased by 5% of any subsequent Purchase Payments you make during the first year following the Issue Date;

●	increased on each Account Anniversary by your Annual Income Amount determined on that Anniversary;

●	decreased by the amount of any withdrawals you take, on or after your First Withdrawal Date, up to the amount of your Stored Income Balance;

●	decreased to $0 if you take an Excess Withdrawal;

●	decreased in proportion to the change in your Account Value if you take an Early Withdrawal; and

●	decreased by the amount you use in exercising your one-time option to increase your Income Benefit Base (described under “How IOD II Works”).

How IOD II Works

Under the terms of IOD II, you can take withdrawals up to the amount of your Stored Income Balance beginning on your First Withdrawal Date, subject to the terms and conditions discussed below. You can use all or a portion of your Stored Income Balance to effect a one-time increase of your Income Benefit Base prior to your Annuity Commencement Date. If your Account Value is reduced to zero(other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero, you will receive your full Annual Income Amount every year until you die.

Withdrawals from your Stored Income Balance can be taken at any time beginning on your First Withdrawal Date and prior to your Annuity Commencement Date without affecting your Income Benefit Base. If, beginning on your First Withdrawal Date, you make a withdrawal that does not exceed your Stored Income Balance, your Stored Income Balance will be decreased by the amount withdrawn.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. While your Contract is in force, you may exercise this option only once and you must do so prior to your Annuity Commencement Date. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of your Stored Income Balance used will be added to your Income Benefit Base; and

●	your new Annual Income Amount on your next Account Anniversary will equal 5% of your new Income Benefit Base.

Here is an example of how IOD II works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elect to participate in IOD II with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance. All values shown are as of the beginning of the Account Year.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
1	$100,000	$100,000	$5,000	$0	$5,000
2	$100,000	$100,000	$5,000	$0	$10,000
3	$100,000	$100,000	$5,000	$0	$15,000
4	$100,000	$100,000	$5,000	$0	$20,000

During your fifth Account Year, you use the full amount of your Stored Income Balance ($25,000) to increase your Income Benefit Base. On your next Account Anniversary, your Income Benefit Base will be increased to $125,000 and your Annual Income Amount will be $6,250 (5% of your Income Benefit Base). Therefore $6,250 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$0	$25,000
6	$100,000	$125,000	$6,250	$0	$6,250
7	$100,000	$125,000	$6,250	$0	$12,500
8	$100,000	$125,000	$6,250	$0	$18,750

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Assume instead that, during your fifth Account Year, you take a withdrawal of $25,000, thereby reducing your Stored Income Balance to $0. On your next Account Anniversary your Income Benefit Base will remain at $100,000 and your Annual Income Amount remains at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$25,000	$0
6	$75,000	$100,000	$5,000	$0	$5,000
7	$75,000	$100,000	$5,000	$0	$10,000
8	$75,000	$100,000	$5,000	$0	$15,000

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Early Withdrawals and Excess Withdrawals may significantly decrease, and even terminate, your benefits under IOD II, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further in this Appendix under “Withdrawals Under IOD II.” Even if your Stored Income Period has begun, withdrawals prior to your First Withdrawal Date are considered Early Withdrawals. Investing in any Fund, other than a Designated Fund, will cancel IOD II as described under “Cancellation of IOD II” in this Appendix.

Withdrawals Under IOD II

Withdrawals After Your First Withdrawal Date

Starting on your First Withdrawal Date and continuing to your Annuity Commencement Date you may take annual withdrawals up to your Stored Income Balance without reducing your future Annual Income Amount. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. This is shown in the example above.

Excess Withdrawals

If you take an Excess Withdrawal, your Income Benefit Base will be reduced according to the following formula:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – SB

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	SB =	Your Stored Income Balance (or your Required Minimum Distribution Amount, if greater) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of an Excess Withdrawal.

Using the same facts as the previous example, assume that in your fifth Account Year you take a withdrawal of $50,000, exceeding your Stored Income Balance. Assume that, due to poor investment performance during the fifth Account Year, your Account Value was $90,000 immediately prior to the withdrawal. Your Income Benefit Base will be reduced to $61,538 as shown below.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$50,000	$0
6	$40,000	$61,538	$3,077	$0	$3,077
7	$40,000	$61,538	$3,077	$0	$6,154
8	$40,000	$61,538	$3,077	$0	$9,231

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Your new Income Benefit Base	=	$100,000 x	($90,000 – $50,000)	= $61,538
$90,000 – $25,000

Excess Withdrawals taken in a down market could severely reduce, and even terminate, your benefits under IOD II, including reducing your Account Value to zero and thereby terminating your Contract without value.

Early Withdrawals

All withdrawals taken before your First Withdrawal Date will be considered Early Withdrawals and the Income Benefit Base and the Stored Income Balance will be reduced using the following formulae:

Your new Income Benefit Base =	IBB x	(	AV - WD	)
AV

Your new Stored Income Balance =	SB x	(	AV - WD	)
AV

Where:
	IBB =	Your Income Benefit Base immediately prior to the Early Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Your future Annual Income Amount will be recalculated based on the reduced Income Benefit Base.

Early Withdrawals could severely reduce, and even terminate, your benefits under IOD II, including reducing your Account Value to zero and thereby terminating your Contract without value.

In addition to reducing your benefits under IOD II, any withdrawal before age 59½ could have adverse state and federal tax liabilities. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an Early Withdrawal or an Excess Withdrawal (as described above), then your Stored Income Balance and your Income Benefit Base will both be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as any benefits available with IOD II will end.

If your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Income Benefit Base will not be reduced. Your Contract will end. You will be entitled to receive annual payments equal to 5% of the amount of your Income Benefit Base. Prior to determining your annual payments, you may increase your Income Benefit Base by any remaining Stored Income Balance as described below. These payments will continue for as long as you live. If you elected joint-life coverage, the payments will continue as long as either you or your spouse are alive as described in this Appendix under “Death of Participant Under IOD II with Joint-Life Coverage.” If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your “annual lifetime payments,” you must deplete your Stored Income Balance by:

(a)	withdrawing your remaining Stored Income Balance;

(b)	applying the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your “annual lifetime payments”); or

(c)	using a combination of (a) and (b).

Because the Contract has ended, the amount of these annual lifetime payments will not change. You should be aware, however, that they could be subject to state and federal income tax liability. You should consult a qualified tax professional for more information.

Cost of IOD II

If you elected IOD II, we will deduct a quarterly fee from your Account Value (“IOD II Fee”). The IOD II Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter and will equal 0.1625 % of your Fee Base on that day, if you elected single-life coverage (0.2125% for joint-life coverage). On an annual basis, the IOD II Fee is equal to 0.65% of your Fee Base if you elected single-life coverage (0.85% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the IOD II Fee on newly issued Contracts.

During the first Account Year, your Fee Base is equal to your Income Benefit Base. On each Account Anniversary, the Fee Base is recalculated. Your new Fee Base will be reset to equal your Income Benefit Base plus your Stored Income Balance (if any) less your Annual Income Amount for that year if this recalculated amount is higher than your current Fee Base. In the event that the recalculated amount is not greater than your current Fee Base, we will continue to calculate your IOD II Fee based upon your current Fee Base until, at least, your next Account Anniversary. Note that, although your IOD II Fee may increase, it will never decrease.

For the most part, we calculate your Fee Base only on your Account Anniversary. However, we will recalculate your Fee Base between Account Anniversaries, if you take an Early Withdrawal or Excess Withdrawal or make additional Purchase Payments during your first Account Year.

If you take an Excess Withdrawal during your Stored Income Period, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - SB

If you take an Early Withdrawal, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV

Where:
	Fee Base =	Your Fee Base immediately prior to the Early/Excess Withdrawal.

	WD =	The amount of the Early/Excess Withdrawal.

	SB =	Your Stored Income Balance (if any) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Early/Excess Withdrawal.

Any additional Purchase Payment you make during your first Account Year will increase your Income Benefit Base as described in this Appendix under “Determining Your Income Benefit Base.” Therefore, your Fee Base will increase by any additional Purchase Payments made.

Here is an example of how we calculate your Fee Base:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in IOD II with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. At issue, your Annual Income Amount is $5,000 (5% of your Income Benefit Base). All values are shown as of the beginning of the Account Year unless otherwise stated.

During the Stored Income Period, the Fee Base is reset at the beginning of the Contract Year to equal your Income Benefit Base plus your Stored Income Balance less your Annual Income Amount, if that amount is greater than the previous Fee Base. For example, in Contract Year 4, the Fee Base is set equal to the Income Benefit Base ($100,000) plus the Stored Income Balance ($20,000) less your Annual Income Amount ($5,000) if that amount ($115,000) is greater than the previous Fee Base ($110,000).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
1	$100,000	$5,000	$5,000	$0	$5,000	$100,000
2	$100,000	$5,000	$10,000	$0	$10,000	$105,000
3	$100,000	$5,000	$15,000	$0	$15,000	$110,000
4	$100,000	$5,000	$20,000	$0	$20,000	$115,000

Assume, instead, that in your fourth Account Year you take a $20,000 withdrawal. At the beginning of your fifth Account Year, your Income Benefit Base ($100,000) plus your Stored Income Balance ($5,000) less your Annual Income Amount ($5,000) is less than the current Fee Base ($115,000), so there is no change to the Fee Base, as shown below.

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
4	$100,000	$5,000	$20,000	$20,000	$0	$115,000
5	$100,000	$5,000	$5,000	$0	$5,000	$115,000
6	$100,000	$5,000	$10,000	$0	$10,000	$115,000
7	$100,000	$5,000	$15,000	$0	$15,000	$115,000
8	$100,000	$5,000	$20,000	$0	$20,000	$115,000
9	$100,000	$5,000	$25,000	$0	$25,000	$120,000

On each Account Anniversary thereafter, your Fee Base is recalculated and reset if necessary.

Your IOD II Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Fee Base and thus your IOD II Fee.

●	If you make an Early Withdrawal or an Excess Withdrawal, you will decrease your Fee Base and thus your IOD II Fee.

In addition, on your Account Anniversary, the IOD II Fee may also change if we increase the percentage used to calculate the IOD II Fee as described below under “Step-Up Under IOD II.”

The investment performance of the Designated Funds will not affect your IOD II Fee during an Account Year. However, as stated below under “Step-Up Under IOD II,” favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary, and thus increase your IOD II Fee.

We will continue to deduct the IOD II Fee until you annuitize your Contract, your Account Value reduces to zero, or your benefits under IOD II are cancelled as described under “Cancellation of IOD II” in this Appendix.

Step-Up Under IOD II

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your highest quarter-end Account Value (adjusted for subsequent purchase payments and withdrawals) during the most recent Account Year (“Highest Quarterly Value”) minus your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Stored Income Period and therefore do not yet have a Stored Income Balance, your highest quarter-end Account Value must only be greater than your current Income Benefit Base.)

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the IOD II Fee on newly issued Contracts. If we are no longer issuing Contracts with IOD II, then the percentage rate we use to calculate your IOD II Fee will be set based upon current market conditions at that time. Significant changes in stock market prices, interest rate fluctuations, and competitive industry trends are among the market conditions we consider in whether to change the fee.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your IOD II Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your IOD II Fee and step-up your Income Benefit Base. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Income Benefit Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Income Benefit Base to an amount equal to the highest adjusted quarterly Account Value less your Stored Income Balance, if such amount exceeds your current Income Benefit Base. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Here are examples of how step-up works under a few different circumstances:

Assume that you are 60 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in IOD II with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Your initial Stored Income Balance is $5,000.

In each of the four examples, Account Values shown are as of the last day of each Account Quarter. Adjustments are made on the day a Purchase Payment or withdrawal is made.

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively. No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary. Your Stored Income Balance at the end of the fourth Account Quarter is $5,000. The highest adjusted quarterly value is $113,000. Your new Income Benefit Base is set to equal $108,000 ($113,000 - $5,000) since that amount exceeds your previous Income Benefit Base.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Stored Income Balance at end of fourth quarter		$5,000
Step-up comparison	Is ($113,000 - $5,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up):
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$10,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value and your Income Benefit Base are each immediately increased by the amount of the additional Purchase Payment. Your Stored Income Balance is increased by 5% of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Stored Income Balance at end of fourth quarter		$7,500 (initial $5,000 plus 5% x $50,000)
Step-up comparison	Is ($163,000 - $7,500) greater than $150,000? Yes, so step-up.

On the Account Anniversary (after step-up):
New Income Benefit Base =	$155,500	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$7,775	$155,500 x 5%
New Stored Income Balance =	$15,275	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Stored Income Balance at end of fourth quarter		$1,000 (initial $5,000 less $4,000 withdrawal)
Step-up comparison	Is ($109,000 - $1,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up):
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$6,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal. Since this withdrawal exceeds your Stored Income Balance, it is considered an Excess Withdrawal. The Excess Withdrawal reduces your Income Benefit Base as described in this Appendix under “Excess Withdrawals.” All previous quarter-end Account Values are first reduced by the amount of the Stored Income Balance and then adjusted in the same proportion that the Income Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.)

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $45,213	$67,787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Stored Income Balance at end of fourth quarter		$0
Step-up comparison	Is ($68,000 - $0) greater than $62,766? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$68,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$3,400	$68,000 x 5%
New Stored Income Balance =	$3,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

(1)	Reduce the end of First Quarter Account Value by the Stored Income Balance	=	$113,000	–	$5,000	= $108,000

(2)	Adjust Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

Joint-Life Coverage

On the Issue Date, you have the option of electing IOD II with single-life coverage or, for a higher IOD II Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while IOD II is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while IOD II is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision. See also “Death of Participant Under IOD II with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the Stored Income Period will begin on your Issue Date if the younger spouse is at least age 50 on the Issue Date. Otherwise it will begin on the first Account Anniversary after the younger spouse attains (or would have attained) age 50. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) The First Withdrawal Date will be your Issue Date if the younger spouse is at least age 59 at issue. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, your benefits under IOD II continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. The percentage rate of the fee will not be reduced regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of IOD II

Should you decide that IOD II is no longer appropriate for you, you may cancel IOD II at any time. Upon cancellation, all benefits and charges under IOD II shall cease. Once cancelled, IOD II cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege,” IOD II will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

IOD II will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Income Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the Maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday. See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS” in the prospectus to which this Appendix is attached.

A change in ownership may also cancel your benefits under IOD II.

Death of Participant Under IOD II with Single-Life Coverage

If you elected single-life coverage, IOD II terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new IOD II Rider on the original Contract (assuming your surviving spouse meets certain eligibility requirements). If your surviving spouse makes such election, all of the following occur:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●	the new percentage rate used to calculate the IOD II Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the IOD II Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited; and

●	the new Stored Income Balance will be reset to zero.

Death of Participant Under IOD II with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in IOD II, the provisions of the section titled “Death of Participant Under IOD II with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, IOD II will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●	the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in the Account Value (see “Step-Up Under IOD II”);

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by 5%; and

●	the percentage rate of the IOD II Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including IOD II, terminates.

If you purchased joint-life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under IOD II

Under the terms of IOD II, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater);

(2)	annuitize your Account Value under one of the Annuity Options available on that date; or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see “Depleting Your Account Value” in this Appendix.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as IOD II. When you elect to participate in IOD II, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under IOD II as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in IOD II, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Income Amount or Stored Income Balance that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Income Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Income Amount or Stored Income Balance as an Excess Withdrawal which may significantly reduce the Income Benefit Base.

For a further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the prospectus to which this Appendix is attached.

APPENDIX I -
Income ON Demand® II Plus

The optional living benefit known as Income ON Demand II Plus (“IOD II Plus” or “the rider”) was available for Contracts purchased on or after October 20, 2008 and prior to February 17, 2009. The following information applies to your Contract if you elected to participate in IOD II Plus. IOD II Plus is no longer available for sale on new Contracts.

IOD II Plus provides an annual income guarantee for life. In early years, you can increase your guarantee if you defer withdrawals. In later years, you can store the annual guarantee amounts not withdrawn. To describe how IOD II Plus works, we use the following definitions:

Annual Income Amount:	An amount equal to your current Income Benefit Base multiplied by 5%, calculated on each Account Anniversary.

Early Withdrawal:	Any withdrawal taken prior to your First Withdrawal Date.

Excess Withdrawal:
Any withdrawal taken after your First Withdrawal Date that (a) when added to all prior withdrawals taken in that Account Year, exceeds the Annual Income Amount (or your Required Minimum Distribution Amount, if greater) while in the IOD II Plus Bonus Period or (b) exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if greater) while in the Stored Income Period.

Fee Base:	The amount used to calculate your “IOD II Plus Fee” (see “Cost of IOD II Plus”).

First Withdrawal Date:	Your Issue Date if you are at least age 59 at issue, otherwise the first Account Anniversary after you attain age 59.

Income Benefit Base:	The amount used to calculate your Annual Income Amount for IOD II Plus.

IOD II Plus Bonus Base:
The amount on which bonuses are calculated. The IOD II Plus Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced for any Early Withdrawals or any Excess Withdrawals.

IOD II Plus Bonus Period:
A ten-year period commencing on the Issue Date. If you “step-up” IOD II Plus,(described below) during the IOD II Plus Bonus Period, the IOD II Plus Bonus Period is extended to ten years from the date of the step-up.

Stored Income Balance:	The amount you may withdraw at any time during your Stored Income Period and after your First Withdrawal Date without reducing your benefits under IOD II Plus.

Stored Income Period:
A period beginning on the latest of your first Account Anniversary, the end of your IOD II Plus Bonus Period, or the first Account Anniversary following your 50th birthday, and ending on your Annuity Commencement Date.

You and Your:
The terms “you” and “your” refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under the sections entitled “Death of Participant Under IOD II Plus with Single-Life Coverage” and “Death of Participant Under IOD II Plus with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

Upon annuitization, IOD II Plus and any elected optional death benefit automatically terminate.

IOD II Plus allows you to withdraw a guaranteed amount each year, beginning after your First Withdrawal Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. If you make no withdrawals (including Required Minimum Distribution Amounts) in an Account Year during your IOD II Plus Bonus Period, we will increase your Income Benefit Base by an amount equal to 7% of your IOD II Plus Bonus Base.

You may choose to end the current Bonus Period at anytime as long as you are at least age 50. The Stored Income Period will begin on the first Account Anniversary following your election. You can elect to end the Bonus Period by notifying us by written request, mailed to our Annuity Mailing Address, which is set forth at the beginning of this Prospectus.

After your IOD II Plus Bonus Period ends and your Stored Income Period begins, we will not increase your Income Benefit Base by an amount equal to 7% of your IOD II Plus Bonus Base. Instead, your Annual Income Amount will be added each year to your Stored Income Balance.

If you are participating in IOD II Plus, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

To participate in IOD II Plus, all of your Account Value must be invested only in Designated Funds at all times during the term of IOD II Plus. (The term of IOD II Plus is for life, unless your Income Benefit Base is reduced to zero or your benefits under IOD II Plus are terminated or cancelled as described in this Appendix under “Cancellation of IOD II Plus,” “Depleting Your Account Value,” and “Annuitization Under IOD II Plus.”) The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are as shown in the section entitled “Designated Funds” in the prospectus to which this Appendix is attached.

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail in this Appendix under “Joint-Life Coverage” and the sections entitled “Death of Participant Under IOD II Plus with Single-Life Coverage” and “Death of Participant Under IOD II Plus with Joint-Life Coverage.”

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	increased on each Account Anniversary by any applicable bonus amount during the IOD II Plus Bonus Period;

●	increased on each Account Anniversary by any step-ups as described under “Step-Up Under IOD II Plus” in this Appendix;

●
increased to the extent that you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under “How IOD II Plus Works” in this Appendix;

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	decreased following any Early Withdrawals you take, as described under “Early Withdrawals” in this Appendix; and

●	decreased following any Excess Withdrawals you take, as described under “Excess Withdrawals” in this Appendix.

Determining Your Stored Income Balance

At the beginning of the Stored Income Period, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). Thereafter, your Stored Income Balance is:

●	increased on each Account Anniversary by your Annual Income Amount determined on that Anniversary;

●	decreased by the amount of any withdrawals you take, on or after your First Withdrawal Date, up to the amount of your Stored Income Balance;

●	decreased to $0 if you take an Excess Withdrawal;

●	decreased in proportion to the change in your Account Value if you take an Early Withdrawal; and

●	decreased by the amount you use in exercising your one-time option to increase your Income Benefit Base (described below under “How IOD II Plus Works”).

How IOD II Plus Works

During the IOD II Plus Bonus Period

During the IOD II Plus Bonus Period, in each year that you do not take a withdrawal, your Income Benefit Base will be increased by an amount equal to 7% of your IOD II Plus Bonus Base. However, if this amount is less than the amount you will receive under a step-up, the Income Benefit Base will instead be increased by the step-up amount, unless there is a fee increase as described under “Step-Up Under IOD II Plus.” In the case of a fee increase, we will notify you in writing, in advance of your Contract Anniversary, and seek your written consent to the step-up and fee increase. If you do take a withdrawal, you are still eligible for step-up. (See “Step-Up under IOD II Plus” in this Appendix.) In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Income Amount, during this period, is not cumulative. Any unused portion of your Annual Income Amount in any Account Year, during the IOD II Plus Bonus Period cannot be applied to a future year.

During each Account Year, beginning on your First Withdrawal Date, you can take withdrawals totaling up to the amount of your Annual Income Amount, subject to the terms and conditions discussed below. Even if your Account Value is reduced to zero, as long as your Income Benefit Base is greater than zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), you will receive your full Annual Income Amount every year until you die.

During the Stored Income Period

During the Stored Income Period on each Account Anniversary, your Annual Income Amount is added to your Stored Income Balance. You can take withdrawals up to the amount of your Stored Income Balance beginning on your First Withdrawal Date, subject to the terms and conditions discussed below. You can use all or a portion of your Stored Income Balance to effect a one-time increase of your Income Benefit Base prior to your Annuity Commencement Date. If your Account Value is reduced to zero, and your Income Benefit Base is greater than zero(other than as a result of an Early Withdrawal or an Excess Withdrawal), you will receive your full Annual Income Amount every year until you die.

Withdrawals from your Stored Income Balance can be taken at any time beginning on your First Withdrawal Date and prior to your Annuity Commencement Date without affecting your Income Benefit Base. If, beginning on your First Withdrawal Date, you make a withdrawal that does not exceed your Stored Income Balance, your Stored Income Balance will be decreased by the amount withdrawn.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. While your Contract is in force, you may exercise this option only once and you must do so prior to your Annuity Commencement Date. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of your Stored Income Balance used will be added to your Income Benefit Base; and

●	your new Annual Income Amount on your next Account Anniversary will equal 5% of your new Income Benefit Base.

Here is an example of how IOD II Plus works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elect to participate in IOD II Plus with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. You decide to remain in the IOD II Plus Bonus Period for two years. The IOD II Plus Bonus Base is $100,000 for year one and year two. The bonus amount is 7% of the IOD II Plus Bonus Base. You wait until your third Account Year before you begin your Stored Income Period. At issue, your Annual Income Amount is $5,000 (5% of your Income Benefit Base). All values are shown as of the beginning of the Account Year, except for the bonus which occurs at the end of the Account Year.

Year	Account Value	Income Benefit Base	Annual Income Amount	Bonus Amount	Stored Income Balance
1	$100,000	$100,000	$5,000	$7,000	$0
2	$100,000	$107,000	$5,350	$7,000	$0
3	$100,000	$114,000	$5,700	n/a	$5,700
4	$100,000	$114,000	$5,700	n/a	$11,400

During your fifth Account Year, you use the full amount of your Stored Income Balance ($17,100) to increase your Income Benefit Base thereby reducing your Stored Income balance to $0. On your next Account Anniversary, your Income Benefit Base of $114,000 will be increased to $131,100 and your Annual Income Amount will be $6,555 (5% of your Income Benefit Base). Therefore $6,555 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Bonus Amount	Stored Income Balance
5	$100,000	$114,000	$5,700	n/a	$17,100
6	$100,000	$131,100	$6,555	n/a	$6,555
7	$100,000	$131,100	$6,555	n/a	$13,110
8	$100,000	$131,100	$6,555	n/a	$19,665

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Assume instead that, during your fifth Account Year, you take a withdrawal of $17,100, thereby reducing your Stored Income Balance to $0. On your next Account Anniversary, your Income Benefit Base will remain at $114,000 and your Annual Income Amount remains at $5,700 (5% of your Income Benefit Base). Therefore $5,700 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$114,000	$5,700	$17,100	$0
6	$82,900	$114,000	$5,700	$0	$5,700
7	$82,900	$114,000	$5,700	$0	$11,400
8	$82,900	$114,000	$5,700	$0	$17,100

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Early Withdrawals and Excess Withdrawals may significantly decrease, and even terminate, your benefits under IOD II Plus, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further under “Withdrawals Under IOD II Plus.” Even if your Stored Income Period has begun, withdrawals prior to your First Withdrawal Date are considered Early Withdrawals. Investing in any Fund, other than a Designated Fund, will cancel IOD II Plus as described under “Cancellation of IOD II Plus” in this Appendix.

Withdrawals Under IOD II Plus

Withdrawals After Your First Withdrawal Date

Your First Withdrawal Date may occur during either your IOD II Plus Bonus Period or your Stored Income Period. If your First Withdrawal Date occurs during the IOD II Plus Bonus Period, you may take withdrawals up to your Annual Income Amount each year without reducing your future Annual Income Amount. Each withdrawal will reduce your Annual Income Amount for that year by the full amount of that withdrawal. You will not be eligible for a 7% bonus during any Account Year in which you have taken a withdrawal. If your First Withdrawal Date occurs during your Stored Income Period, withdrawals, up to the amount of your Stored Income Balance, will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. This is shown in the example above.

Excess Withdrawals

An Excess Withdrawal can occur during the IOD II Plus Bonus Period or the Stored Income Period. During the IOD II Plus Bonus Period, if you take an Excess Withdrawal, both your Income Benefit Base and your IOD II Plus Bonus Base will be reduced according to the following formulae:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – AIA

Your new IOD II Plus Bonus Base =	BB x	(	AV – WD	)
AV – AIA

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	BB =	Your IOD II Plus Bonus Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	AIA =	Your remaining Annual Income Amount immediately prior to the Excess Withdrawal minus any prior partial withdrawals taken during the current Account Year.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

During the Stored Income Period, if you take an Excess Withdrawal, your Stored Income Balance will be reduced to zero. In addition, your Income Benefit Base will be reduced according to the following formula:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – SB

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Excess Withdrawal (or your Required Minimum Distribution Amount, if greater).

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

Your Annual Income Amount will be recalculated on your next Account Anniversary based on the reduced Income Benefit Base. Here is an example of an Excess Withdrawal.

Using the same facts as the previous example, assume that in your fifth Account Year you take a withdrawal of $50,000, exceeding your Stored Income Balance. Assume that due to poor investment performance during the fifth Account Year, your Account Value was $90,000 immediately prior to the withdrawal. Your Income Benefit Base will be reduced to $62,551 as shown below and your new Annual Income Amount will be 5% of your new Income Benefit base ($3,128). The Annual Withdrawal Amount of $3,128 will be added to your Stored Income Balance.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$114,000	$5,700	$50,000	$0
6	$50,000	$62,551	$3,128	$0	$3,128
7	$50,000	$62,551	$3,128	$0	$6,2561
8	$50,000	$62,551	$3,128	$0	$9,384

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Your new Income Benefit Base	=	$114,000 x	($90,000 – $50,000)	= $62,551
$90,000 – $17,100

Excess Withdrawals taken in a down market could severely reduce, and even terminate, your benefits under IOD II Plus, including reducing your Account Value to zero and thereby terminating your Contract without value.

Early Withdrawals

An Early Withdrawal can occur during the IOD II Plus Bonus Period or the Stored Income Period. Any withdrawals taken before the First Withdrawal Date are Early Withdrawals. If an Early Withdrawal occurs during your IOD II Plus Bonus Period, your Annual Income Amount will be reduced by the full amount of the withdrawal. In addition, your IOD II Plus Bonus Base will be reduced according to the following formula:

Your new IOD II Plus Bonus Base =	BB x	(	AV - WD	)
AV

If the Early Withdrawal occurs during the Stored Income Period, your Stored Income Balance will be reduced using the following formula:

Your new Stored Income Balance =	SB x	(	AV - WD	)
AV

In either the IOD II Plus Bonus Period or Stored Income Period, your new Income Benefit Base will equal:

Your new Income Benefit Base =	IBB x	(	AV - WD	)
AV

Where:
	IBB =	Your Income Benefit Base immediately prior to the Early Withdrawal.

	BB =	Your IOD II Plus Bonus Base immediately prior to the Early Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Your future Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Early Withdrawals could severely reduce, and even terminate, your benefits under IOD II Plus, including reducing your Account Value to zero and thereby terminating your Contract without value.

In addition to reducing your benefits under IOD II Plus, any withdrawal before your First Withdrawal Date could have state and federal income tax liability. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an Early Withdrawal or an Excess Withdrawal (as described above), then your Stored Income Balance (if any), your IOD II Plus Bonus Base (if any), and your Income Benefit Base will all be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as any benefits available with IOD II Plus, will end.

If your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Income Benefit Base will not be reduced. Your Contract will end, but you will be entitled to receive annual payments as follows.

If you were in the IOD II Plus Bonus Period on the day the Account Value was reduced to zero, regardless of your age, you will be entitled to receive annual amounts equal to 5% of your Income Benefit Base each year for as long as you live.

If you were in the Stored Income Period on the day the Account Value was reduced to zero, you will be entitled to receive annual amounts equal to 5% of your Income Benefit Base. Prior to determining your annual payments, you may increase your Income Benefit Base by any remaining Stored Income Balance as described below. These payments will continue for as long as you live. If you elected joint-life coverage, the payments will continue as long as either you or your spouse are alive as described in this Appendix under “Death of Participant Under IOD II Plus with Joint-Life Coverage.” If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your “annual lifetime payments,” you must deplete your Stored Income Balance by:

(a)	withdrawing your remaining Stored Income Balance;

(b)	applying the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your “annual lifetime payments”); or

(c)	using a combination of (a) and (b).

Because the Contract has ended, the amount of these annual lifetime payments will not change. You should be aware, however, that they could be subject to state and federal income tax liability. You should consult a qualified tax professional for more information.

Cost of IOD II Plus

If you elected IOD II Plus, we will deduct a quarterly fee from your Account Value (“IOD II Plus Fee”). The IOD II Plus Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter and will equal 0.2375 % of your Fee Base on that day, if you elected single-life coverage (0.2875% for joint-life coverage). On an annual basis, the IOD II Plus Fee is equal to 0.95% of your Fee Base if you elected single-life coverage (1.15% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the IOD II Plus Fee on newly issued Contracts.

During the first Account Year, your Fee Base is equal to your Income Benefit Base. On each Account Anniversary, the Fee Base is recalculated. During the IOD II Plus Bonus Period, your new Fee Base will be reset to equal your Income Benefit Base, if your Income Benefit Base is higher than your current Fee Base. During the Stored Income Period, your new Fee Base will be reset to equal your Income Benefit Base plus your Stored Income Balance (if any) less your Annual Income Amount for that year if this recalculated amount is higher than your current Fee Base. In the event that the recalculated amount is not greater than your current Fee Base, we will continue to calculate your IOD II Plus Fee based upon your current Fee Base until, at least, your next Account Anniversary. Note that, although your IOD II Plus Fee may increase, it will never decrease.

For the most part, we calculate your Fee Base only on your Account Anniversary. However, we will recalculate your Fee Base between Account Anniversaries, if you take an Early Withdrawal or Excess Withdrawal or make additional Purchase Payments during your first Account Year.

If you take an Excess Withdrawal during your IOD II Plus Bonus Period, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - AIA

If you take an Excess Withdrawal during your Stored Income Period, your IOD II Plus Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - SB

If you take an Early Withdrawal, your IOD II Plus Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV

Where:
	Fee Base =	Your IOD II Plus Fee Base immediately prior to the Early/Excess Withdrawal.

	WD =	The amount of the Early/Excess Withdrawal.

	SB =	Your Stored Income Balance (if any) immediately prior to the Excess Withdrawal.

	AIA =	Your Annual Income Amount immediately prior to the Excess Withdrawal minus any prior partial withdrawals taken during the current Account Year.

	AV =	Your Account Value immediately prior to the Early/Excess Withdrawal.
Any additional Purchase Payment you make during your first Account Year will increase your Income Benefit Base as described under “Determining Your Income Benefit Base.” Therefore, your Fee Base will increase by any additional Purchase Payments made.

Here is an example of how we calculate your Fee Base:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in IOD II Plus with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment ($100,000) on your Issue Date. Your IOD II Plus Bonus Base is equal to your initial Purchase Payment ($100,000). At issue, your Annual Income Amount is $5,000 (5% of your Income Benefit Base). You wait until your third Account Year before you elect to begin your Stored Income Period. During the IOD II Plus Bonus Period, in years that withdrawals are not taken, your Income Benefit Base increases by 7% of your IOD II Plus Bonus Base (assuming no step-up). At the beginning of your Stored Income Period, Year 3, your Annual Income Amount has increased to $5,700. All values are shown as of the beginning of the Account Year unless otherwise stated.

During the IOD II Plus Bonus Period (Account Years 1and 2), the Fee Base is set equal to your Income Benefit Base. During the Stored Income Period, the Fee Base is reset at the beginning of the Account Year to equal your Income Benefit Base plus your Stored Income Balance less your Annual Income Amount, if that amount is greater than the previous Fee Base. For example, in Account Year 4, the Fee Base is set equal to the Income Benefit Base ($114,000) plus the Stored Income Balance ($11,400) less your Annual Income Amount ($5,700) if that amount ($119,700) is greater than the previous Fee Base ($114,000).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
1	$100,000	$5,000	$0	$0	$0	$100,000
2	$107,000	$5,350	$0	$0	$0	$107,000
3	$114,000	$5,700	$5,700	$0	$5,700	$114,000
4	$114,000	$5,700	$11,400	$0	$11,400	$119,700

Assume, instead, that in your fourth Account Year you take a $11,400 withdrawal. At the beginning of your fifth Account Year, your Income Benefit Base ($114,000) plus your Stored Income Balance ($0) less your Annual Income Amount ($5,700) is less than the current Fee Base ($119,700), so there is no change to the Fee Base as shown below. In Account Year 7, the Fee Base is reset. Your Income Benefit Base ($114,000) plus your Stored Income Balance ($17,100) less your Annual income Amount ($5,700), results in an amount of $125,400, an amount that is greater than the previous Fee Base ($119,700).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
4	$114,000	$5,700	$11,400	$11,400	$0	$119,700
5	$114,000	$5,700	$5,700	$0	$5,700	$119,700
6	$114,000	$5,700	$11,400	$0	$11,400	$119,700
7	$114,000	$5,700	$17,100	$0	$17,100	$125,400

On each Account Anniversary thereafter, your Fee Base is recalculated and reset if necessary.

Your IOD II Plus Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Fee Base and thus your IOD II Plus Fee.

●	If you make an Early Withdrawal or an Excess Withdrawal, you will decrease your Fee Base and thus your IOD II Plus Fee.

In addition, on your Account Anniversary, the IOD II Plus Fee may also change, if we increase the percentage used to calculate the IOD II Plus Fee as described below under “Step-Up Under IOD II Plus.”

The investment performance of the Designated Funds will not affect your IOD II Plus Fee during an Account Year. However, as stated below under “Step-Up Under IOD II Plus,” favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary, and thus increase your IOD II Plus Fee.

We will continue to deduct the IOD II Plus Fee until you annuitize your Contract, your Account Value reduces to zero, or your benefits under IOD II Plus are cancelled as described under “Cancellation of IOD II Plus” in this Appendix.

Step-Up Under IOD II Plus

You can step-up your Income Benefit Base and IOD II Plus Bonus Base each Account Anniversary prior to your Annuity Commencement Date, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance (if any) must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
If your Contract is in the Stored Income Period, your highest quarter-end Account Value (adjusted for subsequent purchase payments and withdrawals) during the most recent Account Year (“Highest Quarterly Value”) minus your Stored Income Balance must be greater than your current Income Benefit Base.

●
If your Contract has not started the Stored Income Period, your Highest Quarterly Value during the most recent Account Year must be greater than your current Income Benefit Base (adjusted for any applicable bonus if the Contract is in the IOD II Plus Bonus Period).

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the IOD II Plus Fee on newly issued Contracts. If we are no longer issuing Contracts with IOD II Plus, then the percentage rate we use to calculate your IOD II Plus Fee will be set based upon current market conditions at that time. Significant changes in stock market prices, interest rate fluctuations, and competitive industry trends are among the market conditions we consider in whether to change the fee.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your IOD II Plus Fee will remain unchanged and we will automatically step up your Income Benefit Base and your IOD II Plus Bonus Base (if applicable).

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your IOD II Plus Fee and step-up your Income Benefit Base. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Income Benefit Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up prior to the Stored Income Period, we will increase your Income Benefit Base and your IOD II Plus Bonus Base each to an amount equal to the highest adjusted quarterly Account Value, if such amount exceeds your current Income Benefit Base (adjusted for any applicable bonus if the Contract is in the IOD II Plus Bonus Period). If the step-up occurred during the IOD II Plus Bonus Period, your IOD II Plus Bonus Period will be renewed for another 10-year period.

At the time of step-up during the Stored Income Period, we will increase your Income Benefit Base to an amount equal to the highest adjusted quarterly Account Value less your Stored Income Balance, if such amount exceeds your current Income Benefit Base. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Below are examples of how step-up works under a few different circumstances.

Assume that you are 60 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in IOD II Plus with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base and your IOD II Plus Bonus Base are equal to your initial Purchase Payment. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). The example assumes you are in the IOD II Plus Bonus Period.

In each of the five examples, Account Values shown are as of the last day of each Account Quarter. Adjustments are made on the day a Purchase Payment or withdrawal is made.

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively. No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary. The highest adjusted quarterly value is $113,000. Both your new Income Benefit Base and IOD II Plus Bonus Base are set to equal $113,000 since that amount exceeds your previous Income Benefit Base increased by 7% of your IOD II Plus Bonus Base ($100,000 + $7,000).

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $113,000 greater than $100,000 + $7,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$113,000	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$5,650	$113,000 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$113,000

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value, your Income Benefit Base, and your IOD II Plus Bonus Base are each immediately increased by the amount of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the second Account Quarter would affect your step-up and assumes that you are in the IOD II Plus Bonus Period:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $163,000 greater than $150,000 + $10,500? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$163,500	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$8,150	$163,500 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$163,000

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up and assumes you are in the IOD II Plus Bonus Period:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $109,000 greater than $100,000 + $0 (no bonus since withdrawal taken? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$109,000	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$5,450	$109,000 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$109,000

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal. Since this withdrawal exceeds your Annual Income Amount, it is considered an Excess Withdrawal. The Excess Withdrawal reduces your Income Benefit Base and your IOD II Plus Bonus Base as described under “Excess Withdrawals” in this Appendix. All previous quarterly Account Values are first reduced by the amount of the Annual Income Amount less any prior withdrawals taken in that Account Year and then adjusted in the same proportion that the Income Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.) The example assumes you are in the IOD II Plus Bonus Period.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$45,213	$67,787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $68,000 greater than $62,766 + $0 (no bonus since withdrawal taken)? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$68,000	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$3,400	$68,000 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$68,000

(1)	Reduce the end of First Quarter Account Value by the Annual Income Amount less any prior withdrawals taken in that Account Year	=	$113,000	–	$5,000	= $108,000

(2)	Adjust the Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

Using the facts of the above example where no withdrawals or additional premiums have taken place, assume that for Account Year 2 you have elected to begin the Stored Income Period. As stated in the above example the Income Benefit Base is $113,000 beginning of Account Year 2. Your Annual Income Amount is $5,650 (5% of your Income Benefit Base). Because you have elected to begin the Stored Income Period, your Stored Income Balance is initially equal to your Annual Income Amount ($5,650).

The Account Values on each of your four Account Quarters for Account Year 2 are $105,000, $111,000, $116,000, and $120,000, respectively. No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary. The highest adjusted quarterly value is $120,000. Your new Income Benefit Base is set to equal $114,350 ($120,000 - $5,650) since that amount exceeds your previous Income Benefit Base.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

End of First Quarter	$105,000	n/a	$105,000	$113,000
End of Second Quarter	$111,000	n/a	$111,000	$113,000
End of Third Quarter	$116,000	n/a	$116,000	$113,000
End of Fourth Quarter (before step-up)	$120,000	n/a	$120,000	$113,000
Highest Quarterly Value (after adjustments)			$120,000

Stored Income Balance at end of fourth quarter		$5,650
Step-up comparison	Is ($120,000 - $5,650) greater than $113,000? Yes, so step-up.

On the Contract Anniversary (after step-up)
New Income Benefit Base =	$114,350	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,718	$114,350 x 5%
New Stored Income Balance =	$11,367
New IOD II Plus Bonus Base =	n/a	No longer applicable for the Stored Income Period

Please note: The end of the fourth Account Quarter and the Contract Anniversary are the same day. We only make the distinction to separate values before and after step-up.

Joint-Life Coverage

On the Issue Date, you have the option of electing IOD II Plus with single-life coverage or, for a higher IOD II Plus Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while IOD II Plus is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while IOD II Plus is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision. See also “Death of Participant Under IOD II Plus with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the IOD II Plus Bonus Period and the Stored Income Period are determined based on the age of the younger spouse if the younger spouse attains (or would have attained) age 50. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) On the first day of the Stored Income Period, your Annual Income Amount will be added to your Stored Income Balance. The First Withdrawal Date will be your Issue Date if the younger spouse is at least age 59 at issue. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, your benefits under IOD II Plus continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. The percentage rate of the fee will not be reduced regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of IOD II Plus

Should you decide that IOD II Plus is no longer appropriate for you, you may cancel IOD II Plus at any time. Upon cancellation, all benefits and charges under IOD II Plus shall cease. Once cancelled, IOD II Plus cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege,” IOD II Plus will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

IOD II Plus will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Income Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the Maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday. See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS” in the prospectus to which this Appendix is attached.

A change in ownership may also cancel your benefits under IOD II Plus.

Death of Participant Under IOD II Plus with Single-Life Coverage

If you elected single-life coverage, IOD II Plus terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance, if any. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new IOD II Plus Rider on the original Contract (assuming your surviving spouse meets certain eligibility requirements). If your surviving spouse makes such election, all of the following occur:

●	the new Account Value will be the greater of the Stored Income Balance, if any, on the original Contract or the Death Benefit;

●
the new percentage rate used to calculate the IOD II Plus Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the IOD II Plus Fee;

●	the new Income Benefit Base and your new IOD II Plus Bonus Base will each be equal to the Account Value after any Death Benefit has been credited; and

●	the new IOD II Plus Bonus Period begins.

Death of Participant Under IOD II Plus with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in IOD II Plus, the provisions of the section titled “Death of Participant Under IOD II Plus with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, IOD II Plus will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance, if any, will remain unchanged;

●
the Income Benefit Base and the IOD II Plus Bonus Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in the Account Value (see “Step-Up Under IOD II Plus” in this Appendix);

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by 5%; and

●	the percentage rate of the IOD II Plus Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including IOD II Plus, terminates.

If you purchased joint-life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under IOD II Plus

Under the terms of IOD II Plus, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive the greater of your Cash Surrender Value or your Stored Income Balance, if any;

(2)	annuitize your Account Value under one of the Annuity Options available on that date; or

(3)
(a) receive the remaining Stored Income Balance, if any, in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see “Depleting Your Account Value.”

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as IOD II Plus. When you elect to participate in IOD II Plus, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under IOD II Plus as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in IOD II Plus, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Income Amount or Stored Income Balance that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Income Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Income Amount or Stored Income Balance as an Excess Withdrawal which may significantly reduce the Income Benefit Base.

For a further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the prospectus to which this Appendix is attached.

APPENDIX J -
RETIREMENT INCOME ESCALATORSM II

The optional living benefit known as Retirement Income Escalator II (“RIE II”) was available on Contracts purchased on or after October 20, 2008, and prior to August 17, 2009, and on certain limited Contracts purchased on or after August 17, 2009. If you elected to participate in RIE II, the following information applies to your Contract. RIE II is no longer available for sale on new Contracts.

If you purchased your Contract prior to February 17, 2009, and elected to participate in RIE II, your Lifetime Withdrawal Percentage (defined below) is different from the Lifetime Withdrawal Percentage available on Contracts purchased on or after that date. (See “Determining Your Annual Withdrawal Amount,” “Step-Up Under RIE II,” and “Joint-Life Coverage” in this Appendix.) In addition, unless you “step-up” as described under “Step-Up Under RIE II,” the fee charged for your RIE II is lower than the fee charged on Contracts purchased on or after February 17, 2009. (See “Cost of RIE II” in this Appendix.)

RIE II provides an annual income guarantee for life. You can withdraw up to a guaranteed amount each year and, provided you meet certain requirements, we will continue to send you the guaranteed amount even if your Account Value should go to zero. Your income amount will not decrease, provided that your withdrawals do not exceed the guaranteed amount in any year. In general, the longer you wait for your first withdrawal under RIE II, the larger the guaranteed Annual Withdrawal Amount. To describe how RIE II works, we use the following definitions:

Annual Withdrawal Amount:
The total guaranteed amount available for withdrawal each Account Year during your life, provided that you comply with certain conditions. The Annual Withdrawal Amount is equal to your current Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. (You should be aware that certain actions you take could significantly reduce the amount of your Annual Withdrawal Amount.)

Early Withdrawal:	Any withdrawal taken prior to your RIE II Coverage Date.

Excess Withdrawal:	Any withdrawal taken after your RIE II Coverage Date that exceeds your Annual Withdrawal Amount (or your Required Minimum Distribution Amount, if greater).

Lifetime Withdrawal Percentage:	The percentage used to calculate your Annual Withdrawal Amount.

RIE II Bonus Base:
The amount on which bonuses are calculated. The RIE II Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced proportionately by any withdrawal taken prior to your RIE II Coverage Date or any Excess Withdrawals (see “Excess Withdrawals” under “Withdrawals Under RIE II”).

RIE II Bonus Period:
A ten-year period commencing on the Issue Date and ending on your tenth Account Anniversary. If you “step up” RIE II (described below) during the RIE II Bonus Period, the RIE II Bonus Period is extended to ten years from the date of the step-up.

RIE II Coverage Date:	Your Issue Date if you are at least age 59 at issue; otherwise, the first Account Anniversary after you attain age 59.

Withdrawal Benefit Base:	The amount used to calculate (1) your Annual Withdrawal Amount and (2) your “RIE II Fee” (see “Cost of RIE II”).

You and Your:
The terms “you” and “your” refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under “Death of Participant Under RIE II with Single-Life Coverage” and “Death of Participant Under RIE II with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

Upon annuitization, RIE II and any elected optional death benefit automatically terminate.

RIE II allows you to withdraw a guaranteed amount of money each year, beginning on your RIE II Coverage Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected). Your right to take withdrawals under RIE II continues regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. After your RIE II Coverage Date, the amount you can withdraw, in any one year, can be 4%, 5%, 6%, or 7% of your Withdrawal Benefit Base, depending upon your age (or the younger spouse’s age in case of joint-life coverage) on the date of your first withdrawal.

In addition, if you make no withdrawals in an Account Year during your RIE II Bonus Period, we will increase your Withdrawal Benefit Base by an amount equal to 7% of your RIE II Bonus Base. The RIE II Bonus Period is a 10-year period commencing on your Issue Date. The period will be extended for an additional 10 years commencing on each step-up of the Withdrawal Benefit Base (see “Step-Up Under RIE II” in this Appendix), provided that the step-up occurs during the RIE II Bonus Period.

If you are participating in RIE II, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

To participate in RIE II, all of your Account Value must be invested in one or more of the Designated Funds at all times during the term of RIE II. (The “term” of RIE II is for life, unless your Withdrawal Benefit Base is reduced to zero or RIE II is terminated or cancelled as described under “Cancellation of RIE II,” “Depleting Your Account Value,” and “Annuitization Under RIE II” in this Appendix.) The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled “Designated Funds” in the prospectus to which this Appendix is attached.

Under RIE II, you have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under “Joint-Life Coverage,” “Death of Participant Under RIE II with Single-Life Coverage,” and “Death of Participant Under RIE II with Joint-Life Coverage” in this Appendix.

Determining Your Withdrawal Benefit Base

On the Issue Date, we set your Withdrawal Benefit Base equal to your initial Purchase Payment. Thereafter, your Withdrawal Benefit Base is:

●	increased by any applicable bonuses;

●	increased by any step-ups as described under “Step-Up Under RIE II” in this Appendix;

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

●	decreased following any Early Withdrawals you take as described under “Early Withdrawals” in this Appendix; and

●	decreased following any Excess Withdrawals you take as described under “Excess Withdrawals” in this Appendix.

Determining Your Annual Withdrawal Amount

Your Annual Withdrawal Amount is first determined when you make your first withdrawal after your RIE II Coverage Date and then on each subsequent Account Anniversary. Your Annual Withdrawal Amount is equal to your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. The Lifetime Withdrawal Percentage depends upon your age at the time you make your first withdrawal after your RIE II Coverage Date as shown in the tables below. If you purchased your Contract on or after February 17, 2009, your Lifetime Withdrawal Percentage is determined, as follows:

Your Age on the Date of the First Withdrawal After Your RIE II Coverage Date*	Lifetime Withdrawal Percentage
59 - 64	4%
65 - 74	5%
75 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

If you purchased your Contract prior to February 17, 2009, your Lifetime Withdrawal Percentage is determined, as follows:

Your Age on the Date of the First Withdrawal After Your RIE II Coverage Date*	Lifetime Withdrawal Percentage
59 - 69	5%
70 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

Your Lifetime Withdrawal Percentage will only increase if your age at the time of step-up coincides with a higher percentage as shown in the tables above. (See “Step-Up Under RIE II” in this Appendix.) An increase in the Lifetime Withdrawal Percentage will increase your Annual Withdrawal Amount.

Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. If your Withdrawal Benefit Base changes after your Annual Withdrawal Amount is determined, your Annual Withdrawal Amount will also change. The new Annual Withdrawal Amount will be effective on the next Account Anniversary and, at that time, will reflect any increases caused by a step-up or a bonus that took place during the prior Account Year and any decreases caused by Excess Withdrawals (described below) that were taken during the prior Account Year. The new Annual Withdrawal Amount will be in effect for all subsequent Account Years, unless and until there is a further change in your Withdrawal Benefit Base.

How RIE II Works

Each Account Year, beginning on your RIE II Coverage Date, you can take withdrawals totaling up to the amount of your Annual Withdrawal Amount, subject to the terms and conditions discussed below. Even if your Account Value is reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), as long as your Withdrawal Benefit Base is greater than zero, you will receive your full Annual Withdrawal Amount every year until you die.

If you defer taking any withdrawals in an Account Year during the RIE II Bonus Period, your Withdrawal Benefit Base will be increased by an amount equal to 7% of your RIE II Bonus Base. However, if this amount is less than the amount you will receive under a step-up, the Withdrawal Benefit Base will instead be increased by the step-up amount, unless there is a fee increase as described under “Step-Up Under RIE II.” In the case of a fee increase, we will notify you in writing, in advance of your Contract Anniversary, and seek your written consent to the step-up and fee increase. If you do take a withdrawal, you are still eligible for step-up. (See “Step-Up under RIE II” in this Appendix.) In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative: any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

Note that the timing and amount of your withdrawals may significantly decrease, and even terminate, your total benefits under RIE II, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further under “Withdrawals Under RIE II” in this Appendix. Note also that investing in any Fund, other than a Designated Fund, will cancel RIE II, as described under “Cancellation of RIE II” in this Appendix.

Here is an example of how RIE II works. This example assumes that your Contract was purchased on or after February 17, 2009.

Assume that you are age 65 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE II with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.) Your Withdrawal Benefit Base and your RIE II Bonus Base are each set equal to your initial Purchase Payment on your Issue Date. Because you reached age 59 prior to your Issue Date, your RIE II Coverage Date is your Issue Date. You can begin at any time to withdraw up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base. During the RIE II Bonus Period, your Withdrawal Benefit Base will increase by 7% of your RIE II Bonus Base each Account Year in which you do not take a withdrawal. By deferring your withdrawals during a RIE II Bonus Period you will increase your Withdrawal Benefit Base, which in turn may maximize your Annual Withdrawal Amount. After the RIE II Bonus Period, you will still be eligible to take your Annual Withdrawal Amount each year and to step-up your Withdrawal Benefit Base. However, you will no longer be eligible for the 7% bonus each year. (For convenience, assume that the investment performance on your underlying investments remains neutral throughout the life of your Contract, except for Account Year 2.)

Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 on your second Account Anniversary. Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and RIE II Bonus Base. Assume that we have not increased the percentage used to calculate the RIE II Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your RIE II Bonus Base to $125,000. Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250. Going forward, your new RIE II Bonus Base will be $125,000, unless increased by another step-up or reduced by an Excess Withdrawal, and your RIE II Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up). All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	RIE II Bonus Base	Annual Withdrawal Amount	Withdrawals
1	$100,000	$100,000	$100,000	$5,000	$0
2	$100,000	$107,000	$100,000	$5,350	$0
3	$125,000	$125,000	$125,000	$6,250	$0

Assume you take your first withdrawal when you are age 71 in Account Year 7. Using the chart on the previous page, we set your Lifetime Withdrawal Percentage at 5%. Your Annual Withdrawal Amount will be equal to 5% of your Withdrawal Benefit Base. You can begin withdrawing up to $8,000 each Account Year without reducing your Withdrawal Benefit Base, as shown in the following table:

4	$125,000	$133,750	$125,000	$6,688	$0
5	$125,000	$142,500	$125,000	$7,125	$0
6	$125,000	$151,250	$125,000	$7,563	$0
7	$125,000	$160,000	$125,000	$8,000	$8,000
8	$117,000	$160,000	$125,000	$8,000	$8,000

Assume in Account Year 9, you defer taking a withdrawal. Your Withdrawal Benefit Base will increase by $8,750 which is 7% of your RIE II Bonus Base ($125,000). Your new Annual Withdrawal Amount will be set equal to $8,438, which is 5% of your new Withdrawal Benefit Base ($168,750), as shown below:

9	$109,000	$160,000	$125,000	$8,000	$0
10	$109,000	$168,750	$125,000	$8,438	$8,438

Assume that in Account Year 14, you again decide to defer taking a withdrawal. Your Withdrawal Benefit Base will not be increased because you are no longer in the RIE II Bonus Period, as your RIE II Bonus Period ends 10 years after the previous step-up.

11	$100,563	$168,750	$125,000	$8,438	$8,438
12	$92,125	$168,750	$125,000	$8,438	$8,438
13	$83,688	$168,750	$125,000	$8,438	$8,438
14	$75,250	$168,750	$125,000	$8,438	$0
15	$75,250	$168,750	$125,000	$8,438	$8,438

There is no way to know for certain whether forgoing income in one or more years will increase or decrease the total income paid to the Participant over the life of the annuity. Generally speaking, not taking income in a year will increase the Annual Withdrawal Amount during the RIE II Bonus Period due to the bonus and the potential for step-ups. In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative: any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

The total lifetime payments to the Participant could be more or less depending upon investment performance over the life of the Contract and the age to which the Participant lives. Better investment performance and a longer life span generally make it advantageous to forgo the Annual Withdrawal Amount in a limited number of years.

Withdrawals Under RIE II

Withdrawals After the RIE II Coverage Date

Starting on your RIE II Coverage Date and continuing to your Annuity Commencement Date, you may take withdrawals totaling up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base. These withdrawals will reduce your Account Value by the amount of the withdrawal, but will not change your Withdrawal Benefit Base.

The previous example shows withdrawals taken after your RIE II Coverage Date. Because they do not exceed your Annual Withdrawal Amount (or your Required Minimum Distribution amount, if higher), the withdrawals do not reduce your Withdrawal Benefit Base or your Annual Withdrawal Amount.

If a withdrawal exceeds your Annual Withdrawal Amount, then the withdrawal would be considered an Excess Withdrawal.

Excess Withdrawals

If you take an Excess Withdrawal, your RIE II Bonus Base and your Withdrawal Benefit Base will be reduced according to the following formulae:

Your new RIE II Bonus Base =	BB x	(	AV - WD	)
AV - AWA

Your new Withdrawal Benefit Base =	WBB x	(	AV - WD	)
AV - AWA

Where:
	BB =	Your RIE II Bonus Base immediately prior to the Excess Withdrawal.

	WBB =	Your Withdrawal Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

	AWA =	Your Annual Withdrawal Amount minus any prior partial withdrawals taken during the current Account Year.

Using the facts of the above example, assume that in Account Year 7, you take two withdrawals: a $4,000 withdrawal followed by a $6,000 withdrawal. Your first withdrawal reduces your Account Value to $121,000 but does not affect your RIE II Bonus Base or Withdrawal Benefit Base because it is not in excess of your Annual Withdrawal Amount. Your second withdrawal (when combined with the first) is in excess of your $8,000 Annual Withdrawal Amount. After your second withdrawal, your RIE II Bonus Base and your Withdrawal Benefit Base will be reduced as follows:

Your new RIE II Bonus Base	=	$125,000	x	$121,000 – $6,000
				$121,000 – ($8,000 – $4,000)

	=	$125,000	x	$115,000
				$117,000

	=	$125,000	x	0.98291

	=	$122,863

Your new Withdrawal Benefit Base	=	$160,000	x	$121,000 – $6,000
				$121,000 – ($8,000 – $4,000)

	=	$160,000	x	$115,000
				$117,000

	=	$160,000	x	0.98291

	=	$157,265

Beginning on your Account Anniversary and going forward, your new Annual Withdrawal Amount will be reduced to 5% of your new Withdrawal Benefit Base, or $7,863.

You should be aware that, if your Account Value is less than the Withdrawal Benefit Base at the time an Excess Withdrawal is taken (as in the above example), then your Withdrawal Benefit Base and your RIE II Bonus Base will be reduced by an amount equal to or more than the excess amount withdrawn. Thus, Excess Withdrawals taken in a down market could severely reduce, and even terminate, your benefits under RIE II, including reducing your Account Value to zero and thereby terminating your Contract without value.

Early Withdrawals

All withdrawals taken before your RIE II Coverage Date will be considered Early Withdrawals and your RIE II Bonus Base and your Withdrawal Benefit Base will be reduced using the following formulae:

Your new RIE II Bonus Base	=	BB x	(	AV – WD	)
AV

Your new Withdrawal Benefit Base	=	WBB x	(	AV – WD	)
AV

Where:
	BB =	Your RIE II Bonus Base immediately prior to the Early Withdrawal.

	WBB =	Your Withdrawal Benefit Base immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Assume that you are age 45 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE II with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Withdrawal Benefit Base and your RIE II Bonus Base are each set equal to your initial Purchase Payment on your Issue Date. Your Withdrawal Benefit Base will increase by 7% of your RIE II Bonus Base each year in which you do not take a withdrawal. Your RIE II Coverage Date will not occur until your 15th Account Anniversary (the first Account Anniversary after you reach age 59). Any withdrawals you take prior to that time will be Early Withdrawals.

Assume that because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 on your second Account Anniversary. Your Contract is therefore eligible for an automatic step-up of its Withdrawal Benefit Base and RIE II Bonus Base. Assume that we have not increased the percentage used to calculate the RIE II Fee on newly issued Contracts; therefore we will step-up your Withdrawal Benefit Base and your RIE II Bonus Base to $125,000.

Assume that, in your Account Year 7, you withdraw $10,000. Because you are age 51 (and younger than age 59), this is an Early Withdrawal. All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	RIE II Bonus Base	Annual Withdrawal Amount		Withdrawals
1	$100,000	$100,000	$100,000	$0		$0
2	$100,000	$107,000	$100,000	$0		$0
3	$125,000	$125,000	$125,000	$0		$0
4	$125,000	$133,750	$125,000	$0		$0
5	$125,000	$142,500	$125,000	$0		$0
6	$125,000	$151,250	$125,000	$0		$0
7	$125,000	$160,000	$125,000	$0		$10,000

At this point, your RIE II Bonus Base and your Withdrawal Benefit Base will be recalculated as follows:

Your new RIE II Bonus Base			=	$125,000	x	$125,000 – $10,000
						$125,000

			=	$125,000	x	$115,000
						$125,000

			=	$125,000	x	0.92000

			=	$115,000

Your new Withdrawal Benefit Base			=	$160,000	x	$125,000 – $10,000
						$125,000

			=	$160,000	x	$115,000
						$125,000

			=	$160,000	x	0.92000

			=	$147,200

Your Annual Withdrawal Amount will still be $0 because you have not reached your RIE II Coverage Date.

You should be aware that Early Withdrawals could severely reduce, and even terminate, your benefits under RIE II, including reducing your Account Value to zero and thereby terminating your Contract without value.

In addition to reducing your benefits under RIE II, any withdrawal before you reach age 59½ could have adverse state and federal tax liabilities. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an Excess Withdrawal or an Early Withdrawal, then your Withdrawal Benefit Base and the RIE II Bonus Base will both be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as benefits available with RIE II, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Withdrawal Benefit Base will not be reduced. Your Contract will end, but your right to receive an annual withdrawal amount will continue. That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive your Annual Withdrawal Amount each year for as long as you live.

Cost of RIE II

If you elect RIE II, we will deduct a quarterly fee from your Account Value (“RIE II Fee”). The RIE II Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The RIE II Fee will be a percentage of your Withdrawal Benefit Base. This percentage will equal 0.2375% of your Withdrawal Benefit Base on the last day of the Account Quarter if you elected single-life coverage (0.2875% for joint-life coverage). The maximum RIE II Fee you can pay in any one Account Year is equal to 0.95% of the highest Withdrawal Benefit Base at any point in that Account Year if you elected single-life coverage (1.15% for joint-life coverage).

If you purchased your Contract prior to February 17, 2009, your cost for RIE II was initially, on an annual basis, 0.80% of the highest Withdrawal Benefit Base for single-life coverage (1.00% for joint-life coverage). Your cost for RIE II will not increase unless:

●	you decide to step-up your Withdrawal Benefit Base, as described below under “Step-Up Under RIE II,” and

●	you consent in writing, at the time of step-up, to accept an increase in your RIE II Fee to 0.95% for single-life coverage (1.15% for joint-life coverage).

If you do not consent to the higher fee, the step-up will not be implemented and all subsequent step-ups will be suspended unless and until we receive your written consent to the higher fee.

Your RIE II Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Withdrawal Benefit Base and thus your RIE II Fee.

●	If you make a withdrawal before your RIE II Coverage Date or a withdrawal in excess of your Annual Withdrawal Amount, you will decrease your Withdrawal Benefit Base and thus your RIE II Fee.

However, on each Account Anniversary, we determine whether favorable investment performance of the Designated Funds may cause the Withdrawal Benefit Base to increase as described below under “Step-Up Under RIE II.” If your Withdrawal Benefit Base increases because of favorable investment performance, your RIE II fee will also increase because it is recalculated on each Account Anniversary based upon your highest Withdrawal Benefit Base during that Account Year.

We will continue to deduct the RIE II Fee until you annuitize your Contract, your Account Value reduces to zero, or your RIE II is terminated or cancelled as described under “Cancellation of RIE II” in this Appendix.

Step-Up Under RIE II

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Withdrawal Benefit Base and your RIE II Bonus Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your highest quarter-end Account Value (adjusted for subsequent Purchase Payments and withdrawals) during the most recent Account Year (“Highest Quarterly Value”) must be greater than your current Withdrawal Benefit Base (adjusted for any applicable 7% bonus increases).

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the RIE II Fee.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your RIE II Fee will remain unchanged and we will automatically step-up your Withdrawal Benefit Base and your RIE II Bonus Base

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your RIE II Fee and step-up your Withdrawal Benefit Base and RIE II Bonus Base. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Withdrawal Benefit Base and RIE II Bonus Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Withdrawal Benefit Base and RIE II Bonus Base to an amount equal to the Highest Quarterly Value, if such amount exceeds your current Withdrawal Benefit Base (adjusted for any applicable 7% bonus increases). If the step-up occurs during the RIE II Bonus Period, your RIE II Bonus Period will renew for another 10-year period commencing at the time of step-up.

If your Lifetime Withdrawal Percentage has already been determined and your age at the time of step-up coincides with a higher percentage as shown in the applicable table below, your Lifetime Withdrawal Percentage will increase. After the step-up, your Annual Withdrawal Amount will be your Lifetime Withdrawal Percentage multiplied by your new Withdrawal Benefit Base. If you purchased your Contract on or after February 17, 2009, your Lifetime Withdrawal Percentage is determined, based upon your age at time of step-up, as follows:

Your Age at Step-up*	Lifetime Withdrawal Percentage
59 - 64	4%
65 - 74	5%
75 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

If you purchased your Contract prior to February 17, 2009, your Lifetime Withdrawal Percentage is determined, based upon your age at time of step-up, as follows:

Your Age at Step-up*	Lifetime Withdrawal Percentage
59 - 69	5%
70 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

Here are examples of how step-up works under a few different circumstances. In each of the four examples, Account Values shown are as of the last day of each Account Quarter. Adjustments are made on the day a Purchase Payment or withdrawal is made. All four examples assume that the Contract was purchased on or after February 17, 2009.

Assume that you are 65 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in RIE II with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Withdrawal Benefit Base and your RIE II Bonus Base are each equal to your initial Purchase Payment. Your Annual Withdrawal Amount is $5,000 (5% of your Withdrawal Benefit Base).

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively. No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary. The highest adjusted quarterly value is $113,000. Your new Withdrawal Benefit Base is set to equal to $113,000 since that amount exceeds your previous Withdrawal Benefit Base increased by 7% of your RIE II Bonus Base ($100,000 + $7,000).

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Step-up comparison	Is $113,000 greater than $100,000 + $7,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$113,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$5,650	$113,000 x 5%
New RIE II Bonus Base =	$113,000

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value, your Withdrawal Benefit Base, and your RIE II Bonus Base are each immediately increased by the amount of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the first Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Step-up comparison	Is $163,000 greater than $150,000 + $10,500? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$163,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$8,150	$163,000 x 5%
New RIE II Bonus Base =	$163,000

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Step-up comparison	Is $109,000 greater than $100,000 + $0 (no bonus since withdrawal taken)? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$109,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$5,450	$109,000 x 5%
New RIE II Bonus Base =	$109,000

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal. Since this withdrawal exceeds your Annual Withdrawal Amount, it is considered an Excess Withdrawal. The Excess Withdrawal reduces your Withdrawal Benefit Base and your RIE II Bonus Base as described under “Excess Withdrawals” in this Appendix. All previous quarter-end Account Values are first reduced by the Annual Withdrawal Amount less any prior withdrawals taken in that Account Year and then adjusted in the same proportion that the Withdrawal Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.)

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $45,213	$67,787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Step-up comparison	Is $68,000 greater than $62,766 + $0 (no bonus since withdrawal taken)? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$68,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$3,400	$68,000 x 5%
New RIE II Bonus Base =	$68,000

(1)	Reduce the end of First Quarter Account Value by the Annual Withdrawal Amount less any prior withdrawals taken in that Account Year	=	$113,000	–	$5,000	= $108,000

(2)	Adjust the Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

All of the above examples assume that you are age 65 at issue, so your Lifetime Withdrawal Percentage is 5%. Assume instead you are age 74 at issue and have attained age 75 on your first Account Anniversary. Follow the first example where no withdrawals were taken and no additional Purchase Payments were made. When your Withdrawal Benefit Base steps-up to $113,000, your new Lifetime Withdrawal Percentage is 6% since you had attained age 75 by your first Account Anniversary. Your Annual Withdrawal Amount is now $6,780.

Joint-Life Coverage

On the Issue Date, you have the option of electing RIE II with single-life coverage or, for a higher RIE II Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while RIE II is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while RIE II is in effect. Whereas single-life coverage provides annual withdrawals under RIE II only until any Participant dies, joint-life coverage provides annual withdrawals under RIE II for as long as either you or your spouse is alive. (Note, however, upon the death of a spouse, the Contract, including RIE II, ends. To take annual withdrawals under RIE II’s joint-life feature after the death of a spouse, the surviving spouse must first elect to continue the Contract through the “Spousal Continuance” provision.) See also “Death of Participant Under RIE II with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the RIE II Coverage Date will be your Issue Date if the younger spouse is at least age 59 on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59 if the younger spouse is less than age 59 on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) Thus, Early Withdrawals will be determined based upon this definition of your RIE II Coverage Date. Your Lifetime Withdrawal Percentage will be determined based on the age that the younger spouse is (or would have been) on the date of the first withdrawal under the Contract after the RIE II Coverage Date, as shown in the tables below. If you purchased your Contract on or after February 17, 2009, your Lifetime Withdrawal Percentage is determined, as follows:

Age of Younger Spouse on Date of the First Withdrawal After Your RIE II Coverage Date	Lifetime Withdrawal Percentage
59 - 64	4%
65 - 74	5%
75 - 79	6%
80 or older	7%

If you purchased your Contract prior to February 17, 2009, your Lifetime Withdrawal Percentage is determined, as follows:

Age of Younger Spouse on Date of First Withdrawal After Your RIE II Coverage Date	Lifetime Withdrawal Percentage
59 - 69	5%
70 - 79	6%
80 or older	7%

Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. Once your Annual Withdrawal Amount is calculated, the Lifetime Withdrawal Percentage will not change except if a step-up occurs as described under “Step-Up Under RIE II” in this Appendix. The Lifetime Withdrawal Percentage will then be reset, if higher, to the percentage for then attained age of the younger spouse.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, RIE II benefits continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. That fee will not change as long as RIE II is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibility of a longer waiting period before withdrawals under RIE II can be made and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of RIE II

Should you decide that RIE II is no longer appropriate for you, you may cancel RIE II at any time. Upon cancellation, all benefits and charges under RIE II shall cease. Once cancelled, RIE II cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege” in the prospectus to which this Appendix is attached, RIE II will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

RIE II will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Withdrawal Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the Maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday. See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS” in the prospectus to which this Appendix is attached.

A change of ownership of the Contract may also cancel your benefits under RIE II.

Death of Participant Under RIE II with Single-Life Coverage

If you selected single-life coverage, RIE II terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new RIE II on the original Contract (assuming that your surviving spouse meets certain eligibility requirements). If the surviving spouse makes such election:

●	the new Account Value and the new Withdrawal Benefit Base will both be set equal to the Death Benefit amount;

●	the new percentage rate used to calculate the RIE II Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the RIE II Fee;

●	the new Withdrawal Benefit Base and the new RIE II Bonus Base will each be equal to the Account Value after any Death Benefit has been credited;

●	the new Lifetime Withdrawal Percentage will be based on the age of the surviving spouse; and

●	a new RIE II Bonus Period begins.

Death of Participant Under RIE II with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in RIE II, the provisions of the section titled “Death of Participant Under RIE II with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, RIE II will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the RIE II Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant;

●
the Withdrawal Benefit Base and the RIE II Bonus Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see “Step-Up Under RIE II” in this Appendix);

●
if withdrawals under RIE II have not yet begun, the Lifetime Withdrawal Percentage will be based on the age the younger spouse attains (or would have attained) on the date of the first withdrawal after the RIE II Coverage Date;

●	if withdrawals under RIE II have already begun, the Lifetime Withdrawal Percentage will be the Lifetime Withdrawal Percentage that applied to the Contract prior to the death of the Participant; and

●	the RIE II Bonus Period will continue unchanged from the original contract.

At the death of the surviving spouse, the Contract, including RIE II, will terminate.

If you purchased joint-life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under RIE II

Under the terms of RIE II, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value,

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and is still eligible) with an annualized annuity payment of not less than your then current Annual Withdrawal Amount.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Withdrawal Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Withdrawal Amount until you die. For a more complete discussion of this, see “Depleting Your Account Value” in this Appendix.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as RIE II. If you elected to participate in RIE II, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under RIE II, we are currently waiving withdrawal provisions as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in RIE II, we reduce your Account Value dollar for dollar by the amount of the withdrawal. In addition, for that year only, your Annual Withdrawal Amount under RIE II will be reduced, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Annual Withdrawal Amount. In other words, we will not reduce your Annual Withdrawal Amount for future years (or your Withdrawal Benefit Base or Bonus Base), if a Yearly RMD Amount exceeds your Annual Withdrawal Amount, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Withdrawal Amount that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Withdrawal Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Withdrawal Amount as an Excess Withdrawal which may significantly reduce the Withdrawal Benefit Base.

For a further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the prospectus to which this Appendix is attached.

APPENDIX K -
Income ON Demand® II Escalator

The optional living benefit known as Income ON Demand II Escalator (“IOD II Escalator”) was available on Contracts purchased on or after October 20, 2008, and prior to August 17, 2009, and on certain limited Contracts purchased on or after August 17, 2009. If you elected to participate in IOD II Escalator, the following information applies to your Contract. IOD II Escalator is no longer available for sale on new Contracts.

If you purchased your Contract prior to February 17, 2009, and elected to participate in IOD II Escalator, your Lifetime Income Percentage (defined below) is different from the Lifetime Income Percentage available on Contracts purchased on or after that date. (See “Determining Your Annual Income Amount,” “Step-Up Under IOD II Escalator,” and “Joint-Life Coverage” in this Appendix.) In addition, unless you “step-up” as described under “Step-Up Under IOD II Escalator,” the fee charged for IOD II Escalator is lower than the fee charged on Contracts purchased on or after February 17, 2009. (See “Cost of IOD II Escalator” in this Appendix.)

To describe how IOD II Escalator works, we use the following definitions:

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary during your Stored Income Period. It is equal to your Income Benefit Base multiplied by your Lifetime Income Percentage.

Early Withdrawal:	Any withdrawal taken prior to your First Withdrawal Date.

Excess Withdrawal:	Any withdrawal taken after your First Withdrawal Date that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if greater).

Fee Base:	The amount used to calculate your “IOD II Escalator Fee” (see “Cost of IOD II Escalator”).

First Withdrawal Date:	Your Issue Date if you are at least age 59 at issue, otherwise the first Account Anniversary after you attain age 59.

Income Benefit Base:	The amount used to calculate your Annual Income Amount for IOD II Escalator.

Lifetime Income Percentage:	The percentage used to calculate your Annual Income Amount.

Stored Income Balance:	The amount you may withdraw at any time after your First Withdrawal Date without reducing your benefits under IOD II Escalator.

Stored Income Period:	A period beginning on your Issue Date if you are at least age 50 at issue, otherwise the first Account Anniversary following your 50th birthday, ending on your Annuity Commencement Date.

You and Your:
The terms “you” and “your” refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under the sections entitled “Death of Participant Under IOD II Escalator with Single-Life Coverage” and “Death of Participant Under IOD II Escalator with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

Upon annuitization, IOD II Escalator and any elected optional death benefit automatically terminate.

IOD II Escalator allows you to withdraw a guaranteed amount each year, beginning after your First Withdrawal Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The guaranteed annual amount you can withdraw, in any one year, can be 4%, 5%, 6%, or 7% of your Income Benefit Base depending upon your age. Any amount that you do not withdraw in a given year will remain in the Stored Income Balance and can be withdrawn at any time in the future.

If you are participating in IOD II Escalator, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

To participate in IOD II Escalator, all of your Account Value must be invested only in Designated Funds at all times during the term of IOD II Escalator. (The term of IOD II Escalator is for life, unless your Income Benefit Base is reduced to zero or your benefits under IOD II Escalator are terminated or cancelled as described under “Cancellation of IOD II Escalator,” “Depleting Your Account Value,” and “Annuitization Under IOD II Escalator” in this Appendix.) The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled “Designated Funds” in the prospectus to which this Appendix is attached.

You also had the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under “Joint-Life Coverage” and the sections entitled “Death of Participant Under IOD II Escalator with Single-Life Coverage” and “Death of Participant Under IOD II Escalator with Joint-Life Coverage” in this Appendix.

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	increased on each Account Anniversary by any step-ups as described in this Appendix under “Step-Up Under IOD II Escalator”;

●
increased to the extent that you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described below under “How IOD II Escalator Works”;

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	decreased following any Early Withdrawals you take, as described under “Early Withdrawals” in this Appendix; and

●	decreased following any Excess Withdrawals you take, as described under “Excess Withdrawals” in this Appendix.

Determining Your Annual Income Amount

Your Annual Income Amount is first determined at the beginning of your Stored Income Period and then on each subsequent Account Anniversary. Your Annual Income Amount is equal to your Income Benefit Base multiplied by your Lifetime Income Percentage. The Lifetime Income Percentage depends upon your age at the beginning of your Stored Income Period as shown in the tables below. If you purchased your Contract on or after February 17, 2009, your Lifetime Income Percentage is determined, as follows:

Your Age at the Beginning of Your Stored Income Period*	Lifetime Income Percentage
50 - 64	4%
65 - 74	5%
75 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

If you purchased your Contract prior to February 17, 2009, your Lifetime Income Percentage is determined, as follows:

Your Age at the Beginning of Your Stored Income Period*	Lifetime Income Percentage
50 - 69	5%
70 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

Your Lifetime Income Percentage will only increase if your age at the time of step-up coincides with a higher percentage as shown in the tables above. (See “Step-Up Under IOD II Escalator” in this Appendix.) An increase in the Lifetime Income Percentage will increase your Annual Income Amount.

Your Annual Income Amount will also change with any change to your Income Benefit Base as described above under “Determining Your Income Benefit Base.”

Determining Your Stored Income Balance

At the beginning of the Stored Income Period, your Stored Income Balance will equal your Annual Income Amount (your Lifetime Income Percentage multiplied by your Income Benefit Base on that Date). Thereafter, your Stored Income Balance is:

●	increased by your Lifetime Income Percentage multiplied by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	increased on each Account Anniversary by your Annual Income Amount determined on that Anniversary;

●	decreased by the amount of any withdrawals you take, on or after your First Withdrawal Date, up to the amount of your Stored Income Balance;

●	decreased to $0 if you take an Excess Withdrawal;

●	decreased in proportion to the change in your Account Value if you take an Early Withdrawal; and

●	decreased by the amount you use in exercising your one-time option to increase your Income Benefit Base (described below under “How IOD II Escalator Works”).

How IOD II Escalator Works

Under the terms of IOD II Escalator, you can take withdrawals up to the amount of your Stored Income Balance beginning on your First Withdrawal Date, subject to the terms and conditions discussed below. You can use all or a portion of your Stored Income Balance to effect a one-time increase of your Income Benefit Base prior to your Annuity Commencement Date. IOD II Escalator also provides the opportunity to increase your Annual Income Amount if your Lifetime Income Percentage increases as you grow older. (Your Lifetime Income Percentage will only increase if you step-up after you reach certain specified ages.) If your Account Value is reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero, you will receive your  full Annual Income Amount every year until you die.

Withdrawals from your Stored Income Balance can be taken at any time beginning on your First Withdrawal Date and prior to your Annuity Commencement Date without affecting your Income Benefit Base. If, beginning on your First Withdrawal Date, you make a withdrawal that does not exceed your Stored Income Balance, your Stored Income Balance will be decreased by the amount withdrawn.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. While your Contract is in force, you may exercise this option only once and you must do so prior to your Annuity Commencement Date. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of your Stored Income Balance used will be added to your Income Benefit Base; and

●	your new Annual Income Amount on your next Account Anniversary will equal your Lifetime Income Percentage multiplied by your new Income Benefit Base.

Here is an example of how IOD II Escalator works. These examples assume that your Contract was purchased on or after February 17, 2009.

Assume that you are age 65 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in IOD II Escalator with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Lifetime Income Percentage is 5%. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance. All values shown are as of the beginning of the Account Year.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
1	$100,000	$100,000	$5,000	$0	$5,000
2	$100,000	$100,000	$5,000	$0	$10,000
3	$100,000	$100,000	$5,000	$0	$15,000
4	$100,000	$100,000	$5,000	$0	$20,000

During your fifth Account Year, you use the full amount of your Stored Income Balance ($25,000) to increase your Income Benefit Base. On your next Account Anniversary, your Income Benefit Base will be increased to $125,000 and your Annual Income Amount will be $6,250 (your Lifetime Income Percentage multiplied by your Income Benefit Base). Therefore $6,250 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$0	$25,000
6	$100,000	$125,000	$6,250	$0	$6,250
7	$100,000	$125,000	$6,250	$0	$12,500
8	$100,000	$125,000	$6,250	$0	$18,750

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Assume instead that, during your fifth Account Year, you take a withdrawal of $25,000, thereby reducing your Stored Income Balance to $0. On your next Account Anniversary, your Income Benefit Base will remain at $100,000 and your Annual Income Amount remains at $5,000 (your Lifetime Income Percentage multiplied by your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$25,000	$0
6	$75,000	$100,000	$5,000	$0	$5,000
7	$75,000	$100,000	$5,000	$0	$10,000
8	$75,000	$100,000	$5,000	$0	$15,000

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Early Withdrawals and Excess Withdrawals may significantly decrease, and even terminate, your benefits under IOD II Escalator, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further below under “Withdrawals Under IOD II Escalator.” Even if your Stored Income Period has begun, withdrawals prior to your First Withdrawal Date are considered Early Withdrawals. Investing in any Fund, other than a Designated Fund, will cancel IOD II Escalator as described under “Cancellation of IOD II Escalator” in this Appendix.

Withdrawals Under IOD II Escalator

Withdrawals After Your First Withdrawal Date

Starting on your First Withdrawal Date and continuing to your Annuity Commencement Date you may take annual withdrawals up to your Stored Income Balance without reducing your Annual Income Amount. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. This is shown in the previous example.

Excess Withdrawals

If you take an Excess Withdrawal, your Income Benefit Base will be reduced according to the following formula:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – SB

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	SB =	Your Stored Income Balance (or your Required Minimum Distribution Amount, if greater) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of an Excess Withdrawal:

Using the same facts as the previous example, assume that in your fifth Account Year you take a withdrawal of $50,000, exceeding your Stored Income Balance. Assume that due to poor investment performance during the fifth Account Year your Account Value was $90,000 immediately prior to the withdrawal. Your Income Benefit Base will be reduced to $61,538 as shown below.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$50,000	$0
6	$50,000	$61,538	$3,077	$0	$3,077
7	$50,000	$61,538	$3,077	$0	$6,154
8	$50,000	$61,538	$3,077	$0	$9,231

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Your new Income Benefit Base	=	$100,000 x	($90,000 – $50,000)	= $61,538
$90,000 – $25,000

Excess Withdrawals taken in a down market could severely reduce, and even terminate, your benefits under IOD II Escalator, including reducing your Account Value to zero and thereby terminating your Contract without value.

Early Withdrawals

All withdrawals taken before your First Withdrawal Date will be considered Early Withdrawals and the Income Benefit Base and the Stored Income Balance will be reduced using the following formulae:

Your new Income Benefit Base =	IBB x	(	AV - WD	)
AV

Your new Stored Income Balance =	SB x	(	AV - WD	)
AV

Where:
	IBB =	Your Income Benefit Base immediately prior to the Early Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Your future Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Early Withdrawals could severely reduce, and even terminate, your benefits under IOD II Escalator, including reducing your Account Value to zero and thereby terminating your Contract without value.

In addition to reducing your benefits under IOD II Escalator, any withdrawal before your First Withdrawal Date could have state and federal income tax liability. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an Early Withdrawal or an Excess Withdrawal (as described above), then your Stored Income Balance and your Income Benefit Base will both be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as any benefits available with IOD II Escalator, will end.

If your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Income Benefit Base will not be reduced. Your Contract will end. You will be entitled to receive annual payments equal to your Lifetime Income Percentage multiplied by your Income Benefit Base. Prior to determining your annual payments, you may increase your Income Benefit Base by any remaining Stored Income Balance as described below. These payments will continue for as long as you live. If you elected joint-life coverage, the payments will continue as long as either you or your spouse are alive as described in this Appendix under “Death of Participant Under IOD II Escalator with Joint-Life Coverage.” If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your “annual lifetime payments,” you must deplete your Stored Income Balance by:

(a)	withdrawing your remaining Stored Income Balance;

(b)	applying the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your “annual lifetime payments”); or

(c)	using a combination of (a) and (b).

Because the Contract has ended, the amount of these annual lifetime payments will not change. You should be aware, however, that they could be subject to state and federal income tax liability. You should consult a qualified tax professional for more information.

Cost of IOD II Escalator

If you elect IOD II Escalator, we will deduct a quarterly fee from your Account Value (“IOD II Escalator Fee”). The IOD II Escalator Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter and will equal 0.2375 % of your Fee Base on that day, if you elected single-life coverage (0.2875% for joint-life coverage). On an annual basis, the IOD II Escalator Fee is equal to 0.95% of your Fee Base if you elected single-life coverage (1.15% for joint-life coverage).

If you purchased your Contract prior to February 17, 2009, your cost for IOD II Escalator was initially, on an annual basis, 0.80% of the highest Fee Base for single-life coverage (1.00% for joint-life coverage). Your cost for IOD II Escalator will not increase unless:

●	you decide to step-up your Income Benefit Base, as described in this Appendix under “Step-Up Under IOD II Escalator,” and

●	you consent in writing, at the time of step-up, to accept an increase in your IOD II Escalator Fee to 0.95% for single-life coverage (1.15% for joint-life coverage).

If you do not consent to the higher fee, the step-up will not be implemented and all subsequent step-ups will be suspended unless and until we receive your written consent to the higher fee.

During the first Account Year, your Fee Base is equal to your Income Benefit Base. On each Account Anniversary, the Fee Base is recalculated. Your new Fee Base will be reset to equal your Income Benefit Base plus your Stored Income Balance (if any) less your Annual Income Amount (if any) for that year if this recalculated amount is higher than your current Fee Base. In the event that the recalculated amount is not greater than your current Fee Base, we will continue to calculate your IOD II Escalator Fee based upon your current Fee Base until, at least, your next Account Anniversary. Note that, although your IOD II Escalator Fee may increase, it will never decrease.

For the most part, we calculate your Fee Base only on your Account Anniversary. However, we will recalculate your Fee Base between Account Anniversaries, if you take an Early Withdrawal or Excess Withdrawal or make additional Purchase Payments during your first Account Year.

If you take an Excess Withdrawal during your Stored Income Period, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - SB

If you take an Early Withdrawal, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV

Where:
	Fee Base =	Your Fee Base immediately prior to the Early/Excess Withdrawal.

	WD =	The amount of the Early/Excess Withdrawal.

	SB =	Your Stored Income Balance (if any) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Early/Excess Withdrawal.

Any additional Purchase Payment you make during your first Account Year will increase your Income Benefit Base as described under “Determining Your Income Benefit Base” in this Appendix. Therefore, your Fee Base will increase by any additional Purchase Payments made.

Here is an example of how we calculate your Fee Base. The following examples assume that you purchased your Contract on or after February 17, 2009.

Assume that you are age 65 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in IOD II Escalator with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Lifetime Income Percentage is 5%. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). All values are shown as of the beginning of the Account Year unless otherwise stated.

During the Stored Income Period, the Fee Base is reset at the beginning of the Contract Year to equal your Income Benefit Base plus your Stored Income Balance less your Annual Income Amount, if that amount is greater than the previous Fee Base. For example, in Contract Year 4, the Fee Base is set equal to the Income Benefit Base ($100,000) plus the Stored Income Balance ($20,000) less your Annual Income Amount ($5,000) if that amount ($115,000) is greater than the previous Fee Base ($110,000).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
1	$100,000	$5,000	$5,000	$0	$5,000	$100,000
2	$100,000	$5,000	$10,000	$0	$10,000	$105,000
3	$100,000	$5,000	$15,000	$0	$15,000	$110,000
4	$100,000	$5,000	$20,000	$0	$20,000	$115,000

Assume, instead, that in your fourth Account Year you take a $20,000 withdrawal. At the beginning of your fifth Account Year, your Income Benefit Base ($100,000) plus your Stored Income Balance ($5,000) less your Annual Income Amount ($5,000) is less than the current Fee Base ($115,000), so there is no change to the Fee Base, as shown below.

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
4	$100,000	$5,000	$20,000	$20,000	$0	$115,000
5	$100,000	$5,000	$5,000	$0	$5,000	$115,000
6	$100,000	$5,000	$10,000	$0	$10,000	$115,000
7	$100,000	$5,000	$15,000	$0	$15,000	$115,000
8	$100,000	$5,000	$20,000	$0	$20,000	$115,000
9	$100,000	$5,000	$25,000	$0	$25,000	$120,000

On each Account Anniversary thereafter, your Fee Base is recalculated and reset if necessary.

Your IOD II Escalator Fee will not change during an Account Year, unless you take one of two specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Fee Base and thus your IOD II Escalator Fee.

●	If you make an Early Withdrawal or an Excess Withdrawal, you will decrease your Fee Base and thus your IOD II Escalator Fee.

In addition, on your Account Anniversary, the IOD II Escalator Fee may also change, if we increase the percentage used to calculate the IOD II Escalator Fee as described below under “Step-Up Under IOD II Escalator.”

The investment performance of the Designated Funds will not affect your IOD II Escalator Fee during an Account Year. However, as stated below under “Step-Up Under IOD II Escalator,” favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary, and thus increase your IOD II Escalator Fee.

We will continue to deduct the IOD II Escalator Fee until you annuitize your Contract, your Account Value reduces to zero, or your benefits under IOD II Escalator are cancelled as described under “Cancellation of IOD II Escalator” in this Appendix.

Step-Up Under IOD II Escalator

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your highest quarter-end Account Value (adjusted for subsequent purchase payments and withdrawals) during the most recent Account Year (“Highest Quarterly Value”) minus your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Stored Income Period and therefore do not yet have a Stored Income Balance, your highest quarter-end Account Value must only be greater than your current Income Benefit Base.)

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the IOD II Escalator Fee.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your IOD II Escalator Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your IOD II Escalator Fee and step-up your Income Benefit Base. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Income Benefit Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Income Benefit Base to an amount equal to the highest adjusted quarterly Account Value less your Stored Income Balance, if any, provided that such amount exceeds your current Income Benefit Base.

Your Lifetime Income Percentage will increase if your age at the time of step-up coincides with a higher percentage as shown below. After the step-up, your Annual Income Amount will be your Lifetime Income Percentage multiplied by your new Income Benefit Base. If you purchased your Contract on or after February 17, 2009, your Lifetime Income Percentage is determined, based upon your age at time of step-up, as follows:

Your Age at Step-up*	Lifetime Income Percentage
50 - 64	4%
65 - 74	5%
75 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

If you purchased your Contract prior to February 17, 2009, your Lifetime Income Percentage is determined, based upon your age at time of step-up, as follows:

Your Age at Step-up*	Lifetime Income Percentage
50 - 69	5%
70 - 79	6%
80 or older	7%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.

Here are examples of how step-up works under a few different circumstances. All four examples assume that the Contract was purchased on or after February 17, 2009.

Assume that you are 65 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in IOD II Escalator with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Your initial Stored Income Balance is $5,000.

In each of the four examples, Account Values shown are as of the last day of each Account Quarter. Adjustments are made on the day a Purchase Payment or withdrawal is made.

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively. No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary. Your Stored Income Balance at the end of the fourth Account Quarter is $5,000. The highest adjusted quarterly value is $113,000. Your new Income Benefit Base is set to equal $108,000 ($113,000 - $5,000) since that amount exceeds your previous Income Benefit Base.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Stored Income Balance at end of fourth quarter		$5,000
Step-up comparison	Is ($113,000 - $5,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$10,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value and your Income Benefit Base are each immediately increased by the amount of the additional Purchase Payment. Your Stored Income Balance is increased by 5% of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Stored Income Balance at end of fourth quarter		$7,500 (initial $5,000 plus 5% x $50,000)
Step-up comparison	Is ($163,000 - $7,500) greater than $150,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$155,500	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$7,775	$155,500 x 5%
New Stored Income Balance =	$15,275	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Stored Income Balance at end of fourth quarter		$1,000 (initial $5,000 less $4,000 withdrawal)
Step-up comparison	Is ($109,000 - $1,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$6,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal. Since this withdrawal exceeds your Stored Income Balance, it is considered an Excess Withdrawal. The Excess Withdrawal reduces your Income Benefit Base as described in this Appendix under “Excess Withdrawals.” All previous quarter-end Account Values are first reduced by the amount of the Stored Income Balance and then adjusted in the same proportion that the Income Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.)

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $45,213	$67,787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Stored Income Balance at end of fourth quarter		$0
Step-up comparison	Is ($68,000 - $0) greater than $62,766? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$68,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$3,400	$68,000 x 5%
New Stored Income Balance =	$3,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

(1)	Reduce the end of First Quarter Account Value by the Stored Income Balance	=	$113,000	–	$5,000	= $108,000

(2)	Adjust Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

All of the above examples assume that you are age 65 at issue, so your Lifetime Income Percentage is set to 5%. Assume instead you are age 74 at issue and have attained age 75 on your first Account Anniversary. Follow the first example where no withdrawals were taken and no additional Purchase Payments were made. When your Income Benefit Base steps-up to $108,000, your new Lifetime Income Percentage is 6% since you are now age 75. Your Annual Income Amount is now $6,480, and your Stored Income Balance becomes $11,480.

Joint-Life Coverage

On the Issue Date, you have the option of electing IOD II Escalator with single-life coverage or, for a higher IOD II Escalator Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary Beneficiary on the Issue Date and remains the sole primary Beneficiary while IOD II Escalator is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while IOD II Escalator is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision. See also “Death of Participant Under IOD II Escalator with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the Stored Income Period will be your Issue Date if the younger spouse is at least age 50. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 50 if the younger spouse is less than age 50 on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) The First Withdrawal Date will be your Issue Date if the younger spouse is at least age 59. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59. The Lifetime Income Percentage will be based on the age of the younger spouse, as shown in the tables below. If you purchased your Contract on or after February 17, 2009, your Lifetime Income Percentage is determined, as follows:

Age of Younger Spouse at Step-up	Lifetime Income Percentage
50 - 64	4%
65 - 74	5%
75 - 79	6%
80 or older	7%

If you purchased your Contract prior to February 17, 2009, your Lifetime Income Percentage is determined, as follows:

Age Younger Spouse at Step-up	Lifetime Income Percentage
50 - 69	5%
70 - 79	6%
80 or older	7%

The Lifetime Income Percentage may increase, in the future, if the age of the younger spouse at time of step-up coincides with a higher percentage as shown in the applicable table above.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, your benefits under IOD II Escalator continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. The percentage rate of the fee will not be reduced regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to accumulate income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of IOD II Escalator

Should you decide that IOD II Escalator is no longer appropriate for you, you may cancel IOD II Escalator at any time. Upon cancellation, all benefits and charges under IOD II Escalator shall cease. Once cancelled, IOD II Escalator cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege” in the prospectus to which this Appendix is attached, IOD II Escalator will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

IOD II Escalator will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Income Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the Maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday. See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS” in the prospectus to which this Appendix is attached.

A change in ownership may also cancel your benefits under IOD II Escalator.

Death of Participant Under IOD II Escalator with Single-Life Coverage

If you elected single-life coverage, IOD II Escalator terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new IOD II Escalator on the original Contract (assuming your surviving spouse meets certain eligibility requirements). If your surviving spouse makes such election, all of the following occur:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●
the new percentage rate used to calculate the IOD II Escalator Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the IOD II Escalator Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited;

●	the new Lifetime Income Percentage will be based on the age of the surviving spouse; and

●	the new Stored Income Balance will be reset to zero.

Death of Participant Under IOD II Escalator with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in IOD II Escalator, the provisions of the section above titled “Death of Participant Under IOD II Escalator with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, IOD II Escalator will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●
the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in the Account Value (see “Step-Up Under IOD II Escalator” in this Appendix);

●
if the Stored Income Period has not yet begun, the Lifetime Income Percentage will be determined when the Stored Income Period begins (i.e., on the first Account Anniversary following the date the younger spouse attains (or would have attained) age 50);

●	if the Stored Income Period has already begun, the Lifetime Income Percentage will be the Lifetime Income Percentage that applied to the Contract prior to the death of the Participant;

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by the Lifetime Income Percentage; and

●	the percentage rate of the IOD II Escalator Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including IOD II Escalator, terminates.

If you purchased joint-life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under IOD II Escalator

Under the terms of IOD II Escalator, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater);

(2)	annuitize your Account Value under one of the Annuity Options available on that date; or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than the Lifetime Income Percentage multiplied by your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see “Depleting Your Account Value” in this Appendix.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as IOD II Escalator. If you elected to participate in IOD II Escalator, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under IOD II Escalator, as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in IOD II Escalator, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Income Amount or Stored Income Balance that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Income Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Income Amount or Stored Income Balance as an Excess Withdrawal which may significantly reduce the Income Benefit Base.

For a further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the prospectus to which this Appendix is attached.

APPENDIX L -
RETIREMENT ASSET PROTECTORSM

The optional living benefit known as Retirement Asset Protector was available on Contracts purchased on or after May 5, 2008 and prior to August 17, 2009. If you elected to participate in Retirement Asset Protector, the following information applies to your Contract. Retirement Asset Protector is no longer available for sale on new Contracts, and therefore, renewals of the benefit are no longer available.

If you purchased your Contract prior to February 17, 2009, and elected to participate in Retirement Asset Protector, the fee charged for your living benefit is lower than the fee charged on Contracts purchased on or after that date. (See “Cost of Retirement Asset Protector.”) Your fee will not increase unless you elect to “step-up” as described under “Step-Up Under Retirement Asset Protector,” and you consent in writing to accept the higher fee.

To describe how Retirement Asset Protector works, we use the following definitions:

Retirement Asset Protector Benefit Base:
An amount equal to the sum of all Purchase Payments made during the first year following your Issue Date, decreased by any partial withdrawals taken and increased by any step-ups as described under “Step-Up Under Retirement Asset Protector.”

GMAB Maturity Date:
The date when Retirement Asset Protector matures. If you are younger than 85 on the Issue Date, your GMAB Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your most recent step-up. (See “Step-Up Under Retirement Asset Protector.”) If you are 85 on the Issue Date, your GMAB Maturity Date is your Maximum Annuity Commencement Date.

You and Your:
Under Retirement Asset Protector, the terms “you” and “your” refer to the oldest Participant or the surviving spouse of the oldest Participant as described under “Death of Participant Under Retirement Asset Protector.” In the case of a non-natural Participant, these terms refer to the oldest annuitant.

Retirement Asset Protector guarantees a return of the greater of:

●	the excess of your Retirement Asset Protector Benefit Base over your Account Value or
●	your total fees paid for Retirement Asset Protector (“Retirement Asset Protector Fees”),

regardless of the investment performance of the Designated Funds, provided that you have reached the GMAB Maturity Date.

If you are participating in Retirement Asset Protector, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

To participate in Retirement Asset Protector, all of your Account Value must be invested in a Designated Fund at all times during the term of the GMAB Maturity Date. The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled “Designated Funds” in the prospectus to which this Appendix is attached.

Cost of Retirement Asset Protector

If you elected Retirement Asset Protector, we will deduct a quarterly fee from your Account Value (“Retirement Asset Protector Fee” or “rider fee”). The Retirement Asset Protector Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Retirement Asset Protector Benefit Base. This percentage rate will equal 0.1875% of your Retirement Asset Protector Benefit Base on the last day of the Account Quarter. The maximum Retirement Asset Protector Fee you can pay in any one Account Year is equal to 0.75% of the highest Retirement Asset Protector Benefit Base at any point in that Account Year.

If you purchased your Contract prior to February 17, 2009, your cost for Retirement Asset Protector was initially, on an annual basis, 0.35% of your Retirement Asset Protector Benefit Base. The cost of your benefit will not increase unless, at time of step-up, you consent in writing to accept this higher fee of 0.75%. If you do not consent to the higher fee, the step-up will not be implemented and all subsequent step-ups will be suspended unless and until we receive your written consent to the higher fee.

Your Retirement Asset Protector Fee will not change, unless you take one of these specific actions:

●	If you made an additional Purchase Payment during your first Account Year, you will increase your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you make a partial withdrawal, you will decrease your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you elect to “step-up” your Retirement Asset Protector Benefit Base, your Retirement Asset Protector Fee will increase.

The investment performance of the Designated Funds will not affect your Retirement Asset Protector Fee unless you elect a step-up of your Retirement Asset Protector Benefit Base.

We will continue to deduct the Retirement Asset Protector Fee until:

●	you annuitize your Contract;

●	Retirement Asset Protector matures on the GMAB Maturity Date;

●	your Retirement Asset Protector benefit is cancelled as described in this Appendix under “Cancellation of Retirement Asset Protector;” or

●	your Account Value is reduced to zero.

How Retirement Asset Protector Works

On the GMAB Maturity Date, we will credit your Account Value with an amount equal to the greater of:

(a)	any excess of your Retirement Asset Protector Benefit Base over your Account Value after adjusting for any Contract charges; and

(b)	the total amount of Retirement Asset Protector Fees paid between the Issue Date and the GMAB Maturity Date.

We determine the value of (b) in two steps.

(1)
As described above under “Cost of Retirement Asset Protector,” each quarter between the Issue Date and the GMAB Maturity Date we calculate the Retirement Asset Protector Fee by multiplying your Retirement Asset Protector Benefit Base on the last valuation day of that quarter by the applicable percentage rate.

(2)	We then sum each quarterly amount calculated in (1) to determine the total amount of Retirement Asset Protector Fees paid.

In the situation where you purchased your Contract on or after February 17, 2009, and do not make additional Purchase Payments or partial withdrawals and you do not “step-up,” you can expect the total fees paid to equal 7.50% of your initial Purchase Payment. In other words, because Retirement Asset Protector matures in 10 years, we multiply 0.1875% times 40 quarters (four quarters per year for 10 years) to obtain the percentage (7.50%) needed to determine the total amount of the fees to be paid. If you make additional Purchase Payments, you “step-up,” or the percentage rate used to calculate the Retirement Asset Protector Fee is changed at the time of “step-up,” the total amount of fees will be higher.

The greater of the two amounts will be allocated to the Designated Fund in which you are invested at that time. Here is an example of how we calculate benefits under Retirement Asset Protector:

●
Assume that you purchased a Contract on May 7, 2008 with an initial Purchase Payment of $100,000 and you selected Retirement Asset Protector. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●	Assume you make an additional Purchase Payment of $50,000 on June 7, 2008, thus increasing your Retirement Asset Protector Benefit Base to $150,000.

●	Assume you make no withdrawals or additional Purchase Payments and you do not step-up prior to the GMAB Maturity Date on March 7, 2017.

●
Assume that, because of poor investment performance, your Account Value on May 7, 2018 is $135,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $15,000 ($150,000 - $135,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of the Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Inception Date ($150,000 x 40) times one quarter of the annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $5,250. Therefore, we will credit $15,000 to your Account Value.

●
Assume instead that, because of better investment performance, your Account Value on May 7, 2018, is $155,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, your Account Value will be credited with the total amount of Retirement Asset Protector Fees paid. In this case, the amount will be $5,250.

Withdrawals Under Retirement Asset Protector

All withdrawals you take, including any Required Minimum Distribution Amounts, will reduce the dollar value of the Retirement Asset Protector Benefit Base proportionally to the amount withdrawn. For example, after a partial withdrawal, the new Retirement Asset Protector Benefit Base will equal:

Retirement Asset Protector Benefit Base immediately before partial withdrawal	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

You should be aware that, if you take a withdrawal when your Account Value is less than your Retirement Asset Protector Benefit Base, the withdrawal may reduce the value of your Benefit Base by an amount greater than the amount of the withdrawal. Thus, withdrawals taken in a down market could severely reduce, and even terminate, your benefits under Retirement Asset Protector, including reducing your Account Value to zero and thereby terminating your Contract without value. Here is an example of how we handle withdrawals under Retirement Asset Protector:

●
Assume that you purchased a Contract on May 7, 2008 with an initial Purchase Payment of $100,000 and you selected Retirement Asset Protector. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on May 10, 2010, your Account Value is $80,000. Assume further that you take a withdrawal of $10,000 on that date, thus reducing your Account Value to $70,000. Your Retirement Asset Protector Benefit Base is reduced proportionally to the amount withdrawn. Therefore your new Retirement Asset Protector Benefit Base is $100,000 x ($70,000 ÷ $80,000), or $87,500.

●	Assume you make no additional withdrawals and you do not step-up prior to the GMAB Maturity Date on May 7, 2018.

●
Assume that, because of investment performance, your Account Value on May 7, 2018 is $80,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $7,500 ($87,500 - $80,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of your Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Issue Date [($100,000 x 8) + ($87,500 x 32)] times one quarter of your annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $3,150. Therefore, we will credit $7,500 to your Account Value.

Step-Up Under Retirement Asset Protector

On or after your first Account Anniversary, you may elect to increase your Retirement Asset Protector Benefit Base to your then current Account Value. The step-up election may be made on any day on or after your first Account Anniversary. (We reserve the right, in our sole discretion, to require step-up elections to occur only on Account Anniversaries.)

If you are participating in Retirement Asset Protector, on the day we receive your step-up election notice in good order (the “Step-Up Date”), we will increase your Retirement Asset Protector Benefit Base to an amount equal to your Account Value if eligible. If you elect to step-up, at least one full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current Retirement Asset Protector Benefit Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own that have been issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.

Under Retirement Asset Protector, your Step-Up Date must be at least 10 years prior to your Maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the Maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, then we will automatically extend your Annuity Commencement Date to equal your GMAB Maturity Date.

Without a step-up, your benefit under Retirement Asset Protector will “mature” on your 10th Account Anniversary. If you elect to step-up your Retirement Asset Protector Benefit Base, your benefit under Retirement Asset Protector will mature 10 years from the most recent Step-Up Date. In either case, on the day your Retirement Asset Protector benefit matures (the “GMAB Maturity Date”), we will credit the greater of:

●	any excess of your Retirement Asset Protector Benefit Base over your Account Value, or

●	the total amount of fees you paid for Retirement Asset Protector.

●
Assume that you purchased a Contract on May 7, 2008 with an initial Purchase Payment of $100,000 and you selected Retirement Asset Protector. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on May 7, 2009, your Account Value is $118,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, you elect to step-up to a new ten-year period with a new Retirement Asset Protector Benefit Base of $118,000. Your new GMAB Maturity Date will be May 7, 2019.

●	Assume you make no withdrawals prior to the GMAB Maturity Date on May 7, 2019.

●
Assume that your Account Value on May 7, 2019 is $108,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $10,000 ($118,000 - $108,000). Your total Retirement Asset Protector Fee is equal to the sum of all fees applied prior to the step-up plus the sum of all fees applied after the step-up.

The sum of all fees applied prior to the step-up are equal to the sum of the value of the Benefit Bases prior to the step-up multiplied by the quarterly fee percentage applicable prior to the step-up [($100,000 x 4) x (0.35% ÷ 4)].  Similarly, the sum of all fees applied after the step-up are equal to the sum of the value of the Benefit Bases after the step-up multiplied by the quarterly fee percentage applicable after the step-up [($118,000 x 40) x (0.75% ÷ 4)].

In this case, the total amount of rider fees paid is $9,200. Therefore, we will credit $10,000 to your Account Value.

We reserve the right to discontinue offering the step-up provision of Retirement Asset Protector if we determine that, based upon market conditions at the time of the step-up, we can no longer offer Retirement Asset Protector to new Contracts at the current percentage rate used to calculate the Retirement Asset Protector Fee as set forth in this Appendix under “Cost of Retirement Asset Protector.” In that case, we will send notification that the step-up provision under your Contract has been discontinued unless you elect to begin a new step-up provision at the higher percentage rate. Your written consent is required to accept the higher percentage rate and continue to step-up.

Cancellation of Retirement Asset Protector

You may cancel Retirement Asset Protector at any time. Upon cancellation, all benefits and charges under the benefit shall cease. Once cancelled, Retirement Asset Protector cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege” in the prospectus to which this Appendix is attached, Retirement Asset Protector will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into any investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel the Benefit.

Death of Participant Under Retirement Asset Protector

If the Participant dies while participating in Retirement Asset Protector, all benefits and charges under the benefit will automatically terminate when we receive Due Proof of Death, unless the surviving spouse is the sole Beneficiary and elects to continue the Contract. The surviving spouse can automatically continue Retirement Asset Protector even though the Account Value may have been enhanced under the provisions of the death benefit. (See “Spousal Continuance” under “DEATH BENEFIT” in the prospectus to which this Appendix is attached.) The GMAB Maturity Date does not change.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as Retirement Asset Protector. If you withdraw all or a portion of your retirement plan’s Yearly RMD Amount from the your Qualified Contract while participating in Retirement Asset Protector, we reduce your Account Value by the amount of the withdrawal and your Retirement Asset Protector Benefit Base proportionally (see “Withdrawals Under Retirement Asset Protector” in this Appendix).

For a further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the prospectus to which this Appendix is attached.

APPENDIX M -
Income ON Demand® III Escalator

The optional living benefit known as Income ON Demand III Escalator (“IOD III Escalator”) was available on Contracts purchased on or after August 17, 2009 and prior to February 8, 2010. If you elected to participate in IOD III Escalator, the following information applies to your Contract. IOD III Escalator is no longer available for sale on new Contracts. To describe how IOD III Escalator works, we use the following definitions:

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary during your Stored Income Period. It is equal to your Income Benefit Base multiplied by your Lifetime Income Percentage.

Early Withdrawal:	Any withdrawal taken prior to your First Withdrawal Date.

Excess Withdrawal:	Any withdrawal taken after your First Withdrawal Date that exceeds your Stored Income Balance (or your Yearly Required Minimum Distribution Amount, if greater).

Fee Base:	The amount used to calculate your “IOD III Escalator Fee” (see “Cost of IOD III Escalator” in this Appendix).

First Withdrawal Date:	Your Issue Date if you are at least age 59 at issue, otherwise the first Account Anniversary after you attain age 59.

Income Benefit Base:	The amount used to calculate your Annual Income Amount for IOD III Escalator.

Lifetime Income Percentage:	The percentage used to calculate your Annual Income Amount.

Stored Income Balance:	The amount you may withdraw at any time after your First Withdrawal Date without reducing your benefits under IOD III Escalator.

Stored Income Period:	A period beginning on your Issue Date if you are at least age 50 at issue, otherwise the first Account Anniversary following your 50th birthday, ending on your Annuity Commencement Date.

You and Your:
The terms “you” and “your” refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described in this Appendix under the sections entitled “Death of Participant Under IOD III Escalator with Single-Life Coverage” and “Death of Participant Under IOD III Escalator with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

Upon annuitization, IOD III Escalator and the MAV optional death benefit, if elected, automatically terminate.

IOD III Escalator allows you to withdraw a guaranteed amount each year, beginning after your First Withdrawal Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant’s spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The guaranteed annual amount you can withdraw, in any one year, can be 4%, 5%, or 6% of your Income Benefit Base depending upon your age. Under IOD III Escalator, if you forgo withdrawing all or any part of your Annual Income Amount in any one year, that amount will be stored or banked in the Stored Income Balance for use in later years. In any future year, you may take more than your Annual Income Amount by drawing from that amount which you have stored or banked. Thus, in future years, you can take your full Annual Income Amount plus all or a portion of that amount which you have stored or banked.

If you are participating in IOD III Escalator, you may make Purchase Payments only during your first Account Year. After the first Account Anniversary, any Purchase Payments you submit will be returned to you.

If you are participating in IOD III Escalator, all of your Account Value must be invested only in Designated Funds at all times during the term of IOD III Escalator. (The term of IOD III Escalator is for life, unless your Income Benefit Base is reduced to zero or your benefits under IOD III Escalator are terminated or cancelled as described in this Appendix under “Cancellation of IOD III Escalator,” “Depleting Your Account Value,” and “Annuitization Under IOD III Escalator.”) The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled “Designated Funds” in the prospectus to which this Appendix is attached.

You had the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under “Joint-Life Coverage” and the sections entitled “Death of Participant Under IOD III Escalator with Single-Life Coverage” and “Death of Participant Under IOD III Escalator with Joint-Life Coverage” in this Appendix.

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	increased on each Account Anniversary by any step-ups as described under “Step-Up Under IOD III Escalator” in this Appendix;

●
increased to the extent that you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under “How IOD III Escalator Works” in this Appendix;

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	decreased following any Early Withdrawals you take, as described under “Early Withdrawals” in this Appendix; and

●	decreased following any Excess Withdrawals you take, as described under “Excess Withdrawals” in this Appendix.

Determining Your Annual Income Amount

Your Annual Income Amount is first determined at the beginning of your Stored Income Period and then on each subsequent Account Anniversary. Your Annual Income Amount is equal to your Income Benefit Base multiplied by your Lifetime Income Percentage. The Lifetime Income Percentage depends upon your age at the beginning of your Stored Income Period as shown in the table below.

Your Age at the Beginning of Your Stored Income Period*	Lifetime Income Percentage
50 - 64	4%
65 - 79	5%
80 or older	6%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described in this Appendix under “Joint-Life Coverage.”

Your Lifetime Income Percentage will only increase if your age at the time of step-up coincides with a higher percentage as shown in the table above. (See “Step-Up Under IOD III Escalator” in this Appendix.) An increase in the Lifetime Income Percentage will increase your Annual Income Amount.

Your Annual Income Amount will also change with any change to your Income Benefit Base as described under “Determining Your Income Benefit Base” in this Appendix.

Determining Your Stored Income Balance

At the beginning of the Stored Income Period, your Stored Income Balance will equal your Annual Income Amount (your Lifetime Income Percentage multiplied by your Income Benefit Base on that Date). Thereafter, your Stored Income Balance is:

●	increased by your Lifetime Income Percentage multiplied by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	increased on each Account Anniversary by your Annual Income Amount determined on that Anniversary;

●	decreased by the amount of any withdrawals you take, on or after your First Withdrawal Date, up to the amount of your Stored Income Balance;

●	decreased to $0 if you take an Excess Withdrawal;

●	decreased in proportion to the change in your Account Value if you take an Early Withdrawal; and

●	decreased by the amount you use in exercising your one-time option to increase your Income Benefit Base (described below under “How IOD III Escalator Works”).

How IOD III Escalator Works

Under the terms of IOD III Escalator, you can take withdrawals up to the amount of your Stored Income Balance beginning on your First Withdrawal Date, subject to the terms and conditions discussed below. You can use all or a portion of your Stored Income Balance to effect a one-time increase of your Income Benefit Base prior to your Annuity Commencement Date. IOD III Escalator also provides the opportunity to increase your Annual Income Amount if your Lifetime Income Percentage increases as you grow older. (Your Lifetime Income Percentage will only increase if you step-up after you reach certain specified ages.) If your Account Value is reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero, you will receive your full Annual Income Amount every year until you die.

Withdrawals from your Stored Income Balance can be taken at any time beginning on your First Withdrawal Date and prior to your Annuity Commencement Date without affecting your Income Benefit Base. If, beginning on your First Withdrawal Date, you make a withdrawal that does not exceed your Stored Income Balance, your Stored Income Balance will be decreased by the amount withdrawn.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. While your Contract is in force, you may exercise this option only once and you must do so prior to your Annuity Commencement Date. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of your Stored Income Balance used will be added to your Income Benefit Base; and

●	your new Annual Income Amount on your next Account Anniversary will equal your Lifetime Income Percentage multiplied by your new Income Benefit Base.

Here is an example of how IOD III Escalator works.

Assume that you are age 65 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in IOD III Escalator with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Lifetime Income Percentage is 5%. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance. All values shown are as of the beginning of the Account Year.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
1	$100,000	$100,000	$5,000	$0	$5,000
2	$100,000	$100,000	$5,000	$0	$10,000
3	$100,000	$100,000	$5,000	$0	$15,000
4	$100,000	$100,000	$5,000	$0	$20,000

During your fifth Account Year, you use the full amount of your Stored Income Balance ($25,000) to increase your Income Benefit Base. On your next Account Anniversary, your Income Benefit Base will be increased to $125,000 and your Annual Income Amount will be $6,250 (your Lifetime Income Percentage multiplied by your Income Benefit Base). Therefore $6,250 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$0	$25,000
6	$100,000	$125,000	$6,250	$0	$6,250
7	$100,000	$125,000	$6,250	$0	$12,500
8	$100,000	$125,000	$6,250	$0	$18,750

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Assume instead that, during your fifth Account Year, you take a withdrawal of $25,000, thereby reducing your Stored Income Balance to $0. On your next Account Anniversary, your Income Benefit Base will remain at $100,000 and your Annual Income Amount remains at $5,000 (your Lifetime Income Percentage multiplied by your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$25,000	$0
6	$75,000	$100,000	$5,000	$0	$5,000
7	$75,000	$100,000	$5,000	$0	$10,000
8	$75,000	$100,000	$5,000	$0	$15,000

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Early Withdrawals and Excess Withdrawals may significantly decrease, and even terminate, your benefits under IOD III Escalator, including reducing your Account Value to zero and thereby terminating your Contract without value, as described further below under “Withdrawals Under IOD III Escalator.” Even if your Stored Income Period has begun, withdrawals prior to your First Withdrawal Date are considered Early Withdrawals. Investing in any Fund other than a Designated Fund will cancel IOD III Escalator as described in this Appendix under “Cancellation of IOD III Escalator.”

Withdrawals Under IOD III Escalator

Withdrawals After Your First Withdrawal Date

Starting on your First Withdrawal Date and continuing to your Annuity Commencement Date you may take annual withdrawals up to your Stored Income Balance without reducing your future Annual Income Amount. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. This is shown in the previous example.

Excess Withdrawals

If you take an Excess Withdrawal, your Income Benefit Base will be reduced according to the following formula:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – SB

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	SB =	Your Stored Income Balance (or your Yearly Required Minimum Distribution Amount, if greater) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of an Excess Withdrawal:

Using the same facts as the previous example, assume that in your fifth Account Year you take a withdrawal of $50,000, exceeding your Stored Income Balance. Assume that due to poor investment performance during the fifth Account Year your Account Value was $90,000 immediately prior to the withdrawal. Your Income Benefit Base will be reduced to $61,538 as shown below.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance
5	$100,000	$100,000	$5,000	$50,000	$0
6	$40,000	$61,538	$3,077	$0	$3,077
7	$40,000	$61,538	$3,077	$0	$6,154
8	$40,000	$61,538	$3,077	$0	$9,231

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Your new Income Benefit Base	=	$100,000 x	($90,000 – $50,000)	= $61,538
$90,000 – $25,000

Excess Withdrawals taken in a down market could severely reduce, and even terminate, your benefits under IOD III Escalator, including reducing your Account Value to zero and thereby terminating your Contract without value.

Early Withdrawals

All withdrawals taken before your First Withdrawal Date will be considered Early Withdrawals and the Income Benefit Base and the Stored Income Balance will be reduced using the following formulae:

Your new Income Benefit Base =	IBB x	(	AV - WD	)
AV

Your new Stored Income Balance =	SB x	(	AV - WD	)
AV

Where:
	IBB =	Your Income Benefit Base immediately prior to the Early Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Your future Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Early Withdrawals could severely reduce, and even terminate, your benefits under IOD III Escalator, including reducing your Account Value to zero and thereby terminating your Contract without value.

In addition to reducing your benefits under IOD III Escalator, any withdrawal before your First Withdrawal Date could have state and federal income tax liability. You should consult a qualified tax professional for more information.

Depleting Your Account Value

If your Account Value is reduced to zero immediately following an Early Withdrawal or an Excess Withdrawal (as described above), then your Stored Income Balance and your Income Benefit Base will both be reduced to zero and your Contract will terminate without value. Therefore, your Contract, as well as any benefits available with IOD III Escalator, will end.

If your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Income Benefit Base will not be reduced. Your Contract will end. You will be entitled to receive annual payments equal to your Lifetime Income Percentage multiplied by your Income Benefit Base. Prior to determining your annual payments, you may increase your Income Benefit Base by any remaining Stored Income Balance as described below. These payments will continue for as long as you live. If you elected joint-life coverage, the payments will continue as long as either you or your spouse are alive as described in this Appendix under “Death of Participant Under IOD III Escalator with Joint-Life Coverage.” If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your “annual lifetime payments,” you must deplete your Stored Income Balance by:

(a)	withdrawing your remaining Stored Income Balance;

(b)	applying the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your “annual lifetime payments”); or

(c)	using a combination of (a) and (b).

Because the Contract has ended, the amount of these annual lifetime payments will not change. You should be aware, however, that they could be subject to certain state and federal income tax liability. You should consult a qualified tax professional for more information.

Cost of IOD III Escalator

If you elected IOD III Escalator, we will deduct a quarterly fee from your Account Value (“IOD III Escalator Fee”). The IOD III Escalator Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter and will equal 0.2750 % of your Fee Base on that day, if you elected single-life coverage (0.3250% for joint-life coverage). On an annual basis, the IOD III Escalator Fee is equal to 1.10% of your Fee Base if you elected single-life coverage (1.30% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the IOD III Escalator Fee on newly issued Contracts.

During the first Account Year, your Fee Base is equal to your Income Benefit Base. On each Account Anniversary, the Fee Base is recalculated. Your new Fee Base will be reset to equal your Income Benefit Base plus your Stored Income Balance (if any) less your Annual Income Amount (if any) for that year if this recalculated amount is higher than your current Fee Base. In the event that the recalculated amount is not greater than your current Fee Base, we will continue to calculate your IOD III Escalator Fee based upon your current Fee Base until, at least, your next Account Anniversary. Note that, although your IOD III Escalator Fee may increase, it will never decrease.

For the most part, we calculate your Fee Base only on your Account Anniversary. However, we will recalculate your Fee Base between Account Anniversaries, if you take an Early Withdrawal or Excess Withdrawal or make additional Purchase Payments during your first Account Year.

If you take an Excess Withdrawal during your Stored Income Period, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - SB

If you take an Early Withdrawal, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV

Where:
	Fee Base =	Your Fee Base immediately prior to the Early/Excess Withdrawal.

	WD =	The amount of the Early/Excess Withdrawal.

	SB =	Your Stored Income Balance (if any) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Early/Excess Withdrawal.

Any additional Purchase Payment you make during your first Account Year will increase your Income Benefit Base as described in this Appendix under “Determining Your Income Benefit Base.” Therefore, your Fee Base will increase by any additional Purchase Payments made.

Here is an example of how we calculate your Fee Base.

Assume that you are age 65 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in IOD III Escalator with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Lifetime Income Percentage is 5%. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). All values are shown as of the beginning of the Account Year except as otherwise stated.

During the Stored Income Period, the Fee Base is reset at the beginning of the Contract Year to equal your Income Benefit Base plus your Stored Income Balance less your Annual Income Amount, if that amount is greater than the previous Fee Base. For example, in Contract Year 4, the Fee Base is set equal to the Income Benefit Base ($100,000) plus the Stored Income Balance ($20,000) less your Annual Income Amount ($5,000) if that amount ($115,000) is greater than the previous Fee Base ($110,000).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
1	$100,000	$5,000	$5,000	$0	$5,000	$100,000
2	$100,000	$5,000	$10,000	$0	$10,000	$105,000
3	$100,000	$5,000	$15,000	$0	$15,000	$110,000
4	$100,000	$5,000	$20,000	$0	$20,000	$115,000

Assume, instead, that in your fourth Account Year you take a $20,000 withdrawal. At the beginning of your fifth Account Year, your Income Benefit Base ($100,000) plus your Stored Income Balance ($5,000) less your Annual Income Amount ($5,000) is less than the current Fee Base ($115,000), so there is no change to the Fee Base, as shown below.

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
4	$100,000	$5,000	$20,000	$20,000	$0	$115,000
5	$100,000	$5,000	$5,000	$0	$5,000	$115,000
6	$100,000	$5,000	$10,000	$0	$10,000	$115,000
7	$100,000	$5,000	$15,000	$0	$15,000	$115,000
8	$100,000	$5,000	$20,000	$0	$20,000	$115,000
9	$100,000	$5,000	$25,000	$0	$25,000	$120,000

On each Account Anniversary thereafter, your Fee Base is recalculated and reset if necessary.

Your IOD III Escalator Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Fee Base and thus your IOD III Escalator Fee.

●	If you make an Early Withdrawal or an Excess Withdrawal, you will decrease your Fee Base and thus your IOD III Escalator Fee.

In addition, on your Account Anniversary, the IOD III Escalator Fee may also change, if we increase the percentage used to calculate the IOD III Escalator Fee as described below under “Step-Up Under IOD III Escalator.”

The investment performance of the Designated Funds will not affect your IOD III Escalator Fee during an Account Year. However, as stated below under “Step-Up Under IOD III Escalator,” favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary, and thus increase your IOD III Escalator Fee.

We will continue to deduct the IOD III Escalator Fee until you annuitize your Contract, your Account Value reduces to zero, or your benefits under IOD III Escalator are cancelled as described under “Cancellation of IOD III Escalator” in this Appendix.

Step-Up Under IOD III Escalator

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your Account Value minus your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Stored Income Period and therefore do not yet have a Stored Income Balance, your Account Value must only be greater than your current Income Benefit Base.)

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the IOD III Escalator Fee on newly issued Contracts. Since we are no longer issuing Contracts with IOD III Escalator, the percentage rate we use to calculate your IOD III Escalator Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your IOD III Escalator Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your IOD III Escalator Fee and step-up your Income Benefit Base. If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Income Benefit Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Income Benefit Base to an amount equal to your Account Value less your Stored Income Balance, if any, provided that such amount exceeds your current Income Benefit Base. Here is an example of how step-up works under IOD III Escalator:

Assume that you are 65 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in IOD III Escalator with single-life coverage and do not take any withdrawals. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Your initial Stored Income Balance is $5,000.

Assume that your Account Value grows to $103,000 by the end of Account Year 1. Because your Account Value minus your Stored Income Balance ($103,000 - $5,000) is less than your current Income Benefit Base, you will not step-up.

Assume further that your Account Value grows to $113,000 by the end of Account Year 2. Because your Account Value minus your Stored Income Balance ($113,000 - $10,000) is greater than your current Income Benefit Base ($100,000), you will step-up. Your new Income Benefit Base will equal your Account Value minus your Stored Income Balance ($103,000). Your new Annual Income Amount will be $5,150 (5% of your new Income Benefit Base).

Assume further that your Account Value grows to $125,150 by the end of Account Year 3. Because your Account Value minus your Stored Income Balance ($125,150 - $15,150) is greater than your current Income Benefit Base ($103,000), you will step-up again. Your new Income Benefit Base will equal your Account Value minus your Stored Income Balance ($110,000). Your new Annual Income Amount will be $5,500 (5% of your new Income Benefit Base).

Account Year	Account Value End of Year	Stored Income Balance Beginning of Year	Income Benefit Base End of Year	Annual Income Amount End of Year	Withdrawals
1	$103,000	$5,000	$100,000	$5,000	0
2	$113,000	$10,000	$103,000	$5,150	0
3	$125,150	$15,150	$110,000	$5,500	0

Your Lifetime Income Percentage will increase if your age at the time of step-up coincides with a higher percentage as shown below. After the step-up, your Annual Income Amount will be your Lifetime Income Percentage multiplied by your new Income Benefit Base. Your Lifetime Income Percentage is determined, based upon your age at time of step-up, as follows:

Your Age at Step-up*	Lifetime Income Percentage
50 - 64	4%
65 - 79	5%
80 or older	6%
*If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described below under “Joint-Life Coverage.”

The above example assumes that you are age 65 at issue, so your Lifetime Income Percentage is set to 5%. Assume instead you are age 77 at issue and have attained age 80 by the end of Account Year 3. When your Income Benefit Base steps-up to $110,000 your new Lifetime Income Percentage is 6% since you are now age 80. Your Annual Income Amount is now $6,600 and your Stored Income Balance becomes $21,750 at the beginning of Account Year 4.

Joint-Life Coverage

On the Issue Date, you have the option of electing IOD III Escalator with single-life coverage or, for a higher IOD III Escalator Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary Beneficiary on the Issue Date and remains the sole primary Beneficiary while IOD III Escalator is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while IOD III Escalator is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision. See also “Death of Participant Under IOD III Escalator with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the Stored Income Period will be your Issue Date if the younger spouse is at least age 50. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 50 if the younger spouse is less than age 50 on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.) The First Withdrawal Date will be your Issue Date if the younger spouse is at least age 59. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59. The Lifetime Income Percentage will be based on the age of the younger spouse, as shown in the table below.

Age of Younger Spouse at Step-up	Lifetime Income Percentage
50 - 64	4%
65 - 79	5%
80 or older	6%

The Lifetime Income Percentage may increase, in the future, if the age of the younger spouse at time of step-up coincides with a higher percentage as shown in the above table.

The two spouses on the Issue Date are the only two people covered under the joint-life feature. If a Participant remarries, the new spouse is not covered under the joint-life feature. Therefore, if the spouse on the Issue Date is no longer your spouse, your benefits under IOD III Escalator continue for your life and, when you die, annual withdrawals are no longer available. Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. The percentage rate of the fee will not be reduced regardless of any change in life events.

Cancellation of IOD III Escalator

Should you decide that IOD III Escalator is no longer appropriate for you, you may cancel IOD III Escalator at any time. Upon cancellation, all benefits and charges under IOD III Escalator shall cease. Once cancelled, IOD III Escalator cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under “Transfer Privilege” in the prospectus to which this Appendix is attached, IOD III Escalator will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

IOD III Escalator will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Income Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the Maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday. See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS” in the prospectus to which this Appendix is attached.

A change in ownership may also cancel your benefits under IOD III Escalator.

Death of Participant Under IOD III Escalator with Single-Life Coverage

If you elected single-life coverage, IOD III Escalator terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new IOD III Escalator benefit on the original Contract (assuming your surviving spouse meets certain eligibility requirements). If your surviving spouse makes such election, all of the following occur:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●
the new percentage rate used to calculate the IOD III Escalator Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the IOD III Escalator Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited;

●	the new Lifetime Income Percentage will be based on the age of the surviving spouse; and

●	the new Stored Income Balance will be reset to zero.

Note that single-life coverage may be inappropriate on a co-owned Contract, because all living benefits will end on the death of any Participant. Note also that Beneficiaries who are not spouses cannot continue the Contract (see “Spousal Continuance” in the prospectus to which this Appendix is attached) or any living benefits under the Contract.

Death of Participant Under IOD III Escalator with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected. In such case, if a Participant dies while participating in IOD III Escalator, the provisions of the section above titled “Death of Participant Under IOD III Escalator with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, IOD III Escalator will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●
the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in the Account Value (see “Step-Up Under IOD III Escalator” in this Appendix);

●
if the Stored Income Period has not yet begun, the Lifetime Income Percentage will be determined when the Stored Income Period begins (i.e., on the first Account Anniversary following the date the younger spouse attains (or would have attained) age 50);

●	if the Stored Income Period has already begun, the Lifetime Income Percentage will be the Lifetime Income Percentage that applied to the Contract prior to the death of the Participant;

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by the Lifetime Income Percentage; and

●	the percentage rate of the IOD III Escalator Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including IOD III Escalator, terminates.

If you purchased joint-life coverage and the deceased Participant’s surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under IOD III Escalator

Under the terms of IOD III Escalator, if your Account Value is greater than zero on your Maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater);

(2)	annuitize your Account Value under one of the Annuity Options available on that date; or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than the Lifetime Income Percentage multiplied by your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero on or before your Maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see “Depleting Your Account Value” in this Appendix.

Certain Tax Provisions

Certain state and federal income tax provisions may be important to you in connection with a living benefit, such as IOD III Escalator. If you elected to participate in IOD III Escalator, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under IOD III Escalator as follows. If you withdraw all or a portion of your Qualified Contract’s Yearly RMD Amount from the Contract while participating in IOD III Escalator, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract’s first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year’s Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Income Amount or Stored Income Balance that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Income Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Income Amount or Stored Income Balance as an Excess Withdrawal which may significantly reduce the Income Benefit Base.

For a further discussion of some of these provisions, please refer to “TAX PROVISIONS - Impact of Optional Death Benefits and Optional Living Benefits” in the prospectus to which this Appendix is attached.

APPENDIX N -
BUILD YOUR OWN PORTFOLIO

This Appendix sets forth the Funds and percentage limits that constitute the “build your own portfolio” program. This program is more fully described under “BUILD YOUR OWN PORTFOLIO” in the Prospectus. Briefly, if you comply with this program, the portfolio you build will satisfy the Designated Funds requirement under certain optional living benefits. If you do not comply with the allocation percentage limits in effect under your Contract, your selection of the Build Your Own Portfolio model will not qualify as a Designated Fund and your participation in the living benefit will be cancelled. For Contracts with the Sun Income Riser with 7% bonus, the following is the Build Your Own Portfolio model that applies to your Contract.

Fixed Income Funds	Core Retirement Strategies Funds	Asset Allocation Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
30% to 50%	40% to 60%	10% to 30%	0% to 20%	0% to 20%	0% to 10%
Sun Capital Investment Grade Bond Fund®	AllianceBernstein Dynamic Asset Allocation Portfolio	AllianceBernstein Balanced Wealth Strategy Portfolio	Lord Abbett Series Fund - Fundamental Equity Portfolio	Franklin Small Cap Value Securities Fund	Franklin Strategic Income Securities Fund
MFS® Government Securities Portfolio	PIMCO Global Multi-Asset Portfolio	Fidelity® Variable Insurance Products III - Balanced Portfolio	MFS® Value Portfolio	SCSM BlackRock Small Cap Index Fund	PIMCO Emerging Markets Bond Portfolio
MFS® Bond Portfolio	MFS® Global Tactical Allocation Portfolio	Franklin Income Securities Fund	Invesco Van Kampen V.I. Comstock Fund	Oppenheimer Capital Appreciation Fund/VA	Sun Capital Global Real Estate Fund
Huntington VA Mortgage Securities Fund[1]	SCSM Ibbotson Balanced Fund	MFS® Total Return Portfolio	Mutual Shares Securities Fund	Lord Abbett Series Fund - Growth Opportunities Portfolio	PIMCO CommodityRealReturn® Strategy Portfolio
Sun Capital Money Market Fund®	SCSM Ibbotson Conservative Fund	Invesco Van Kampen V.I. Equity and Income Fund	MFS® Utilities Portfolio	MFS® International Value Portfolio	MFS® Emerging Markets Equity Portfolio
SCSM Goldman Sachs Short Duration Fund		Fidelity® Variable Insurance Products Fund IV - Freedom 2015 Portfolio	MFS® Core Equity Portfolio	MFS® Research International Portfolio	SCSM PIMCO High Yield Fund
SCSM PIMCO Total Return Fund		Fidelity® Variable Insurance Products Fund IV - Freedom 2020 Portfolio	SCSM Davis Venture Value Fund	Templeton Growth Securities Fund	Lazard Retirement Emerging Markets Equity Portfolio
SCSM BlackRock Inflation Protected Bond Fund		SCSM Ibbotson Growth Fund	Huntington VA Dividend Capture Fund[1]	First Eagle Overseas Variable Fund	Huntington VA Rotating Markets Fund[1]
Wells Fargo Variable Trust - VT Total Return Bond Fund		BlackRock Global Allocation V.I. Fund	Huntington VA Income Equity Fund[1]	Oppenheimer Global Securities Fund/VA	Huntington VA Real Strategies Fund[1]
		Huntington VA Balanced Fund[1]	SCSM Lord Abbett Growth & Income Fund	Columbia Variable Portfolio - Marsico International Opportunities Fund
			SCSM Goldman Sachs Mid Cap Value Fund	Fidelity® Variable Insurance Products III - Mid Cap Portfolio
			SCSM BlackRock Large Cap Index Fund	MFS® International Growth Portfolio
SCSM WMC Large Cap Growth Fund
Columbia Variable Portfolio - Marsico Growth Fund
Columbia Variable Portfolio - Marsico 21st Century Fund
Huntington VA Growth Fund[1]
Huntington VA Marco 100 Fund[1]
Huntington VA Mid Corp America Fund[1]
Huntington VA New Economy Fund[1]
Huntington VA International Equity Fund[1]
Huntington VA Situs Fund[1]
SCSM WMC Blue Chip Mid Cap Fund
Universal Institutional Funds Inc. - Mid Cap Growth Portfolio

Fixed Income Funds	Core Retirement Strategies Funds	Asset Allocation Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
30% to 50%	40% to 60%	10% to 30%	0% to 20%	0% to 20%	0% to 10%
Invesco Van Kampen V.I. Mid Cap Value Fund
AllianceBernstein International Growth Portfolio
Fidelity® Variable Insurance Products Fund II - Contrafund® Portfolio
SCSM AllianceBernstein International Value Fund
SCSM Columbia Small Cap Value Fund
SCSM Invesco Small Cap Growth Fund
SCSM BlackRock International Index Fund

1 Only available if you purchased your Contract through a Huntington Bank representative.

For all Contracts purchased on or after August 17, 2009, and before February 8, 2010, including Contracts with SIR with a 6% bonus, the following is the Build Your Own Portfolio model that applies to your Contract. If you do not comply with the allocation percentage limits in effect under your Contract, your selection of the Build Your Own Portfolio model will not qualify as a Designated Fund and your participation in the living benefit will be cancelled.

Fixed Income Funds	Asset Allocation Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
30% to 80%	20% to 70%	0% to 50%	0% to 30%	0% to 10%
Sun Capital Investment Grade Bond Fund®	AllianceBernstein Balanced Wealth Strategy Portfolio	Lord Abbett Series Fund - Fundamental Equity Portfolio	Franklin Small Cap Value Securities Fund	Franklin Strategic Income Securities Fund
MFS® Government Securities Portfolio	Fidelity® Variable Insurance Products III Balanced Portfolio	MFS® Value Portfolio	SCSM BlackRock Small Cap Index Fund	PIMCO Emerging Markets Bond Portfolio
MFS® Bond Portfolio	Franklin Income Securities Fund	Invesco Van Kampen V.I. Comstock Fund	Oppenheimer Capital Appreciation Fund/VA	Sun Capital Global Real Estate Fund
Huntington VA Mortgage Securities Fund[1]	MFS® Total Return Portfolio	Mutual Shares Securities Fund	Lord Abbett Series Fund - Growth Opportunities Portfolio	PIMCO CommodityRealReturn® Strategy Portfolio
Sun Capital Money Market Fund®	Invesco Van Kampen V.I. Equity and Income Fund	MFS® Utilities Portfolio	MFS® International Value Portfolio	MFS® Emerging Markets Equity Portfolio
SCSM Goldman Sachs Short Duration Fund	Fidelity® Variable Insurance Products Fund IV - Freedom 2015 Portfolio	MFS® Core Equity Portfolio	MFS® Research International Portfolio	SCSM PIMCO High Yield Fund
SCSM PIMCO Total Return Fund	Fidelity® Variable Insurance Products Fund IV - Freedom 2020 Portfolio	SCSM Davis Venture Value Fund	Templeton Growth Securities Fund	Lazard Retirement Emerging Markets Equity Portfolio
SCSM BlackRock Inflation Protected Bond Fund	SCSM Ibbotson Conservative Fund	Huntington VA Dividend Capture Fund[1]	First Eagle Overseas Variable Fund	Huntington VA Rotating Markets Fund[1]
Wells Fargo Variable Trust - VT Total Return Bond Fund	SCSM Ibbotson Balanced Fund	Huntington VA Income Equity Fund[1]	Oppenheimer Global Securities Fund/VA	Huntington VA Real Strategies Fund[1]
	SCSM Ibbotson Growth Fund	SCSM Lord Abbett Growth & Income Fund	Columbia Variable Portfolio - Marsico International Opportunities Fund
	BlackRock Global Allocation V.I. Fund	SCSM Goldman Sachs Mid Cap Value Fund	Fidelity® Variable Insurance Products III - Mid Cap Portfolio
	Huntington VA Balanced Fund[1]	SCSM BlackRock Large Cap Index Fund	MFS® International Growth Portfolio
	PIMCO Global Multi-Asset Portfolio		SCSM WMC Large Cap Growth Fund
	MFS® Global Tactical Allocation Portfolio		Columbia Variable Portfolio - Marsico Growth Fund
	AllianceBernstein Dynamic Asset Allocation Portfolio		Columbia Variable Portfolio - Marsico 21st Century Fund
Huntington VA Growth Fund[1]
Huntington VA Marco 100 Fund[1]
Huntington VA Mid Corp America Fund[1]
Huntington VA New Economy Fund[1]
Huntington VA International Equity Fund[1]
Huntington VA Situs Fund[1]
SCSM WMC Blue Chip Mid Cap Fund
Universal Institutional Funds Inc. - Mid Cap Growth Portfolio
Invesco Van Kampen V.I. Mid Cap Value Fund
AllianceBernstein International Growth Portfolio
Fidelity® Variable Insurance Products Fund II - Contrafund® Portfolio
SCSM AllianceBernstein International Value Fund
SCSM Columbia Small Cap Value Fund
SCSM Invesco Small Cap Growth Fund
SCSM BlackRock International Index Fund
1 Only available if you purchased your Contract through a Huntington Bank representative.

For Contracts purchased after February 16, 2009, and prior to August 17, 2009, the following is the Build Your Own Portfolio model that applies to your Contract. If you do not comply with the allocation percentage limits in effect under your Contract, your selection of the Build Your Own Portfolio model will not qualify as a Designated Fund and your participation in the living benefit will be cancelled.

Fixed Income Funds	Asset Allocation Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
30% to 80%	0% to 70%	0% to 70%	0% to 30%	0% to 10%
Sun Capital Investment Grade Bond Fund®	AllianceBernstein Balanced Wealth Strategy Portfolio	Lord Abbett Series Fund - Fundamental Equity Portfolio	Franklin Small Cap Value Securities Fund	Franklin Strategic Income Securities Fund
MFS® Government Securities Portfolio	Fidelity® Variable Insurance Products III - Balanced Portfolio	MFS® Value Portfolio	SCSM BlackRock Small Cap Index Fund	PIMCO Emerging Markets Bond Portfolio
MFS® Bond Portfolio	Franklin Income Securities Fund	Invesco Van Kampen V.I. Comstock Fund	Oppenheimer Capital Appreciation Fund/VA	Sun Capital Global Real Estate Fund
Huntington VA Mortgage Securities Fund[1]	MFS® Total Return Portfolio	Mutual Shares Securities Fund	Lord Abbett Series Fund - Growth Opportunities Portfolio	PIMCO CommodityRealReturn® Strategy Portfolio
Sun Capital Money Market Fund®	Oppenheimer Balanced Fund/VA	MFS® Utilities Portfolio	MFS® International Value Portfolio	MFS® Emerging Markets Equity Portfolio
SCSM Goldman Sachs Short Duration Fund	Invesco Van Kampen V.I. Equity and Income Fund	MFS® Core Equity Portfolio	MFS® Research International Portfolio	SCSM PIMCO High Yield Fund
SCSM PIMCO Total Return Fund	Fidelity® Variable Insurance Products Fund IV - Freedom 2015 Portfolio	SCSM Davis Venture Value Fund	Templeton Growth Securities Fund	Lazard Retirement Emerging Markets Equity Portfolio
SCSM BlackRock Inflation Protected Bond Fund	Fidelity® Variable Insurance Products Fund IV - Freedom 2020 Portfolio	Huntington VA Dividend Capture Fund[1]	First Eagle Overseas Variable Fund	Huntington VA Rotating Markets Fund[1]
Wells Fargo Variable Trust - VT Total Return Bond Fund	SCSM Ibbotson Conservative Fund	Huntington VA Income Equity Fund[1]	Oppenheimer Global Securities Fund/VA	Huntington VA Real Strategies Fund[1]
	SCSM Ibbotson Balanced Fund	SCSM Lord Abbett Growth & Income Fund	Columbia Variable Portfolio - Marsico International Opportunities Fund
	SCSM Ibbotson Growth Fund	SCSM Goldman Sachs Mid Cap Value Fund	Fidelity® Variable Insurance Products III - Mid Cap Portfolio
	BlackRock Global Allocation V.I. Fund	SCSM BlackRock Large Cap Index Fund	MFS® International Growth Portfolio
	Huntington VA Balanced Fund[1]		SCSM WMC Large Cap Growth Fund
	PIMCO Global Multi-Asset Portfolio		Columbia Variable Portfolio - Marsico Growth Fund
	MFS® Global Tactical Allocation Portfolio		Columbia Variable Portfolio - Marsico 21st Century Fund
	AllianceBernstein Dynamic Asset Allocation Portfolio		Huntington VA Growth Fund[1]
Huntington VA Marco 100 Fund[1]
Huntington VA Mid Corp America Fund[1]
Huntington VA New Economy Fund[1]
Huntington VA International Equity Fund[1]
Huntington VA Situs Fund[1]
SCSM WMC Blue Chip Mid Cap Fund
Universal Institutional Funds Inc. - Mid Cap Growth Portfolio
Invesco Van Kampen V.I. Mid Cap Value Fund
AllianceBernstein International Growth Portfolio
Fidelity® Variable Insurance Products Fund II - Contrafund® Portfolio
SCSM AllianceBernstein International Value Fund
SCSM Columbia Small Cap Value Fund
SCSM Invesco Small Cap Growth Fund
SCSM BlackRock International Index Fund
1 Only available if you purchased your Contract through a Huntington Bank representative.

For Contracts purchased prior to February 17, 2009, the following is the Build Your Own Portfolio model that applies to your Contract. If you do not comply with the allocation percentage limits in effect under your Contract, your selection of the Build Your Own Portfolio model will not qualify as a Designated Fund and your participation in the living benefit will be cancelled.

Fixed Income Funds	Asset Allocation Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
25% to 80%	0% to 75%	0% to 75%	0% to 30%	0% to 10%
PIMCO Total Return Portfolio[2]	AllianceBernstein Balanced Wealth Strategy Portfolio	Lord Abbett Series Fund - Fundamental Equity Portfolio	Franklin Small Cap Value Securities Fund	Franklin Strategic Income Securities Fund
Sun Capital Investment Grade Bond Fund®	Fidelity® Variable Insurance Products III - Balanced Portfolio	MFS® Value Portfolio	SCSM BlackRock Small Cap Index Fund	PIMCO Emerging Markets Bond Portfolio
MFS® Government Securities Portfolio	Franklin Income Securities Fund	Invesco Van Kampen V.I. Comstock Fund	Oppenheimer Capital Appreciation Fund/VA	Sun Capital Global Real Estate Fund
MFS® Bond Portfolio	Franklin Templeton Founding Funds Allocation Fund	Mutual Shares Securities Fund	Lord Abbett Series Fund - Growth Opportunities Portfolio	PIMCO CommodityRealReturn® Strategy Portfolio
PIMCO Real Return Portfolio[2]	MFS® Total Return Portfolio	MFS® Utilities Portfolio	MFS® International Value Portfolio	MFS® Emerging Markets Equity Portfolio
Huntington VA Mortgage Securities Fund[1]	Oppenheimer Balanced Fund/VA	MFS® Core Equity Portfolio	MFS® Research International Portfolio	SCSM PIMCO High Yield Fund
Sun Capital Money Market Fund®	Invesco Van Kampen V.I. Equity and Income Fund	SCSM Davis Venture Value Fund	Templeton Growth Securities Fund	Lazard Retirement Emerging Markets Equity Portfolio
SCSM Goldman Sachs Short Duration Fund	Fidelity® Variable Insurance Products Fund IV - Freedom 2010 Portfolio[2]	Oppenheimer Main St. Fund®/VA2	First Eagle Overseas Variable Fund	Huntington VA Rotating Markets Fund[1]
SCSM PIMCO Total Return Fund	Fidelity® Variable Insurance Products Fund IV - Freedom 2015 Portfolio	Huntington VA Dividend Capture Fund[1]	Oppenheimer Global Securities Fund/VA	Huntington VA Real Strategies Fund[1]
SCSM BlackRock Inflation Protected Bond Fund	Fidelity® Variable Insurance Products Fund IV - Freedom 2020 Portfolio	Huntington VA Income Equity Fund[1]	Columbia Variable Portfolio - Marsico International Opportunities Fund
Wells Fargo Variable Trust - VT Total Return Bond Fund	SCSM Ibbotson Conservative Fund	SCSM Lord Abbett Growth & Income Fund	Fidelity® Variable Insurance Products III - Mid Cap Portfolio
	SCSM Ibbotson Balanced Fund	SCSM Goldman Sachs Mid Cap Value Fund	MFS® International Growth Portfolio
	SCSM Ibbotson Growth Fund	SCSM BlackRock Large Cap Index Fund	SCSM WMC Large Cap Growth Fund
	BlackRock Global Allocation V.I. Fund		Columbia Variable Portfolio - Marsico Growth Fund
	Huntington VA Balanced Fund[1]		Columbia Variable Portfolio - Marsico 21st Century Fund
	PIMCO Global Multi-Asset Portfolio		Huntington VA Growth Fund[1]
	MFS® Global Tactical Allocation Portfolio		Huntington VA Marco 100 Fund[1]
	AllianceBernstein Dynamic Asset Allocation Portfolio		Huntington VA Mid Corp America Fund[1]
Huntington VA New Economy Fund[1]
Huntington VA International Equity Fund[1]
Huntington VA Situs Fund[1]
SCSM WMC Blue Chip Mid Cap Fund
Universal Institutional Funds Inc. - Mid Cap Growth Portfolio
Invesco Van Kampen V.I. Mid Cap Value Fund
AllianceBernstein International Growth Portfolio
AllianceBernstein International Value Portfolio[2]
Fidelity® Variable Insurance Products Fund II - Contrafund® Portfolio
SCSM AllianceBernstein International Value Fund
SCSM Columbia Small Cap Value Fund
SCSM Invesco Small Cap Growth Fund
SCSM BlackRock International Index Fund
1 Only available if you purchased your Contract through a Huntington Bank representative.
2 Only available if you purchased your Contract before October 20, 2008.

APPENDIX O -
CONDENSED FINANCIAL INFORMATION

The following information for SUN LIFE FINANCIAL MASTERS ACCESS should be read in conjunction with the Variable Account’s financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

AllianceBernstein International Growth Portfolio, Class B	01	2010	7.7645	8.5950	13,918
	01	2009	5.6728	7.7645	117,250
	01	2008	10.0000	5.6728	3,177

	02	2010	7.7358	8.5459	4,905
	02	2009	5.6634	7.7358	4,905
	02	2008	10.0000	5.6634	0

	03	2010	7.7287	8.5337	0
	03	2009	5.6611	7.7287	0
	03	2008	10.0000	5.6611	0

	04	2010	7.7072	8.4969	2,944
	04	2009	5.6540	7.7072	448
	04	2008	10.0000	5.6540	0

	05	2010	7.7001	8.4848	0
	05	2009	5.6517	7.7001	0
	05	2008	10.0000	5.6517	0

	06	2010	7.6787	8.4482	0
	06	2009	5.6446	7.6787	0
	06	2008	10.0000	5.6446	0

AllianceBernstein Balanced Wealth Strategy Portfolio, Class B	01	2010	9.3185	10.1034	37,862
	01	2009	7.6171	9.3185	91,385
	01	2008	10.0000	7.6171	20,308

	02	2010	9.2841	10.0457	73,084
	02	2009	7.6045	9.2841	4,402
	02	2008	10.0000	7.6045	0

	03	2010	9.2755	10.0312	0
	03	2009	7.6014	9.2755	0
	03	2008	10.0000	7.6014	0

	04	2010	9.2498	9.9881	1,209
	04	2009	7.5919	9.2498	1,249
	04	2008	10.0000	7.5919	0

	05	2010	9.2413	9.9739	0
	05	2009	7.5888	9.2413	0
	05	2008	10.0000	7.5888	0

	06	2010	9.2156	9.9309	0
	06	2009	7.5793	9.2156	0
	06	2008	10.0000	7.5793	0

AllianceBernstein International Value Portfolio, Class B	01	2010	7.0907	7.2700	145,989
	01	2009	5.3687	7.0907	161,409
	01	2008	10.0000	5.3687	179,379

	02	2010	7.0646	7.2284	39,810
	02	2009	5.3598	7.0646	67,326
	02	2008	10.0000	5.3598	74,860

	03	2010	7.0580	7.2181	0
	03	2009	5.3576	7.0580	302
	03	2008	10.0000	5.3576	388

	04	2010	7.0384	7.1870	4,619
	04	2009	5.3509	7.0384	4,298
	04	2008	10.0000	5.3509	5,477

	05	2010	7.0319	7.1767	0
	05	2009	5.3487	7.0319	0
	05	2008	10.0000	5.3487	0

	06	2010	7.0124	7.1458	0
	06	2009	5.3420	7.0124	0
	06	2008	10.0000	5.3420	0

BlackRock Global Allocation V.I. Fund, Class III	01	2010	11.9706	12.9158	1,024,584
	01	2009	10.0710	11.9706	745,323
	01	2008	10.0000	10.0710	29,276

	02	2010	11.9414	12.8581	322,051
	02	2009	10.0669	11.9414	296,109
	02	2008	10.0000	10.0669	4,348

	03	2010	11.9341	12.8437	917
	03	2009	10.0659	11.9341	0
	03	2008	10.0000	10.0659	0

	04	2010	11.9122	12.8005	105,905
	04	2009	10.0629	11.9122	89,705
	04	2008	10.0000	10.0629	8,040

	05	2010	11.9050	12.7863	0
	05	2009	10.0619	11.9050	0
	05	2008	10.0000	10.0619	0

	06	2010	11.8831	12.7432	1,277
	06	2009	10.0588	11.8831	1,304
	06	2008	10.0000	10.0588	0

Columbia Marsico 21st Century Fund, Class B	01	2010	8.3662	9.6323	115,074
	01	2009	6.7121	8.3662	124,131
	01	2008	12.1432	6.7121	145,670
	01	2007	10.0000	12.1432	64,412

	02	2010	8.3181	9.5575	38,354
	02	2009	6.6871	8.3181	54,309
	02	2008	12.1228	6.6871	51,384
	02	2007	10.0000	12.1228	18,257

	03	2010	8.3061	9.5388	0
	03	2009	6.6809	8.3061	241
	03	2008	12.1177	6.6809	293
	03	2007	10.0000	12.1177	717

	04	2010	8.2701	9.4829	8,436
	04	2009	6.6621	8.2701	15,335
	04	2008	12.1024	6.6621	44,189
	04	2007	10.0000	12.1024	30,959

	05	2010	8.2582	9.4645	0
	05	2009	6.6559	8.2582	0
	05	2008	12.0974	6.6559	0
	05	2007	10.0000	12.0974	0

	06	2010	8.2224	9.4090	0
	06	2009	6.6372	8.2224	0
	06	2008	12.0821	6.6372	0
	06	2007	10.0000	12.0821	0

Columbia Marsico Growth Fund, Class B	01	2010	8.6876	10.3560	38,267
	01	2009	6.9962	8.6876	27,965
	01	2008	11.7829	6.9962	24,432
	01	2007	10.0000	11.7829	15,415

	02	2010	8.6377	10.2756	16,669
	02	2009	6.9702	8.6377	11,704
	02	2008	11.7631	6.9702	8,068
	02	2007	10.0000	11.7631	1,711

	03	2010	8.6252	10.2555	0
	03	2009	6.9637	8.6252	0
	03	2008	11.7582	6.9637	0
	03	2007	10.0000	11.7582	0

	04	2010	8.5879	10.1955	4,439
	04	2009	6.9442	8.5879	979
	04	2008	11.7433	6.9442	979
	04	2007	10.0000	11.7433	979

	05	2010	8.5756	10.1757	0
	05	2009	6.9377	8.5756	0
	05	2008	11.7384	6.9377	0
	05	2007	10.0000	11.7384	0

	06	2010	8.5384	10.1160	0
	06	2009	6.9182	8.5384	0
	06	2008	11.7235	6.9182	0
	06	2007	10.0000	11.7235	0

Columbia Marsico International Opportunities Fund, Class B	01	2010	8.5494	9.5583	28,635
	01	2009	6.3048	8.5494	29,339
	01	2008	12.4520	6.3048	22,899
	01	2007	10.0000	12.4520	19,308

	02	2010	8.5003	9.4840	31,885
	02	2009	6.2814	8.5003	32,027
	02	2008	12.4311	6.2814	16,096
	02	2007	10.0000	12.4311	4,302

	03	2010	8.4880	9.4655	0
	03	2009	6.2755	8.4880	0
	03	2008	12.4259	6.2755	0
	03	2007	10.0000	12.4259	0

	04	2010	8.4513	9.4101	3,705
	04	2009	6.2579	8.4513	13,921
	04	2008	12.4102	6.2579	3,454
	04	2007	10.0000	12.4102	423

	05	2010	8.4392	9.3918	0
	05	2009	6.2521	8.4392	0
	05	2008	12.4050	6.2521	0
	05	2007	10.0000	12.4050	0

	06	2010	8.4025	9.3367	0
	06	2009	6.2346	8.4025	0
	06	2008	12.3893	6.2346	0
	06	2007	10.0000	12.3893	1,236

Fidelity VIP Balanced Portfolio, Service Class 2	01	2010	9.4427	10.9305	188,519
	01	2009	6.9446	9.4427	210,845
	01	2008	10.7289	6.9446	193,921
	01	2007	10.0000	10.7289	79,731

	02	2010	9.3884	10.8455	69,198
	02	2009	6.9187	9.3884	2,626
	02	2008	10.7109	6.9187	2,709
	02	2007	10.0000	10.7109	214,163

	03	2010	9.3748	10.8244	0
	03	2009	6.9123	9.3748	0
	03	2008	10.7064	6.9123	0
	03	2007	10.0000	10.7064	0

	04	2010	9.3343	10.7610	41,903
	04	2009	6.8929	9.3343	40,870
	04	2008	10.6929	6.8929	3,939
	04	2007	10.0000	10.6929	1,022

	05	2010	9.3209	10.7401	0
	05	2009	6.8865	9.3209	0
	05	2008	10.6884	6.8865	0
	05	2007	10.0000	10.6884	0

	06	2010	9.2804	10.6771	0
	06	2009	6.8672	9.2804	0
	06	2008	10.6748	6.8672	0
	06	2007	10.0000	10.6748	0

Fidelity VIP Contrafund Portfolio, Service Class 2	01	2010	8.8642	10.1886	476,555
	01	2009	6.6565	8.8642	452,374
	01	2008	10.0000	6.6565	173,984

	02	2010	8.8315	10.1303	214,317
	02	2009	6.6455	8.8315	208,088
	02	2008	10.0000	6.6455	41,187

	03	2010	8.8233	10.1158	0
	03	2009	6.6427	8.8233	759
	03	2008	10.0000	6.6427	0

	04	2010	8.7988	10.0723	16,029
	04	2009	6.6344	8.7988	12,261
	04	2008	10.0000	6.6344	0

	05	2010	8.7907	10.0579	0
	05	2009	6.6317	8.7907	0
	05	2008	10.0000	6.6317	0

	06	2010	8.7662	10.0145	0
	06	2009	6.6234	8.7662	0
	06	2008	10.0000	6.6234	0

Fidelity VIP Freedom 2010 Portfolio, Service Class 2	01	2010	10.6104	11.7387	5,009
	01	2009	8.7079	10.6104	14,942
	01	2008	11.8386	8.7079	14,692
	01	2007	11.1088	11.8386	14,693
	01	2006	10.3124	11.1088	0
	01	2005	10.0000	10.3124	0

	02	2010	10.5207	11.6157	5,570
	02	2009	8.6518	10.5207	2,400
	02	2008	11.7865	8.6518	35,944
	02	2007	11.0826	11.7865	34,896
	02	2006	10.3090	11.0826	34,212
	02	2005	10.0000	10.3090	0

	03	2010	10.4982	11.5851	0
	03	2009	8.6378	10.4982	0
	03	2008	11.7734	8.6378	0
	03	2007	11.0760	11.7734	0
	03	2006	10.3081	11.0760	0
	03	2005	10.0000	10.3081	0

	04	2010	10.4313	11.4936	659
	04	2009	8.5959	10.4313	664
	04	2008	11.7344	8.5959	669
	04	2007	11.0563	11.7344	674
	04	2006	10.3055	11.0563	679
	04	2005	10.0000	10.3055	0

	05	2010	10.4093	11.4635	0
	05	2009	8.5821	10.4093	0
	05	2008	11.7215	8.5821	0
	05	2007	11.0498	11.7215	0
	05	2006	10.3046	11.0498	0
	05	2005	10.0000	10.3046	0

	06	2010	10.3428	11.3728	0
	06	2009	8.5404	10.3428	0
	06	2008	11.6825	8.5404	0
	06	2007	11.0300	11.6825	0
	06	2006	10.3020	11.0300	0
	06	2005	10.0000	10.3020	0

Fidelity VIP Freedom 2015 Portfolio, Service Class 2	01	2010	10.6571	11.8156	60,472
	01	2009	8.6716	10.6571	32,281
	01	2008	12.1343	8.6716	20,567
	01	2007	11.3182	12.1343	12,618
	01	2006	10.3876	11.3182	4,556
	01	2005	10.0000	10.3876	0

	02	2010	10.5670	11.6919	0
	02	2009	8.6158	10.5670	0
	02	2008	12.0809	8.6158	0
	02	2007	11.2915	12.0809	0
	02	2006	10.3841	11.2915	4,215
	02	2005	10.0000	10.3841	0

	03	2010	10.5445	11.6610	0
	03	2009	8.6018	10.5445	0
	03	2008	12.0675	8.6018	0
	03	2007	11.2848	12.0675	0
	03	2006	10.3832	11.2848	0
	03	2005	10.0000	10.3832	0

	04	2010	10.4772	11.5689	0
	04	2009	8.5601	10.4772	0
	04	2008	12.0275	8.5601	0
	04	2007	11.2647	12.0275	0
	04	2006	10.3806	11.2647	0
	04	2005	10.0000	10.3806	0

	05	2010	10.4551	11.5386	0
	05	2009	8.5463	10.4551	0
	05	2008	12.0143	8.5463	0
	05	2007	11.2581	12.0143	0
	05	2006	10.3798	11.2581	0
	05	2005	10.0000	10.3798	0

	06	2010	10.3883	11.4473	0
	06	2009	8.5048	10.3883	0
	06	2008	11.9744	8.5048	0
	06	2007	11.2380	11.9744	0
	06	2006	10.3771	11.2380	0
	06	2005	10.0000	10.3771	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2010	10.3314	11.6111	3,631
	01	2009	8.1759	10.3314	1,410
	01	2008	12.3779	8.1759	1,397
	01	2007	11.4517	12.3779	2,755
	01	2006	10.4285	11.4517	0
	01	2005	10.0000	10.4285	0

	02	2010	10.2439	11.4894	0
	02	2009	8.1233	10.2439	0
	02	2008	12.3234	8.1233	4,871
	02	2007	11.4246	12.3234	5,142
	02	2006	10.4250	11.4246	5,338
	02	2005	10.0000	10.4250	4,912

	03	2010	10.2222	11.4591	0
	03	2009	8.1101	10.2222	0
	03	2008	12.3098	8.1101	0
	03	2007	11.4178	12.3098	0
	03	2006	10.4241	11.4178	0
	03	2005	10.0000	10.4241	0

	04	2010	10.1570	11.3687	0
	04	2009	8.0708	10.1570	0
	04	2008	12.2690	8.0708	0
	04	2007	11.3975	12.2690	0
	04	2006	10.4215	11.3975	0
	04	2005	10.0000	10.4215	0

	05	2010	10.1355	11.3388	0
	05	2009	8.0578	10.1355	0
	05	2008	12.2555	8.0578	0
	05	2007	11.3908	12.2555	0
	05	2006	10.4206	11.3908	0
	05	2005	10.0000	10.4206	0

	06	2010	10.0707	11.2491	0
	06	2009	8.0186	10.0707	0
	06	2008	12.2147	8.0186	0
	06	2007	11.3705	12.2147	0
	06	2006	10.4180	11.3705	0
	06	2005	10.0000	10.4180	0

Fidelity VIP Mid Cap Portfolio, Service Class 2	01	2010	9.5232	12.0362	270,679
	01	2009	6.9321	9.5232	203,979
	01	2008	11.6777	6.9321	159,091
	01	2007	10.0000	11.6777	123,754

	02	2010	9.4685	11.9427	61,326
	02	2009	6.9064	9.4685	66,355
	02	2008	11.6582	6.9064	13,285
	02	2007	10.0000	11.6582	26,293

	03	2010	9.4548	11.9193	485
	03	2009	6.8999	9.4548	354
	03	2008	11.6532	6.8999	0
	03	2007	10.0000	11.6532	0

	04	2010	9.4139	11.8496	15,804
	04	2009	6.8806	9.4139	12,559
	04	2008	11.6385	6.8806	63,901
	04	2007	10.0000	11.6385	54,210

	05	2010	9.4003	11.8266	0
	05	2009	6.8742	9.4003	0
	05	2008	11.6337	6.8742	0
	05	2007	10.0000	11.6337	0

	06	2010	9.3596	11.7572	0
	06	2009	6.8549	9.3596	0
	06	2008	11.6189	6.8549	0
	06	2007	10.0000	11.6189	0

First Eagle Overseas Variable Fund	01	2010	10.0440	11.7661	1,050,105
	01	2009	8.4967	10.0440	876,917
	01	2008	10.6485	8.4967	688,177
	01	2007	10.0000	10.6485	629,901

	02	2010	9.9864	11.6748	233,365
	02	2009	8.4652	9.9864	224,833
	02	2008	10.6307	8.4652	128,315
	02	2007	10.0000	10.6307	82,622

	03	2010	9.9719	11.6520	759
	03	2009	8.4573	9.9719	0
	03	2008	10.6262	8.4573	1,112
	03	2007	10.0000	10.6262	0

	04	2010	9.9288	11.5838	230,447
	04	2009	8.4336	9.9288	223,134
	04	2008	10.6128	8.4336	153,116
	04	2007	10.0000	10.6128	13,542

	05	2010	9.9145	11.5613	0
	05	2009	8.4258	9.9145	0
	05	2008	10.6083	8.4258	0
	05	2007	10.0000	10.6083	0

	06	2010	9.8716	11.4935	18,807
	06	2009	8.4021	9.8716	20,450
	06	2008	10.5949	8.4021	10,234
	06	2007	10.0000	10.5949	0

Franklin Income Securities Fund, Class 2	01	2010	9.3796	10.3887	423,340
	01	2009	7.0369	9.3796	373,076
	01	2008	10.1772	7.0369	320,431
	01	2007	10.0000	10.1772	259,374

	02	2010	9.3257	10.3080	64,429
	02	2009	7.0107	9.3257	61,496
	02	2008	10.1602	7.0107	29,763
	02	2007	10.0000	10.1602	34,429

	03	2010	9.3123	10.2879	0
	03	2009	7.0042	9.3123	0
	03	2008	10.1559	7.0042	0
	03	2007	10.0000	10.1559	861

	04	2010	9.2719	10.2277	9,406
	04	2009	6.9846	9.2719	5,765
	04	2008	10.1430	6.9846	9,212
	04	2007	10.0000	10.1430	3,138

	05	2010	9.2587	10.2079	0
	05	2009	6.9781	9.2587	0
	05	2008	10.1388	6.9781	0
	05	2007	10.0000	10.1388	0

	06	2010	9.2185	10.1480	72
	06	2009	6.9585	9.2185	149
	06	2008	10.1260	6.9585	0
	06	2007	10.0000	10.1260	0

Franklin Small Cap Value Securities Fund, Class 2	01	2010	16.2860	20.5276	102,185
	01	2009	12.8276	16.2860	64,574
	01	2008	19.4832	12.8276	22,224
	01	2007	20.3053	19.4832	26,511
	01	2006	17.6571	20.3053	25,684
	01	2005	16.5137	17.6571	22,297
	01	2004	10.0000	16.5137	19,580

	02	2010	16.0420	20.1789	23,629
	02	2009	12.6612	16.0420	31,112
	02	2008	19.2699	12.6612	35,453
	02	2007	20.1241	19.2699	42,648
	02	2006	17.5351	20.1241	47,948
	02	2005	16.4330	17.5351	49,328
	02	2004	10.0000	16.4330	29,473

	03	2010	15.9813	20.0924	144
	03	2009	12.6198	15.9813	0
	03	2008	19.2167	12.6198	193
	03	2007	20.0790	19.2167	3,446
	03	2006	17.5047	20.0790	3,468
	03	2005	16.4128	17.5047	3,089
	03	2004	10.0000	16.4128	1,647

	04	2010	15.8008	19.8350	12,787
	04	2009	12.4963	15.8008	13,755
	04	2008	19.0582	12.4963	14,381
	04	2007	19.9440	19.0582	16,906
	04	2006	17.4136	19.9440	26,431
	04	2005	16.3524	17.4136	29,745
	04	2004	10.0000	16.3524	22,232

	05	2010	15.7414	19.7505	1,919
	05	2009	12.4557	15.7414	1,919
	05	2008	19.0059	12.4557	1,919
	05	2007	19.8995	19.0059	1,920
	05	2006	17.3835	19.8995	1,920
	05	2005	16.3324	17.3835	2,473
	05	2004	10.0000	16.3324	2,473

	06	2010	15.5631	19.4969	3,798
	06	2009	12.3336	15.5631	4,420
	06	2008	18.8487	12.3336	4,483
	06	2007	19.7654	18.8487	5,140
	06	2006	17.2928	19.7654	5,141
	06	2005	16.2721	17.2928	5,229
	06	2004	10.0000	16.2721	5,231

Franklin Strategic Income Securities Fund, Class 2	01	2010	11.1471	12.1537	188,181
	01	2009	9.0178	11.1471	137,276
	01	2008	10.3355	9.0178	93,136
	01	2007	10.0000	10.3355	100,725

	02	2010	11.0831	12.0593	40,624
	02	2009	8.9843	11.0831	41,033
	02	2008	10.3182	8.9843	19,173
	02	2007	10.0000	10.3182	14,979

	03	2010	11.0671	12.0358	0
	03	2009	8.9759	11.0671	0
	03	2008	10.3139	8.9759	0
	03	2007	10.0000	10.3139	0

	04	2010	11.0193	11.9654	7,744
	04	2009	8.9508	11.0193	2,065
	04	2008	10.3008	8.9508	0
	04	2007	10.0000	10.3008	1,448

	05	2010	11.0035	11.9422	0
	05	2009	8.9425	11.0035	0
	05	2008	10.2965	8.9425	0
	05	2007	10.0000	10.2965	0

	06	2010	10.9558	11.8722	236
	06	2009	8.9174	10.9558	367
	06	2008	10.2835	8.9174	0
	06	2007	10.0000	10.2835	0

Franklin Templeton VIP Founding Funds Allocation Fund, Class 2	01	2010	9.0069	9.7617	176,128
	01	2009	7.0345	9.0069	194,060
	01	2008	10.0000	7.0345	157,133

	02	2010	8.9737	9.7060	23,918
	02	2009	7.0229	8.9737	18,715
	02	2008	10.0000	7.0229	0

	03	2010	8.9654	9.6921	0
	03	2009	7.0200	8.9654	0
	03	2008	10.0000	7.0200	0

	04	2010	8.9405	9.6504	0
	04	2009	7.0112	8.9405	0
	04	2008	10.0000	7.0112	0

	05	2010	8.9323	9.6367	0
	05	2009	7.0084	8.9323	0
	05	2008	10.0000	7.0084	0

	06	2010	8.9075	9.5951	0
	06	2009	6.9996	8.9075	0
	06	2008	10.0000	6.9996	0

Huntington VA Balanced Fund	01	2010	11.3721	12.3454	1,931
	01	2009	10.0000	11.3721	322

	02	2010	11.3568	12.3038	0
	02	2009	10.0000	11.3568	0

	03	2010	11.3530	12.2934	0
	03	2009	10.0000	11.3530	0

	04	2010	11.3415	12.2621	0
	04	2009	10.0000	11.3415	0

	05	2010	11.3377	12.2518	0
	05	2009	10.0000	11.3377	0

	06	2010	11.3262	12.2206	0
	06	2009	10.0000	11.3262	0

Huntington VA Dividend Capture Fund	01	2010	8.6875	9.8314	0
	01	2009	7.0643	8.6875	0
	01	2008	9.9934	7.0643	0
	01	2007	10.0000	9.9934	0

	02	2010	8.6514	9.7707	0
	02	2009	7.0493	8.6514	0
	02	2008	9.9926	7.0493	0
	02	2007	10.0000	9.9926	0

	03	2010	8.6424	9.7555	0
	03	2009	7.0455	8.6424	0
	03	2008	9.9924	7.0455	0
	03	2007	10.0000	9.9924	0

	04	2010	8.6153	9.7100	0
	04	2009	7.0342	8.6153	0
	04	2008	9.9918	7.0342	0
	04	2007	10.0000	9.9918	0

	05	2010	8.6064	9.6951	0
	05	2009	7.0305	8.6064	0
	05	2008	9.9916	7.0305	0
	05	2007	10.0000	9.9916	0

	06	2010	8.5794	9.6498	0
	06	2009	7.0192	8.5794	0
	06	2008	9.9910	7.0192	0
	06	2007	10.0000	9.9910	0

Huntington VA Growth Fund	01	2010	7.1299	7.7001	0
	01	2009	6.2548	7.1299	0
	01	2008	10.2482	6.2548	0
	01	2007	10.0000	10.2482	0

	02	2010	7.1002	7.6526	0
	02	2009	6.2415	7.1002	0
	02	2008	10.2474	6.2415	0
	02	2007	10.0000	10.2474	0

	03	2010	7.0928	7.6407	0
	03	2009	6.2382	7.0928	0
	03	2008	10.2472	6.2382	0
	03	2007	10.0000	10.2472	0

	04	2010	7.0706	7.6051	0
	04	2009	6.2282	7.0706	0
	04	2008	10.2466	6.2282	0
	04	2007	10.0000	10.2466	0

	05	2010	7.0633	7.5934	0
	05	2009	6.2249	7.0633	0
	05	2008	10.2464	6.2249	0
	05	2007	10.0000	10.2464	0

	06	2010	7.0412	7.5579	0
	06	2009	6.2150	7.0412	0
	06	2008	10.2458	6.2150	0
	06	2007	10.0000	10.2458	0

Huntington VA Income Equity Fund	01	2010	7.4037	8.1362	0
	01	2009	6.1931	7.4037	0
	01	2008	10.1357	6.1931	0
	01	2007	10.0000	10.1357	0

	02	2010	7.3729	8.0859	0
	02	2009	6.1800	7.3729	0
	02	2008	10.1349	6.1800	0
	02	2007	10.0000	10.1349	0

	03	2010	7.3652	8.0733	0
	03	2009	6.1767	7.3652	0
	03	2008	10.1347	6.1767	0
	03	2007	10.0000	10.1347	0

	04	2010	7.3422	8.0357	0
	04	2009	6.1668	7.3422	0
	04	2008	10.1341	6.1668	0
	04	2007	10.0000	10.1341	0

	05	2010	7.3346	8.0233	0
	05	2009	6.1635	7.3346	0
	05	2008	10.1339	6.1635	0
	05	2007	10.0000	10.1339	0

	06	2010	7.3116	7.9859	0
	06	2009	6.1537	7.3116	0
	06	2008	10.1333	6.1537	0
	06	2007	10.0000	10.1333	0

Huntington VA International Equity Fund	01	2010	7.8856	8.4635	0
	01	2009	6.0104	7.8856	0
	01	2008	10.2870	6.0104	0
	01	2007	10.0000	10.2870	0

	02	2010	7.8529	8.4112	0
	02	2009	5.9977	7.8529	0
	02	2008	10.2862	5.9977	0
	02	2007	10.0000	10.2862	0

	03	2010	7.8446	8.3981	0
	03	2009	5.9945	7.8446	0
	03	2008	10.2860	5.9945	0
	03	2007	10.0000	10.2860	0

	04	2010	7.8201	8.3590	0
	04	2009	5.9849	7.8201	0
	04	2008	10.2854	5.9849	0
	04	2007	10.0000	10.2854	0

	05	2010	7.8120	8.3461	0
	05	2009	5.9817	7.8120	0
	05	2008	10.2852	5.9817	0
	05	2007	10.0000	10.2852	0

	06	2010	7.7875	8.3072	0
	06	2009	5.9722	7.7875	0
	06	2008	10.2846	5.9722	0
	06	2007	10.0000	10.2846	0

Huntington VA Macro 100 Fund	01	2010	7.9180	8.8823	0
	01	2009	6.6097	7.9180	0
	01	2008	10.1747	6.6097	0
	01	2007	10.0000	10.1747	0

	02	2010	7.8851	8.8274	0
	02	2009	6.5956	7.8851	0
	02	2008	10.1739	6.5956	0
	02	2007	10.0000	10.1739	0

	03	2010	7.8769	8.8137	0
	03	2009	6.5921	7.8769	0
	03	2008	10.1737	6.5921	0
	03	2007	10.0000	10.1737	0

	04	2010	7.8522	8.7726	0
	04	2009	6.5816	7.8522	0
	04	2008	10.1731	6.5816	0
	04	2007	10.0000	10.1731	0

	05	2010	7.8441	8.7591	0
	05	2009	6.5781	7.8441	0
	05	2008	10.1729	6.5781	0
	05	2007	10.0000	10.1729	0

	06	2010	7.8195	8.7183	0
	06	2009	6.5676	7.8195	0
	06	2008	10.1723	6.5676	0
	06	2007	10.0000	10.1723	0

Huntington VA Mid Corp America Fund	01	2010	8.1153	9.7965	0
	01	2009	6.1503	8.1153	0
	01	2008	10.2298	6.1503	0
	01	2007	10.0000	10.2298	0

	02	2010	8.0816	9.7359	0
	02	2009	6.1373	8.0816	0
	02	2008	10.2290	6.1373	0
	02	2007	10.0000	10.2290	0

	03	2010	8.0731	9.7208	0
	03	2009	6.1340	8.0731	0
	03	2008	10.2288	6.1340	0
	03	2007	10.0000	10.2288	0

	04	2010	8.0479	9.6756	0
	04	2009	6.1242	8.0479	0
	04	2008	10.2282	6.1242	0
	04	2007	10.0000	10.2282	0

	05	2010	8.0395	9.6607	0
	05	2009	6.1209	8.0395	0
	05	2008	10.2280	6.1209	0
	05	2007	10.0000	10.2280	0

	06	2010	8.0143	9.6156	0
	06	2009	6.1111	8.0143	0
	06	2008	10.2274	6.1111	0
	06	2007	10.0000	10.2274	0

Huntington VA Mortgage Securities Fund	01	2010	10.4950	10.8207	0
	01	2009	10.1235	10.4950	0
	01	2008	10.0825	10.1235	0
	01	2007	10.0000	10.0825	0

	02	2010	10.4514	10.7539	0
	02	2009	10.1021	10.4514	0
	02	2008	10.0817	10.1021	0
	02	2007	10.0000	10.0817	0

	03	2010	10.4405	10.7372	0
	03	2009	10.0967	10.4405	0
	03	2008	10.0815	10.0967	0
	03	2007	10.0000	10.0815	0

	04	2010	10.4079	10.6873	0
	04	2009	10.0806	10.4079	0
	04	2008	10.0809	10.0806	0
	04	2007	10.0000	10.0809	0

	05	2010	10.3972	10.6708	0
	05	2009	10.0753	10.3972	0
	05	2008	10.0807	10.0753	0
	05	2007	10.0000	10.0807	0

	06	2010	10.3646	10.6210	0
	06	2009	10.0592	10.3646	0
	06	2008	10.0801	10.0592	0
	06	2007	10.0000	10.0801	0

Huntington VA New Economy Fund	01	2010	6.3481	7.2365	0
	01	2009	4.7961	6.3481	0
	01	2008	10.3060	4.7961	0
	01	2007	10.0000	10.3060	0

	02	2010	6.3217	7.1919	0
	02	2009	4.7859	6.3217	0
	02	2008	10.3052	4.7859	0
	02	2007	10.0000	10.3052	0

	03	2010	6.3151	7.1807	0
	03	2009	4.7833	6.3151	0
	03	2008	10.3050	4.7833	0
	03	2007	10.0000	10.3050	0

	04	2010	6.2953	7.1472	0
	04	2009	4.7757	6.2953	0
	04	2008	10.3044	4.7757	0
	04	2007	10.0000	10.3044	0

	05	2010	6.2888	7.1362	0
	05	2009	4.7731	6.2888	0
	05	2008	10.3042	4.7731	0
	05	2007	10.0000	10.3042	0

	06	2010	6.2691	7.1029	0
	06	2009	4.7655	6.2691	0
	06	2008	10.3036	4.7655	0
	06	2007	10.0000	10.3036	0

Huntington VA Real Strategies Fund	01	2010	6.3898	7.6726	0
	01	2009	4.8242	6.3898	0
	01	2008	10.0000	4.8242	0

	02	2010	6.3682	7.6311	0
	02	2009	4.8177	6.3682	0
	02	2008	10.0000	4.8177	0

	03	2010	6.3628	7.6208	0
	03	2009	4.8161	6.3628	0
	03	2008	10.0000	4.8161	0

	04	2010	6.3466	7.5897	0
	04	2009	4.8112	6.3466	0
	04	2008	10.0000	4.8112	0

	05	2010	6.3412	7.5795	0
	05	2009	4.8096	6.3412	0
	05	2008	10.0000	4.8096	0

	06	2010	6.3250	7.5486	0
	06	2009	4.8047	6.3250	0
	06	2008	10.0000	4.8047	0

Huntington VA Rotating Markets Fund	01	2010	7.6543	8.0767	0
	01	2009	5.8381	7.6543	0
	01	2008	10.2523	5.8381	0
	01	2007	10.0000	10.2523	0

	02	2010	7.6226	8.0268	0
	02	2009	5.8257	7.6226	0
	02	2008	10.2515	5.8257	0
	02	2007	10.0000	10.2515	0

	03	2010	7.6146	8.0143	0
	03	2009	5.8226	7.6146	0
	03	2008	10.2513	5.8226	0
	03	2007	10.0000	10.2513	0

	04	2010	7.5908	7.9770	0
	04	2009	5.8133	7.5908	0
	04	2008	10.2507	5.8133	0
	04	2007	10.0000	10.2507	0

	05	2010	7.5829	7.9647	0
	05	2009	5.8102	7.5829	0
	05	2008	10.2505	5.8102	0
	05	2007	10.0000	10.2505	0

	06	2010	7.5591	7.9276	0
	06	2009	5.8009	7.5591	0
	06	2008	10.2499	5.8009	0
	06	2007	10.0000	10.2499	0

Huntington VA Situs Fund	01	2010	7.7319	9.8511	502
	01	2009	5.9161	7.7319	578
	01	2008	10.2412	5.9161	0
	01	2007	10.0000	10.2412	0

	02	2010	7.6997	9.7903	0
	02	2009	5.9036	7.6997	0
	02	2008	10.2404	5.9036	0
	02	2007	10.0000	10.2404	0

	03	2010	7.6917	9.7751	0
	03	2009	5.9004	7.6917	0
	03	2008	10.2402	5.9004	0
	03	2007	10.0000	10.2402	0

	04	2010	7.6677	9.7296	0
	04	2009	5.8910	7.6677	0
	04	2008	10.2396	5.8910	0
	04	2007	10.0000	10.2396	0

	05	2010	7.6597	9.7146	0
	05	2009	5.8879	7.6597	0
	05	2008	10.2394	5.8879	0
	05	2007	10.0000	10.2394	0

	06	2010	7.6357	9.6693	0
	06	2009	5.8784	7.6357	0
	06	2008	10.2388	5.8784	0
	06	2007	10.0000	10.2388	0

Invesco Van Kampen V.I. Comstock Fund (Series II)	01	2010	7.8629	8.9425	38,284
	01	2009	6.2293	7.8629	93,922
	01	2008	9.8718	6.2293	100,686
	01	2007	10.0000	9.8718	82,292

	02	2010	7.8177	8.8731	2,438
	02	2009	6.2061	7.8177	3,259
	02	2008	9.8552	6.2061	0
	02	2007	10.0000	9.8552	1,362

	03	2010	7.8064	8.8557	0
	03	2009	6.2003	7.8064	0
	03	2008	9.8511	6.2003	0
	03	2007	10.0000	9.8511	0

	04	2010	7.7726	8.8039	3,453
	04	2009	6.1829	7.7726	0
	04	2008	9.8386	6.1829	0
	04	2007	10.0000	9.8386	0

	05	2010	7.7615	8.7868	0
	05	2009	6.1772	7.7615	0
	05	2008	9.8345	6.1772	0
	05	2007	10.0000	9.8345	0

	06	2010	7.7278	8.7352	0
	06	2009	6.1598	7.7278	0
	06	2008	9.8220	6.1598	0
	06	2007	10.0000	9.8220	0

Invesco Van Kampen V.I. Equity and Income Fund (Series II)	01	2010	10.0392	11.0560	44,210
	01	2009	8.3378	10.0392	150,603
	01	2008	10.0000	8.3378	31,870

	02	2010	10.0023	10.9929	11,446
	02	2009	8.3240	10.0023	10,504
	02	2008	10.0000	8.3240	0

	03	2010	9.9930	10.9771	0
	03	2009	8.3206	9.9930	0
	03	2008	10.0000	8.3206	0

	04	2010	9.9653	10.9299	7,360
	04	2009	8.3102	9.9653	2,279
	04	2008	10.0000	8.3102	0

	05	2010	9.9561	10.9143	0
	05	2009	8.3068	9.9561	0
	05	2008	10.0000	8.3068	0

	06	2010	9.9284	10.8673	0
	06	2009	8.2964	9.9284	0
	06	2008	10.0000	8.2964	0

Invesco Van Kampen V.I. Mid Cap Value Fund (Series II)	01	2010	8.9402	10.7377	118,112
	01	2009	6.5354	8.9402	22,018
	01	2008	10.0000	6.5354	0

	02	2010	8.9072	10.6764	0
	02	2009	6.5246	8.9072	0
	02	2008	10.0000	6.5246	0

	03	2010	8.8989	10.6610	0
	03	2009	6.5219	8.8989	0
	03	2008	10.0000	6.5219	0

	04	2010	8.8742	10.6152	1,003
	04	2009	6.5138	8.8742	4,695
	04	2008	10.0000	6.5138	1,274

	05	2010	8.8661	10.6000	0
	05	2009	6.5111	8.8661	0
	05	2008	10.0000	6.5111	0

	06	2010	8.8414	10.5543	0
	06	2009	6.5029	8.8414	0
	06	2008	10.0000	6.5029	0

Lazard Retirement Emerging Markets Equity Portfolio, Service Class	01	2010	9.1843	11.0775	284,337
	01	2009	5.5008	9.1843	186,887
	01	2008	10.0000	5.5008	62,982

	02	2010	9.1505	11.0142	66,584
	02	2009	5.4917	9.1505	63,437
	02	2008	10.0000	5.4917	10,386

	03	2010	9.1420	10.9984	543
	03	2009	5.4894	9.1420	794
	03	2008	10.0000	5.4894	87

	04	2010	9.1166	10.9511	51,619
	04	2009	5.4826	9.1166	41,746
	04	2008	10.0000	5.4826	656

	05	2010	9.1082	10.9355	0
	05	2009	5.4803	9.1082	0
	05	2008	10.0000	5.4803	0

	06	2010	9.0829	10.8884	0
	06	2009	5.4735	9.0829	0
	06	2008	10.0000	5.4735	0

Lord Abbett Series Fund - Fundamental Equity Portfolio, Class VC	01	2010	12.7523	14.9208	110,995
	01	2009	10.2979	12.7523	114,191
	01	2008	14.6878	10.2979	41,606
	01	2007	14.0019	14.6878	37,879
	01	2006	12.4243	14.0019	21,917
	01	2005	11.8171	12.4243	21,268
	01	2004	10.0000	11.8171	17,930

	02	2010	12.5956	14.7075	26,133
	02	2009	10.1921	12.5956	30,257
	02	2008	14.5667	10.1921	27,943
	02	2007	13.9149	14.5667	36,802
	02	2006	12.3722	13.9149	56,766
	02	2005	11.7915	12.3722	73,659
	02	2004	10.0000	11.7915	35,899

	03	2010	12.5566	14.6545	0
	03	2009	10.1658	12.5566	0
	03	2008	14.5365	10.1658	0
	03	2007	13.8932	14.5365	597
	03	2006	12.3592	13.8932	0
	03	2005	11.7851	12.3592	8
	03	2004	10.0000	11.7851	46

	04	2010	12.4403	14.4965	12,461
	04	2009	10.0871	12.4403	12,075
	04	2008	14.4461	10.0871	13,239
	04	2007	13.8282	14.4461	15,182
	04	2006	12.3202	13.8282	25,107
	04	2005	11.7658	12.3202	22,871
	04	2004	10.0000	11.7658	19,209

	05	2010	12.4020	14.4447	0
	05	2009	10.0612	12.4020	0
	05	2008	14.4164	10.0612	0
	05	2007	13.8068	14.4164	0
	05	2006	12.3073	13.8068	0
	05	2005	11.7595	12.3073	0
	05	2004	10.0000	11.7595	0

	06	2010	12.2869	14.2886	3,003
	06	2009	9.9831	12.2869	3,849
	06	2008	14.3266	9.9831	3,766
	06	2007	13.7420	14.3266	7,093
	06	2006	12.2684	13.7420	7,093
	06	2005	11.7402	12.2684	7,093
	06	2004	10.0000	11.7402	7,093

Lord Abbett Series Fund - Growth Opportunities Portfolio, Class VC	01	2010	12.6092	15.2366	34,901
	01	2009	8.8131	12.6092	52,960
	01	2008	14.5187	8.8131	22,562
	01	2007	12.1791	14.5187	13,729
	01	2006	11.4827	12.1791	15,001
	01	2005	11.1645	11.4827	17,471
	01	2004	10.0000	11.1645	9,631

	02	2010	12.4543	15.0188	54,823
	02	2009	8.7225	12.4543	62,975
	02	2008	14.3990	8.7225	40,973
	02	2007	12.1035	14.3990	51,096
	02	2006	11.4346	12.1035	61,299
	02	2005	11.1403	11.4346	54,837
	02	2004	10.0000	11.1403	31,976

	03	2010	12.4157	14.9646	0
	03	2009	8.7000	12.4157	0
	03	2008	14.3691	8.7000	0
	03	2007	12.0845	14.3691	7,099
	03	2006	11.4225	12.0845	6,171
	03	2005	11.1342	11.4225	1,767
	03	2004	10.0000	11.1342	0

	04	2010	12.3007	14.8033	12,561
	04	2009	8.6326	12.3007	16,489
	04	2008	14.2798	8.6326	18,383
	04	2007	12.0280	14.2798	33,102
	04	2006	11.3864	12.0280	31,625
	04	2005	11.1160	11.3864	14,813
	04	2004	10.0000	11.1160	7,735

	05	2010	12.2629	14.7503	0
	05	2009	8.6104	12.2629	0
	05	2008	14.2504	8.6104	0
	05	2007	12.0093	14.2504	0
	05	2006	11.3745	12.0093	0
	05	2005	11.1100	11.3745	0
	05	2004	10.0000	11.1100	0

	06	2010	12.1490	14.5910	71
	06	2009	8.5436	12.1490	82
	06	2008	14.1616	8.5436	778
	06	2007	11.9530	14.1616	764
	06	2006	11.3385	11.9530	1,515
	06	2005	11.0918	11.3385	812
	06	2004	10.0000	11.0918	817

MFS Blended Research Core Equity Portfolio S Class	01	2010	13.1827	15.0472	23,106
	01	2009	10.7288	13.1827	27,696
	01	2008	16.8243	10.7288	38,355
	01	2007	16.1953	16.8243	47,320
	01	2006	14.5741	16.1953	55,406
	01	2005	13.8014	14.5741	46,620
	01	2004	10.0000	13.8014	18,919

	02	2010	12.9851	14.7916	66,328
	02	2009	10.5895	12.9851	87,376
	02	2008	16.6400	10.5895	117,410
	02	2007	16.0507	16.6400	143,182
	02	2006	14.4734	16.0507	160,342
	02	2005	13.7339	14.4734	129,407
	02	2004	10.0000	13.7339	24,113

	03	2010	12.9360	14.7282	0
	03	2009	10.5549	12.9360	0
	03	2008	16.5941	10.5549	0
	03	2007	16.0146	16.5941	1,730
	03	2006	14.4482	16.0146	1,734
	03	2005	13.7170	14.4482	1,865
	03	2004	10.0000	13.7170	132

	04	2010	12.7899	14.5395	8,013
	04	2009	10.4516	12.7899	11,270
	04	2008	16.4571	10.4516	12,801
	04	2007	15.9069	16.4571	25,756
	04	2006	14.3730	15.9069	33,691
	04	2005	13.6665	14.3730	35,677
	04	2004	10.0000	13.6665	11,814

	05	2010	12.7419	14.4776	0
	05	2009	10.4177	12.7419	0
	05	2008	16.4120	10.4177	0
	05	2007	15.8715	16.4120	0
	05	2006	14.3482	15.8715	0
	05	2005	13.6498	14.3482	605
	05	2004	10.0000	13.6498	605

	06	2010	12.5976	14.2916	419
	06	2009	10.3156	12.5976	448
	06	2008	16.2762	10.3156	463
	06	2007	15.7645	16.2762	398
	06	2006	14.2733	15.7645	518
	06	2005	13.5994	14.2733	547
	06	2004	10.0000	13.5994	0

MFS Bond Portfolio S Class	01	2010	13.6256	14.8233	459,971
	01	2009	10.8577	13.6256	138,248
	01	2008	12.3786	10.8577	61,552
	01	2007	12.1936	12.3786	29,155
	01	2006	11.8278	12.1936	8,695
	01	2005	11.8431	11.8278	12,271
	01	2004	10.0000	11.8431	13,109

	02	2010	13.4215	14.5715	32,674
	02	2009	10.7168	13.4215	30,950
	02	2008	12.2430	10.7168	17,692
	02	2007	12.0847	12.2430	10,779
	02	2006	11.7460	12.0847	26,226
	02	2005	11.7852	11.7460	28,682
	02	2004	10.0000	11.7852	36,294

	03	2010	13.3708	14.5091	4,261
	03	2009	10.6818	13.3708	3,884
	03	2008	12.2092	10.6818	3,549
	03	2007	12.0576	12.2092	4,835
	03	2006	11.7256	12.0576	6,374
	03	2005	11.7707	11.7256	5,501
	03	2004	10.0000	11.7707	6,387

	04	2010	13.2197	14.3232	21,314
	04	2009	10.5773	13.2197	13,028
	04	2008	12.1084	10.5773	10,333
	04	2007	11.9765	12.1084	13,000
	04	2006	11.6646	11.9765	14,374
	04	2005	11.7273	11.6646	27,920
	04	2004	10.0000	11.7273	30,422

	05	2010	13.1701	14.2622	943
	05	2009	10.5430	13.1701	568
	05	2008	12.0753	10.5430	568
	05	2007	11.9498	12.0753	568
	05	2006	11.6444	11.9498	1,300
	05	2005	11.7130	11.6444	1,300
	05	2004	10.0000	11.7130	1,300

	06	2010	13.0210	14.0791	1,395
	06	2009	10.4396	13.0210	2,100
	06	2008	11.9753	10.4396	2,835
	06	2007	11.8692	11.9753	3,784
	06	2006	11.5837	11.8692	4,712
	06	2005	11.6697	11.5837	6,357
	06	2004	10.0000	11.6697	7,217

MFS Core Equity Portfolio S Class	01	2010	8.5111	9.7844	18,048
	01	2009	6.5376	8.5111	23,329
	01	2008	10.8668	6.5376	12,391
	01	2007	10.0000	10.8668	8,701

	02	2010	8.4622	9.7083	6,254
	02	2009	6.5133	8.4622	9,102
	02	2008	10.8485	6.5133	9,508
	02	2007	10.0000	10.8485	9,275

	03	2010	8.4499	9.6894	0
	03	2009	6.5072	8.4499	0
	03	2008	10.8440	6.5072	0
	03	2007	10.0000	10.8440	0

	04	2010	8.4133	9.6327	1,751
	04	2009	6.4890	8.4133	1,752
	04	2008	10.8303	6.4890	1,752
	04	2007	10.0000	10.8303	1,753

	05	2010	8.4013	9.6139	0
	05	2009	6.4830	8.4013	0
	05	2008	10.8257	6.4830	0
	05	2007	10.0000	10.8257	0

	06	2010	8.3648	9.5576	0
	06	2009	6.4648	8.3648	0
	06	2008	10.8120	6.4648	0
	06	2007	10.0000	10.8120	0

MFS Emerging Markets Equity Portfolio S Class	01	2010	13.9058	16.8777	21,170
	01	2009	8.4140	13.9058	57,104
	01	2008	19.1053	8.4140	5,713
	01	2007	14.3683	19.1053	20,686
	01	2006	11.2521	14.3683	8,660
	01	2005	10.0000	11.2521	1,568

	02	2010	13.7882	16.7009	12,778
	02	2009	8.3598	13.7882	9,596
	02	2008	19.0212	8.3598	4,161
	02	2007	14.3344	19.0212	5,294
	02	2006	11.2483	14.3344	6,630
	02	2005	10.0000	11.2483	0

	03	2010	13.7588	16.6568	0
	03	2009	8.3463	13.7588	0
	03	2008	19.0001	8.3463	0
	03	2007	14.3259	19.0001	0
	03	2006	11.2474	14.3259	0
	03	2005	10.0000	11.2474	0

	04	2010	13.6711	16.5253	7,706
	04	2009	8.3058	13.6711	5,672
	04	2008	18.9372	8.3058	5,569
	04	2007	14.3004	18.9372	6,542
	04	2006	11.2445	14.3004	7,760
	04	2005	10.0000	11.2445	0

	05	2010	13.6421	16.4820	0
	05	2009	8.2924	13.6421	0
	05	2008	18.9164	8.2924	0
	05	2007	14.2920	18.9164	0
	05	2006	11.2436	14.2920	0
	05	2005	10.0000	11.2436	0

	06	2010	13.5550	16.3516	285
	06	2009	8.2521	13.5550	287
	06	2008	18.8535	8.2521	0
	06	2007	14.2665	18.8535	0
	06	2006	11.2407	14.2665	0
	06	2005	10.0000	11.2407	0

MFS Global Growth Portfolio S Class	01	2010	17.5113	19.1995	70
	01	2009	12.7761	17.5113	71
	01	2008	21.3320	12.7761	80
	01	2007	19.1996	21.3320	1,996
	01	2006	16.6923	19.1996	2,000
	01	2005	15.4738	16.6923	2,531
	01	2004	10.0000	15.4738	2,703

	02	2010	17.2489	18.8734	3,807
	02	2009	12.6103	17.2489	4,811
	02	2008	21.0984	12.6103	4,991
	02	2007	19.0283	21.0984	5,621
	02	2006	16.5770	19.0283	5,143
	02	2005	15.3982	16.5770	5,953
	02	2004	10.0000	15.3982	18,149

	03	2010	17.1837	18.7925	0
	03	2009	12.5691	17.1837	0
	03	2008	21.0402	12.5691	0
	03	2007	18.9856	21.0402	0
	03	2006	16.5482	18.9856	0
	03	2005	15.3793	16.5482	0
	03	2004	10.0000	15.3793	0

	04	2010	16.9896	18.5517	1,581
	04	2009	12.4461	16.9896	1,430
	04	2008	20.8665	12.4461	1,429
	04	2007	18.8579	20.8665	4,052
	04	2006	16.4621	18.8579	6,051
	04	2005	15.3226	16.4621	5,712
	04	2004	10.0000	15.3226	5,561

	05	2010	16.9258	18.4727	0
	05	2009	12.4057	16.9258	0
	05	2008	20.8094	12.4057	0
	05	2007	18.8158	20.8094	0
	05	2006	16.4337	18.8158	0
	05	2005	15.3039	16.4337	0
	05	2004	10.0000	15.3039	0

	06	2010	16.7341	18.2355	0
	06	2009	12.2841	16.7341	0
	06	2008	20.6372	12.2841	0
	06	2007	18.6890	20.6372	0
	06	2006	16.3480	18.6890	0
	06	2005	15.2474	16.3480	0
	06	2004	10.0000	15.2474	0

MFS Global Research Portfolio S Class	01	2010	14.9889	16.5643	3,311
	01	2009	11.5493	14.9889	3,777
	01	2008	18.5234	11.5493	9,218
	01	2007	16.6822	18.5234	10,315
	01	2006	15.3824	16.6822	11,037
	01	2005	14.5277	15.3824	11,226
	01	2004	10.0000	14.5277	9,552

	02	2010	14.7643	16.2829	3,520
	02	2009	11.3994	14.7643	6,948
	02	2008	18.3206	11.3994	8,262
	02	2007	16.5333	18.3206	9,301
	02	2006	15.2762	16.5333	11,674
	02	2005	14.4567	15.2762	12,489
	02	2004	10.0000	14.4567	10,214

	03	2010	14.7085	16.2131	0
	03	2009	11.3621	14.7085	0
	03	2008	18.2700	11.3621	0
	03	2007	16.4961	18.2700	0
	03	2006	15.2496	16.4961	0
	03	2005	14.4389	15.2496	265
	03	2004	10.0000	14.4389	265

	04	2010	14.5423	16.0053	4,995
	04	2009	11.2510	14.5423	5,219
	04	2008	18.1192	11.2510	5,510
	04	2007	16.3852	18.1192	7,051
	04	2006	15.1702	16.3852	9,430
	04	2005	14.3857	15.1702	14,227
	04	2004	10.0000	14.3857	9,226

	05	2010	14.4877	15.9372	1,224
	05	2009	11.2145	14.4877	1,224
	05	2008	18.0696	11.2145	4,920
	05	2007	16.3487	18.0696	4,921
	05	2006	15.1441	16.3487	1,225
	05	2005	14.3682	15.1441	4,638
	05	2004	10.0000	14.3682	4,638

	06	2010	14.3236	15.7325	0
	06	2009	11.1045	14.3236	0
	06	2008	17.9201	11.1045	0
	06	2007	16.2384	17.9201	0
	06	2006	15.0650	16.2384	0
	06	2005	14.3151	15.0650	0
	06	2004	10.0000	14.3151	0

MFS Global Tactical Allocation Portfolio S Class	01	2010	9.9878	10.3392	822,786
	01	2009	10.0000	9.9878	0

	02	2010	9.9873	10.3176	0
	02	2009	10.0000	9.9873	0

	03	2010	9.9871	10.3122	0
	03	2009	10.0000	9.9871	0

	04	2010	9.9867	10.2960	105,660
	04	2009	10.0000	9.9867	0

	05	2010	9.9866	10.2906	0
	05	2009	10.0000	9.9866	0

	06	2010	9.9862	10.2744	0
	06	2009	10.0000	9.9862	0

MFS Government Securities Portfolio S Class	01	2010	12.1950	12.5265	497,126
	01	2009	11.9021	12.1950	515,856
	01	2008	11.1810	11.9021	228,341
	01	2007	10.6404	11.1810	120,809
	01	2006	10.4606	10.6404	148,687
	01	2005	10.4317	10.4606	135,590
	01	2004	10.0000	10.4317	132,118

	02	2010	12.0124	12.3138	346,374
	02	2009	11.7478	12.0124	408,506
	02	2008	11.0585	11.7478	226,851
	02	2007	10.5454	11.0585	322,223
	02	2006	10.3883	10.5454	375,861
	02	2005	10.3807	10.3883	260,366
	02	2004	10.0000	10.3807	231,601

	03	2010	11.9670	12.2609	473
	03	2009	11.7093	11.9670	272
	03	2008	11.0280	11.7093	0
	03	2007	10.5217	11.0280	398
	03	2006	10.3702	10.5217	400
	03	2005	10.3679	10.3702	401
	03	2004	10.0000	10.3679	5,270

	04	2010	11.8318	12.1039	41,256
	04	2009	11.5949	11.8318	50,512
	04	2008	10.9370	11.5949	34,450
	04	2007	10.4510	10.9370	44,751
	04	2006	10.3162	10.4510	53,332
	04	2005	10.3297	10.3162	66,004
	04	2004	10.0000	10.3297	54,662

	05	2010	11.7874	12.0524	0
	05	2009	11.5572	11.7874	0
	05	2008	10.9070	11.5572	0
	05	2007	10.4277	10.9070	0
	05	2006	10.2984	10.4277	0
	05	2005	10.3171	10.2984	0
	05	2004	10.0000	10.3171	0

	06	2010	11.6539	11.8976	1,790
	06	2009	11.4439	11.6539	1,772
	06	2008	10.8167	11.4439	1,718
	06	2007	10.3573	10.8167	2,461
	06	2006	10.2447	10.3573	2,605
	06	2005	10.2789	10.2447	4,011
	06	2004	10.0000	10.2789	6,966

MFS Growth Portfolio S Class	01	2010	16.7451	19.0126	221
	01	2009	12.3929	16.7451	222
	01	2008	20.1825	12.3929	314
	01	2007	16.9696	20.1825	132
	01	2006	16.0286	16.9696	2,084
	01	2005	14.9727	16.0286	2,504
	01	2004	10.0000	14.9727	5,032

	02	2010	16.4942	18.6897	2,420
	02	2009	12.2321	16.4942	2,570
	02	2008	19.9615	12.2321	3,204
	02	2007	16.8181	19.9615	4,414
	02	2006	15.9178	16.8181	5,655
	02	2005	14.8995	15.9178	7,927
	02	2004	10.0000	14.8995	5,499

	03	2010	16.4318	18.6095	0
	03	2009	12.1920	16.4318	0
	03	2008	19.9064	12.1920	0
	03	2007	16.7803	19.9064	4,145
	03	2006	15.8902	16.7803	2,542
	03	2005	14.8811	15.8902	1,266
	03	2004	10.0000	14.8811	0

	04	2010	16.2462	18.3711	7,771
	04	2009	12.0728	16.2462	9,497
	04	2008	19.7421	12.0728	6,825
	04	2007	16.6675	19.7421	6,364
	04	2006	15.8075	16.6675	6,413
	04	2005	14.8263	15.8075	5,255
	04	2004	10.0000	14.8263	5,158

	05	2010	16.1852	18.2928	0
	05	2009	12.0335	16.1852	0
	05	2008	19.6880	12.0335	0
	05	2007	16.6303	19.6880	0
	05	2006	15.7802	16.6303	0
	05	2005	14.8082	15.7802	1,720
	05	2004	10.0000	14.8082	1,720

	06	2010	16.0019	18.0579	0
	06	2009	11.9156	16.0019	621
	06	2008	19.5251	11.9156	622
	06	2007	16.5182	19.5251	622
	06	2006	15.6978	16.5182	622
	06	2005	14.7535	15.6978	622
	06	2004	10.0000	14.7535	622

MFS High Yield Portfolio S Class	01	2010	14.8269	16.8161	50,912
	01	2009	10.0749	14.8269	129,517
	01	2008	14.5685	10.0749	115,209
	01	2007	14.5937	14.5685	115,417
	01	2006	13.4905	14.5937	102,111
	01	2005	13.4626	13.4905	168,466
	01	2004	10.0000	13.4626	181,013

	02	2010	14.6048	16.5305	97,464
	02	2009	9.9442	14.6048	130,935
	02	2008	14.4089	9.9442	156,664
	02	2007	14.4635	14.4089	117,041
	02	2006	13.3973	14.4635	194,862
	02	2005	13.3968	13.3973	149,258
	02	2004	10.0000	13.3968	170,125

	03	2010	14.5496	16.4597	0
	03	2009	9.9117	14.5496	0
	03	2008	14.3692	9.9117	0
	03	2007	14.4310	14.3692	609
	03	2006	13.3740	14.4310	0
	03	2005	13.3803	13.3740	241
	03	2004	10.0000	13.3803	281

	04	2010	14.3853	16.2488	51,570
	04	2009	9.8148	14.3853	54,342
	04	2008	14.2506	9.8148	51,115
	04	2007	14.3340	14.2506	62,162
	04	2006	13.3044	14.3340	45,794
	04	2005	13.3310	13.3044	72,907
	04	2004	10.0000	13.3310	97,254

	05	2010	14.3313	16.1797	2,256
	05	2009	9.7829	14.3313	1,569
	05	2008	14.2115	9.7829	1,610
	05	2007	14.3020	14.2115	2,279
	05	2006	13.2814	14.3020	1,838
	05	2005	13.3148	13.2814	2,943
	05	2004	10.0000	13.3148	2,943

	06	2010	14.1690	15.9719	663
	06	2009	9.6870	14.1690	1,382
	06	2008	14.0939	9.6870	2,212
	06	2007	14.2056	14.0939	6,061
	06	2006	13.2121	14.2056	6,847
	06	2005	13.2656	13.2121	8,014
	06	2004	10.0000	13.2656	8,643

MFS International Growth Portfolio S Class	01	2010	9.4205	10.6372	33,298
	01	2009	6.9601	9.4205	45,531
	01	2008	11.7937	6.9601	17,047
	01	2007	10.0000	11.7937	11,644

	02	2010	9.3664	10.5545	57,968
	02	2009	6.9342	9.3664	54,006
	02	2008	11.7739	6.9342	7,901
	02	2007	10.0000	11.7739	5,790

	03	2010	9.3528	10.5339	0
	03	2009	6.9277	9.3528	719
	03	2008	11.7689	6.9277	0
	03	2007	10.0000	11.7689	0

	04	2010	9.3123	10.4723	5,395
	04	2009	6.9083	9.3123	5,124
	04	2008	11.7541	6.9083	2,829
	04	2007	10.0000	11.7541	1,672

	05	2010	9.2990	10.4520	0
	05	2009	6.9019	9.2990	0
	05	2008	11.7492	6.9019	0
	05	2007	10.0000	11.7492	0

	06	2010	9.2586	10.3906	0
	06	2009	6.8825	9.2586	0
	06	2008	11.7343	6.8825	0
	06	2007	10.0000	11.7343	0

	01	2010	9.0051	9.6293	244,673
	01	2009	7.3221	9.0051	264,367
	01	2008	10.8868	7.3221	194,187
	01	2007	10.0000	10.8868	176,287

	02	2010	8.9533	9.5545	41,331
	02	2009	7.2948	8.9533	40,244
	02	2008	10.8685	7.2948	20,608
	02	2007	10.0000	10.8685	29,554

	03	2010	8.9404	9.5358	0
	03	2009	7.2880	8.9404	742
	03	2008	10.8639	7.2880	0
	03	2007	10.0000	10.8639	0

	04	2010	8.9017	9.4800	5,447
	04	2009	7.2676	8.9017	6,314
	04	2008	10.8502	7.2676	82,383
	04	2007	10.0000	10.8502	75,890

	05	2010	8.8889	9.4616	0
	05	2009	7.2609	8.8889	0
	05	2008	10.8457	7.2609	0
	05	2007	10.0000	10.8457	0

	06	2010	8.8503	9.4061	0
	06	2009	7.2405	8.8503	0
	06	2008	10.8319	7.2405	0
	06	2007	10.0000	10.8319	0

MFS Massachusetts Investors Growth Stock Portfolio S Class	01	2010	13.2979	14.7487	20,507
	01	2009	9.6778	13.2979	22,592
	01	2008	15.7162	9.6778	27,546
	01	2007	14.3707	15.7162	38,434
	01	2006	13.6094	14.3707	34,981
	01	2005	13.2917	13.6094	34,190
	01	2004	10.0000	13.2917	42,380

	02	2010	13.0987	14.4982	23,641
	02	2009	9.5523	13.0987	27,267
	02	2008	15.5441	9.5523	31,936
	02	2007	14.2424	15.5441	45,345
	02	2006	13.5153	14.2424	41,924
	02	2005	13.2267	13.5153	68,884
	02	2004	10.0000	13.2267	38,343

	03	2010	13.0491	14.4360	4,655
	03	2009	9.5210	13.0491	4,421
	03	2008	15.5012	9.5210	4,350
	03	2007	14.2104	15.5012	4,002
	03	2006	13.4918	14.2104	5,603
	03	2005	13.2105	13.4918	5,274
	03	2004	10.0000	13.2105	6,995

	04	2010	12.9017	14.2511	12,350
	04	2009	9.4279	12.9017	12,269
	04	2008	15.3733	9.4279	10,303
	04	2007	14.1148	15.3733	14,735
	04	2006	13.4216	14.1148	15,023
	04	2005	13.1618	13.4216	39,021
	04	2004	10.0000	13.1618	36,051

	05	2010	12.8532	14.1903	1,842
	05	2009	9.3973	12.8532	1,842
	05	2008	15.3311	9.3973	1,842
	05	2007	14.0833	15.3311	1,842
	05	2006	13.3984	14.0833	1,842
	05	2005	13.1457	13.3984	3,192
	05	2004	10.0000	13.1457	3,192

	06	2010	12.7077	14.0081	431
	06	2009	9.3051	12.7077	432
	06	2008	15.2043	9.3051	0
	06	2007	13.9884	15.2043	265
	06	2006	13.3285	13.9884	933
	06	2005	13.0972	13.3285	3,257
	06	2004	10.0000	13.0972	3,257

MFS Mid Cap Growth Portfolio S Class	01	2010	11.7676	14.9091	1,825
	01	2009	8.4347	11.7676	2,388
	01	2008	17.6695	8.4347	2,513
	01	2007	16.4041	17.6695	2,707
	01	2006	16.3285	16.4041	4,686
	01	2005	16.1612	16.3285	5,132
	01	2004	10.0000	16.1612	6,139

	02	2010	11.5913	14.6558	9,963
	02	2009	8.3253	11.5913	11,607
	02	2008	17.4760	8.3253	13,227
	02	2007	16.2577	17.4760	12,879
	02	2006	16.2157	16.2577	19,048
	02	2005	16.0821	16.2157	20,353
	02	2004	10.0000	16.0821	24,160

	03	2010	11.5474	14.5930	2,759
	03	2009	8.2980	11.5474	2,976
	03	2008	17.4278	8.2980	3,005
	03	2007	16.2212	17.4278	2,128
	03	2006	16.1876	16.2212	2,081
	03	2005	16.0624	16.1876	1,714
	03	2004	10.0000	16.0624	1,675

	04	2010	11.4170	14.4060	2,898
	04	2009	8.2168	11.4170	4,988
	04	2008	17.2839	8.2168	5,572
	04	2007	16.1120	17.2839	5,548
	04	2006	16.1033	16.1120	7,176
	04	2005	16.0032	16.1033	6,689
	04	2004	10.0000	16.0032	7,717

	05	2010	11.3741	14.3446	0
	05	2009	8.1901	11.3741	0
	05	2008	17.2365	8.1901	0
	05	2007	16.0761	17.2365	0
	05	2006	16.0755	16.0761	0
	05	2005	15.9837	16.0755	0
	05	2004	10.0000	15.9837	0

	06	2010	11.2452	14.1604	0
	06	2009	8.1098	11.2452	0
	06	2008	17.0939	8.1098	0
	06	2007	15.9677	17.0939	0
	06	2006	15.9916	15.9677	0
	06	2005	15.9246	15.9916	0
	06	2004	10.0000	15.9246	0

MFS Money Market Portfolio S Class	01	2010	10.1569	9.9842	907,341
	01	2009	10.3325	10.1569	904,225
	01	2008	10.3258	10.3325	1,098,437
	01	2007	10.0445	10.3258	1,080,423
	01	2006	9.7933	10.0445	338,821
	01	2005	9.7227	9.7933	219,956
	01	2004	10.0000	9.7227	208,258

	02	2010	10.0047	9.8146	235,148
	02	2009	10.1985	10.0047	421,518
	02	2008	10.2127	10.1985	728,857
	02	2007	9.9548	10.2127	668,686
	02	2006	9.7256	9.9548	547,851
	02	2005	9.6751	9.7256	379,920
	02	2004	10.0000	9.6751	248,174

	03	2010	9.9669	9.7725	0
	03	2009	10.1651	9.9669	0
	03	2008	10.1845	10.1651	0
	03	2007	9.9324	10.1845	0
	03	2006	9.7087	9.9324	0
	03	2005	9.6632	9.7087	0
	03	2004	10.0000	9.6632	0

	04	2010	9.8543	9.6473	45,007
	04	2009	10.0657	9.8543	33,648
	04	2008	10.1004	10.0657	43,663
	04	2007	9.8656	10.1004	79,814
	04	2006	9.6581	9.8656	89,244
	04	2005	9.6276	9.6581	28,043
	04	2004	10.0000	9.6276	9,877

	05	2010	9.8173	9.6062	0
	05	2009	10.0330	9.8173	0
	05	2008	10.0727	10.0330	0
	05	2007	9.8436	10.0727	0
	05	2006	9.6415	9.8436	0
	05	2005	9.6158	9.6415	0
	05	2004	10.0000	9.6158	0

	06	2010	9.7061	9.4829	535
	06	2009	9.9346	9.7061	3,867
	06	2008	9.9893	9.9346	418
	06	2007	9.7772	9.9893	1,085
	06	2006	9.5911	9.7772	1,191
	06	2005	9.5803	9.5911	808
	06	2004	10.0000	9.5803	653

MFS New Discovery Portfolio S Class	01	2010	15.6791	20.9946	9,401
	01	2009	9.8026	15.6791	11,963
	01	2008	16.5567	9.8026	17,174
	01	2007	16.4696	16.5567	22,954
	01	2006	14.8399	16.4696	27,752
	01	2005	14.3829	14.8399	24,170
	01	2004	10.0000	14.3829	14,335

	02	2010	15.4441	20.6380	31,354
	02	2009	9.6754	15.4441	42,496
	02	2008	16.3754	9.6754	64,423
	02	2007	16.3226	16.3754	71,372
	02	2006	14.7374	16.3226	73,400
	02	2005	14.3126	14.7374	63,637
	02	2004	10.0000	14.3126	31,491

	03	2010	15.3857	20.5495	0
	03	2009	9.6437	15.3857	0
	03	2008	16.3302	9.6437	0
	03	2007	16.2860	16.3302	0
	03	2006	14.7118	16.2860	0
	03	2005	14.2950	14.7118	161
	03	2004	10.0000	14.2950	764

	04	2010	15.2119	20.2862	3,969
	04	2009	9.5493	15.2119	8,393
	04	2008	16.1954	9.5493	7,710
	04	2007	16.1764	16.1954	13,526
	04	2006	14.6352	16.1764	13,811
	04	2005	14.2423	14.6352	18,321
	04	2004	10.0000	14.2423	8,813

	05	2010	15.1547	20.1998	0
	05	2009	9.5183	15.1547	0
	05	2008	16.1510	9.5183	0
	05	2007	16.1403	16.1510	0
	05	2006	14.6099	16.1403	0
	05	2005	14.2249	14.6099	738
	05	2004	10.0000	14.2249	738

	06	2010	14.9831	19.9404	133
	06	2009	9.4250	14.9831	170
	06	2008	16.0173	9.4250	226
	06	2007	16.0315	16.0173	557
	06	2006	14.5337	16.0315	1,439
	06	2005	14.1724	14.5337	243
	06	2004	10.0000	14.1724	232

MFS Research International Portfolio S Class	01	2010	18.0777	19.6078	34,565
	01	2009	14.0922	18.0777	39,039
	01	2008	24.9766	14.0922	43,779
	01	2007	22.5258	24.9766	49,478
	01	2006	18.0067	22.5258	43,746
	01	2005	15.7645	18.0067	33,687
	01	2004	10.0000	15.7645	33,061

	02	2010	17.8069	19.2748	25,326
	02	2009	13.9093	17.8069	29,308
	02	2008	24.7032	13.9093	39,034
	02	2007	22.3248	24.7032	47,543
	02	2006	17.8823	22.3248	50,892
	02	2005	15.6874	17.8823	45,265
	02	2004	10.0000	15.6874	24,730

	03	2010	17.7395	19.1921	2,270
	03	2009	13.8638	17.7395	2,079
	03	2008	24.6350	13.8638	1,932
	03	2007	22.2746	24.6350	8,388
	03	2006	17.8512	22.2746	8,748
	03	2005	15.6681	17.8512	7,304
	03	2004	10.0000	15.6681	4,546

	04	2010	17.5391	18.9462	14,090
	04	2009	13.7282	17.5391	23,455
	04	2008	24.4317	13.7282	36,246
	04	2007	22.1248	24.4317	36,430
	04	2006	17.7583	22.1248	41,447
	04	2005	15.6104	17.7583	40,584
	04	2004	10.0000	15.6104	33,639

	05	2010	17.4733	18.8655	0
	05	2009	13.6836	17.4733	0
	05	2008	24.3647	13.6836	2,087
	05	2007	22.0755	24.3647	2,087
	05	2006	17.7276	22.0755	2,087
	05	2005	15.5913	17.7276	941
	05	2004	10.0000	15.5913	941

	06	2010	17.2754	18.6233	2,758
	06	2009	13.5495	17.2754	2,758
	06	2008	24.1632	13.5495	2,758
	06	2007	21.9267	24.1632	3,638
	06	2006	17.6352	21.9267	2,758
	06	2005	15.5338	17.6352	0
	06	2004	10.0000	15.5338	0

MFS Strategic Income Portfolio S Class	01	2010	13.8443	14.9763	271
	01	2009	11.0684	13.8443	3,346
	01	2008	12.9746	11.0684	3,733
	01	2007	12.7865	12.9746	4,429
	01	2006	12.2188	12.7865	10,217
	01	2005	12.2328	12.2188	12,424
	01	2004	10.0000	12.2328	20,037

	02	2010	13.6370	14.7220	788
	02	2009	10.9248	13.6370	1,737
	02	2008	12.8325	10.9248	1,738
	02	2007	12.6724	12.8325	2,943
	02	2006	12.1344	12.6724	2,114
	02	2005	12.1730	12.1344	2,077
	02	2004	10.0000	12.1730	31,294

	03	2010	13.5854	14.6588	0
	03	2009	10.8891	13.5854	0
	03	2008	12.7971	10.8891	0
	03	2007	12.6439	12.7971	0
	03	2006	12.1133	12.6439	0
	03	2005	12.1580	12.1133	0
	03	2004	10.0000	12.1580	0

	04	2010	13.4320	14.4710	1,948
	04	2009	10.7826	13.4320	0
	04	2008	12.6915	10.7826	1,737
	04	2007	12.5588	12.6915	1,738
	04	2006	12.0502	12.5588	1,898
	04	2005	12.1132	12.0502	1,900
	04	2004	10.0000	12.1132	2,271

	05	2010	13.3816	14.4094	0
	05	2009	10.7476	13.3816	0
	05	2008	12.6567	10.7476	0
	05	2007	12.5308	12.6567	0
	05	2006	12.0294	12.5308	0
	05	2005	12.0984	12.0294	0
	05	2004	10.0000	12.0984	0

	06	2010	13.2301	14.2244	485
	06	2009	10.6422	13.2301	485
	06	2008	12.5520	10.6422	486
	06	2007	12.4464	12.5520	486
	06	2006	11.9666	12.4464	487
	06	2005	12.0538	11.9666	487
	06	2004	10.0000	12.0538	488

MFS Total Return Portfolio S Class	01	2010	13.3669	14.4130	634,595
	01	2009	11.5427	13.3669	743,023
	01	2008	15.0051	11.5427	484,447
	01	2007	14.6684	15.0051	469,959
	01	2006	13.3335	14.6684	396,067
	01	2005	13.1925	13.3335	472,908
	01	2004	10.0000	13.1925	377,859

	02	2010	13.1667	14.1683	325,753
	02	2009	11.3930	13.1667	474,762
	02	2008	14.8408	11.3930	570,684
	02	2007	14.5375	14.8408	678,438
	02	2006	13.2414	14.5375	785,153
	02	2005	13.1280	13.2414	615,097
	02	2004	10.0000	13.1280	422,263

	03	2010	13.1169	14.1075	480
	03	2009	11.3557	13.1169	1,239
	03	2008	14.7999	11.3557	1,597
	03	2007	14.5048	14.7999	6,772
	03	2006	13.2184	14.5048	4,849
	03	2005	13.1118	13.2184	2,058
	03	2004	10.0000	13.1118	6,535

	04	2010	12.9687	13.9268	56,291
	04	2009	11.2446	12.9687	70,460
	04	2008	14.6777	11.2446	154,707
	04	2007	14.4073	14.6777	212,525
	04	2006	13.1496	14.4073	206,073
	04	2005	13.0635	13.1496	178,375
	04	2004	10.0000	13.0635	114,522

	05	2010	12.9200	13.8674	5,027
	05	2009	11.2081	12.9200	5,027
	05	2008	14.6375	11.2081	1,293
	05	2007	14.3751	14.6375	1,293
	05	2006	13.1269	14.3751	1,293
	05	2005	13.0476	13.1269	1,875
	05	2004	10.0000	13.0476	1,875

	06	2010	12.7737	13.6894	8,094
	06	2009	11.0983	12.7737	8,100
	06	2008	14.5164	11.0983	14,456
	06	2007	14.2782	14.5164	29,859
	06	2006	13.0584	14.2782	18,073
	06	2005	12.9994	13.0584	15,047
	06	2004	10.0000	12.9994	12,429

MFS Utilities Portfolio S Class	01	2010	28.7090	32.0606	110,807
	01	2009	21.9430	28.7090	61,314
	01	2008	35.5791	21.9430	55,013
	01	2007	28.2168	35.5791	46,321
	01	2006	21.7512	28.2168	33,212
	01	2005	18.9157	21.7512	25,453
	01	2004	10.0000	18.9157	8,515

	02	2010	28.2791	31.5163	22,479
	02	2009	21.6584	28.2791	29,248
	02	2008	35.1897	21.6584	17,582
	02	2007	27.9651	35.1897	20,807
	02	2006	21.6010	27.9651	21,374
	02	2005	18.8233	21.6010	13,330
	02	2004	10.0000	18.8233	8,211

	03	2010	28.1722	31.3812	295
	03	2009	21.5876	28.1722	488
	03	2008	35.0927	21.5876	760
	03	2007	27.9023	35.0927	1,716
	03	2006	21.5635	27.9023	1,219
	03	2005	18.8002	21.5635	1,026
	03	2004	10.0000	18.8002	0

	04	2010	27.8541	30.9793	5,043
	04	2009	21.3766	27.8541	6,913
	04	2008	34.8032	21.3766	33,726
	04	2007	27.7148	34.8032	7,398
	04	2006	21.4513	27.7148	11,111
	04	2005	18.7309	21.4513	6,985
	04	2004	10.0000	18.7309	1,207

	05	2010	27.7496	30.8474	237
	05	2009	21.3072	27.7496	237
	05	2008	34.7078	21.3072	257
	05	2007	27.6530	34.7078	560
	05	2006	21.4143	27.6530	0
	05	2005	18.7081	21.4143	0
	05	2004	10.0000	18.7081	0

	06	2010	27.4355	30.4515	0
	06	2009	21.0984	27.4355	0
	06	2008	34.4208	21.0984	2,088
	06	2007	27.4667	34.4208	117
	06	2006	21.3026	27.4667	497
	06	2005	18.6390	21.3026	55
	06	2004	10.0000	18.6390	0

MFS Value Portfolio S Class	01	2010	14.9155	16.3078	174,695
	01	2009	12.6131	14.9155	194,014
	01	2008	19.1150	12.6131	134,789
	01	2007	18.0616	19.1150	57,395
	01	2006	15.2271	18.0616	44,909
	01	2005	14.5659	15.2271	51,348
	01	2004	10.0000	14.5659	39,154

	02	2010	14.6920	16.0309	85,027
	02	2009	12.4495	14.6920	108,076
	02	2008	18.9057	12.4495	74,924
	02	2007	17.9004	18.9057	41,103
	02	2006	15.1219	17.9004	59,241
	02	2005	14.4946	15.1219	43,102
	02	2004	10.0000	14.4946	26,787

	03	2010	14.6365	15.9621	3,731
	03	2009	12.4087	14.6365	4,147
	03	2008	18.8535	12.4087	198
	03	2007	17.8602	18.8535	0
	03	2006	15.0956	17.8602	1,317
	03	2005	14.4768	15.0956	1,520
	03	2004	10.0000	14.4768	2,122

	04	2010	14.4711	15.7576	33,754
	04	2009	12.2874	14.4711	41,178
	04	2008	18.6979	12.2874	43,677
	04	2007	17.7401	18.6979	47,071
	04	2006	15.0170	17.7401	55,404
	04	2005	14.4235	15.0170	53,803
	04	2004	10.0000	14.4235	50,432

	05	2010	14.4168	15.6905	589
	05	2009	12.2475	14.4168	589
	05	2008	18.6467	12.2475	589
	05	2007	17.7005	18.6467	589
	05	2006	14.9911	17.7005	589
	05	2005	14.4059	14.9911	0
	05	2004	10.0000	14.4059	0

	06	2010	14.2535	15.4890	2,629
	06	2009	12.1274	14.2535	2,629
	06	2008	18.4924	12.1274	2,241
	06	2007	17.5812	18.4924	2,783
	06	2006	14.9129	17.5812	3,586
	06	2005	14.3527	14.9129	2,320
	06	2004	10.0000	14.3527	2,241

Universal Institutional Funds - Mid Cap Growth Portfolio (Class II)	01	2010	9.6984	12.6103	197,965
	01	2009	6.2695	9.6984	97,622
	01	2008	10.0000	6.2695	700

	02	2010	9.6627	12.5383	6,323
	02	2009	6.2591	9.6627	2,369
	02	2008	10.0000	6.2591	0

	03	2010	9.6537	12.5203	0
	03	2009	6.2565	9.6537	0
	03	2008	10.0000	6.2565	0

	04	2010	9.6269	12.4664	0
	04	2009	6.2487	9.6269	0
	04	2008	10.0000	6.2487	0

	05	2010	9.6181	12.4486	0
	05	2009	6.2461	9.6181	0
	05	2008	10.0000	6.2461	0

	06	2010	9.5913	12.3950	0
	06	2009	6.2383	9.5913	0
	06	2008	10.0000	6.2383	0

Mutual Shares Securities Fund, Class 2	01	2010	13.5988	14.8643	282,416
	01	2009	10.9751	13.5988	273,562
	01	2008	17.7539	10.9751	168,700
	01	2007	17.4553	17.7539	127,535
	01	2006	14.9993	17.4553	72,449
	01	2005	13.8012	14.9993	100,866
	01	2004	10.0000	13.8012	81,910

	02	2010	13.3950	14.6118	143,879
	02	2009	10.8327	13.3950	149,737
	02	2008	17.5595	10.8327	105,458
	02	2007	17.2995	17.5595	113,422
	02	2006	14.8957	17.2995	157,804
	02	2005	13.7337	14.8957	130,704
	02	2004	10.0000	13.7337	85,179

	03	2010	13.3444	14.5491	0
	03	2009	10.7972	13.3444	0
	03	2008	17.5111	10.7972	0
	03	2007	17.2607	17.5111	2,698
	03	2006	14.8698	17.2607	2,704
	03	2005	13.7168	14.8698	2,704
	03	2004	10.0000	13.7168	0

	04	2010	13.1936	14.3627	29,631
	04	2009	10.6916	13.1936	34,479
	04	2008	17.3665	10.6916	78,969
	04	2007	17.1446	17.3665	120,044
	04	2006	14.7924	17.1446	126,615
	04	2005	13.6663	14.7924	93,831
	04	2004	10.0000	13.6663	42,750

	05	2010	13.1441	14.3016	2,374
	05	2009	10.6569	13.1441	2,374
	05	2008	17.3190	10.6569	2,374
	05	2007	17.1064	17.3190	2,375
	05	2006	14.7668	17.1064	2,375
	05	2005	13.6496	14.7668	2,375
	05	2004	10.0000	13.6496	2,375

	06	2010	12.9952	14.1179	3,626
	06	2009	10.5524	12.9952	3,626
	06	2008	17.1757	10.5524	7,669
	06	2007	16.9910	17.1757	16,952
	06	2006	14.6898	16.9910	9,611
	06	2005	13.5992	14.6898	7,164
	06	2004	10.0000	13.5992	4,769

Oppenheimer Balanced Fund/VA, Service Shares	01	2010	6.8097	7.5427	149,633
	01	2009	5.6970	6.8097	224,892
	01	2008	10.2794	5.6970	111,344
	01	2007	10.0000	10.2794	55,510

	02	2010	6.7706	7.4841	60,750
	02	2009	5.6758	6.7706	62,926
	02	2008	10.2621	5.6758	8,968
	02	2007	10.0000	10.2621	10,145

	03	2010	6.7608	7.4694	0
	03	2009	5.6705	6.7608	0
	03	2008	10.2578	5.6705	0
	03	2007	10.0000	10.2578	0

	04	2010	6.7315	7.4257	248
	04	2009	5.6546	6.7315	0
	04	2008	10.2448	5.6546	0
	04	2007	10.0000	10.2448	0

	05	2010	6.7219	7.4113	0
	05	2009	5.6493	6.7219	0
	05	2008	10.2405	5.6493	0
	05	2007	10.0000	10.2405	0

	06	2010	6.6927	7.3678	0
	06	2009	5.6335	6.6927	0
	06	2008	10.2276	5.6335	0
	06	2007	10.0000	10.2276	0

Oppenheimer Capital Appreciation Fund/VA, Service Shares	01	2010	13.4691	14.4509	25,798
	01	2009	9.5052	13.4691	77,197
	01	2008	17.7967	9.5052	39,551
	01	2007	15.9022	17.7967	37,482
	01	2006	15.0225	15.9022	42,784
	01	2005	14.5729	15.0225	34,941
	01	2004	10.0000	14.5729	43,121

	02	2010	13.2673	14.2055	36,958
	02	2009	9.3819	13.2673	48,351
	02	2008	17.6018	9.3819	51,801
	02	2007	15.7603	17.6018	56,921
	02	2006	14.9187	15.7603	118,276
	02	2005	14.5017	14.9187	70,337
	02	2004	10.0000	14.5017	65,098

	03	2010	13.2171	14.1445	133
	03	2009	9.3512	13.2171	134
	03	2008	17.5533	9.3512	140
	03	2007	15.7249	17.5533	4,810
	03	2006	14.8928	15.7249	2,353
	03	2005	14.4838	14.8928	2,407
	03	2004	10.0000	14.4838	2,626

	04	2010	13.0677	13.9632	19,526
	04	2009	9.2597	13.0677	23,494
	04	2008	17.4083	9.2597	24,078
	04	2007	15.6191	17.4083	22,236
	04	2006	14.8153	15.6191	25,744
	04	2005	14.4305	14.8153	26,718
	04	2004	10.0000	14.4305	20,131

	05	2010	13.0187	13.9038	0
	05	2009	9.2296	13.0187	0
	05	2008	17.3607	9.2296	0
	05	2007	15.5843	17.3607	0
	05	2006	14.7897	15.5843	0
	05	2005	14.4129	14.7897	0
	05	2004	10.0000	14.4129	0

	06	2010	12.8712	13.7252	891
	06	2009	9.1391	12.8712	2,160
	06	2008	17.2170	9.1391	2,287
	06	2007	15.4793	17.2170	2,522
	06	2006	14.7125	15.4793	3,129
	06	2005	14.3597	14.7125	2,291
	06	2004	10.0000	14.3597	2,293

Oppenheimer Global Securities Fund/VA, Service Shares	01	2010	13.2832	15.1080	37,218
	01	2009	9.6968	13.2832	49,613
	01	2008	16.5332	9.6968	59,584
	01	2007	15.8564	16.5332	50,255
	01	2006	13.7435	15.8564	38,033
	01	2005	12.2570	13.7435	24,123
	01	2004	10.0000	12.2570	6,316

	02	2010	13.1199	14.8920	21,234
	02	2009	9.5971	13.1199	22,596
	02	2008	16.3969	9.5971	26,836
	02	2007	15.7579	16.3969	38,986
	02	2006	13.6859	15.7579	70,081
	02	2005	12.2305	13.6859	44,834
	02	2004	10.0000	12.2305	9,872

	03	2010	13.0793	14.8384	0
	03	2009	9.5723	13.0793	0
	03	2008	16.3629	9.5723	0
	03	2007	15.7333	16.3629	534
	03	2006	13.6715	15.7333	0
	03	2005	12.2238	13.6715	0
	03	2004	10.0000	12.2238	0

	04	2010	12.9582	14.6784	16,992
	04	2009	9.4982	12.9582	20,502
	04	2008	16.2613	9.4982	22,486
	04	2007	15.6597	16.2613	34,520
	04	2006	13.6283	15.6597	34,840
	04	2005	12.2039	13.6283	14,686
	04	2004	10.0000	12.2039	11,586

	05	2010	12.9183	14.6259	0
	05	2009	9.4738	12.9183	0
	05	2008	16.2278	9.4738	0
	05	2007	15.6355	16.2278	0
	05	2006	13.6141	15.6355	0
	05	2005	12.1973	13.6141	0
	05	2004	10.0000	12.1973	0

	06	2010	12.7984	14.4678	0
	06	2009	9.4003	12.7984	0
	06	2008	16.1267	9.4003	658
	06	2007	15.5621	16.1267	1,508
	06	2006	13.5710	15.5621	3,276
	06	2005	12.1773	13.5710	784
	06	2004	10.0000	12.1773	664

Oppenheimer Main Street Fund/VA, Service Shares	01	2010	12.3161	14.0229	156,457
	01	2009	9.7888	12.3161	195,845
	01	2008	16.2265	9.7888	254,411
	01	2007	15.8506	16.2265	190,810
	01	2006	14.0503	15.8506	107,269
	01	2005	13.5166	14.0503	94,763
	01	2004	10.0000	13.5166	55,706

	02	2010	12.1315	13.7847	163,609
	02	2009	9.6618	12.1315	215,487
	02	2008	16.0488	9.6618	290,233
	02	2007	15.7091	16.0488	328,216
	02	2006	13.9532	15.7091	332,959
	02	2005	13.4505	13.9532	261,446
	02	2004	10.0000	13.4505	124,534

	03	2010	12.0857	13.7256	0
	03	2009	9.6302	12.0857	0
	03	2008	16.0045	9.6302	0
	03	2007	15.6738	16.0045	0
	03	2006	13.9290	15.6738	0
	03	2005	13.4339	13.9290	0
	03	2004	10.0000	13.4339	2,248

	04	2010	11.9491	13.5497	33,397
	04	2009	9.5360	11.9491	41,935
	04	2008	15.8724	9.5360	95,055
	04	2007	15.5684	15.8724	111,557
	04	2006	13.8565	15.5684	62,086
	04	2005	13.3845	13.8565	63,687
	04	2004	10.0000	13.3845	17,991

	05	2010	11.9043	13.4921	0
	05	2009	9.5050	11.9043	0
	05	2008	15.8289	9.5050	0
	05	2007	15.5337	15.8289	0
	05	2006	13.8326	15.5337	0
	05	2005	13.3681	13.8326	0
	05	2004	10.0000	13.3681	0

	06	2010	11.7695	13.3188	981
	06	2009	9.4118	11.7695	1,037
	06	2008	15.6980	9.4118	1,099
	06	2007	15.4290	15.6980	1,411
	06	2006	13.7604	15.4290	2,870
	06	2005	13.3188	13.7604	1,237
	06	2004	10.0000	13.3188	1,265

Oppenheimer Main Street Small Cap Fund/VA, Service Shares	01	2010	16.2341	19.6377	5,074
	01	2009	12.0649	16.2341	5,763
	01	2008	19.7989	12.0649	7,894
	01	2007	20.4276	19.7989	12,991
	01	2006	18.1233	20.4276	18,837
	01	2005	16.8033	18.1233	16,837
	01	2004	10.0000	16.8033	20,181

	02	2010	15.9908	19.3041	10,903
	02	2009	11.9084	15.9908	15,533
	02	2008	19.5821	11.9084	15,596
	02	2007	20.2453	19.5821	20,645
	02	2006	17.9981	20.2453	43,802
	02	2005	16.7211	17.9981	21,898
	02	2004	10.0000	16.7211	16,558

	03	2010	15.9304	19.2214	0
	03	2009	11.8694	15.9304	0
	03	2008	19.5281	11.8694	0
	03	2007	20.1998	19.5281	0
	03	2006	17.9669	20.1998	0
	03	2005	16.7006	17.9669	4
	03	2004	10.0000	16.7006	1,387

	04	2010	15.7504	18.9751	8,208
	04	2009	11.7533	15.7504	9,520
	04	2008	19.3669	11.7533	10,185
	04	2007	20.0641	19.3669	11,018
	04	2006	17.8734	20.0641	19,282
	04	2005	16.6391	17.8734	30,809
	04	2004	10.0000	16.6391	30,297

	05	2010	15.6912	18.8943	1,780
	05	2009	11.7152	15.6912	2,436
	05	2008	19.3139	11.7152	2,436
	05	2007	20.0193	19.3139	2,437
	05	2006	17.8425	20.0193	2,437
	05	2005	16.6188	17.8425	2,437
	05	2004	10.0000	16.6188	2,437

	06	2010	15.5135	18.6517	0
	06	2009	11.6003	15.5135	0
	06	2008	19.1541	11.6003	0
	06	2007	19.8844	19.1541	1,611
	06	2006	17.7495	19.8844	646
	06	2005	16.5575	17.7495	646
	06	2004	10.0000	16.5575	646

PIMCO Emerging Markets Bond Portfolio, Administrative Class	01	2010	21.7398	23.9711	59,206
	01	2009	16.9353	21.7398	46,008
	01	2008	20.1734	16.9353	16,515
	01	2007	19.3950	20.1734	18,055
	01	2006	18.0546	19.3950	16,372
	01	2005	16.5782	18.0546	15,843
	01	2004	10.0000	16.5782	3,677

	02	2010	21.4209	23.5714	13,235
	02	2009	16.7209	21.4209	13,289
	02	2008	19.9588	16.7209	5,297
	02	2007	19.2279	19.9588	7,520
	02	2006	17.9355	19.2279	13,398
	02	2005	16.5023	17.9355	6,638
	02	2004	10.0000	16.5023	1,167

	03	2010	21.3416	23.4722	0
	03	2009	16.6675	21.3416	0
	03	2008	19.9053	16.6675	0
	03	2007	19.1862	19.9053	2,332
	03	2006	17.9058	19.1862	2,348
	03	2005	16.4833	17.9058	1,904
	03	2004	10.0000	16.4833	0

	04	2010	21.1056	23.1770	17,222
	04	2009	16.5085	21.1056	18,283
	04	2008	19.7456	16.5085	19,482
	04	2007	19.0617	19.7456	21,615
	04	2006	17.8168	19.0617	26,745
	04	2005	16.4265	17.8168	12,930
	04	2004	10.0000	16.4265	3,954

	05	2010	21.0280	23.0802	0
	05	2009	16.4561	21.0280	0
	05	2008	19.6931	16.4561	0
	05	2007	19.0207	19.6931	0
	05	2006	17.7874	19.0207	0
	05	2005	16.4077	17.7874	0
	05	2004	10.0000	16.4077	0

	06	2010	20.7949	22.7892	469
	06	2009	16.2987	20.7949	540
	06	2008	19.5347	16.2987	0
	06	2007	18.8969	19.5347	0
	06	2006	17.6988	18.8969	0
	06	2005	16.3510	17.6988	0
	06	2004	10.0000	16.3510	0

PIMCO Global Multi-Asset Portfolio, Advisor Class	01	2010	10.6721	11.6805	1,275,293
	01	2009	10.0000	10.6721	81,180

	02	2010	10.6640	11.6479	8,168
	02	2009	10.0000	10.6640	3,706

	03	2010	10.6620	11.6397	0
	03	2009	10.0000	10.6620	0

	04	2010	10.6559	11.6153	205,992
	04	2009	10.0000	10.6559	4,620

	05	2010	10.6539	11.6072	0
	05	2009	10.0000	10.6539	0

	06	2010	10.6478	11.5828	0
	06	2009	10.0000	10.6478	0

PIMCO Real Return Portfolio, Administrative Class	01	2010	13.8709	14.7410	127,579
	01	2009	11.9183	13.8709	152,790
	01	2008	13.0452	11.9183	170,618
	01	2007	11.9926	13.0452	72,084
	01	2006	12.1128	11.9926	90,822
	01	2005	12.0685	12.1128	127,874
	01	2004	10.0000	12.0685	65,798

	02	2010	13.6631	14.4907	73,908
	02	2009	11.7637	13.6631	92,904
	02	2008	12.9023	11.7637	111,180
	02	2007	11.8855	12.9023	107,178
	02	2006	12.0291	11.8855	161,217
	02	2005	12.0094	12.0291	150,407
	02	2004	10.0000	12.0094	95,540

	03	2010	13.6114	14.4285	227
	03	2009	11.7252	13.6114	336
	03	2008	12.8667	11.7252	1,399
	03	2007	11.8588	12.8667	1,101
	03	2006	12.0081	11.8588	1,136
	03	2005	11.9947	12.0081	2,419
	03	2004	10.0000	11.9947	6,998

	04	2010	13.4577	14.2437	173,500
	04	2009	11.6105	13.4577	177,036
	04	2008	12.7605	11.6105	208,624
	04	2007	11.7790	12.7605	194,590
	04	2006	11.9456	11.7790	200,820
	04	2005	11.9505	11.9456	187,202
	04	2004	10.0000	11.9505	123,730

	05	2010	13.4072	14.1831	1,404
	05	2009	11.5728	13.4072	1,020
	05	2008	12.7255	11.5728	47
	05	2007	11.7528	12.7255	48
	05	2006	11.9250	11.7528	2,052
	05	2005	11.9359	11.9250	2,678
	05	2004	10.0000	11.9359	3,334

	06	2010	13.2554	14.0010	17,051
	06	2009	11.4594	13.2554	16,999
	06	2008	12.6202	11.4594	23,105
	06	2007	11.6735	12.6202	32,927
	06	2006	11.8628	11.6735	17,638
	06	2005	11.8918	11.8628	12,148
	06	2004	10.0000	11.8918	11,934

PIMCO Total Return Portfolio, Administrative Class	01	2010	14.0346	14.9159	506,875
	01	2009	12.5159	14.0346	559,337
	01	2008	12.1496	12.5159	539,697
	01	2007	11.3650	12.1496	306,882
	01	2006	11.1322	11.3650	126,350
	01	2005	11.0530	11.1322	147,843
	01	2004	10.0000	11.0530	109,848

	02	2010	13.8244	14.6626	209,819
	02	2009	12.3536	13.8244	266,046
	02	2008	12.0165	12.3536	273,654
	02	2007	11.2636	12.0165	265,814
	02	2006	11.0553	11.2636	281,141
	02	2005	10.9989	11.0553	269,419
	02	2004	10.0000	10.9989	173,903

	03	2010	13.7721	14.5997	449
	03	2009	12.3132	13.7721	234
	03	2008	11.9833	12.3132	1,259
	03	2007	11.2382	11.9833	3,862
	03	2006	11.0360	11.2382	3,964
	03	2005	10.9854	11.0360	3,451
	03	2004	10.0000	10.9854	7,074

	04	2010	13.6166	14.4127	195,291
	04	2009	12.1928	13.6166	191,594
	04	2008	11.8844	12.1928	81,491
	04	2007	11.1627	11.8844	103,375
	04	2006	10.9786	11.1627	78,314
	04	2005	10.9449	10.9786	96,638
	04	2004	10.0000	10.9449	93,884

	05	2010	13.5655	14.3513	21
	05	2009	12.1532	13.5655	21
	05	2008	11.8518	12.1532	21
	05	2007	11.1377	11.8518	22
	05	2006	10.9596	11.1377	2,118
	05	2005	10.9316	10.9596	1,928
	05	2004	10.0000	10.9316	3,882

	06	2010	13.4119	14.1671	16,360
	06	2009	12.0340	13.4119	16,551
	06	2008	11.7537	12.0340	1,470
	06	2007	11.0626	11.7537	4,164
	06	2006	10.9024	11.0626	4,922
	06	2005	10.8912	10.9024	5,485
	06	2004	10.0000	10.8912	9,356

PIMCO All Asset Portfolio, Administrative Class	01	2010	11.0655	12.3015	7,768
	01	2009	9.2592	11.0655	3,519
	01	2008	11.1932	9.2592	4,641
	01	2007	10.5123	11.1932	28,490
	01	2006	10.2176	10.5123	5,544
	01	2005	10.0000	10.2176	0

	02	2010	10.9719	12.1726	102
	02	2009	9.1996	10.9719	202
	02	2008	11.1439	9.1996	2,138
	02	2007	10.4875	11.1439	22,175
	02	2006	10.2141	10.4875	7,644
	02	2005	10.0000	10.2141	0

	03	2010	10.9486	12.1405	0
	03	2009	9.1847	10.9486	0
	03	2008	11.1315	9.1847	0
	03	2007	10.4813	11.1315	0
	03	2006	10.2133	10.4813	0
	03	2005	10.0000	10.2133	0

	04	2010	10.8788	12.0447	9,388
	04	2009	9.1402	10.8788	205
	04	2008	11.0946	9.1402	0
	04	2007	10.4626	11.0946	0
	04	2006	10.2107	10.4626	0
	04	2005	10.0000	10.2107	0

	05	2010	10.8558	12.0131	0
	05	2009	9.1255	10.8558	0
	05	2008	11.0824	9.1255	0
	05	2007	10.4564	11.0824	0
	05	2006	10.2099	10.4564	0
	05	2005	10.0000	10.2099	0

	06	2010	10.7864	11.9181	118
	06	2009	9.0811	10.7864	184
	06	2008	11.0456	9.0811	0
	06	2007	10.4378	11.0456	0
	06	2006	10.2073	10.4378	0
	06	2005	10.0000	10.2073	0

PIMCO CommodityRealReturn Strategy Portfolio, Administrative Class	01	2010	9.1319	11.1784	250,691
	01	2009	6.5638	9.1319	175,202
	01	2008	11.8804	6.5638	142,876
	01	2007	9.8077	11.8804	23,965
	01	2006	10.2959	9.8077	19,284
	01	2005	10.0000	10.2959	0

	02	2010	9.0546	11.0612	26,787
	02	2009	6.5215	9.0546	36,485
	02	2008	11.8281	6.5215	31,707
	02	2007	9.7845	11.8281	13,337
	02	2006	10.2924	9.7845	20,508
	02	2005	10.0000	10.2924	0

	03	2010	9.0353	11.0320	0
	03	2009	6.5110	9.0353	75
	03	2008	11.8150	6.5110	102
	03	2007	9.7787	11.8150	1,917
	03	2006	10.2916	9.7787	1,921
	03	2005	10.0000	10.2916	1,921

	04	2010	8.9777	10.9449	16,364
	04	2009	6.4794	8.9777	6,792
	04	2008	11.7758	6.4794	2,156
	04	2007	9.7612	11.7758	98
	04	2006	10.2890	9.7612	0
	04	2005	10.0000	10.2890	0

	05	2010	8.9587	10.9162	0
	05	2009	6.4690	8.9587	0
	05	2008	11.7628	6.4690	0
	05	2007	9.7555	11.7628	0
	05	2006	10.2881	9.7555	0
	05	2005	10.0000	10.2881	0

	06	2010	8.9015	10.8298	0
	06	2009	6.4375	8.9015	0
	06	2008	11.7237	6.4375	0
	06	2007	9.7381	11.7237	0
	06	2006	10.2855	9.7381	0
	06	2005	10.0000	10.2855	0

SC AllianceBernstein International Value Fund, Service Class	01	2010	11.7054	12.0269	1,991
	01	2009	9.2125	11.7054	3,479
	01	2008	10.0000	9.2125	94

	02	2010	11.6768	11.9732	0
	02	2009	9.2087	11.6768	0
	02	2008	10.0000	9.2087	0

	03	2010	11.6697	11.9598	0
	03	2009	9.2078	11.6697	0
	03	2008	10.0000	9.2078	0

	04	2010	11.6483	11.9195	1,740
	04	2009	9.2050	11.6483	0
	04	2008	10.0000	9.2050	0

	05	2010	11.6412	11.9063	0
	05	2009	9.2041	11.6412	0
	05	2008	10.0000	9.2041	0

	06	2010	11.6198	11.8661	0
	06	2009	9.2013	11.6198	0
	06	2008	10.0000	9.2013	0

SC BlackRock Inflation Protected Bond Fund, Service Class	01	2010	10.9162	11.2576	855,153
	01	2009	10.2485	10.9162	536,297
	01	2008	10.0000	10.2485	16,835

	02	2010	10.8896	11.2073	97,454
	02	2009	10.2444	10.8896	83,513
	02	2008	10.0000	10.2444	4,783

	03	2010	10.8830	11.1948	0
	03	2009	10.2434	10.8830	0
	03	2008	10.0000	10.2434	0

	04	2010	10.8630	11.1571	44,608
	04	2009	10.2403	10.8630	9,173
	04	2008	10.0000	10.2403	0

	05	2010	10.8564	11.1447	0
	05	2009	10.2392	10.8564	0
	05	2008	10.0000	10.2392	0

	06	2010	10.8365	11.1071	0
	06	2009	10.2361	10.8365	0
	06	2008	10.0000	10.2361	0

SC BlackRock International Index Fund, Service Class	01	2010	10.0000	10.0302	0

	02	2010	10.0000	10.0292	0

	03	2010	10.0000	10.0289	0

	04	2010	10.0000	10.0282	0

	05	2010	10.0000	10.0279	0

	06	2010	10.0000	10.0272	0

SC BlackRock Large Cap Index Fund, Service Class	01	2010	8.6478	9.8997	34,097
	01	2009	7.2795	8.6478	34,182
	01	2008	11.7834	7.2795	4,469
	01	2007	12.7629	11.7834	4,140
	01	2006	10.8394	12.7629	3,768
	01	2005	11.1350	10.8394	191
	01	2004	10.0000	11.1350	3,094

	02	2010	8.5441	9.7612	4,374
	02	2009	7.2070	8.5441	4,420
	02	2008	11.6899	7.2070	15,898
	02	2007	12.6875	11.6899	18,391
	02	2006	10.7973	12.6875	20,489
	02	2005	11.1143	10.7973	8,616
	02	2004	10.0000	11.1143	2,441

	03	2010	8.5183	9.7268	0
	03	2009	7.1889	8.5183	306
	03	2008	11.6665	7.1889	320
	03	2007	12.6687	11.6665	834
	03	2006	10.7868	12.6687	836
	03	2005	11.1091	10.7868	322
	03	2004	10.0000	11.1091	4,190

	04	2010	8.4414	9.6242	3,621
	04	2009	7.1349	8.4414	1,690
	04	2008	11.5968	7.1349	1,690
	04	2007	12.6124	11.5968	5,221
	04	2006	10.7552	12.6124	10,212
	04	2005	11.0936	10.7552	19,786
	04	2004	10.0000	11.0936	26,543

	05	2010	8.4161	9.5905	0
	05	2009	7.1171	8.4161	0
	05	2008	11.5738	7.1171	0
	05	2007	12.5938	11.5738	0
	05	2006	10.7448	12.5938	0
	05	2005	11.0885	10.7448	0
	05	2004	10.0000	11.0885	0

	06	2010	8.3399	9.4891	0
	06	2009	7.0635	8.3399	0
	06	2008	11.5044	7.0635	0
	06	2007	12.5377	11.5044	6,217
	06	2006	10.7133	12.5377	6,217
	06	2005	11.0729	10.7133	6,217
	06	2004	10.0000	11.0729	6,217

SC BlackRock Small Cap Index Fund, Service Class	01	2010	8.0019	9.7596	101,440
	01	2009	5.9638	8.0019	179,878
	01	2008	9.8081	5.9638	163,160
	01	2007	10.0000	9.8081	79,804

	02	2010	7.9559	9.6838	22,993
	02	2009	5.9416	7.9559	37,885
	02	2008	9.7917	5.9416	36,605
	02	2007	10.0000	9.7917	19,469

	03	2010	7.9444	9.6649	0
	03	2009	5.9360	7.9444	106
	03	2008	9.7875	5.9360	140
	03	2007	10.0000	9.7875	0

	04	2010	7.9100	9.6083	4,853
	04	2009	5.9194	7.9100	4,241
	04	2008	9.7752	5.9194	59,914
	04	2007	10.0000	9.7752	47,875

	05	2010	7.8987	9.5896	0
	05	2009	5.9139	7.8987	0
	05	2008	9.7711	5.9139	0
	05	2007	10.0000	9.7711	0

	06	2010	7.8644	9.5334	0
	06	2009	5.8973	7.8644	0
	06	2008	9.7587	5.8973	0
	06	2007	10.0000	9.7587	0

SC Columbia Small Cap Value Fund, Service Class	01	2010	11.9491	14.2520	122,386
	01	2009	9.3457	11.9491	42,473
	01	2008	10.0000	9.3457	736

	02	2010	11.9200	14.1883	3,998
	02	2009	9.3419	11.9200	4,609
	02	2008	10.0000	9.3419	620

	03	2010	11.9127	14.1724	0
	03	2009	9.3410	11.9127	0
	03	2008	10.0000	9.3410	0

	04	2010	11.8908	14.1248	994
	04	2009	9.3381	11.8908	0
	04	2008	10.0000	9.3381	0

	05	2010	11.8836	14.1090	0
	05	2009	9.3372	11.8836	0
	05	2008	10.0000	9.3372	0

	06	2010	11.8617	14.0615	0
	06	2009	9.3343	11.8617	0
	06	2008	10.0000	9.3343	0

SC Davis Venture Value Fund, Service Class	01	2010	8.1768	9.0569	390,852
	01	2009	6.4472	8.1768	499,473
	01	2008	10.5668	6.4472	175,725
	01	2007	10.0000	10.5668	41,466

	02	2010	8.1298	8.9866	150,415
	02	2009	6.4232	8.1298	160,856
	02	2008	10.5491	6.4232	76,518
	02	2007	10.0000	10.5491	21,446

	03	2010	8.1181	8.9690	0
	03	2009	6.4172	8.1181	0
	03	2008	10.5446	6.4172	0
	03	2007	10.0000	10.5446	0

	04	2010	8.0829	8.9165	24,419
	04	2009	6.3992	8.0829	16,858
	04	2008	10.5313	6.3992	5,367
	04	2007	10.0000	10.5313	0

	05	2010	8.0713	8.8992	0
	05	2009	6.3932	8.0713	0
	05	2008	10.5269	6.3932	0
	05	2007	10.0000	10.5269	0

	06	2010	8.0363	8.8470	0
	06	2009	6.3753	8.0363	0
	06	2008	10.5136	6.3753	0
	06	2007	10.0000	10.5136	0

SC Goldman Sachs Mid Cap Value Fund, Initial Class	01	2010	8.7029	10.4482	33,664
	01	2009	7.0442	8.7029	43,156
	01	2008	10.0000	7.0442	0

	02	2010	8.6708	10.3885	61,281
	02	2009	7.0326	8.6708	74,862
	02	2008	10.0000	7.0326	0

	03	2010	8.6628	10.3736	0
	03	2009	7.0296	8.6628	0
	03	2008	10.0000	7.0296	0

	04	2010	8.6387	10.3290	21,927
	04	2009	7.0209	8.6387	30,291
	04	2008	10.0000	7.0209	0

	05	2010	8.6308	10.3142	1,938
	05	2009	7.0180	8.6308	1,938
	05	2008	10.0000	7.0180	0

	06	2010	8.6068	10.2698	3,779
	06	2009	7.0092	8.6068	3,779
	06	2008	10.0000	7.0092	0

	01	2010	8.6648	10.3591	55,319
	01	2009	7.0302	8.6648	123,901
	01	2008	10.0000	7.0302	28,239

	02	2010	8.6329	10.2999	27,675
	02	2009	7.0186	8.6329	24,942
	02	2008	10.0000	7.0186	0

	03	2010	8.6249	10.2851	0
	03	2009	7.0157	8.6249	0
	03	2008	10.0000	7.0157	0

	04	2010	8.6009	10.2408	6,057
	04	2009	7.0069	8.6009	7,177
	04	2008	10.0000	7.0069	0

	05	2010	8.5930	10.2262	0
	05	2009	7.0040	8.5930	0
	05	2008	10.0000	7.0040	0

	06	2010	8.5691	10.1821	0
	06	2009	6.9953	8.5691	0
	06	2008	10.0000	6.9953	0

SC Goldman Sachs Short Duration Fund, Initial Class	01	2010	10.3730	10.4429	414,357
	01	2009	10.1681	10.3730	508,390
	01	2008	10.0000	10.1681	23,084

	02	2010	10.3349	10.3833	285,573
	02	2009	10.1513	10.3349	363,639
	02	2008	10.0000	10.1513	1,787

	03	2010	10.3253	10.3683	29
	03	2009	10.1471	10.3253	218
	03	2008	10.0000	10.1471	186

	04	2010	10.2967	10.3238	49,830
	04	2009	10.1345	10.2967	56,460
	04	2008	10.0000	10.1345	1,591

	05	2010	10.2872	10.3091	0
	05	2009	10.1303	10.2872	0
	05	2008	10.0000	10.1303	0

	06	2010	10.2586	10.2646	2,439
	06	2009	10.1177	10.2586	3,257
	06	2008	10.0000	10.1177	0

	01	2010	10.3263	10.3698	552,406
	01	2009	10.1476	10.3263	368,615
	01	2008	10.0000	10.1476	209,813

	02	2010	10.2882	10.3106	339,493
	02	2009	10.1308	10.2882	64,093
	02	2008	10.0000	10.1308	51,000

	03	2010	10.2787	10.2958	0
	03	2009	10.1266	10.2787	0
	03	2008	10.0000	10.1266	0

	04	2010	10.2502	10.2516	46,403
	04	2009	10.1140	10.2502	22,971
	04	2008	10.0000	10.1140	6,707

	05	2010	10.2408	10.2370	0
	05	2009	10.1099	10.2408	0
	05	2008	10.0000	10.1099	0

	06	2010	10.2124	10.1928	0
	06	2009	10.0973	10.2124	0
	06	2008	10.0000	10.0973	0

SC Ibbotson Balanced Fund, Service Class	01	2010	12.2621	13.4790	2,877,123
	01	2009	10.0886	12.2621	1,271,920
	01	2008	10.0000	10.0886	99,580

	02	2010	12.2323	13.4188	273,582
	02	2009	10.0846	12.2323	289,144
	02	2008	10.0000	10.0846	19,285

	03	2010	12.2248	13.4038	7,565
	03	2009	10.0836	12.2248	7,621
	03	2008	10.0000	10.0836	0

	04	2010	12.2024	13.3587	241,575
	04	2009	10.0805	12.2024	61,087
	04	2008	10.0000	10.0805	0

	05	2010	12.1950	13.3438	0
	05	2009	10.0795	12.1950	0
	05	2008	10.0000	10.0795	0

	06	2010	12.1726	13.2989	0
	06	2009	10.0764	12.1726	0
	06	2008	10.0000	10.0764	0

SC Ibbotson Conservative Fund, Service Class	01	2010	11.5910	12.4928	1,390,152
	01	2009	9.8907	11.5910	940,671
	01	2008	10.0000	9.8907	96,494

	02	2010	11.5627	12.4371	222,941
	02	2009	9.8868	11.5627	235,421
	02	2008	10.0000	9.8868	14,974

	03	2010	11.5557	12.4231	0
	03	2009	9.8858	11.5557	0
	03	2008	10.0000	9.8858	0

	04	2010	11.5345	12.3814	187,585
	04	2009	9.8828	11.5345	35,403
	04	2008	10.0000	9.8828	1,829

	05	2010	11.5275	12.3676	0
	05	2009	9.8818	11.5275	0
	05	2008	10.0000	9.8818	0

	06	2010	11.5063	12.3259	0
	06	2009	9.8788	11.5063	0
	06	2008	10.0000	9.8788	1,555

SC Ibbotson Growth Fund, Service Class	01	2010	12.7188	14.2050	895,171
	01	2009	10.2078	12.7188	669,511
	01	2008	10.0000	10.2078	255,408

	02	2010	12.6878	14.1416	317,279
	02	2009	10.2037	12.6878	305,995
	02	2008	10.0000	10.2037	0

	03	2010	12.6800	14.1257	0
	03	2009	10.2027	12.6800	0
	03	2008	10.0000	10.2027	0

	04	2010	12.6568	14.0782	35,878
	04	2009	10.1996	12.6568	33,217
	04	2008	10.0000	10.1996	0

	05	2010	12.6491	14.0625	0
	05	2009	10.1985	12.6491	0
	05	2008	10.0000	10.1985	0

	06	2010	12.6258	14.0152	0
	06	2009	10.1955	12.6258	0
	06	2008	10.0000	10.1955	0

SC Invesco Small Cap Growth Fund, Service Class	01	2010	11.6449	14.4075	90,088
	01	2009	9.0163	11.6449	11,864
	01	2008	10.0000	9.0163	0

	02	2010	11.6165	14.3432	1,169
	02	2009	9.0126	11.6165	1,336
	02	2008	10.0000	9.0126	641

	03	2010	11.6094	14.3271	0
	03	2009	9.0117	11.6094	0
	03	2008	10.0000	9.0117	0

	04	2010	11.5881	14.2789	21,206
	04	2009	9.0090	11.5881	20,902
	04	2008	10.0000	9.0090	0

	05	2010	11.5810	14.2630	0
	05	2009	9.0081	11.5810	0
	05	2008	10.0000	9.0081	0

	06	2010	11.5598	14.2149	0
	06	2009	9.0053	11.5598	0
	06	2008	10.0000	9.0053	0

SC Lord Abbett Growth & Income Fund, Initial Class	01	2010	8.3985	9.6748	202,881
	01	2009	7.2499	8.3985	257,564
	01	2008	10.0000	7.2499	0

	02	2010	8.3675	9.6195	183,084
	02	2009	7.2379	8.3675	236,264
	02	2008	10.0000	7.2379	326

	03	2010	8.3598	9.6057	0
	03	2009	7.2349	8.3598	0
	03	2008	10.0000	7.2349	0

	04	2010	8.3366	9.5644	57,933
	04	2009	7.2259	8.3366	65,270
	04	2008	10.0000	7.2259	1,728

	05	2010	8.3289	9.5507	0
	05	2009	7.2229	8.3289	0
	05	2008	10.0000	7.2229	0

	06	2010	8.3057	9.5095	4,982
	06	2009	7.2139	8.3057	6,917
	06	2008	10.0000	7.2139	0

SC Lord Abbett Growth & Income Fund, Service Class	01	2010	8.3507	9.5994	39,580
	01	2009	7.2355	8.3507	23,488
	01	2008	10.0000	7.2355	1,456

	02	2010	8.3199	9.5445	1,384
	02	2009	7.2235	8.3199	2,125
	02	2008	10.0000	7.2235	0

	03	2010	8.3122	9.5308	0
	03	2009	7.2205	8.3122	0
	03	2008	10.0000	7.2205	0

	04	2010	8.2891	9.4898	1,734
	04	2009	7.2115	8.2891	0
	04	2008	10.0000	7.2115	0

	05	2010	8.2815	9.4763	0
	05	2009	7.2085	8.2815	0
	05	2008	10.0000	7.2085	0

	06	2010	8.2584	9.4354	0
	06	2009	7.1995	8.2584	0
	06	2008	10.0000	7.1995	0

SC PIMCO High Yield Fund, Service Class	01	2010	10.9119	12.0592	88,718
	01	2009	8.5105	10.9119	109,786
	01	2008	10.0000	8.5105	42,538

	02	2010	10.8717	11.9904	20,648
	02	2009	8.4964	10.8717	22,600
	02	2008	10.0000	8.4964	6,200

	03	2010	10.8617	11.9732	0
	03	2009	8.4929	10.8617	0
	03	2008	10.0000	8.4929	0

	04	2010	10.8316	11.9217	152,704
	04	2009	8.4823	10.8316	154,507
	04	2008	10.0000	8.4823	115,253

	05	2010	10.8216	11.9047	0
	05	2009	8.4788	10.8216	0
	05	2008	10.0000	8.4788	0

	06	2010	10.7916	11.8535	0
	06	2009	8.4683	10.7916	0
	06	2008	10.0000	8.4683	0

SC PIMCO Total Return Fund, Service Class	01	2010	11.2917	11.9072	1,317,313
	01	2009	10.5745	11.2917	1,103,813
	01	2008	10.0000	10.5745	72,271

	02	2010	11.2642	11.8541	363,746
	02	2009	10.5703	11.2642	350,115
	02	2008	10.0000	10.5703	14,328

	03	2010	11.2573	11.8408	0
	03	2009	10.5692	11.2573	0
	03	2008	10.0000	10.5692	0

	04	2010	11.2366	11.8010	155,380
	04	2009	10.5660	11.2366	104,758
	04	2008	10.0000	10.5660	62,171

	05	2010	11.2298	11.7878	0
	05	2009	10.5650	11.2298	0
	05	2008	10.0000	10.5650	0

	06	2010	11.2092	11.7481	0
	06	2009	10.5618	11.2092	0
	06	2008	10.0000	10.5618	0

SC WMC Blue Chip Mid Cap Fund, Service Class	01	2010	9.5399	11.5146	37,919
	01	2009	7.4677	9.5399	47,012
	01	2008	10.0000	7.4677	49,597

	02	2010	9.5047	11.4488	12,588
	02	2009	7.4554	9.5047	22,718
	02	2008	10.0000	7.4554	23,872

	03	2010	9.4959	11.4323	0
	03	2009	7.4523	9.4959	123
	03	2008	10.0000	7.4523	154

	04	2010	9.4695	11.3832	2,282
	04	2009	7.4430	9.4695	948
	04	2008	10.0000	7.4430	1,603

	05	2010	9.4608	11.3670	0
	05	2009	7.4399	9.4608	0
	05	2008	10.0000	7.4399	0

	06	2010	9.4345	11.3179	0
	06	2009	7.4306	9.4345	0
	06	2008	10.0000	7.4306	0

SC WMC Large Cap Growth Fund, Service Class	01	2010	7.6401	8.9520	3,201
	01	2009	5.6698	7.6401	5,746
	01	2008	10.3562	5.6698	1,787
	01	2007	9.8671	10.3562	1,787
	01	2006	10.0000	9.8671	0

	02	2010	7.5831	8.8672	0
	02	2009	5.6390	7.5831	2,305
	02	2008	10.3210	5.6390	2,305
	02	2007	9.8538	10.3210	3,111
	02	2006	10.0000	9.8538	2,305

	03	2010	7.5689	8.8461	0
	03	2009	5.6313	7.5689	0
	03	2008	10.3122	5.6313	0
	03	2007	9.8504	10.3122	0
	03	2006	10.0000	9.8504	0

	04	2010	7.5264	8.7829	4,151
	04	2009	5.6082	7.5264	988
	04	2008	10.2859	5.6082	0
	04	2007	9.8404	10.2859	1,221
	04	2006	10.0000	9.8404	0

	05	2010	7.5124	8.7621	0
	05	2009	5.6006	7.5124	0
	05	2008	10.2772	5.6006	0
	05	2007	9.8371	10.2772	0
	05	2006	10.0000	9.8371	0

	06	2010	7.4701	8.6994	0
	06	2009	5.5777	7.4701	0
	06	2008	10.2509	5.5777	0
	06	2007	9.8271	10.2509	0
	06	2006	10.0000	9.8271	0

Sun Capital Global Real Estate Fund, Service Class	01	2010	10.7138	12.1056	88,208
	01	2009	8.3953	10.7138	93,794
	01	2008	15.4994	8.3953	110,015
	01	2007	18.1956	15.4994	83,206
	01	2006	13.3501	18.1956	56,499
	01	2005	12.4174	13.3501	57,102
	01	2004	10.0000	12.4174	41,983

	02	2010	10.5854	11.9363	49,994
	02	2009	8.3116	10.5854	58,921
	02	2008	15.3764	8.3116	75,393
	02	2007	18.0883	15.3764	74,294
	02	2006	13.2983	18.0883	88,370
	02	2005	12.3943	13.2983	65,931
	02	2004	10.0000	12.3943	58,030

	03	2010	10.5535	11.8941	0
	03	2009	8.2907	10.5535	47
	03	2008	15.3457	8.2907	60
	03	2007	18.0614	15.3457	0
	03	2006	13.2853	18.0614	0
	03	2005	12.3885	13.2853	0
	03	2004	10.0000	12.3885	33

	04	2010	10.4581	11.7687	9,431
	04	2009	8.2284	10.4581	9,034
	04	2008	15.2540	8.2284	66,120
	04	2007	17.9812	15.2540	121,955
	04	2006	13.2465	17.9812	93,981
	04	2005	12.3712	13.2465	99,163
	04	2004	10.0000	12.3712	42,805

	05	2010	10.4267	11.7274	0
	05	2009	8.2079	10.4267	0
	05	2008	15.2238	8.2079	0
	05	2007	17.9547	15.2238	0
	05	2006	13.2337	17.9547	0
	05	2005	12.3655	13.2337	0
	05	2004	10.0000	12.3655	0

	06	2010	10.3324	11.6034	139
	06	2009	8.1461	10.3324	142
	06	2008	15.1326	8.1461	2,748
	06	2007	17.8748	15.1326	16,075
	06	2006	13.1949	17.8748	7,400
	06	2005	12.3482	13.1949	4,985
	06	2004	10.0000	12.3482	2,277

Sun Capital Investment Grade Bond, Service Class	01	2010	11.0623	11.6905	573,144
	01	2009	9.3298	11.0623	260,922
	01	2008	10.8715	9.3298	96,453
	01	2007	10.6853	10.8715	57,301
	01	2006	10.3379	10.6853	12,186
	01	2005	10.3369	10.3379	76,423
	01	2004	10.0000	10.3369	6,304

	02	2010	10.9299	11.5270	29,377
	02	2009	9.2368	10.9299	26,277
	02	2008	10.7852	9.2368	34,503
	02	2007	10.6222	10.7852	45,264
	02	2006	10.2978	10.6222	36,412
	02	2005	10.3177	10.2978	41,786
	02	2004	10.0000	10.3177	9,756

	03	2010	10.8969	11.4863	775
	03	2009	9.2137	10.8969	269
	03	2008	10.7637	9.2137	0
	03	2007	10.6065	10.7637	0
	03	2006	10.2877	10.6065	0
	03	2005	10.3129	10.2877	0
	03	2004	10.0000	10.3129	0

	04	2010	10.7985	11.3652	44,081
	04	2009	9.1445	10.7985	30,426
	04	2008	10.6993	9.1445	10,664
	04	2007	10.5593	10.6993	9,509
	04	2006	10.2576	10.5593	9,479
	04	2005	10.2985	10.2576	1,158
	04	2004	10.0000	10.2985	0

	05	2010	10.7662	11.3254	0
	05	2009	9.1217	10.7662	0
	05	2008	10.6781	9.1217	0
	05	2007	10.5437	10.6781	0
	05	2006	10.2477	10.5437	0
	05	2005	10.2938	10.2477	0
	05	2004	10.0000	10.2938	0

	06	2010	10.6687	11.2057	0
	06	2009	9.0531	10.6687	0
	06	2008	10.6141	9.0531	0
	06	2007	10.4967	10.6141	0
	06	2006	10.2177	10.4967	0
	06	2005	10.2793	10.2177	0
	06	2004	10.0000	10.2793	0

Sun Capital Money Market Fund, Service Class	01	2010	9.8257	9.6586	1,569,892
	01	2009	9.9941	9.8257	990,461
	01	2008	10.0000	9.9941	558,343

	02	2010	9.7895	9.6035	74,580
	02	2009	9.9776	9.7895	365,976
	02	2008	10.0000	9.9776	53,755

	03	2010	9.7804	9.5897	0
	03	2009	9.9734	9.7804	0
	03	2008	10.0000	9.9734	0

	04	2010	9.7533	9.5485	23,933
	04	2009	9.9610	9.7533	12,307
	04	2008	10.0000	9.9610	14,152

	05	2010	9.7444	9.5349	0
	05	2009	9.9569	9.7444	0
	05	2008	10.0000	9.9569	0

	06	2010	9.7173	9.4938	4,488
	06	2009	9.9446	9.7173	0
	06	2008	10.0000	9.9446	54,131

Templeton Developing Markets Securities Fund, Class 2	01	2010	14.0866	16.2827	27,586
	01	2009	8.3029	14.0866	37,691
	01	2008	17.8610	8.3029	51,998
	01	2007	14.1098	17.8610	51,055
	01	2006	11.2055	14.1098	9,072
	01	2005	10.0000	11.2055	0

	02	2010	13.9675	16.1122	8,298
	02	2009	8.2494	13.9675	7,967
	02	2008	17.7824	8.2494	7,195
	02	2007	14.0765	17.7824	11,094
	02	2006	11.2018	14.0765	4,982
	02	2005	10.0000	11.2018	1,791

	03	2010	13.9377	16.0696	0
	03	2009	8.2360	13.9377	0
	03	2008	17.7627	8.2360	0
	03	2007	14.0682	17.7627	4,664
	03	2006	11.2009	14.0682	4,674
	03	2005	10.0000	11.2009	3,826

	04	2010	13.8489	15.9428	45,585
	04	2009	8.1961	13.8489	53,173
	04	2008	17.7038	8.1961	91,838
	04	2007	14.0432	17.7038	22,434
	04	2006	11.1980	14.0432	7,634
	04	2005	10.0000	11.1980	0

	05	2010	13.8196	15.9010	0
	05	2009	8.1829	13.8196	0
	05	2008	17.6843	8.1829	0
	05	2007	14.0349	17.6843	0
	05	2006	11.1971	14.0349	0
	05	2005	10.0000	11.1971	0

	06	2010	13.7313	15.7752	6,217
	06	2009	8.1431	13.7313	6,651
	06	2008	17.6256	8.1431	6,717
	06	2007	14.0099	17.6256	1,668
	06	2006	11.1943	14.0099	1,668
	06	2005	10.0000	11.1943	0

Templeton Foreign Securities Fund, Class 2	01	2010	16.8644	17.9717	53,175
	01	2009	12.5188	16.8644	61,437
	01	2008	21.3617	12.5188	95,229
	01	2007	18.8234	21.3617	124,663
	01	2006	15.7667	18.8234	130,499
	01	2005	14.5582	15.7667	139,751
	01	2004	10.0000	14.5582	100,504

	02	2010	16.6118	17.6664	121,770
	02	2009	12.3564	16.6118	151,011
	02	2008	21.1278	12.3564	207,800
	02	2007	18.6555	21.1278	254,740
	02	2006	15.6578	18.6555	302,793
	02	2005	14.4870	15.6578	281,734
	02	2004	10.0000	14.4870	146,239

	03	2010	16.5490	17.5907	0
	03	2009	12.3159	16.5490	282
	03	2008	21.0695	12.3159	294
	03	2007	18.6135	21.0695	2,920
	03	2006	15.6306	18.6135	2,955
	03	2005	14.4692	15.6306	1,294
	03	2004	10.0000	14.4692	2,543

	04	2010	16.3621	17.3654	23,504
	04	2009	12.1955	16.3621	31,630
	04	2008	20.8956	12.1955	36,315
	04	2007	18.4884	20.8956	124,000
	04	2006	15.5493	18.4884	114,159
	04	2005	14.4159	15.5493	80,483
	04	2004	10.0000	14.4159	40,074

	05	2010	16.3006	17.2914	2,313
	05	2009	12.1559	16.3006	3,636
	05	2008	20.8383	12.1559	3,636
	05	2007	18.4472	20.8383	3,637
	05	2006	15.5224	18.4472	3,637
	05	2005	14.3983	15.5224	4,674
	05	2004	10.0000	14.3983	4,674

	06	2010	16.1160	17.0694	1,548
	06	2009	12.0367	16.1160	1,541
	06	2008	20.6659	12.0367	1,720
	06	2007	18.3228	20.6659	12,798
	06	2006	15.4414	18.3228	5,611
	06	2005	14.3451	15.4414	2,678
	06	2004	10.0000	14.3451	4,241

Templeton Growth Securities Fund, Class 2	01	2010	14.7685	15.5910	38,245
	01	2009	11.4596	14.7685	59,175
	01	2008	20.2138	11.4596	73,961
	01	2007	20.0936	20.2138	91,180
	01	2006	16.7805	20.0936	30,149
	01	2005	15.6800	16.7805	19,544
	01	2004	10.0000	15.6800	3,162

	02	2010	14.5518	15.3311	12,544
	02	2009	11.3144	14.5518	14,617
	02	2008	19.9987	11.3144	19,796
	02	2007	19.9206	19.9987	27,608
	02	2006	16.6698	19.9206	39,078
	02	2005	15.6082	16.6698	35,232
	02	2004	10.0000	15.6082	10,287

	03	2010	14.4979	15.2665	0
	03	2009	11.2783	14.4979	0
	03	2008	19.9451	11.2783	0
	03	2007	19.8774	19.9451	0
	03	2006	16.6421	19.8774	0
	03	2005	15.5903	16.6421	0
	03	2004	10.0000	15.5903	0

	04	2010	14.3375	15.0745	8,892
	04	2009	11.1706	14.3375	19,660
	04	2008	19.7851	11.1706	21,037
	04	2007	19.7484	19.7851	20,767
	04	2006	16.5594	19.7484	20,633
	04	2005	15.5365	16.5594	20,829
	04	2004	10.0000	15.5365	17,018

	05	2010	14.2848	15.0114	0
	05	2009	11.1352	14.2848	0
	05	2008	19.7325	11.1352	0
	05	2007	19.7059	19.7325	0
	05	2006	16.5321	19.7059	0
	05	2005	15.5188	16.5321	0
	05	2004	10.0000	15.5188	0

	06	2010	14.1264	14.8222	2,402
	06	2009	11.0287	14.1264	3,665
	06	2008	19.5739	11.0287	3,917
	06	2007	19.5777	19.5739	3,917
	06	2006	16.4498	19.5777	3,918
	06	2005	15.4651	16.4498	3,918
	06	2004	10.0000	15.4651	3,919

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 29, 2011 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7216.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Access
Sun Life of Canada (U.S.) Variable Account F.

Name:

Address:

City:	State:	Zip Code:

Telephone: